                                                               No. 333 -- 115450

        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 2004


                       ==================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                             Amendment No. 1 to
                                    FORM S-11


                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              --------------------

                         PERMANENT FINANCING (NO. 5) PLC
            (Exact name of Registrant 1 as specified in its charter)
   BLACKWELL HOUSE, GUILDHALL YARD, LONDON EC2V 5AE, UNITED KINGDOM, (+44) 020
                                    7556 0972
  (Address and telephone number of Registrant 1's principal executive offices)
                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8600

      (Name, address and phone number of Registrant 1's agent for service)
                        PERMANENT FUNDING (NO. 1) LIMITED
            (Exact name of Registrant 2 as specified in its charter)
   BLACKWELL HOUSE, GUILDHALL YARD, LONDON EC2V 5AE, UNITED KINGDOM, (+44) 020
                                    7556 0972
  (Address and telephone number of Registrant 2's principal executive offices)
                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8600

      (Name, address and phone number of Registrant 2's agent for service)
                       PERMANENT MORTGAGES TRUSTEE LIMITED
            (Exact name of Registrant 3 as specified in its charter)
          47 ESPLANADE, ST. HELIER, JERSEY JE1 0BD, (+44) 01534 510 924
  (Address and telephone number of Registrant 3's principal executive offices)
                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8600

      (Name, address and phone number of Registrant 3's agent for service)
                              --------------------
                                   Copies to:

David Balai                      Christopher Bernard, Esq.         Robert Torch, Esq.
HBOS Treasury Services plc       Allen & Overy LLP                 Sidley Austin Brown & Wood
33 Old Broad Street              One New Change                    Woolgate Exchange, 25 Basinghall Street
London EC2N 1HZ, United Kingdom  London EC4M 9QQ, United Kingdom   London EC2V 5HA, United Kingdom

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[open_box]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[open_box]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[open_box]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[open_box]

                       ==================================

                         CALCULATION OF REGISTRATION FEE


                                                                PROPOSED             PROPOSED
                                                                 MAXIMUM              MAXIMUM             AMOUNT OF
TITLE OF SECURITIES                        AMOUNT BEING   OFFERING PRICE            AGGREGATE          REGISTRATION
 BEING REGISTERED                            REGISTERED      PER UNIT(1)    OFFERING PRICE(1)               FEE (3)
---------------------                   ---------------   --------------      ---------------          ------------
$[750,000,000] series 1 class A          $[750,000,000]              100%      $[750,000,000]          $[95,025.00]
  floating rate notes due [2005]
$[32,500,000] series 1 class B            $[32,500,000]              100%       $[32,500,000]           $[4,117.75]
  floating rate notes due 2042
$[27,000,000] series 1 class C            $[27,000,000]              100%       $[27,000,000]           $[3,420.90]
  floating rate notes due 2042
$[1,000,000,000] series 2 class A      $[1,000,000,000]              100%    $[1,000,000,000]         $[126,700.00]
  floating rate notes due [2027]
$[44,000,000] series 2 class B            $[44,000,000]              100%       $[44,000,000]           $[5,574.80]
  floating rate notes due 2042
$[0] series 2 class M floating rate                $[0]              100%                $[0]                  $[0]
  notes due 2042
$[36,000,000] series 2 class C            $[36,000,000]              100%       $[36,000,000]           $[4,561.20]
  floating rate notes due 2042
$[750,000,000] series 3 class A          $[750,000,000]              100%      $[750,000,000]          $[95,025.00]
  floating rate notes due [2034]
$[32,500,000] series 3 class B            $[32,500,000]              100%       $[32,500,000]           $[4,117.75]
  floating rate notes due 2042
$[0] series 3 class M floating rate                $[0]              100%                $[0]                  $[0]
  notes due 2042
$[27,000,000] series 3 class C            $[27,000,000]              100%       $[27,000,000]           $[3,420.90]
  floating rate notes due 2042
Series 1 term AAA advance (2)
Series 1 term AA advance (2)
Series 1 term BBB advance (2)
Series 2 term AAA advance (2)
Series 2 term AA advance (2)
Series 2 term A advance (2)
Series 2 term BBB advance (2)
Series 3 term AAA advance (2)
Series 3 term AA advance (2)
Series 3 term A advance (2)
Series 3 term BBB advance (2)
Funding interest in the mortgages
  trust (2)


----------

(1) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) These items are not being offered directly to investors. Permanent Mortgages Trustee Limited is the registrant for the Funding interest in the mortgages trust and is holding the Funding interest in the mortgages trust on behalf of Permanent Funding (No. 1) Limited. The Funding interest in the mortgages trust will be the primary source of payments on the term advances listed. Permanent Funding (No. 1) Limited is the registrant for those term advances and is issuing those term advances to Permanent Financing (No. 5) PLC. Those term advances will be the primary source of payments on the series 1 notes, the series 2 notes and the series 3 notes being registered hereby, respectively. Permanent Financing (No. 5) PLC is the registrant for the series 1 notes, the series 2 notes and the series 3 notes being registered hereby.



(3) The total registration fee is $[341,963.30] all of which was paid previously.


                           ---------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION AND AMENDMENT

                             PRELIMINARY PROSPECTUS

                         PERMANENT FINANCING (NO. 5) PLC
           (incorporated in England and Wales with limited liability, registered number 05114399)

                                   HALIFAX PLC
                        SELLER, SERVICER AND CASH MANAGER

                                                        PRINCIPAL AMOUNT
                                           PRICE TO     OF ISSUER NOTES
                                          PUBLIC PER    AND PROCEEDS TO        SCHEDULED          FINAL
    CLASS             INTEREST RATE       ISSUER NOTE   ISSUER PER CLASS   REDEMPTION DATES   MATURITY DATE
series 1 class A   *% margin below one-      100%       USD[750,000,000]     [June 2005]        [June 2005]
                     month USD-LIBOR
series 1 class B     *% margin above         100%       USD[32,250,000]          --              June 2042
                  three-month USD-LIBOR
series 1 class C     *% margin above         100%       USD[27,000,000]          --              June 2042
                  three-month USD-LIBOR
series 2 class A     *% margin above         100%      USD[1,000,000,000]  [December 2006,   [September 2027]
                  three-month USD-LIBOR                                      March 2007,
                                                                            June 2007 and
                                                                           September 2007]
series 2 class B     *% margin above         100%       USD[44,000,000]          --              June 2042
                  three-month USD-LIBOR
series 2 class M     *% margin above         100%           USD[0]               --              June 2042
                  three-month USD-LIBOR
series 2 class C     *% margin above         100%       USD[36,000,000]          --              June 2042
                  three-month USD-LIBOR
series 3 class A     *% margin above         100%       USD[750,000,000]     [March 2009]    [September 2034]
                  three-month USD-LIBOR                                     and [June 2009]
series 3 class B     *% margin above         100%       USD[32,500,000]          --              June 2042
                  three-month USD-LIBOR
series 3 class M     *% margin above         100%            USD[0]              --              June 2042
                  three-month USD-LIBOR
series 3 class C     *% margin above         100%       USD[27,000,000]          --              June 2042
                  three-month USD-LIBOR

     * The principal asset from which Permanent Financing (No. 5) PLC will make payments on the issuer notes is an intercompany loan to an affiliated company called Permanent Funding (No. 1) Limited.

     * The principal asset from which Permanent Funding (No. 1) Limited will make payments on the intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Permanent Mortgages Trustee Limited.

     * The residential mortgage loans were originated by Halifax plc and are secured over properties located in England, Wales and Scotland. The transaction documents are governed by English law (other than the issuer underwriting agreement, which is governed by New York law, the mortgages trustee corporate services agreement, which is governed by Jersey law, and the Scottish declarations of trust, which are governed by Scots law).

     * Permanent Holdings Limited, the parent of Permanent Financing (No. 5) PLC and Permanent Funding (No. 1) Limited, is also the parent of the previous issuers, Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4) PLC, which have issued the previous notes as referred to in this document. Among others, the issuer and the previous issuers will share the security granted by Permanent Funding (No. 1) Limited to secure its obligations to each of them under their respective intercompany loans.

     PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE * IN THIS PROSPECTUS.

     THE ISSUER NOTES OFFERED BY THIS PROSPECTUS WILL BE OBLIGATIONS OF THE ISSUER ONLY. THE ISSUER NOTES WILL NOT BE OBLIGATIONS OF HALIFAX PLC OR ANY OF ITS AFFILIATES OR ANY OF THE UNDERWRITERS.

     Application has been made to the UK Listing Authority for each class of issuer notes to be admitted to the official list maintained by the UK Listing Authority and to the London Stock Exchange plc (the LONDON STOCK EXCHANGE) for each class of issuer notes to be admitted to trading on the London Stock Exchange's market for listed securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ISSUER NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                    ARRANGER
                           HBOS TREASURY SERVICES PLC

     JOINT LEAD UNDERWRITERS FOR THE SERIES 1, SERIES 2 AND SERIES 3 CLASS A
                                  ISSUER NOTES

                       *              *               *

    JOINT LEAD UNDERWRITERS FOR THE SERIES 1, SERIES 2 AND SERIES 3 CLASS B,
                                   CLASS M AND

                             CLASS C ISSUER NOTES
        *
  CO-UNDERWRITER FOR THE SERIES 1, SERIES 2 AND SERIES 3 CLASS A ISSUER NOTES
                                        *
                  Preliminary Prospectus dated [* June], 2004

     Subject to conditions described further in this prospectus, Permanent Holdings Limited may establish new issuers which will issue new notes that are secured ultimately over the same property as the issuer notes and may rank equally or ahead of the notes issued by the issuer.

     A note is not a deposit and neither the issuer notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

     Currently, there is no public market for the issuer notes.

     We expect that delivery of the issuer notes offered by this prospectus will be made to investors in book-entry form through The Depository Trust Company on or about [* July, 2004].

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "RISK FACTORS", "THE LOANS", "THE SERVICER", "THE SERVICING AGREEMENT" and "MATURITY AND PREPAYMENT CONSIDERATIONS". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the issuer notes, Halifax plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest rate fluctuations; government, statutory, regulatory or administrative initiatives affecting Halifax plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "RISK FACTORS", and you are encouraged to carefully consider those factors prior to making an investment decision.

                               TABLE OF CONTENTS

DEFINED TERMS........................................................     *
SUMMARY OF PROSPECTUS................................................     *
RISK FACTORS.........................................................     *
US DOLLAR PRESENTATION...............................................     *
THE ISSUER...........................................................     *
USE OF PROCEEDS......................................................     *
HALIFAX PLC..........................................................     *
FUNDING 1............................................................     *
THE MORTGAGES TRUSTEE................................................     *
HOLDINGS.............................................................     *
PERMANENT PECOH LIMITED..............................................     *
THE ISSUER SWAP PROVIDERS............................................     *
THE FUNDING 1 LIQUIDITY FACILITY PROVIDER............................     *
DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND
THE PREVIOUS INTERCOMPANY LOANS......................................     *
THE LOANS............................................................     *
THE SERVICER.........................................................     *
THE SERVICING AGREEMENT..............................................     *
SALE OF THE LOANS AND THEIR RELATED SECURITY.........................     *
THE MORTGAGES TRUST..................................................     *
THE ISSUER INTERCOMPANY LOAN AGREEMENT...............................     *
SECURITY FOR FUNDING 1'S OBLIGATIONS.................................     *
SECURITY FOR THE ISSUER'S OBLIGATIONS................................     *
CASHFLOWS............................................................     *
CREDIT STRUCTURE.....................................................     *
THE SWAP AGREEMENTS..................................................     *
CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 1..............     *
CASH MANAGEMENT FOR THE ISSUER.......................................     *
DESCRIPTION OF THE ISSUER TRUST DEED.................................     *
THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES.........................     *
TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES.....................     *
RATINGS OF THE ISSUER NOTES..........................................     *
MATURITY AND PREPAYMENT CONSIDERATIONS...............................     *
MATERIAL LEGAL ASPECTS OF THE LOANS..................................     *
UNITED KINGDOM TAXATION..............................................     *
EU SAVINGS DIRECTIVE.................................................     *
UNITED STATES FEDERAL INCOME TAXATION................................     *
MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS.................     *
ERISA CONSIDERATIONS.................................................     *
ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES................     *
UNITED STATES LEGAL INVESTMENT CONSIDERATIONS........................     *
EXPERTS..............................................................     *
LEGAL MATTERS........................................................     *
UNDERWRITING.........................................................     *
REPORTS TO NOTEHOLDERS...............................................     *
WHERE INVESTORS CAN FIND MORE INFORMATION............................     *
MARKET-MAKING........................................................     *
AFFILIATIONS.........................................................     *
LISTING AND GENERAL INFORMATION......................................     *
GLOSSARY.............................................................     *

ANNEXE A: EXTRACT FROM REPORTS ON FORM 6-K...........................     *
INDEX OF APPENDICES..................................................     *
APPENDIX A: INDEPENDENT AUDITORS' REPORT FOR PERMANENT
            FINANCING (NO. 5) PLC....................................     *
APPENDIX B: FINANCIAL STATEMENTS OF PERMANENT
            FINANCING (NO. 5) PLC AND NOTES THERETO..................     *

APPENDIX C: INDEPENDENT AUDITORS' REPORT FOR PERMANENT
            FUNDING (NO. 1) LIMITED..................................     *
APPENDIX D: FINANCIAL STATEMENTS OF PERMANENT FUNDING (NO. 1)
            LIMITED AND NOTES THERETO................................     *

                                  DEFINED TERMS

     The principal and technical terms used in this prospectus have the meanings set forth in the glossary, unless otherwise defined where they appear in the text.

     References in this document to "WE" or "US" mean the issuer and references to "YOU" mean potential investors in the issuer notes.

     References in this prospectus to "GBP", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. References in this prospectus to "USUSD", "USD", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

     References to "EUR", "EURO" or "EURO" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

     As this transaction is connected, by virtue of its structure, with previous transactions and may be connected with future transactions, it is necessary in this prospectus to refer to some or all of these transactions. In respect of notes, term advances, intercompany loans or other terms derived from or related to them we use the word "PREVIOUS" when referring to the previous transactions, the word "ISSUER" when referring to the present transaction, the word "CURRENT" when referring to the previous transactions and the present transaction, the word "NEW" when referring to future transactions and "ANY" or "ALL" when referring to any or all of the current transactions and future transactions. For example, the "ISSUER NOTES" are the notes issued by Permanent Financing (No. 5) PLC, the "PREVIOUS NOTES" are the notes issued by each of Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4) PLC, the "CURRENT NOTES" are the notes issued by Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC, Permanent Financing (No. 4) PLC and Permanent Financing (No. 5) PLC, the "NEW NOTES" are notes which may be issued in future transactions and the "NOTES" are the previous notes, the issuer notes and any new notes.

                              SUMMARY OF PROSPECTUS

     The information in this section is a summary of the principal features of the issuer notes, including the loans and the issuer transaction documents that will generate the income for the issuer to make payments on the issuer notes. This summary does not contain all of the information that you should consider before investing in the issuer notes. You should read the entire prospectus carefully, especially the risks of investing in the issuer notes discussed under "RISK FACTORS".

OVERVIEW OF THE TRANSACTION

     The following is a brief overview of the transaction and is further illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER" (the numbers in the diagram refer to the numbered paragraphs in this section).

     (1) On 14th June, 2002 and on several subsequent dates, the seller sold the loans in the portfolio and their related security to the mortgages trustee pursuant to the mortgage sale agreement. These sales are further described in "SALE OF THE LOANS AND THEIR RELATED SECURITY". The loans are residential mortgage loans originated by Halifax plc and secured over residential properties located in England, Wales and Scotland.

     (2) The mortgages trustee holds the trust property on trust for the benefit of the seller and Funding 1 pursuant to a mortgages trust deed initially entered into on 13th June, 2002. On the closing date, the trust property will include the portfolio which will consist of the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security. The seller and Funding 1 each has a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

     (3) The mortgages trustee distributes interest on the loans to Funding 1 based on the share that Funding 1 has in the trust property expressed as a percentage (or if less, the amount that Funding 1 needs to meet its obligations to pay interest on the intercompany loans and other amounts on the date of distribution). The mortgages trustee distributes the remaining interest receipts on the loans to the seller. The mortgages trustee allocates losses on the loans to the seller and Funding 1 in accordance with the share that each of them has in the trust property, expressed as a percentage. These percentages may fluctuate as described in "THE MORTGAGES TRUST". The mortgages trustee allocates principal receipts on the loans between the seller and Funding 1 in amounts depending on whether Funding 1 is required to pay amounts on an intercompany loan on the next Funding 1 interest payment date or Funding 1 is accumulating cash to repay a bullet term advance or a scheduled amortisation instalment. See further "THE MORTGAGES TRUST".

     (4) Funding 1 will use the proceeds of the issuer intercompany loan on the closing date to pay the seller for an increase in the Funding 1 share of the trust property. Subsequently, on Funding 1 interest payment dates, if Funding 1 has any excess income remaining after paying all amounts that it is required to pay under the terms of the transaction, then, subject to applicable rules, that extra income will be allocated and distributed to the seller by the mortgages trustee.

     (5) Funding 1 will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuer under the issuer intercompany loan. Funding 1's obligations to the issuer under the issuer intercompany loan will be secured under the Funding 1 deed of charge by, among other things, Funding 1's share of the trust property.

     (6) The issuer's obligations to pay principal and interest on the issuer notes will be funded primarily from the payments of principal and interest received by it from Funding 1 under the issuer intercompany loan. The issuer's primary asset will be the issuer intercompany loan agreement. Neither the issuer nor the noteholders will have any direct interest in the trust property, although the issuer will have a shared security interest under the Funding 1 deed of charge in Funding 1's share of the trust property.

     (7) The issuer will sell the issuer notes to investors and then lend the proceeds to Funding 1 under the issuer intercompany loan agreement on the closing date.

     (8) These items and their function in the transaction structure are described later in this prospectus. They are included in the first diagram below so that investors can refer back to see where they fit into the structure.

                                    [Diagram]

DIAGRAM OF OWNERSHIP STRUCTURE

                                   [Diagram]

This diagram illustrates the ownership structure of the principal parties to the transaction, as follows:

     * Each of Funding 1, Funding 2, the issuer, the previous issuers and the post-enforcement call option holder is a wholly-owned subsidiary of Permanent Holdings Limited.

     * The entire issued share capital of Holdings is held on trust by a corporate services provider, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of The National Society for the Prevention of Cruelty to Children (registered charity number 216401) in the United Kingdom and for other charitable purposes selected at the discretion of the corporate services provider. The payments on your issuer notes will not be affected by this arrangement.

     * The entire issued share capital of the mortgages trustee (not shown in the diagram above) is held beneficially on trust by SFM Offshore Limited, a corporate services provider, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by the mortgages trustee, after payment of the costs and expenses of the mortgages trustee, will be paid for the benefit of charities and charitable purposes selected at the discretion of SFM Offshore Limited. The payments on your issuer notes will not be affected by this arrangement.

     * Halifax plc has no ownership interest in any of the entities in the diagrams above. This should ensure, among other things, that the ownership structure and its impact on investors are not linked to the credit of Halifax plc, and that Halifax plc has no obligation to support the transaction financially, although Halifax plc may still have a connection with the transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the mortgages trust).

     * The previous issuers are Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4) PLC, each of which is a wholly-owned subsidiary of Holdings. The previous issuers issued the previous notes to investors and loaned the proceeds to Funding 1 pursuant to separate intercompany loan agreements dated 14th June, 2002, 6th March, 2003, 25th
          November, 2003 and 12th March, 2004 respectively. See "- THE
          PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". The issuer notes offered pursuant to this prospectus rank behind, equally or ahead of the previous notes, as further described under "- THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". The issuer and the previous issuers will share in the security granted by Funding 1 for its respective obligations to them under their respective intercompany loans.

     * Holdings may establish new issuers that issue new notes that may rank behind, equally or ahead of the issuer notes, depending on the ratings of the new notes as described under "- THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". Any new issuer established after the closing date will be a wholly-owned subsidiary of Holdings.

     *    Holdings has established an additional entity, Permanent Funding (No.
          2) PLC ("FUNDING 2"), which may in the future issue new notes from time to time and use most of the proceeds to pay the seller for a direct interest in the trust property rather than lending the proceeds to Funding 1. Funding 2 is a wholly-owned subsidiary of Holdings.

     * In certain circumstances (including when new issuers are established or Funding 2 becomes a beneficiary of the mortgages trust), the security trustee will consent to modifications to be made to some of the issuer transaction documents. Your consent will not be obtained in relation to those modifications (see further "RISK FACTORS - THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS").

SUMMARY OF THE ISSUER NOTES

     In addition to the issuer notes offered by this prospectus, the issuer will also issue the series 4 issuer notes and the series 5 issuer notes. These additional issuer notes will be secured over the same property as the notes offered by this prospectus. These additional issuer notes have not been registered in the United States and are not being offered by this prospectus. However, the term "ISSUER NOTES" when used in this prospectus includes all of the series 1 issuer notes, series 2 issuer notes, series 3 issuer notes, series 4 issuer notes and series 5 issuer notes, some features of which are summarised in this section.

     Some series of issuer notes will be paid ahead of others, regardless of the ranking of the issuer notes. In particular, some payments on some series of class B issuer notes, class M issuer notes and class C issuer notes will be paid before some series of class A issuer notes, as described in "- THE ISSUER NOTES
- PAYMENT AND RANKING OF THE ISSUER NOTES".

                           SERIES OF ISSUER NOTES
                           ----------------------------------------------------------------
                           SERIES 1              SERIES 1              SERIES 1
                           CLASS A               CLASS B               CLASS C
                           ----------------------------------------------------------------
Principal amount:          USD[750,000,000]      USD[32,250,000]       USD[27,000,000]
Credit enhancement:        Subordination of the  Subordination of the  The reserve funds
                           class B issuer        class M issuer notes
                           notes, the class M    and the class C
                           issuer notes and the  issuer notes, and
                           class C issuer        the reserve funds
                           notes, and the
                           reserve funds
Interest rate:             One-month USD-        Three-month USD-      Three-month USD-
                           LIBOR - margin        LIBOR + margin        LIBOR + margin
Margin:                    *% p.a.               *% p.a.               *% p.a.
Until interest payment
date falling in:           N/A                   [June 2011]           [June 2011]
And thereafter:            N/A                   *% p.a.               *% p.a.
Scheduled
redemption date(s):        [June 2005]           N/A                   N/A
Interest accrual method:   Actual/360            Actual/360            Actual/360
Interest payment dates:    For the series 1 class A issuer notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 issuer notes, quarterly in arrear on the interest payment dates falling in March, June, September and December of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in [June
                           2005], interest and principal due and payable on the series 1 class A issuer notes will be payable quarterly in arrear on the interest payment dates falling in March, June, September and
                           December of each year.
First interest payment
date:                      [August 2004]         [September 2004]      [September 2004]
Final maturity date:       [June 2005]           June 2042             June 2042
Tax treatment:             Debt for United       Debt for United       Debt for United
                           States federal        States federal        States federal
                           income tax purposes,  income tax purposes,  income tax purposes,
                           subject to the        subject to the        subject to
                           considerations        considerations        the considerations
                           contained in "UNITED  contained in "UNITED  contained in "UNITED
                           STATES FEDERAL        STATES FEDERAL        STATES FEDERAL
                           INCOME TAXATION"      INCOME TAXATION"      INCOME TAXATION"
ERISA eligible:            Yes, subject to the   Yes, subject to the   Yes, subject to the
                           considerations in     considerations in     considerations in
                           "ERISA                "ERISA                "ERISA
                           CONSIDERATIONS"       CONSIDERATIONS"       CONSIDERATIONS"
Listing:                   UK Listing Authority  UK Listing Authority  UK Listing Authority
                           and London Stock      and London Stock      and London Stock
                           Exchange              Exchange              Exchange
ISIN:                      *                     *                     *
Common code:               *                     *                     *
CUSIP number:              *                     *                     *
Expected ratings
(S&P/Moody's/Fitch):       A-1+/P-1/F1+          AA/Aa3/AA             BBB/Baa2/BBB

                           SERIES OF ISSUER NOTES
                           --------------------------------------------------------------------------------------
                           SERIES 2              SERIES 2              SERIES 2              SERIES 2
                           CLASS A               CLASS B               CLASS M               CLASS C
                           --------------------  --------------------  --------------------  --------------------
Principal amount:          USD[1,000,000,000]    USD[44,000,000]       USD[0]                USD[36,000,000]
Credit enhancement:        Subordination of the  Subordination of the  Subordination of the  The reserve funds
                           class B issuer        class M issuer notes  class C issuer notes
                           notes, the class M    and the class C       and the reserve
                           issuer notes and the  issuer notes, and     funds
                           class C issuer        the reserve funds
                           notes, and the
                           reserve funds
Interest rate:             Three-month USD-      Three-month USD-      Three-month USD-      Three-month USD-
                           LIBOR + margin        LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                    *% p.a.               *% p.a.               *% p.a.               *% p.a.
Until interest payment
date falling in:           [June 2011]           [June 2011]           [June 2011]           [June 2011]
And thereafter:            *% p.a.               *% p.a.               *% p.a.               *% p.a.
Scheduled redemption
date(s):                   [December 2006,       N/A                   N/A                   N/A
                           March 2007, June
                           2007 and September
                           2007]
Interest accrual method:   Actual/360            Actual/360            Actual/360            Actual/360
Interest payment dates:    For the series 2 issuer notes, quarterly in arrear on the interest payment dates falling in March, June, September and December of each year.
First interest payment
date:                      [September 2004]      [September 2004]      [September 2004]      [September 2004]
Final maturity date:       [September 2027]      June 2042             June 2042             June 2042
Tax treatment:             Debt for United       Debt for United       Debt for United       Debt for United
                           States federal        States federal        States federal        States federal
                           income tax purposes,  income tax purposes,  income tax purposes,  income tax purposes,
                           subject to the        subject to the        subject to the        subject to the
                           considerations        considerations        considerations        considerations
                           contained in "UNITED  contained in "UNITED  contained in "UNITED  contained in "UNITED
                           STATES FEDERAL        STATES FEDERAL        STATES FEDERAL        STATES FEDERAL
                           INCOME TAXATION"      INCOME TAXATION"      INCOME TAXATION"      INCOME TAXATION"
ERISA eligible:            Yes, subject to the   Yes, subject to the   Yes, subject to the   Yes, subject to the
                           considerations in     considerations in     considerations in     considerations in
                           "ERISA                "ERISA                "ERISA                "ERISA
                           CONSIDERATIONS"       CONSIDERATIONS"       CONSIDERATIONS"       CONSIDERATIONS"
Listing:                   UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                           and London Stock      and London Stock      and London Stock      and London Stock
                           Exchange              Exchange              Exchange              Exchange
ISIN:                      *                     *                     *                     *
Common code:               *                     *                     *                     *
CUSIP number:              *                     *                     *                     *
Expected ratings
(S&P/Moody's/Fitch):       AAA/Aaa/AAA           AA/Aa3/AA             A/A2/A                BBB/Baa2/BBB

                           SERIES OF ISSUER NOTES
                           --------------------------------------------------------------------------------------
                           SERIES 3              SERIES 3              SERIES 3              SERIES 3
                           CLASS A               CLASS B               CLASS M               CLASS C
                           --------------------  --------------------  --------------------  --------------------
Principal amount:          USD[750,000,000]      USD[32,500,000]       USD[0]                USD[27,000,000]
Credit enhancement:        Subordination of the  Subordination of the  Subordination of the  The reserve funds
                           class B issuer        class M issuer notes  class C issuer notes
                           notes, the class M    and the class C       and the reserve funds
                           issuer notes and the  issuer notes, and
                           class C issuer notes, the reserve funds
                           and the reserve funds
Interest rate:             Three-month USD-      Three-month USD-      Three-month USD-      Three-month USD-
                           LIBOR + margin        LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                    *% p.a.               *% p.a.               *% p.a.               *% p.a.
Until interest payment
date falling in:           [June 2011]           [June 2011]           [June 2011]           [June 2011]
And thereafter:            *% p.a.               *% p.a.               *% p.a.               *% p.a.
Scheduled redemption
date(s):                   [March 2009] and      N/A                   N/A                   N/A
                           [June 2009]
Interest accrual method:   Actual/360            Actual/360            Actual/360            Actual/360
Interest payment dates:    For the series 3 issuer notes, quarterly in arrear on the interest payment dates falling in March, June, September and December of each year.
First interest payment
date:                      [September 2004]      [September 2004]      [September 2004]      [September 2004]
Final maturity date:       [September 2034]      June 2042             June 2042             June 2042
Tax treatment:             Debt for United       Debt for United       Debt for United       Debt for United
                           States federal        States federal        States federal        States federal
                           income tax purposes,  income tax purposes,  income tax purposes,  income tax purposes,
                           subject to the        subject to the        subject to the        subject to the
                           considerations        considerations        considerations        considerations
                           contained in "UNITED  contained in "UNITED  contained in "UNITED  contained in "UNITED
                           STATES FEDERAL        STATES FEDERAL        STATES FEDERAL        STATES FEDERAL
                           INCOME TAXATION"      INCOME TAXATION"      INCOME TAXATION"      INCOME TAXATION"
ERISA eligible:            Yes, subject to the   Yes, subject to the   Yes, subject to the   Yes, subject to the
                           considerations in     considerations in     considerations in     considerations in
                           "ERISA                "ERISA                "ERISA                "ERISA
                           CONSIDERATIONS"       CONSIDERATIONS"       CONSIDERATIONS"       CONSIDERATIONS"
Listing:                   UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                           and London Stock      and London Stock      and London Stock      and London Stock
                           Exchange              Exchange              Exchange              Exchange
ISIN:                      *                     *                     *                     *
Common code:               *                     *                     *                     *
CUSIP number:              *                     *                     *                     *
Expected ratings
(S&P/Moody's/Fitch):       AAA/Aaa/AAA           AA/Aa3/AA             A/A2/A                BBB/Baa2/BBB

                           SERIES OF ISSUER NOTES
                           ----------------------------------------------------------------
                           SERIES 4              SERIES 4              SERIES 4
                           CLASS A               CLASS B               CLASS C
                           --------------------  --------------------  --------------------
Principal amount:          EUR[1,000,000,000]    EUR[43,500,000]       EUR[36,000,000]
Credit enhancement:        Subordination of the  Subordination of the  The reserve funds
                           class B issuer        class M issuer notes
                           notes, the class M    and the class C
                           issuer notes and the  issuer notes, and
                           class C issuer        the reserve funds
                           notes, and the
                           reserve funds
Interest rate:             Three-month EURIBOR   Three-month EURIBOR   Three-month EURIBOR
                           + margin              + margin              + margin
Margin:                    *% p.a.               *% p.a.               *% p.a.
Until interest payment
date falling in:           [June 2011]           [June 2011]           [June 2011]
And thereafter:            *% p.a.               *% p.a.               *% p.a.
Scheduled redemption
date(s):                   [December 2009] and   N/A                   N/A
                           [March 2010]
Interest accrual method:   Actual/360            Actual/360            Actual/360
Interest payment dates:    For the series 4 issuer notes, quarterly in arrear on the
                           interest payment dates falling in March, June, September and
                           December of each year.
First interest payment
date:                      [September 2004]      [September 2004]      [September 2004]
Final maturity date:       [March 2042]          June 2042             June 2042
Tax treatment:             N/A (These issuer     N/A (These issuer     N/A (These issuer
                           notes are not being   notes are not being   notes are not being
                           offered or sold in    offered or sold in    offered or sold in
                           the United States)    the United States)    the United States)
ERISA eligible:            N/A (These issuer     N/A (These issuer     N/A (These issuer
                           notes are not being   notes are not being   notes are not being
                           offered or sold in    offered or sold in    offered or sold in
                           the United States)    the United States)    the United States)
Listing:                   UK Listing Authority  UK Listing Authority  UK Listing Authority
                           and London Stock      and London Stock      and London Stock
                           Exchange              Exchange              Exchange
ISIN:                      *                     *                     *
Common code:               *                     *                     *
CUSIP number:              *                     *                     *
Expected ratings
(S&P/Moody's/Fitch):       AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB

                          SERIES OF ISSUER NOTES
                          ---------------------------------------------------------------------------------------------------------
                          SERIES 5              SERIES 5              SERIES 5              SERIES 5              SERIES 5
                          CLASS A1              CLASS A2              CLASS B               CLASS M               CLASS C
                          --------------------  --------------------  --------------------  --------------------  -----------------
Principal amount:         EUR[750,000,000]      GBP[750,000,000]      GBP[47,000,000]       GBP[0]                GBP[39,000,000]
Credit enhancement:       Subordination of the  Subordination of the  Subordination of the  Subordination of the  The reserve funds
                          class B issuer        class B issuer        class M issuer notes  class C issuer notes
                          notes, the class M    notes, the class M    and the class C       and the reserve
                          issuer notes and the  issuer notes and the  issuer notes, and     funds
                          class C issuer        class C issuer        the reserve funds
                          notes, and the        notes, and the
                          reserve funds         reserve funds
Interest rate:            *% p.a.               Three-month Sterling  Three-month Sterling  Three-month Sterling  Three-month
                                                LIBOR + margin        LIBOR + margin        LIBOR + margin        Sterling LIBOR
                                                                                                                   + margin
Margin:                   *                     *% p.a.               *% p.a.               *% p.a.               *% p.a.
Until interest payment
date falling in:          [June 2011]           [June 2011]           [June 2011]           [June 2011]           [June 2011]
And thereafter:           Three-month           *% p.a.               *% p.a.               *% p.a.               *% p.a.
                          EURIBOR +*% p.a.
Scheduled redemption
date(s):                  N/A                   N/A                   N/A                   N/A                   N/A
Interest accrual method:  Actual/Actual (ISMA)  Actual/365            Actual/365            Actual/365            Actual/365
                          until the interest
                          payment date falling
                          in [June 2011], then
                          Actual/365
Interest payment dates:   For the series 5 class A1 issuer notes, annually in arrear on the interest payment date falling in March of each year and for the other series 5 issuer notes, quarterly in arrear on the interest payment dates falling in March, June, September and December of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date in [June 2011], interest and principal due and payable on the series 5 class A1 issuer notes will be payable quarterly in arrear on the interest payment dates falling in March, June, September and December of each year. After the interest payment date falling in [June 2011], interest and principal on the series 5 class A1 issuer notes will be payable quarterly in arrear on the interest payment dates falling in March, June, September and December of each year.
First interest payment
date:                     [June 2005]           [September 2004]      [September 2004]      [September 2004]      [September 2004]
Final maturity date:      June 2042             June 2042             June 2042             June 2042             June 2042
Tax treatment:            N/A (These issuer     N/A (These issuer     N/A (These issuer     N/A (These issuer     N/A (These issuer
                          notes are not being   notes are not being   notes are not being   notes are not being   notes are not
                          offered or sold in    offered or sold in    offered or sold in    offered or sold in    being offered or
                          the United States)    the United States)    the United States)    the United States)    sold in the
                                                                                                                   United States)
ERISA eligible:           N/A (These issuer     N/A (These issuer     N/A (These issuer     N/A (These issuer     N/A (These issuer
                          notes are not being   notes are not being   notes are not being   notes are not being   notes are not
                          offered or sold in    offered or sold in    offered or sold in    offered or sold in    being offered or
                          the United States)    the United States)    the United States)    the United States)    sold in the
                                                                                                                   United States)
Listing:                  UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing
                          and London Stock      and London Stock      and London Stock      and London Stock      Authority and
                          Exchange              Exchange              Exchange              Exchange              London Stock
                                                                                                                   Exchange
ISIN:                     *                     *                     *                     *                     *
Common code:              *                     *                     *                     *                     *
CUSIP number:             *                     *                     *                     *                     *
Expected ratings
(S&P/Moody's/Fitch):      AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             A/A2/A                BBB/Baa2/BBB

THE ISSUER

     Permanent Financing (No. 5) PLC is a public limited company incorporated in England and Wales. Its registered office is Blackwell House, Guildhall Yard, London EC2V 5AE. Its telephone number is (+44) (0)20 7556 0972.

     The issuer is a newly created special purpose company. The purpose of the issuer is to issue the issuer notes which represent its asset-backed obligations and to lend the equivalent net issue proceeds to Funding 1. The issuer will not engage in any activities that are unrelated to these purposes.

FUNDING 1

     Permanent Funding (No. 1) Limited is a private limited company incorporated in England and Wales. Its registered office is Blackwell House, Guildhall Yard, London EC2V 5AE. Its telephone number is (+44) (0)20 7556 0972.

     Funding 1 is a special purpose company. Funding 1 will borrow money from us pursuant to the terms of the issuer intercompany loan agreement. Funding 1 will use the money borrowed from us to pay part of the initial consideration payable to the seller for an increase in Funding 1's share of the trust property on the closing date. Together, Funding 1 and the seller will be beneficially entitled to all of the trust property. Funding 2 may also acquire a share of the trust property in the future.

THE MORTGAGES TRUSTEE

     Permanent Mortgages Trustee Limited is a private limited company incorporated in Jersey, Channel Islands. Its registered office is 47 Esplanade, St. Helier, Jersey, JE1 OBD, Channel Islands. Its telephone number is (+44) (0) 1534 510 924.

     The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to hold the trust property. The mortgages trustee holds the trust property on trust for the seller and Funding 1 and, if applicable, Funding 2, under the terms of the mortgages trust deed.

THE SELLER, THE SERVICER, THE CASH MANAGER AND THE ISSUER CASH MANAGER

     The seller is a bank incorporated in England and Wales as a public limited company. It is regulated by the Financial Services Authority. Its registered office is Trinity Road, Halifax, West Yorkshire HX1 2RG. Its telephone number is (+44) (0) 113 235 2176.

     The seller originated all of the loans in the portfolio according to the lending criteria applicable at the time of origination and has sold those loans to the mortgages trustee under the mortgage sale agreement.

     Although the loans have been sold to the mortgages trustee, the seller continues to perform administration and servicing functions in respect of the loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the loans and taking steps to recover arrears. The seller may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement.

     The seller has also been appointed as the cash manager for the mortgages trustee and Funding 1 to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf.

     The seller will also be appointed as the issuer cash manager to manage our bank accounts, determine the amounts of and arrange payments of monies to be made by us and keep certain records on our behalf.

     Although the seller has sold the loans to the mortgages trustee, the seller continues to have an interest in the loans as one of the beneficiaries of the mortgages trust under the mortgages trust deed.

THE ACCOUNT BANK AND THE ISSUER ACCOUNT BANK

     Bank of Scotland, acting through its offices at 116 Wellington Street, Leeds LS1 4LT will be appointed as the issuer account bank to provide banking services to us, and has been appointed as the account bank to Funding 1 and the mortgages trustee.

THE ISSUER NOTES

CLASSES OF ISSUER NOTES

     In this prospectus, we are offering the series 1 issuer notes, series 2 issuer notes and series 3 issuer notes.

     In addition, we are issuing the series 4 issuer notes and series 5 issuer notes, which are not being offered by this prospectus.

     The series 1 class A issuer notes, the series 1 class B issuer notes and the series 1 class C issuer notes are collectively referred to as the series 1 issuer notes and references to the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes are to be construed in an analogous manner.

     The series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes are also collectively referred to as the class A issuer notes and references to the class B issuer notes, the class M issuer notes and the class C issuer notes are to be construed in an analogous manner.

     The series 5 class A1 issuer notes and the series 5 class A2 issuer notes together are referred to as the series 5 class A issuer notes.

     The series 4 issuer notes and the series 5 issuer notes are not being offered to the public in the United States by this prospectus. Instead, they will be offered to institutional investors outside the United States in transactions exempt from the registration requirements of the US Securities Act of 1933, as amended.

     The series 1 issuer notes, the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes together represent our asset-backed obligations.

RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN

     On the closing date we will make an issuer intercompany loan to Funding 1 from the net proceeds of the issue of the issuer notes (after making appropriate currency exchanges under the relevant issuer swaps). The issuer intercompany loan will consist of 19 separate issuer term advances, each with a series and ratings designation.. The proceeds of each of the 19 classes of issuer notes will be used to make the corresponding issuer term advances to Funding 1. This correspondence is set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT". For more information on the issuer intercompany loan, see "- THE ISSUER INTERCOMPANY LOAN".

     We will repay each class of issuer notes from payments made by Funding 1 under the corresponding issuer term advance (in each case where the relevant class of issuer notes is denominated in US dollars or euro, after making appropriate currency exchanges under the relevant issuer currency swaps). The ability of Funding 1 to make payments on the issuer intercompany loan will depend to a large extent on (a) Funding 1 receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and (b) the allocation of monies among the previous intercompany loans, the issuer intercompany loan and any new intercompany loans. See "- THE ISSUER INTERCOMPANY LOAN".

OPERATIVE DOCUMENTS RELATING TO THE ISSUER NOTES

     We will issue the issuer notes under the issuer trust deed. The issuer notes will also be subject to the issuer paying agent and agent bank agreement. The security for the issuer notes will be created under the issuer deed of charge between ourselves, the security trustee and our other secured creditors. Operative legal provisions relating to the issuer notes will be included in the issuer trust deed, the issuer paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the issuer notes themselves, each of which will be governed by English law.

PAYMENT AND RANKING OF THE ISSUER NOTES

     On any interest payment date, payments of interest and principal on the class A issuer notes of each series will rank ahead of payments of interest and principal on the class B issuer notes of any series, the class M issuer notes of any series and the class C issuer notes of any series. Payments of interest and principal on the class B issuer notes of each series will rank ahead of payments of interest and principal on the class M issuer notes of any series and the class C issuer notes of any series. Payments of interest and principal on the class M issuer notes of each series will rank ahead of payments of interest and principal on the class C issuer notes of any series. For more information on the priority of payments to you, see "CASHFLOWS" and see also "RISK FACTORS - SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".

     Payments of interest and principal on the class A issuer notes of each series rank equally (but subject to the scheduled redemption dates or permitted redemption dates of each series of class A issuer notes). Payments of interest and principal on the class B issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class B issuer notes). Payments of interest and principal on the class M issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class M issuer notes). Payments of interest and principal on the class C issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class C issuer notes).

     Unless an asset trigger event or a non-asset trigger event (each as described in "THE MORTGAGES TRUST") has occurred or the issuer security or the Funding 1 security has been enforced (see "- SECURITY GRANTED BY FUNDING 1 AND THE ISSUER"):

     * the series 1 class A issuer notes will be redeemed in full on the interest payment date falling in [June 2005] (as described in "- SCHEDULED REDEMPTION");

     * each other class of the series 1 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 issuer notes of a higher rating have been redeemed in full;

     * the series 2 class A issuer notes will be redeemed according to the series 2 class A redemption schedule starting on or after the interest payment date falling in [December 2006] (as described in "- SCHEDULED REDEMPTION");

     * each other class of the series 2 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 issuer notes of a higher rating have been redeemed in full;

     * the series 3 class A issuer notes will be redeemed according to the series 3 class A redemption schedule starting on or after the interest payment date falling in [March 2009] (as described in "- SCHEDULED REDEMPTION");

     * each other class of the series 3 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 3 issuer notes of a higher rating have been redeemed in full;

     * the series 4 class A issuer notes will be redeemed according to the series 4 class A redemption schedule starting on or after the interest payment date falling in [December 2009] (as described in "- SCHEDULED REDEMPTION");

     * each other class of the series 4 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 issuer notes of a higher rating have been redeemed in full;

     * the series 5 class A1 issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [June 2011];

     * the series 5 class A2 issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [June 2011];

     * each other class of the series 5 issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 5 issuer notes of a higher rating have been redeemed in full.

     Investors should note that the principal repayment schedule outlined here could result in lower ranking issuer notes being repaid before higher ranking issuer notes. For example, the series 1 class B issuer notes and the series 1 class C issuer notes could be repaid in full prior to principal payments being made on the series 2 class A issuer notes.

SCHEDULED REDEMPTION

     If not redeemed earlier, the issuer notes will be redeemed by us on the final maturity date of each issuer note. Funding 1 will seek to accumulate funds relating to principal payments on the issuer series 1 term AAA advance over its cash accumulation periods in order to repay that issuer term advance (such issuer term advance referred to as an issuer bullet term advance) as a lump sum payment to us so that we can redeem the series 1 class A issuer notes in full on the interest payment date falling in [June 2005]. A cash accumulation period in respect of a bullet term advance is the period of time estimated to be the number of months prior to the relevant scheduled repayment date necessary for Funding 1 to accumulate enough payments of principal on the loans to repay that issuer bullet term advance to us so that we will be able to redeem the corresponding series 1 class A issuer notes in full on the relevant interest payment dates. The cash accumulation period will be determined according to a formula described under "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

     As set out in the schedule following this paragraph, we will seek to repay the series 2 class A issuer notes in four equal instalments and each of the series 3 class A issuer notes and the series 4 class A issuer notes in two equal instalments (each a "SCHEDULED AMORTISATION INSTALMENT") on the interest payment dates indicated below in respect of each such class of issuer notes. The transaction has been structured in the expectation that Funding 1 will receive sufficient funds under the mortgages trust on each scheduled repayment date of each of the issuer series 2 AAA term advance, the issuer series 3 term AAA advance, the issuer series 4 AAA term advance in order to repay that issuer term advance to us, so that we can redeem the corresponding series 2 class A issuer notes, series 3 class A issuer notes and series 4 class A issuer notes on their respective scheduled redemption dates. Funding 1 will seek to accumulate funds relating to each scheduled amortisation instalment over its cash accumulation period in order to repay each scheduled amortisation instalment on its scheduled repayment date. The cash accumulation period in respect of each scheduled amortisation instalment is three months, but may be extended in the circumstances described under "THE MORTGAGES TRUST". If there are insufficient funds on the first relevant scheduled repayment date to repay the relevant scheduled amortisation instalment on that date (and to make a corresponding payment on the series 2 class A issuer notes and/or the series 3 class A issuer notes and/or the series 4 class A issuer notes, as applicable), then the shortfall shall be due and payable on the subsequent interest payment dates.

                                                                  AMOUNT ON EACH
                                                      SCHEDULED        SCHEDULED
                                               REDEMPTION DATES  REDEMPTION DATE
------------------------------------------  -------------------  ---------------
series 2 class A issuer notes.............      [December 2006,
                                               March 2007, June
                                             2007 and September
                                                          2007]             USD*

series 3 class A issuer notes.............
                                               [March 2009] and
                                                    [June 2009]             USD*

series 4 class A issuer notes.............
                                            [December 2009] and             EUR*
                                                   [March 2010]

     NO ASSURANCE CAN BE GIVEN THAT FUNDING 1 WILL ACCUMULATE SUFFICIENT FUNDS DURING THE CASH ACCUMULATION PERIOD RELATING TO ANY ISSUER BULLET TERM ADVANCE OR, AS APPLICABLE, ANY SCHEDULED AMORTISATION INSTALMENT TO ENABLE IT TO REPAY THE RELEVANT TERM ADVANCE TO US SO THAT THE SERIES 1 CLASS A ISSUER NOTES WILL BE REDEEMED IN THEIR ENTIRETY OR, IN THE CASE OF THE SERIES 2 CLASS A ISSUER NOTES, THE SERIES 3 CLASS A ISSUER NOTES AND THE SERIES 4 CLASS A ISSUER NOTES, IN THE AMOUNTS SPECIFIED IN THE SCHEDULE ABOVE, ON THEIR RESPECTIVE SCHEDULED REDEMPTION DATES. SEE "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "RISK FACTORS - OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS".

     For more information on the redemption of the issuer notes, including a description of asset trigger events and non-asset trigger events, see "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS" and "CASHFLOWS".

OPTIONAL REDEMPTION OF THE ISSUER NOTES FOR TAX AND OTHER REASONS

     We may redeem (unless otherwise provided) all, but not a portion, of the issuer notes at our option if we give not more than 60 nor less than 30 days notice to noteholders, the issuer swap providers and the note trustee in accordance with the terms and conditions of the issuer notes and if (a) on the interest payment date on which such notice expires, no issuer note acceleration notice has been served in respect of the issuer notes, and (b) we have, prior to giving such notice, certified to the note trustee and produced evidence acceptable to the note trustee (as specified in the issuer trust deed) that we will have the necessary funds to pay principal and interest due in respect of the issuer notes, as well as any amounts required to be paid in priority to or pari passu with the issuer notes, on the relevant interest payment date.

     If we exercise this option, then we may redeem the issuer notes at their principal amount outstanding on the following dates:

     * if at any time it would become unlawful for the issuer to make, fund or to allow to remain outstanding a term advance made by it under the issuer intercompany loan agreement and the issuer requires Funding 1 to repay the issuer term advances; or

     * in the case of all the issuer notes, on any interest payment date in the event of particular tax changes affecting us or the issuer notes or the issuer intercompany loan; or

     * in the case of all of the issuer notes (other than the series 1 class A issuer notes), on any interest payment date falling on or after the interest payment date in [June 2011].

     In addition, we may redeem in the same manner the issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the issuer notes on the closing date.

     Any issuer notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued but unpaid interest on that principal amount. If we exercise our option to redeem the issuer notes as described above, this will not cause the seller to repurchase any loans and their related security in the mortgages trust at that time.

REDEMPTION OR PURCHASE FOLLOWING A REGULATORY EVENT

     We may redeem all of one or more classes of the issuer notes or require holders of all of one or more classes of the issuer notes to sell their issuer notes to us, in each case on any interest payment date on or after the interest payment date falling in [June 2008] for a price equal to the principal amount outstanding of the issuer notes to be purchased, together with any accrued interest, if (a) the new Basel Capital Accord has been implemented in the United Kingdom, (b) on the interest payment date for such sale or redemption of the issuer notes, no issuer note acceleration notice has been served, (c) we give not more than 60 nor less than 30 days' notice to noteholders, the issuer swap providers and the note trustee in accordance with the terms and conditions of the issuer notes, (d) each rating agency has confirmed that its then current ratings of the notes would not be adversely affected by such sale or redemption and (e) we have, prior to giving such notice, certified to the note trustee that we will have the necessary funds to pay principal, interest and any amount required to be paid by us in priority to or pari passu with principal and interest in respect of the issuer notes on the relevant interest payment date. Any issuer notes purchased by us in the exercise of this right will remain outstanding until the date on which they would otherwise be redeemed or cancelled in accordance with the terms and conditions of the issuer notes.

WITHHOLDING TAX

     Payments of interest and principal with respect to the issuer notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "UNITED KINGDOM TAXATION".

THE CLOSING DATE

     The issuer notes will be issued on or about [* July, 2004].

THE NOTE TRUSTEE

     The Bank of New York will be appointed as the note trustee on the closing date. Its address is One Canada Square, London E14 5AL. The note trustee will act as trustee for the noteholders under the issuer trust deed.

THE PAYING AGENTS, AGENT BANK, REGISTRAR AND TRANSFER AGENT

     Citibank, N.A. is the principal paying agent. Its address is 5 Carmelite Street, London EC4Y 0PA. Citibank, N.A. is the US paying agent and its address is 14th Floor Zone 3, 111 Wall Street, New York, New York 10043. The paying agents will make payments on the issuer notes to noteholders.

     Citibank, N.A. is the agent bank. Its address is 5 Carmelite Street, London EC4Y 0PA. The agent bank will calculate the interest rate on the issuer notes.

     Citibank, N.A. is the registrar and the transfer agent. Its address is 5 Carmelite Street, London EC4Y 0PA. The registrar will maintain a register in respect of the issuer notes.

THE LOANS

     The loans in the portfolio as at the closing date will comprise:

     * loans which are subject to variable rates of interest set by reference to a variable base rate from time to time;

     * loans which track a variable rate of interest other than a variable rate set by the seller or the servicer (for example, a rate set at a margin above rates set by the Bank of England); and

     * loans which are subject to fixed rates of interest set by reference to a pre-determined rate or series of rates for a fixed period or periods.

     Additional features of the loans in the portfolio are described in "THE LOANS - CHARACTERISTICS OF THE LOANS".

     In addition to the loans in the portfolio as at the closing date, the trust property may also include new loans sold by the seller to the mortgages trustee after the closing date. The new loans may include new types of loan products including loans known as flexible loans. Generally, a flexible loan allows the borrower, among other things, to make larger repayments than are due on a given payment date (which may reduce the life of the loan) or draw further amounts under the loan under some circumstances. Any drawings under flexible loans will be funded solely by the seller. This means that the drawings under flexible loans will be added to the trust property and will be included in the seller's share of the trust property for purposes of allocating interest and principal.

     New loans sold to the mortgages trustee will be required to comply with specified criteria (see "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE"). Any new loans sold to the mortgages trustee will increase the total size of the trust property, and will increase the Funding 1 share of the trust property to the extent only that Funding 1 has paid for an increased interest in the trust property. To the extent that Funding 1 does not pay for an increased interest, the seller share of the trust property will increase by a corresponding amount.

     The loans in the portfolio as at the closing date and any new loans or drawings under flexible loans, if any, added to the trust property thereafter will be secured by either first legal charges over freehold or leasehold properties located in England or Wales or first ranking standard securities over heritable or long leasehold properties located in Scotland.

     The loans have been or will be originated according to the seller's lending criteria for mortgage loans applicable at the time of origination. The seller's current lending criteria are described further in "THE LOANS - LENDING CRITERIA". The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's policy in effect at the time of origination. If a loan or its related security does not comply with these warranties, then the seller will have 20 London business days in which to cure the default. If the default cannot be or is not cured within 20 London business days, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. If the seller does not repurchase those loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the amount outstanding under those loans. The size of the seller's share of the trust property will reduce by that amount but the size of Funding 1's share of the trust property will not alter, and the respective percentage shares of the seller and Funding 1 in the trust property will alter accordingly.

SALE OF THE LOANS

     On 14th June, 2002, the seller sold the initial loans and on subsequent dates has sold further loans, together with their related security, to the mortgages trustee, subject to the terms of the mortgage sale agreement. After the closing date, the seller may sell new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of new notes by a new issuer, the proceeds of which may be applied to fund the sale of the new loans and their related security to the mortgages trustee, or to comply with the seller's obligations under the mortgage sale agreement as described under "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE".

     The seller may, from time to time, change its lending criteria and any other terms applicable to the new loans or their related security sold to the mortgages trustee after the closing date so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new loans, those new loans and their related security may only be sold to the mortgages trustee if those new loans comply with the warranties set out in the mortgage sale agreement.

     When new loans are sold to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in either the seller's share of the trust property or Funding 1's share of the trust property. For a description of how adjustments are made to the seller's share and Funding 1's share of the trust property, see "THE MORTGAGES TRUST".

     Some fees payable by the mortgage borrowers, such as early repayment fees, will be given back to the seller and not allocated in the same manner as the other receipts arising from the portfolio comprised in the trust property. For more information on the mortgage sale agreement, see "SALE OF THE LOANS AND THEIR RELATED SECURITY".

THE MORTGAGES TRUST

     The mortgages trustee holds the trust property for both Funding 1 and the seller. Funding 1 and the seller each has a joint and undivided beneficial interest in the trust property. However, payments of interest and principal arising from the loans in the trust property are allocated to Funding 1 and the seller according to Funding 1's share of the trust property and the seller's share of the trust property, calculated periodically as described later in this section. As at the date of this prospectus, the beneficiaries of the trust are Funding 1 and the seller only.

     On the closing date, the trust property will include the loans in the portfolio as at that date and their related security and any income generated by the loans or their related security. The trust property will also include any money in the mortgages trustee guaranteed investment contract, or GIC account. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries.

     Payments by borrowers and any recoveries made in respect of the loans in the portfolio will be paid initially into the collection account in the name of the servicer and swept into the mortgages trustee GIC account on a regular basis but in any event in the case of direct debits no later than the next London business day after they are deposited in the collection account.

     In addition, drawings under flexible loans, if any, and any new loans and their related security that the seller sells to the mortgages trustee after the closing date, will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under any flexible loans. The composition of the trust property will fluctuate as drawings under any flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.

     At the closing date:

     * Funding 1's share of the trust property will be approximately GBP*, representing approximately * per cent. of the trust property; and

     * the seller's share of the trust property will be approximately GBP*, representing approximately * per cent. of the trust property.

     The actual amounts of Funding 1's share and the seller's share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus.

     Income from the trust property is distributed at least monthly to Funding 1 and the seller on each distribution date. A distribution date is the date which is two London business days after each calculation date (being the first day of each month or, if not a London business day, the next succeeding London business day or any other day during a month that Funding 1 acquires a further interest in the trust property). On each calculation date, Funding 1's share and the seller's share of the trust property, and the percentage of the total to which each relates, are recalculated based on the aggregate outstanding principal balance of the loans constituting the trust property on the London business day immediately before that calculation date to take effect from the next distribution date to take into account:

     * any principal payments on the loans to be distributed to Funding 1 and/or the seller on the distribution date (a principal payment made to a beneficiary reduces that beneficiary's share of the trust property);

     *    losses sustained on the loans since the last calculation date;

     * any drawings under flexible loans (if any) since the last calculation date (these will be funded by the seller and the seller's share of the trust property will increase accordingly);

     * an amount (if any) equal to any consideration to be paid by Funding 1 to the seller on the relevant calculation date for an increase in Funding 1's share of the trust property (which may happen when Funding 1 receives additional funds under a new intercompany loan from a new issuer);

     * any acquisition of trust property by the seller on the last distribution date (which happens when the seller makes a payment to Funding 1 in relation to Funding 1's share of any increase in the balance of a loan due to borrowers taking payment holidays or Funding 1 receives a payment from the seller of the amount outstanding under an intercompany loan); and

     * an amount (if any) equal to any consideration to be paid by Funding 1 to the seller in relation to the sale of any new loans to the mortgages trustee which increases the total size of Funding 1's share of the trust property.

     Adjustments to the trust property may also occur if borrowers make overpayments or underpayments or take payment holidays or if borrowers do not pay premiums due on their insurance policies.

     On each distribution date, income (but not principal) from the trust property is allocated to Funding 1 (after paying amounts due to the mortgages trustee or third parties) in an amount equal to the lesser of (a) what Funding 1 needs on that distribution date in order to pay interest due on the issuer term advances and to meet its other obligations as described in the Funding 1 pre-enforcement revenue priority of payments (or, as applicable, the Funding 1 post-enforcement priority of payments), and (b) Funding 1's percentage share of the revenue receipts. Any remaining revenue receipts are allocated to the seller.

     Losses on the loans are allocated to Funding 1 and the seller based on their respective percentage shares in the trust property.

     Whether the mortgages trustee allocates principal received on the loans to Funding 1 depends on a number of factors. In general, Funding 1 receives payment of principal in the following circumstances:

     * when, in relation to any term advance, Funding 1 is either accumulating principal during a cash accumulation period or is scheduled to make principal repayments on those term advances (in which case principal receipts will be paid to Funding 1 based on its cash accumulation requirements or repayment requirements in relation to those term advances);

     * when a non-asset trigger event has occurred (in which case all principal receipts on the loans will be paid to Funding 1 until the Funding 1 share of the trust property is zero); or

     * when an asset trigger event has occurred or the security granted by Funding 1 to the security trustee is being enforced (in which case principal receipts on the loans will be paid to Funding 1 in proportion to its share of the trust property until the Funding 1 share of the trust property is zero).

     For more information on the mortgages trust, cash accumulation periods and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "THE MORTGAGES TRUST".

THE ISSUER INTERCOMPANY LOAN

     On the closing date, we will lend the sterling equivalent net issue proceeds of the issue of the issuer notes to Funding 1. Funding 1 will use the proceeds of this issuer intercompany loan to pay part of the consideration payable to the seller for an increase in Funding 1's share of the trust property on the closing date.

     As described in "- THE ISSUER NOTES - RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN", the issuer intercompany loan will be divided into separate term advances each corresponding to a series and class of issuer notes. This correspondence is set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT".. Together these advances are referred to in this prospectus as the issuer term advances.

     The issuer term AAA advances, issuer term AA advances, issuer term A advances and issuer term BBB advances reflect the rating expected to be assigned to the class A issuer notes, class B issuer notes, class M issuer notes and class C issuer notes, respectively, by the rating agencies on the closing date. These ratings are set out in "- SUMMARY OF THE ISSUER NOTES".

     Funding 1 will repay the issuer intercompany loan primarily from payments received from Funding 1's share of the trust property. We will make payments of interest and principal on the issuer notes from payments of interest and principal made by Funding 1 under the issuer intercompany loan. As further described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS
- DUE AND PAYABLE DATES OF ISSUER TERM ADVANCES", under the terms of the issuer intercompany loan agreement, Funding 1 is required, prior to the occurrence of a trigger event or enforcement of the security granted by Funding 1 or the issuer, to:

     * repay the issuer series 1 term AAA advance on the Funding 1 interest payment date falling in [June 2005];

     * repay each other issuer series 1 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 1 term advances with a higher rating have been fully repaid;

     * repay the issuer series 2 term AAA advance in an amount equal to the scheduled amortisation instalment due on the Funding 1 interest payment dates falling in [December 2006, March 2007, June 2007 and September 2007], but to the extent there are insufficient funds to repay a scheduled amortisation instalment according to the repayment schedule on the relevant Funding 1 interest payment date, the shortfall shall be repaid on subsequent Funding 1 interest payment dates to the extent of principal receipts available to Funding 1 for that purpose, until the issuer series 2 term AAA advance is fully repaid;

     * repay each other issuer series 2 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 2 term advances with a higher rating have been fully repaid;

     * repay the issuer series 3 term AAA advance in an amount equal to the scheduled amortisation instalment due on the Funding 1 interest payment dates falling in [March 2009 and June 2009], but to the extent there are insufficient funds to repay a scheduled amortisation instalment according to the repayment schedule on the relevant Funding 1 interest payment date, the shortfall shall be repaid on subsequent Funding 1 interest payment dates to the extent of principal receipts available to Funding 1 for that purpose, until the issuer series 3 term AAA advance is fully repaid;

     * repay each other issuer series 3 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 3 term advances with a higher rating have been fully repaid;

     * repay the issuer series 4 term AAA advance in an amount equal to the scheduled amortisation instalment due on the Funding 1 interest payment dates falling in [December 2009 and March 2010], but to the extent there are insufficient funds to repay a scheduled amortisation instalment according to the repayment schedule on the relevant Funding 1 interest payment date, the shortfall shall be repaid on subsequent Funding 1 interest payment dates to the extent of principal receipts available to Funding 1 for that purpose, until the issuer series 4 term AAA advance is fully repaid;

     * repay each other issuer series 4 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 4 term advances with a higher rating have been fully repaid;

     * repay the issuer series 5A1 term AAA advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date falling in [June 2011] until the issuer series 5A1 term AAA advance has been fully repaid;

     * repay the issuer series 5A2 term AAA advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date falling in [June 2011] until the issuer series 5A2 term AAA advance has been fully repaid; and

     * repay each other issuer series 5 term advance to the extent of principal receipts available to Funding 1 for that purpose on each Funding 1 interest payment date on or after the Funding 1 interest payment date on which the issuer series 5 term advances with a higher rating have been fully repaid.

     The repayment schedule for the issuer term AAA advances (other than the issuer series 5A1 term AAA advance and the issuer series 5A2 term AAA advance) is as follows:

                                                      SCHEDULED
ISSUER TERM ADVANCE                             REPAYMENT DATES  AMOUNT
------------------------------------------  -------------------  ------
Issuer series 1 term AAA advance..........          [June 2005]    GBP*
Issuer series 2 term AAA advance..........      [December 2006]    GBP*
                                                   [March 2007]    GBP*
                                                [June 2007] and    GBP*
                                               [September 2007]    GBP*
Issuer series 3 term AAA advance..........     [March 2009] and    GBP*
                                                    [June 2009]    GBP*
Issuer series 4 term AAA advance..........  [December 2009] and    GBP*
                                                   [March 2010]    GBP*

     During the cash accumulation period for any bullet term advance or scheduled amortisation instalment, Funding 1 will continue to make principal repayments on any other term advances that are then due and payable, subject to having sufficient moneys therefor after meeting its obligations with a higher priority (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE").

     Whether Funding 1 will have sufficient funds to repay the issuer term advances, on the dates described in this section, will depend on a number of factors (see "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "RISK FACTORS
- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS").

     In certain circumstances, payment on the scheduled amortisation term advances will be deferred. This will occur if, on a Funding 1 interest payment date, one or more bullet term advances are within a cash accumulation period at that time (irrespective of whether any scheduled amortisation instalments are then in a cash accumulation period) and either:

     *    the quarterly CPR is less than 10 per cent; or

     *    both:

     (i) the quarterly CPR is equal to or greater than 10 per cent, but less than 15 per cent, and

     (ii) the annualised CPR is less than 10 per cent.

     In these circumstances, the scheduled amortisation term advances will be entitled to receive principal repayments only to the extent permitted under the scheduled amortisation repayment restrictions (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE").

     The circumstances under which we can take action against Funding 1 if it does not make a repayment under the issuer intercompany loan are limited. In particular, it will not be an event of default in respect of the issuer intercompany loan if Funding 1 does not repay amounts due in respect of the issuer intercompany loan where Funding 1 does not have the money to make the relevant repayment. For more information on the issuer intercompany loan, see "THE ISSUER INTERCOMPANY LOAN AGREEMENT".

     Prior to the occurrence of a trigger event or the service of an intercompany loan acceleration notice on Funding 1 or the service of a note acceleration notice on each and every issuer, Funding 1 is generally required to repay principal on the term advances (after repaying amounts owed to the Funding 1 liquidity facility provider and after replenishing the reserve funds) based on their respective term advance ratings. This means that the term AAA advances are repaid before the term AA advances, which in turn are repaid before the term A advances, which in turn are repaid before the term BBB advances. There are a number of exceptions to this priority of payments. Some of these exceptions are summarised below, but for further information you should read the "CASHFLOWS" section of this prospectus.

     In certain circumstances, payment on the term BBB advances, the term A advances and the term AA advances will be deferred. Those circumstances are that as at the relevant Funding 1 interest payment date:

     (i) there is a debit balance on the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger after application of the Funding 1 available revenue receipts on the relevant Funding 1 interest payment date; or

     (ii) the adjusted general reserve fund level is less than the general reserve fund threshold; or

     (iii) the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust, and, as at that date, there are any term AAA advances outstanding or, in respect of the term BBB advances, any term A advances are outstanding or, in respect of the term A advances, any term AA advances are outstanding (whether or not any such term advances are then due and payable). Any deferral of the principal amounts due on the term BBB advances, the term A advances or the term AA advances will result in deferral of principal amounts due on the corresponding classes of notes.

     Furthermore, if, on a Funding 1 interest payment date:

     * one or more bullet term advances and/or scheduled amortisation instalments are then in a cash accumulation period; and

     *    the quarterly CPR is less than 15 per cent; and

     *    there is a cash accumulation shortfall at that time,

then, on or before their step-up dates, the issuer series 5 term AAA advances, the issuer term AA advances, the issuer term A advances and the issuer term BBB advances will be entitled to principal repayments only to the extent permitted under the pass-through repayment restrictions (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE").

     If the issuer intercompany loan is not repaid on the step-up date, then the amount of principal receipts that Funding 1 can allocate to repay the outstanding issuer term advances (other than issuer bullet term advances or issuer scheduled amortisation instalments) on a Funding 1 interest payment date may not exceed the proportion that the issuer intercompany loan bears to the aggregate outstanding principal balance of all of the intercompany loans.

     If a note acceleration notice is served on us (but not on every other issuer), then the issuer term advances will be immediately due and payable, but the Funding 1 security will not be automatically enforced unless Funding 1 is also in default under the issuer intercompany loan agreement, and Funding 1 will allocate its principal receipts to repay the outstanding issuer term advances based on the proportion that the issuer intercompany loans bear to the aggregate outstanding principal balance of all of the intercompany loans.

     If a note acceleration notice is served on us (and a note acceleration notice is or has been served on every other issuer as well), then the issuer term advances will be immediately due and payable, but the Funding 1 security will not be automatically enforced unless Funding 1 is also in default under one or other of the relevant intercompany loan agreements, and Funding 1 will allocate its principal receipts to repay the various term advances based on their respective term advance ratings (the highest rated term advances being paid in priority to the lower rated term advances).

     If a trigger event occurs or an intercompany loan acceleration notice is served on Funding 1, then principal receipts will be allocated as described in the "CASHFLOWS" section of this prospectus.

THE SECURITY TRUSTEE

     The Bank of New York was appointed security trustee in respect of the security created under the Funding 1 deed of charge pursuant to a deed of appointment dated 25th July, 2003. Its address is One Canada Square, London
E14 5AL. The Bank of New York will also be appointed to act as the security trustee for the issuer secured creditors under the issuer deed of charge on the closing date. See "SECURITY FOR THE ISSUER'S OBLIGATIONS".

SECURITY GRANTED BY FUNDING 1 AND THE ISSUER

     On 14th June, 2002, Funding 1 entered into a deed of charge to secure its obligations to its then existing secured creditors. On 6th March, 2003, Funding 1 entered into a first deed of accession to the Funding 1 deed of charge pursuant to which Permanent Financing (No. 2) PLC, among others, acceded to the Funding 1 deed of charge as a Funding 1 secured creditor. On 25th November, 2003, Funding 1 entered into a second deed of accession to the Funding 1 deed of charge pursuant to which Permanent Financing (No. 3) PLC, among others, acceded to the Funding 1 deed of charge as a Funding 1 secured creditor. On 12th
March, 2004, Funding 1 entered into a third deed of accession to the Funding 1 deed of charge pursuant to which Permanenet Financing (No.4) PLC, among others, acceded to the Funding 1 deed of charge as a Funding 1 secured creditor. To secure its obligations to us under the issuer intercompany loan and to the start-up loan provider under the fifth start-up loan agreement, Funding 1 will on the closing date enter into a fourth Funding 1 deed of accession to the Funding 1 deed of charge with us, the fifth start-up loan provider and with Funding 1's other secured creditors.

     In addition Funding 1 will, on the closing date, grant additional fixed and floating security in favour of the security trustee, to secure the same obligations as under the Funding 1 deed of charge (the "SECOND SUPPLEMENTAL FUNDING 1 DEED OF CHARGE"). The second supplemental Funding 1 deed of charge will be principally governed by English law but will contain certain Scots law provisions.

     Together, the deed of charge, the first deed of accession, the second deed of accession, the third deed of accession, the fourth deed of accession and the second supplemental Funding 1 deed of charge (except where the context otherwise requires) are referred to as the Funding 1 deed of charge.

     Besides ourselves, Funding 1's secured creditors on the closing date will be the previous issuers (in relation to their respective previous intercompany loans), the Funding 1 swap provider, the Funding 1 GIC provider, the cash manager, the Funding 1 liquidity facility provider, the account bank, the corporate services provider, the security trustee, the start-up loan provider (in respect of each of the start-up loans) and the seller.

     Pursuant to the terms of the Funding 1 deed of charge, Funding 1 has granted security over all of its assets in favour of the security trustee. On the closing date, the security trustee will continue to hold that security and will hold the additional security created by the second supplemental Funding 1 deed of charge for the benefit of the secured creditors of Funding 1 (which from the closing date will include us). This means that Funding 1's obligations to us under the issuer intercompany loan and to the other secured creditors will be secured over the same assets. Except in very limited circumstances, only the security trustee will be entitled to enforce the security granted by Funding 1. For more information on the security granted by Funding 1, see "SECURITY FOR FUNDING 1'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

     To secure our obligations to the noteholders and to our other secured creditors, we will grant security over all of our assets in favour of the security trustee. Our secured creditors will be the noteholders, the security trustee, the note trustee, the agent bank, the issuer cash manager, the issuer account bank, the paying agents, the issuer swap providers and the corporate services provider. The security trustee will hold that security for the benefit of our secured creditors, including the note trustee. This means that our obligations to our other secured creditors will be secured over the same assets that secure our obligations under the issuer notes. Except in very limited circumstances, only the security trustee will be entitled to enforce the security granted by us. For more information on the security granted by us, see "SECURITY FOR THE ISSUER'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

SWAP PROVIDERS

     The Funding 1 swap provider is Halifax plc, and its registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG. For more information about the Funding 1 swap provider, see "HALIFAX PLC". The issuer swap provider for the series 1 issuer notes is*, domiciled in*. The issuer swap provider for the series 2 issuer notes and the series 4 issuer notes is *., *. The issuer swap provider for the series 3 issuer notes is *, whose registered office is at * and its payment obligations will be guaranteed by*. (the "[SERIES 3] ISSUER SWAP GUARANTOR"). The issuer euro currency swap provider for the series 5 class A1 issuer notes is*, located at * and its payment obligations will be guaranteed by (the "[SERIES 5] ISSUER SWAP GUARANTOR"). The issuer interest rate swap provider for the series 5 class A1 issuer notes is * and its registered office is at*. For more information about the issuer swap providers, see "THE ISSUER SWAP PROVIDERS".

     The Funding 1 swap provider has entered into the Funding 1 swap agreement, which is an ISDA master agreement (including a schedule and a confirmation) with Funding 1 and the security trustee. The Funding 1 swap agreement will be amended and restated on the closing date. The issuer dollar currency swap providers will enter into the issuer dollar currency swap agreements, which are ISDA master agreements (each including a schedule and a confirmation), with us and the security trustee. The issuer euro currency swap provider will enter into the issuer euro currency swap agreements, which are ISDA master agreements (each including a schedule and a confirmation), with us and the security trustee. The issuer interest rate swap provider will enter into the issuer interest rate swap agreement, which is an ISDA master agreement (including a schedule and a confirmation) with us and the security trustee.

SWAP AGREEMENTS

     Borrowers will make payments under the loans in sterling. Some of the loans in the portfolio carry variable rates of interest based on a variable base rate, some of the loans pay interest at a fixed rate or rates of interest and some of the loans pay interest which tracks an interest rate other than one of the two variable base rates set by Halifax or the mortgages trustee (the tracker rate is currently set at a margin above or below a rate set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the issuer intercompany loan. Funding 1 will enter into a swap documented under the Funding 1 swap agreement to hedge against these potential interest rate mismatches.

     In relation to the previous issue by Permanent Financing (No. 1) PLC, Funding 1 entered into the Funding 1 swap under the Funding 1 swap agreement. On 6th March, 2003 the swap agreement was amended and restated in relation to the previous issue by Permanent Financing (No. 2) PLC. On 25th November, 2003 the swap agreement was further amended and restated in relation to the previous issue by Permanent Financing (No. 3) PLC. On 12th March, 2004 the swap agreement was further amended and restated in relation to the previous issue by Permanent Financing (No. 4) PLC.

     In relation to this issue, in order to provide a hedge against the possible variance between:

     (1) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and

     (2)  a LIBOR based rate for three-month sterling deposits,

the Funding 1 swap agreement will be amended and restated on the closing date in order to adjust the margins that will be applied to the three-month LIBOR rate by reference to which amounts payable by the Funding 1 swap provider (if any) will be calculated.

     When the Funding 1 swap agreement is amended and restated, all of the rights and obligations of Funding 1 and the Funding 1 swap provider under the existing Funding 1 swap will cease to exist and will be replaced by the rights and obligations arising under the Funding 1 swap agreement as amended and restated.

     Payments made by the mortgages trustee to Funding 1 under the mortgages trust deed and payments made by Funding 1 to us under the issuer intercompany loan will be made in sterling.

     To enable us to make payments on the interest payment dates in respect of each of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes in US dollars, we will enter into the issuer dollar currency swap agreements with the issuer dollar currency swap providers and the security trustee. Under the issuer dollar currency swaps, we will pay to the issuer dollar currency swap providers the sterling amounts received on the issuer term advances corresponding to each of the classes of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes and the issuer dollar currency swap providers will pay to us amounts in US dollars that are equal to the amounts to be paid on the classes of series 1 issuer notes, series 2 issuer notes and the series 3 issuer notes, respectively.

     Similarly, to enable us to make payments on the interest payment dates in respect of the series 4 issuer notes in euro, we will enter into the issuer euro currency swap agreements with the issuer euro currency swap providers and the security trustee. Under the issuer euro currency swaps, we will pay to the issuer euro currency swap providers the sterling amounts received on the issuer term advances corresponding to the series 4 notes and the issuer euro currency swap providers will pay to us amounts in euro that are equal to the amounts to be paid on the series 4 issuer notes.

     In addition, Funding 1 will pay to us in sterling a LIBOR-based rate of interest for three-month sterling deposits on the advances we will make to them under the issuer intercompany loan. However, until the interest payment date falling in [June 2011] we will pay a fixed rate of interest in euro on the series 5 class A1 issuer notes. To provide a hedge against possible adverse currency and interest rate movements, we will enter into (i) a euro currency swap agreement with the series 5 class A1 issuer euro currency swap provider and
(ii) an interest rate swap agreement with the series 5 class A1 issuer interest rate swap provider. Under this euro currency swap, we will pay to the series 5 class A1 issuer euro currency swap provider in sterling the LIBOR-based floating rate of interest we receive on the issuer series 5 term AAA advance and the series 5 class A1 issuer euro currency swap provider will pay to us in euro a EURIBOR-based floating rate of interest. Under this interest rate swap, we will pay to the series 5 class A1 issuer interest rate swap provider the EURIBOR-based floating rate of interest we receive under this euro currency swap and the series 5 class A1 issuer interest rate swap provider will pay to us an interest amount that is equal to the amount to be paid on the series 5 class A1 issuer notes on the applicable interest payment date. The terms of the swaps are described in greater detail below in "THE SWAP AGREEMENTS".

ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT

     The issuer post-enforcement call option agreement will be entered into between the note trustee, as trustee for and on behalf of the class B noteholders, the class M noteholders and the class C noteholders, the security trustee, the issuer and a subsidiary of Holdings called Permanent PECOH Limited. The terms of the option will require, upon exercise of the option by Permanent PECOH Limited following the enforcement of the security granted by us pursuant to the issuer deed of charge, the transfer to Permanent PECOH Limited of all of the class B issuer notes, all of the class M issuer notes and/or all of the class C issuer notes, as the case may be. The class B noteholders, the class M noteholders and the class C noteholders will be bound by the terms of the class B issuer notes, the class M issuer notes and the class C issuer notes, respectively, to transfer the issuer notes to Permanent PECOH Limited in these circumstances. The class B noteholders, the class M noteholders and the class C noteholders will be paid a nominal amount only for that transfer.

     However, as the post-enforcement call option can be exercised only after the security trustee has enforced the security granted by us under the issuer deed of charge and has determined that there are no further assets available to pay amounts due and owing to the class B noteholders, the class M noteholders and/or the class C noteholders, as the case may be, the exercise of the post-enforcement call option and delivery by the class B noteholders, the class M noteholders and/or the class C noteholders of the class B issuer notes, the class M issuer notes and/or the class C issuer notes to Permanent PECOH Limited will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B issuer notes, the class M issuer notes and/or the class C issuer notes that such class B noteholders, class M noteholders and/or class C noteholders, as the case may be, may have against us.

RATING OF THE ISSUER NOTES

     The ratings expected to be assigned to each class of issuer notes by Standard & Poor's, Moody's and Fitch on the closing date are set out in "- SUMMARY OF THE ISSUER NOTES".

     A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

     Standard & Poor's, Moody's and Fitch together comprise the rating agencies referred to in this prospectus. The term ratings agencies also includes any further or replacement rating agency appointed by us with the approval of the note trustee to give a credit rating to the issuer notes or any class of the issuer notes.

LISTING

     Application has been made to the UK Listing Authority for each class of the issuer notes to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London

Stock Exchange for each class of the issuer notes to be admitted to trading on the London Stock Exchange's market for listed securities.

THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2

     The previous issuers, each of which is a wholly owned subsidiary of Holdings, issued the previous notes and used the equivalent net issue proceeds to make the previous intercompany loans to Funding 1 as follows:

     *    Permanent Financing (No. 1) PLC, on 14th June, 2002;

     *    Permanent Financing (No. 2) PLC, on 6th March, 2003;

     *    Permanent Financing (No. 3) PLC, on 25th November, 2003;and

     *    Permanent Financing (No. 4) PLC, on 12th March, 2004.

     Funding 1's obligations under the previous intercompany loans are secured by the same security that secures the issuer intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Holdings will establish additional wholly owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of your issuer notes will not be downgraded by the rating agencies as a result of a new issuer issuing new notes. Any new issuers will loan the proceeds of any issue of new notes to Funding 1 pursuant to the terms of a new intercompany loan agreement. Funding 1 will use the proceeds of a new intercompany loan to do one or more of the following:

     * pay the seller for new loans and their related security to be sold to the mortgages trustee, which will result in an increase in Funding 1's share of the trust property;

     * pay the seller for a portion of the seller share of the trust property, which will result in an increase in Funding 1's share of the trust property;

     * refinance an intercompany loan or intercompany loans outstanding at that time, which will not result in a change in the size of Funding 1's share of the trust property. In these circumstances, Funding 1 will use the proceeds of the new intercompany loan to repay an intercompany loan outstanding at that time, which the relevant issuer will use to repay the relevant noteholders. If our issuer intercompany loan to Funding 1 is refinanced in these circumstances, you could be repaid early; and/or

     * to use a portion of the proceeds to make a deposit in the general reserve fund.

     Regardless of which of these uses of proceeds is selected, all notes issued (including your issuer notes) will be secured ultimately over Funding 1's share of the trust property and will be subject to the ranking described in the following paragraphs.

     Funding 1 will apply amounts it receives from the trust property to pay amounts it owes under the term advances (including the issuer term advances) without distinguishing when the interest in the trust property was acquired or when the relevant term advance was made. Funding 1's obligations to pay interest and principal to us on the issuer term advances and to the previous issuers or new issuers on their respective term advances will rank either equally with, ahead of or after each other, primarily depending on the relative term advance rating of each such term advance. The rating of a term advance will be the rating assigned by the rating agencies to the corresponding notes, which are used to fund the relevant term advance, on their date of issue. Funding 1 will pay interest and (subject to their respective scheduled repayment dates and the rules for application of principal receipts described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE") principal first on the term advances with the highest term advance rating and thereafter on the term advances with the next highest term advance rating, and so on down to the term advances with the lowest term advance rating. Accordingly, any term advance in relation to previous notes or new notes that has an AAA rating will rank equally with Funding 1's payments of interest and (subject to their respective scheduled repayment dates and the rules referred to in this paragraph) principal on the issuer term AAA advances and will rank ahead of Funding 1's payments of interest and principal on the issuer term AA advances, the issuer term A advances and the issuer term BBB advances.

     It should be noted however, that although an issuer term advance, a previous term advance and any new term advance may rank equally, principal payments may be made earlier on the previous term advances or the new term advances or the issuer term advances, as the case may be, depending on their scheduled repayment dates and final maturity dates.

     You should also note that during a cash accumulation period for any bullet term advance or scheduled amortisation instalment under an intercompany loan (for example, the issuer intercompany loan), Funding 1 will continue to make principal repayments in respect of amounts due and payable in respect of pass-through term advances under any intercompany loan, including the issuer intercompany loan, provided that the quarterly CPR is greater than 15 per cent. and there is no cash accumulation shortfall at that time.

     If Funding 1 enters into a new intercompany loan agreement, it will also, if required, enter into a new Funding 1 swap with either the Funding 1 swap provider or a new Funding 1 swap provider and (in either case) with the security trustee in order to address the potential mismatch between the variable loan rates, tracker loan rates and fixed loan rates paid by borrowers on the loans and the LIBOR-based rate of interest paid by Funding 1 on the new intercompany loan. Each new Funding 1 swap and the Funding 1 swap will rank without any order of priority between themselves, but in proportion to the amounts due and, in each case, ahead of payments on the term AAA advances, as described further in "THE SWAP AGREEMENTS". The various margins on the fixed, floating and tracker elements of the Funding 1 swap may be varied from time to time by agreement between Funding 1 and the Funding 1 swap provider (subject to the prior written consent of the security trustee).

     As Funding 1 enters into new intercompany loan agreements, it will, if required, simultaneously enter into new start-up loan agreements with a new start-up loan provider which will provide for the costs and expenses of the issue of the new notes and, if required by the rating agencies, for extra amounts to be credited to the general reserve fund.

     Pursuant to its obligations under the Listing Rules of the UK Listing Authority, if a new issuer is established to issue new notes, then we will notify or procure that notice is given of that new issue.

     Holdings has established an entity, Funding 2, which may, in the future, issue new notes from time to time and use the proceeds to pay the seller for a direct interest in the trust property rather than lending the proceeds to Funding 1. Funding 2 is a wholly-owned subsidiary of Holdings. Funding 2 will become a beneficiary of the mortgages trust subject to satisfaction of certain conditions, including that the ratings of your notes will not be downgraded by the rating agencies at the time Funding 2 becomes such a beneficiary (see "RISK FACTORS - HOLDINGS HAS ESTABLISHED ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST").

UNITED KINGDOM TAX STATUS

     Subject to important qualifications and conditions set out under "UNITED KINGDOM TAXATION", including as to final documentation and assumptions, Allen & Overy LLP, our UK tax advisers, are of the opinion that:

     * if and for so long as the issuer notes are listed on the London Stock Exchange, no UK withholding tax will be required on interest payments to any noteholder. If the issuer notes cease to be listed on a "recognised stock exchange" at the time of the relevant interest payment, UK withholding tax at the then applicable rate (currently 20 per cent.) will be imposed on interest payments;

     * US persons who are not and have never been either resident or ordinarily resident in the UK and who are not carrying on a trade, profession or vocation through a branch or agency or permanent establishment in the UK will not be subject to UK taxation in respect of payment of principal and interest on the issuer notes, except to the extent that any withholding or deduction from interest payments made to such persons is required, as described in the paragraph above;

     * US resident noteholders will not be liable to UK tax in respect of a disposal of the issuer notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which the issuer notes are attributable;

     * no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the global issuer notes or on the issue or transfer of an issuer note in definitive form;

     * Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the pre-tax profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non deductible expenses and losses include general provisions for bad debts. In respect of Funding 1, the profit in the profit and loss account will not exceed 0.01 per cent of the Funding 1 available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01 per cent of the interest on the issuer term advances under the issuer intercompany loan. We refer you to "RISK FACTORS - TAX PAYABLE BY FUNDING 1 OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES"; and

     * the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 1 or the seller under the mortgages trust.

UNITED STATES TAX STATUS

     In the opinion of Allen & Overy LLP, our US tax advisers, the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes will be treated as debt for US federal income tax purposes. Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 1 and the issuer will not be subject to US federal income tax. See "UNITED STATES FEDERAL INCOME TAXATION" for the relevant limitations relating to the foregoing and a complete discussion of the characterisation of (and the consequences of owning) these series of issuer notes for US federal income tax purposes and the tax status of the mortgages trustee, Funding 1 and the issuer as just described.

JERSEY (CHANNEL ISLANDS) TAX STATUS

     It is the opinion of Mourant du Feu & Jeune, our Jersey (Channel Islands) tax counsel, that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20 per cent. in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust. See "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS".

ERISA CONSIDERATIONS FOR INVESTORS

     The series 1 issuer notes, the series 2 issuer notes, and the series 3 issuer notes are eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, subject to consideration of the issues described herein under "ERISA CONSIDERATIONS". Each purchaser of any such issuer notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such issuer notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the issuer notes satisfies the prudence, investment diversification and other applicable requirements of those provisions and to determine the impact that an investment in the issuer notes would have if the issuer notes were to be deemed an "EQUITY INTEREST" under the United States Department of Labor plan asset regulations described in the "ERISA CONSIDERATIONS" section below.

FEES

     The following table sets out the on-going fees to be paid by the issuer, the previous issuers, Funding 1 and the mortgages trustee to transaction parties.

TYPE OF FEE                        AMOUNT OF FEE               PRIORITY IN CASHFLOW               FREQUENCY
---------------------------------  --------------------------  ---------------------------------  -----------------
Servicing fee                      0.05 per cent. per year     Ahead of all revenue amounts       Each distribution
                                   of the aggregate            payable to Funding 1 by the        date
                                   outstanding principal       mortgages trustee
                                   amount of the trust
                                   property
Mortgages trustee fee              GBP1,000 each year          Ahead of all revenue amounts       On each
                                                               payable to Funding 1 by the        anniversary of
                                                               mortgages trustee                  the initial
                                                                                                  closing date
Funding 1 cash management fee      0.025 per cent. per         Ahead of all issuer term advances  Each Funding 1
                                   year of principal                                              interest payment
                                   amount outstanding                                             date

                                   of the notes

Cash management fee                Estimated 0.025             Ahead of all outstanding           Each interest
                                   per cent. per year of       previous notes of Permanent        payment date
                                   the principal amount        Financing (No. 1) PLC, Permanent
                                   outstanding of the          Financing (No.2) PLC, Permanent
                                   applicable previous         Financing (No. 3) PLC and
                                   intercompany loan           Permanent Financing (No. 4) PLC
Corporate expenses                 Estimated GBP5,200          Ahead of all outstanding           Each interest
                                   each year                   previous notes of Permanent        payment date
                                                               Financing (No. 1) PLC, Permanent
                                                               Financing (No. 2) PLC, Permanent
                                                               Financing (No. 3) PLC and
                                                               Permanent Financing (No. 4) PLC

TYPE OF FEE                        AMOUNT OF FEE               PRIORITY IN CASHFLOW               FREQUENCY
---------------------------------  --------------------------  ---------------------------------  -----------------
Issuer cash management fee         Estimated 0.025 per cent.   Ahead of all                       Each interest
                                   per year of the principal   outstanding issuer                 payment date
                                   amount outstanding of the   notes
                                   issuer intercompany loan
Corporate expenses of mortgages    Estimated GBP1,750 each     Ahead of all revenue               Each distribution
trustee                            year                        amounts payable to                 date
                                                               Funding 1 by the
                                                               mortgages trustee
Corporate expenses of              Estimated GBP1,200 each     Ahead of all issuer                Each Funding 1
Funding 1                          year                        term advances                      interest payment
                                                                                                  date
Corporate expenses of issuer       Estimated GBP5,200 each     Ahead of all                       Each interest
                                   year                        outstanding issuer                 payment date
                                                               notes
Commitment fee under               0.08 per cent. of undrawn   Ahead of all issuer                Each Funding 1
Funding 1 liquidity facility       amount under Funding 1      term advances                      interest payment
                                   liquidity facility from                                        date
                                   time to time
Fee payable by Funding 1 to        GBP2,500 each year          Ahead of all issuer                Each Funding
security trustee (including                                    term advances                      1interest payment
paying agents)                                                                                    date

     Subject to the following, the fees set out in the preceding table are, where applicable, inclusive of value added tax, which is currently assessed at
17.5 per cent. The fees will be subject to adjustment if the applicable rate of value added tax changes. The commitment fee under the Funding 1 liquidity facility is exclusive of value added tax, if any, chargeable thereon.

                                  RISK FACTORS

     This section describes the principal risk factors associated with an investment in the issuer notes. If you are considering purchasing our issuer notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.

YOU CANNOT RELY ON ANY PERSON OTHER THAN US TO MAKE PAYMENTS ON THE ISSUER NOTES

     The issuer notes will not represent an obligation or be the responsibility of Halifax plc or any of its affiliates, the managers, the underwriters, the mortgages trustee, the note trustee or any other party to the transaction other than us.

WE HAVE A LIMITED SET OF RESOURCES AVAILABLE TO US TO MAKE PAYMENTS ON THE ISSUER NOTES

     Our ability to make payments of principal and interest on the issuer notes and to pay our operating and administrative expenses will depend primarily on the funds being received under the issuer intercompany loan. In addition, we will rely on the issuer dollar currency swaps and the issuer euro currency swaps to provide payments on the issuer notes denominated in US dollars and euro, respectively, and we will rely on the series 5 class A1 issuer interest rate swap to provide payments of interest on the series 5 class A1 notes until the interest payment date falling in [June 2011].

     Funding 1 has entered into the Funding 1 liquidity facility, which is available (subject to satisfying certain conditions precedent) to pay certain amounts due and payable on the term advances made by the issuer and the previous issuers. In the event that the seller suffers certain ratings downgrades, Funding 1 will be required to fund the liquidity reserve fund, though there can be no assurance that Funding 1 will have sufficient resources to do so at such time, and Funding 1 may draw money from the liquidity reserve fund (see "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND"), to the extent it has been funded, to pay amounts due to the issuer.

     We will not have any other significant sources of funds available to meet our obligations under the issuer notes and/or any other payments ranking in priority to the issuer notes.

FUNDING 1 IS NOT OBLIGED TO MAKE PAYMENTS ON THE ISSUER TERM ADVANCES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     Funding 1's ability to pay amounts due on the issuer term advances will depend upon:

     * Funding 1 receiving enough funds from its entitlement to the trust property on or before each Funding 1 interest payment date;

     * Funding 1 receiving the required funds from the Funding 1 swap provider;

     * the amount of funds credited to the general reserve fund (as described in "CREDIT STRUCTURE - GENERAL RESERVE FUND");

     * the amount of funds credited to the liquidity reserve fund as described in "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND"); and

     * the allocation of funds between the issuer term advances, the previous term advances and any new term advances (as described in "CASHFLOWS").

     According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding 1 the Funding 1 share percentage of revenue receipts on the loans by crediting those amounts to the Funding 1 GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding 1 principal receipts on the loans by crediting those amounts to the Funding 1 GIC account as and when required pursuant to the terms of the mortgages trust deed.

     Funding 1 will be obliged to pay revenue receipts due to us under the issuer intercompany loan only to the extent that it has revenue receipts left over after making payments ranking in priority to us, such as payments of certain fees and expenses of Funding 1 and payments on certain higher ranking term advances under any intercompany loan agreements.

     Funding 1 will be obliged to pay principal receipts due to us under the issuer intercompany loan only to the extent that it has principal receipts available for that purpose after repaying amounts ranking in priority to us (including repaying any higher ranking previous term advances or new term advances), as described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE".

     If there is a shortfall between the amounts payable by Funding 1 to us under the issuer intercompany loan agreement and the amounts payable by us on the issuer notes, you may, depending on what other sources of funds are available to us and to Funding 1, not receive the full amount of interest and/or principal which would otherwise be due and payable on the issuer notes.

FAILURE BY FUNDING 1 TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     If Funding 1 does not make payments due and payable on the issuer intercompany loan, then we may not have enough money to make payments on the issuer notes, and in addition we will have only limited recourse to the assets of Funding 1. If Funding 1 does not pay amounts under the issuer intercompany loan because it does not have enough money available, those amounts will be deemed not to be due and payable, so there will not be an event of default under the issuer intercompany loan, and we will not have recourse to the assets of Funding 1 in that instance.

ON THE FINAL REPAYMENT DATE OF THE ISSUER INTERCOMPANY LOAN ANY OUTSTANDING AMOUNTS IN RESPECT OF THE ISSUER TERM AA ADVANCES, THE ISSUER TERM A ADVANCES AND THE ISSUER TERM BBB ADVANCES WILL BE EXTINGUISHED, WHICH WOULD CAUSE A LOSS ON ANY CLASS B ISSUER NOTES, ANY CLASS M ISSUER NOTES AND ANY CLASS C ISSUER NOTES STILL OUTSTANDING

     The transaction has been structured in the expectation that on the final repayment date of the issuer intercompany loan in June 2042, the interest and principal due and payable on the issuer term AA advances, the issuer term A advances and the issuer term BBB advances will be in an amount equal to the sum available to pay all outstanding interest and/or principal (including interest and/or principal deferred and unpaid) on the issuer term AA advances, the issuer term A advances and the issuer term BBB advances (after paying amounts of a higher order of priority as required by the Funding 1 priority of payments).

     If there is a shortfall between the amount available to pay such interest and/or principal and the amount required to pay all outstanding interest and/or principal on the issuer term AA advances, the issuer term A advances and the issuer term BBB advances, then the shortfall will be deemed to be not due and payable under the issuer intercompany loan agreement and we will not have any claim against Funding 1 for the shortfall.

     If there is such a shortfall in interest and/or principal payments under the issuer intercompany loan agreement, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on the class B issuer notes, the class M issuer notes or the class C issuer notes outstanding.

ENFORCEMENT OF THE ISSUER SECURITY IS THE ONLY REMEDY FOR A DEFAULT IN THE ISSUER'S OBLIGATIONS, AND THE PROCEEDS OF THAT ENFORCEMENT MAY NOT BE ENOUGH TO MAKE PAYMENTS ON THE ISSUER NOTES

     The only remedy for recovering amounts on the issuer notes is through the enforcement of the issuer security. We have no recourse to the assets of Funding 1 unless Funding 1 has also defaulted on its obligations under the issuer intercompany loan and the Funding 1 security has been enforced.

     If the security created as required by the issuer deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the issuer notes.

THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES AND SO ON

     The transaction has been structured in the expectation that:

     * the series 1 issuer notes will be redeemed in full prior to the redemption of the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes;

     * the series 2 issuer notes will be redeemed in full prior to the redemption of the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes;

     * the series 3 issuer notes will be redeemed in full prior to the redemption of the series 4 issuer notes and the series 5 issuer notes; and

     * the series 4 issuer notes will be redeemed in full prior to the redemption of the series 5 issuer notes.

     This means, among other things, that the series 1 class B issuer notes and the series 1 class C issuer notes are expected to be redeemed before the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes, even though the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes have a higher rating than the series 1 class B issuer notes. Similarly, the series 2 class B issuer notes, the series 2 class M issuer notes and the series 2 class C issuer notes are expected to be redeemed before the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes, and so on for each series of issuer notes.

     However, there is no assurance that the series 1 issuer notes will be redeemed in full before the series 2 issuer notes, the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes or that the series 2 issuer notes will be redeemed in full before the series 3 issuer notes, the series 4 issuer notes and the series 5 issuer notes or that the series 3 issuer notes will be redeemed in full before the series 4 issuer notes and the series 5 issuer notes or that the series 4 issuer notes will be redeemed in full before the series 5 issuer notes. In each case, redemption of the issuer notes is ultimately dependent on, among other things, repayment and redemptions on the loans and on the term advance rating of the issuer term advances. Further, if on any interest payment date, amounts are due and payable in respect of the class A issuer notes of any series and amounts are due and payable in respect of the class B issuer notes of any series, the class M issuer notes of any series and/or the class C issuer notes of any series, then payments of principal will be made on the class A issuer notes in priority to payments of principal on the class B issuer notes, the class M issuer notes and the class C issuer notes. Similarly, if on any interest payment date, amounts are payable in respect of the class B issuer notes of any series, the class M issuer notes of any series and the class C issuer notes of any series, then payments of principal will be made on the class B issuer notes in priority to payments of principal on the class M issuer notes and the class C issuer notes. See "- SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS" and "MATURITY AND PREPAYMENT CONSIDERATIONS".

THERE MAY BE CONFLICTS BETWEEN YOUR INTERESTS AND THE INTERESTS OF ANY OF OUR OTHER SECURED CREDITORS, AND THE INTERESTS OF THOSE SECURED CREDITORS MAY PREVAIL OVER YOUR INTERESTS

     The issuer deed of charge requires the security trustee to consider the interests of each of the issuer secured creditors in the exercise of all of its powers, trusts, authorities, duties and discretions, but requires the security trustee, in the event of a conflict between your interests and the interests of any of the other issuer secured creditors, to consider only your interests. In certain circumstances, the security trustee can make amendments to the documents without your prior consent, as described in the next risk factor.

THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS

     Pursuant to the terms of the Funding 1 deed of charge and the issuer deed of charge, the security trustee may, without the consent or sanction of Funding 1's secured creditors or the issuer's secured creditors, concur with any person in making or sanctioning any modifications to the transaction documents:

     * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion that such modification will not be materially prejudicial to the interests of the secured creditors or, if it is not of that opinion in relation to any secured creditor, such secured creditor has given its written consent to such modification; or

     * which in the opinion of the security trustee is made to correct a manifest error or an error established as such to the satisfaction of the security trustee or is of a formal, minor or technical nature.

     The security trustee will be entitled to assume that the exercise of its discretions will not be materially prejudicial to your interests if each of the rating agencies has confirmed that the then current rating by it of the notes would not be adversely affected by such exercise.

     In addition, the security trustee will give its consent to any modifications to the mortgage sale agreement, the servicing agreement, the cash management agreement, the Funding 1 deed of charge, the Funding 1 liquidity facility agreement, the Funding 1 swap agreement, the intercompany loan terms and conditions, the bank account agreement and the master definitions and construction schedule, that are requested by Funding 1 or the cash manager, provided that Funding 1 or the cash manager certifies to the security trustee in writing that such modifications are required in order to accommodate:

     (i) the entry by Funding 1 into new intercompany loan agreements, and/or the issue of new types of notes by new issuers, and/or the addition of other relevant creditors to the transaction;

     (ii)  the inclusion of Funding 2 as a beneficiary of the mortgages trust;

     (iii) the issue of notes by Funding 2;

     (iv)  the sale of new types of loans to the mortgages trustee;

     (v) changes to be made to the general reserve fund required amount, the liquidity reserve fund required amount and/or the manner in which the reserve funds are funded;

     (vi) changes to be made to the definitions of asset trigger event and non-asset trigger event; and

     (vii) the inclusion of an additional Funding 1 liquidity facility in the circumstances described in "CREDIT STRUCTURE - ADDITIONAL FUNDING 1 LIQUIDITY FACILITY",

           and provided further that:

     * in respect of the matters listed in paragraphs (i) to (iv), the relevant conditions precedent have been satisfied; and

     * in respect of the matters listed in paragraphs (i) to (vii), the security trustee has received written confirmation from each of the rating agencies that the relevant modifications will not adversely affect the then current ratings of the notes.

     The modifications required to give effect to the matters listed in paragraphs (i) to (vii) above may include, amongst other matters, amendments to the provisions of the Funding 1 deed of charge relating to the application of monies. Accordingly, there can be no assurance that the effect of the modifications to the transaction documents will not ultimately adversely affect your interests. Any modifications to the documents described above will require the actual consent of the Funding 1 liquidity facility provider, the Funding 1 swap provider and each of the issuer swap providers (in respect of each document to which they are a party), as applicable, such consent not to be unreasonably withheld and to be deemed given if no written response (affirmative or negative) is given within 10 business days after the written request for consent is sent to each such party.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF CLASS A ISSUER NOTES, THE HOLDERS OF CLASS B ISSUER NOTES, THE HOLDERS OF CLASS M ISSUER NOTES AND THE HOLDERS OF CLASS C ISSUER NOTES, AND THE INTERESTS OF OTHER CLASSES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

     The issuer trust deed and the terms of the issuer notes will provide that the note trustee is to have regard to the interests of the holders of all the classes of issuer notes. There may be circumstances, however, where the interests of one class of the noteholders conflicts with the interests of another class or classes of the noteholders. The issuer trust deed and the terms of the issuer notes will provide that where, in the sole opinion of the note trustee there is such a conflict, then:

     * the note trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders, the class M noteholders and/or the class C noteholders on the other hand;

     * the note trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class M noteholders and/or the class C noteholders on the other hand; and

     * the note trustee is to have regard only to the interests of the class M noteholders in the event of a conflict between the interests of the class M noteholders on the one hand and the class C noteholders on the other hand.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF EACH SERIES OF THE CLASS A ISSUER NOTES, THE HOLDERS OF EACH SERIES OF THE CLASS B ISSUER NOTES, THE HOLDERS OF EACH SERIES OF THE CLASS M ISSUER NOTES AND THE HOLDERS OF EACH SERIES OF THE CLASS C ISSUER NOTES, AND THE INTERESTS OF OTHER SERIES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

     There may also be circumstances where the interests of the class A noteholders of one series of the issuer notes conflicts with the interests of the class A noteholders of another series of the issuer notes. Similarly, there may be circumstances where the interests of the class B noteholders of one series of the issuer notes conflicts with the interests of the class B noteholders of another series of the issuer notes, the interests of the class M noteholders of one series of the issuer notes conflicts with the interests of the class M noteholders of another series of the issuer notes or the interests of the class C noteholders of one series of the issuer notes conflicts with the interests of the class C noteholders of another series of the issuer notes.

     The issuer trust deed and the terms of the issuer notes will provide that where, in the sole opinion of the note trustee there is such a conflict, then a resolution directing the note trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes, or, as applicable, each series of the class B issuer notes, each series of the class M issuer notes or each series of the class C issuer notes. A resolution may only be passed at a single meeting of the noteholders of each series of the relevant class if the note trustee is, in its absolute discretion, satisfied that there is no conflict between them.

     Similar provisions will apply in relation to requests in writing from holders of a specified percentage of the principal amount outstanding of the issuer notes of each class within each series (the principal amount outstanding being converted into sterling for the purposes of making the calculation). You should note that as a result of repayments of principal first to the series 1 issuer notes, then to the series 2 issuer notes, then to the series 3 issuer notes, then to the series 4 issuer notes and then to the series 5 issuer notes, the principal amount outstanding of each series of the issuer notes will change after the closing date.

HOLDINGS HAS ESTABLISHED ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST

     Holdings has established a separate entity, Funding 2, which may issue notes from time to time and use the proceeds to pay for a direct interest in the trust property rather than lending the proceeds to Funding 1. Simultaneously with the acquisition by Funding 2 of an interest in the trust property, the seller and Funding 1, as existing beneficiaries of the mortgages trust, would be required to agree to a decrease in their beneficial interests in the trust property (which would require a partial release of security by Funding 1 over its share in the trust property).

     The seller, Funding 1 and Funding 2 would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to one, two or all three beneficiaries, depending on the terms of the mortgages trust.

     It is anticipated that Funding 2 will issue notes directly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in Funding 2's share of the trust property.

     Amendments would be made to a number of the issuer transaction documents as a result of the inclusion of Funding 2 as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

     * the mortgage sale agreement to enable the purchase by Funding 2 of interests in the trust property;

     * the mortgages trust deed (i) to establish Funding 2 as a beneficiary of the trust, (ii) to enable the acquisition by Funding 2 of an interest in the trust property from time to time and (iii) to regulate the distribution of interest and principal receipts in the trust property to Funding 2 and the other beneficiaries; and

     * the cash management agreement to regulate the application of monies to Funding 2.

     There may be conflicts of interest between Funding 1 and Funding 2, in which case it is expected that the mortgages trustee will follow the directions given by the relevant beneficiary (excluding the seller) that has the largest share of the trust property at that time. The interests of Funding 1 may not prevail, which may adversely affect your interests.

     Your prior consent to the inclusion of Funding 2 as a beneficiary of the mortgages trust and the subsequent amendments to the documents and/or release of security by Funding 1 will not be required (see "THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" above). Before becoming a beneficiary of the mortgages trust, however, Funding 2 will be required to satisfy a number of conditions, including:

     * obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time will not be adversely affected as a result of Funding 2 becoming a beneficiary of the mortgages trust;

     * providing written certification to the security trustee that no event of default under any of Funding 1's intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of Funding 2 becoming a beneficiary of the mortgages trust; and

     * providing written certification to the security trustee that no principal deficiency is recorded on the principal deficiency ledger in relation to Funding 1's term advances that are outstanding at that time.

     There can be no assurance that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not affect cashflows available to pay amounts due on your issuer notes and therefore adversely affect your interests.

IF FUNDING 1 ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF ISSUER TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF ISSUER NOTES AS TO PAYMENT

     It is likely that Holdings will establish new issuers to issue new notes to investors. The proceeds of each new issue will be used by the new issuer to make a new intercompany loan to Funding 1. Funding 1 will use the proceeds of the new intercompany loan to:

     * pay the seller in relation to the initial consideration for new loans and their related security to be sold to the mortgages trustee;

     * pay the seller for a portion of the seller share of the trust property, which will result in an increase in Funding 1's share of the trust property;

     * refinance an intercompany loan or intercompany loans outstanding at that time (and if our issuer intercompany loan to Funding 1 is refinanced, you could be repaid early); and/or

     *    deposit some of those proceeds in the general reserve fund.

     The payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement will not be affected as a result of an issue of new notes by a new issuer, because the new issue will be separately documented. However, Funding 1 may be required to pay to a new issuer amounts owing under a new term advance ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that new term advance and other rules regarding the payment of interest and the repayment of principal by Funding 1, as described in "SUMMARY OF PROSPECTUS - THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". If this is the case, then the relevant new noteholders will be paid before you.

     If Holdings establishes new issuers to make new intercompany loans to Funding 1, you will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuers of new notes. Similarly, the terms of the Funding 1 transaction documents (including the mortgage sale agreement, the mortgages trust deed, the Funding 1 deed of charge, the definitions of the trigger events, the criteria for the sale of new loans to the mortgages trustee and the amount available to be drawn under the Funding 1 liquidity facility) may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect the cashflows available to pay amounts due on your notes. See "- THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" above.

     However, before issuing new notes, a new issuer will be required to satisfy a number of conditions, including:

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

     * obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time will not be adversely affected because of the new issue;

     * providing written certification to the security trustee that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the issue of the new notes; and

     * providing written certification to the security trustee that no principal deficiency is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.

FUNDING 1 HAS ENTERED INTO THE PREVIOUS INTERCOMPANY LOAN AGREEMENTS WITH THE PREVIOUS ISSUERS, AND SOME OF THE PREVIOUS TERM ADVANCES IN THE PREVIOUS INTERCOMPANY LOANS RANK AHEAD OF SOME OF THE ISSUER TERM ADVANCES IN THE ISSUER INTERCOMPANY LOAN AS TO PAYMENT, AND ACCORDINGLY SOME OF THE NOTES ISSUED BY THE PREVIOUS ISSUERS RANK AHEAD OF SOME OF THE ISSUER NOTES AS TO PAYMENT

     The previous issuers issued the previous notes to investors, the equivalent net issue proceeds of which were used by the previous issuers to make the previous intercompany loans to Funding 1. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 1) PLC to pay the seller for the initial loans (together with their related security) sold to the mortgages trustee on 14th June, 2002 which comprised Funding 1's original share of the trust property. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 2) PLC to pay the seller for loans (together with their related security) sold to the mortgages trustee on 6th March, 2003. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 3) PLC to pay consideration to the seller for an increase in Funding 1's share in the mortgages trust on 25th November, 2003. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 4) PLC to pay consideration to the seller for loans (together with their related security) sold to the mortgages trustee on 12th March, 2004.

     The payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement are not affected as a result of the issue of the previous notes by the previous issuers, because the previous issues were separately documented. However, Funding 1 may be required to pay to the previous issuers amounts which are owing under one or more previous term advances ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that previous term advance and other rules regarding the payment of interest and the repayment of principal by Funding 1, as described in "SUMMARY OF PROSPECTUS - THE PREVIOUS ISSUERS, NEW ISSUERS, NEW INTERCOMPANY LOANS, NEW START-UP LOANS AND FUNDING 2". If this is the case, then the relevant previous noteholders will be paid before you.

OTHER CREDITORS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING 1 TO THE SECURITY TRUSTEE, AND THIS MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     If Funding 1 enters into a new intercompany loan agreement, then if required it will also enter into a new start-up loan agreement with a new start-up loan provider and the security trustee.

     If required by the rating agencies, Funding 1 will use part of the proceeds of the new start-up loan to fund further the general reserve fund. Similarly, if necessary, Funding 1 will also enter into a new Funding 1 swap with either the Funding 1 swap provider or a new Funding 1 swap provider and the security trustee.

     The new issuer, any new start-up loan provider and any new Funding 1 swap provider will become party to the Funding 1 deed of charge and will be entitled to share in the security granted by Funding 1 for our benefit (and the benefit of the other Funding 1 secured creditors) under the Funding 1 deed of charge. In addition, the liabilities owed to the Funding 1 liquidity facility provider and the Funding 1 swap provider which are secured by the Funding 1 deed of charge may increase each time that Funding 1 enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes. Your consent to the requisite changes to the transaction documents will not be required (see "- THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS" above).

THERE MAY BE CONFLICTS BETWEEN US AND ANY NEW ISSUERS, AND OUR INTERESTS MAY NOT PREVAIL, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES.

     The security trustee will exercise its rights under the Funding 1 deed of charge only in accordance with directions given by the issuers (which could be us, any previous issuer or, if Funding 1 enters into new intercompany loans, any new issuer) that has or have the highest-ranking outstanding term advances at that time, provided that the security trustee is indemnified and/or secured to its satisfaction.

     If the security trustee receives conflicting directions, it will follow the directions given by the relevant issuers representing the largest principal amount outstanding of relevant term advances. If we are not in the group representing that largest principal amount, then our interests may not prevail. This could ultimately cause a reduction in the payments you receive on your issuer notes.

AS NEW LOANS ARE SOLD TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE CLOSING DATE, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     There is no guarantee that any new loans sold to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the closing date. In particular, new loans may have different payment characteristics than the loans in the portfolio as at the closing date. The ultimate effect of this could be to delay or reduce the payments you receive on the issuer notes. However, any new loans will be required to meet the conditions described in "SALE OF THE LOANS AND THEIR RELATED SECURITY".

THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS

     The yield to maturity of the issuer notes of each class will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class of issuer notes.

     The yield to maturity of the issuer notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS" and "- THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE SCHEDULED REDEMPTION DATES OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES".

     No assurance can be given that Funding 1 will accumulate sufficient funds during the cash accumulation period relating to the issuer series 1 term AAA advance, each scheduled amortisation instalment under the issuer series 2 term AAA advance, each scheduled amortisation instalment under the issuer series 3 term AAA advance and/or each scheduled amortisation instalment under the issuer series 4 term AAA advance to enable it to repay these issuer term advances to us so that the corresponding classes of issuer notes will be redeemed in accordance with their scheduled redemption dates. During the cash accumulation period for the issuer bullet term advances and scheduled amortisation instalments, repayments of principal will only be made on the issuer series 5 term AAA advance, the issuer term AA advances, the issuer term A advances or the issuer term BBB advances that are due and payable if the quarterly CPR of the loans in the trust property is greater than 15 per cent. and other conditions are met as described in "- PRINCIPAL PAYMENTS ON THE ORIGINAL PASS-THROUGH TERM ADVANCES WILL BE DEFERRED IN CERTAIN CIRCUMSTANCES" below. This means that there may be no corresponding repayments of principal on the series 5 class A issuer notes, the class B issuer notes, the class M issuer notes or the class C issuer notes.

     The extent to which sufficient funds are saved by Funding 1 during a cash accumulation period or received by it from its share in the mortgages trust for application on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate. If Funding 1 is not able to save enough money during a cash accumulation period or does not receive enough money from its share in the mortgages trust for application on a scheduled repayment date to repay the relevant issuer term AAA advance (and, if in respect of the issuer bullet term advances or, where applicable, scheduled amortisation instalments) it is unable to make a drawing on the reserve funds to make good the shortfall) so that we can redeem the class A issuer notes of the corresponding series on their respective scheduled redemption date(s), then Funding 1 will be required to pay to us on those scheduled redemption dates only the amount that it has actually saved or received. Any shortfall will be deferred and paid on subsequent Funding 1 interest payment dates when Funding 1 has money available to make the payment. In these circumstances, there will be a variation in the yield to maturity of the relevant class of issuer notes.

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

OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES AND/OR THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES AND/OR THE SERIES 4 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS

     The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the representations and warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under that mortgage account. Because these factors are not within our control or the control of Funding 1 or the mortgages trustee, we cannot give any assurances as to the level of prepayments that the portfolio may experience.

     Variation in the rate of prepayments of principal on the loans may affect each class of issuer notes differently depending upon amounts already repaid by Funding 1 to us under the issuer intercompany loan and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the series 1 class A issuer notes and/or the series 2 class A issuer notes and/or the series 3 class A issuer notes and/or the series 4 class A issuer notes in full on their respective scheduled redemption dates.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY SOLD TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The current lending criteria are set out in the section "THE LOANS - CHARACTERISTICS OF THE LOANS - LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the sale of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "THE LOANS - CHARACTERISTICS OF THE LOANS - LENDING CRITERIA".

     If new loans that have been originated under revised lending criteria are sold to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the issuer notes.

THE SELLER HAS ADOPTED PROCEDURES RELATING TO INVESTIGATIONS AND SEARCHES FOR REMORTGAGES WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The seller does not require a solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a limited investigation to carry out some but not all of the searches and investigations which would normally be carried out by a solicitor conducting a full investigation of the title to a property. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed, though to mitigate against this risk search indemnity insurance is obtained in respect of such properties. The introduction of loans secured by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the issuer notes.

THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

     In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time.

     Further, the mortgage loan industry in the United Kingdom is highly competitive. This competitive environment may affect the rate at which the seller originates new loans and may also affect the level of attrition of the seller's existing borrowers.

     The principal source of income for repayment of the issuer notes by us is the issuer intercompany loan. The principal source of income for repayment by Funding 1 of the issuer intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding 1 and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the issuer notes could be reduced or delayed.

THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE SCHEDULED REDEMPTION DATES OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES

     If no trigger event has occurred and the issuer security has not been enforced in accordance with the terms of the issuer deed of charge, then payments of principal will not occur on the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes before their respective scheduled redemption dates.

     If a trigger event occurs or the issuer security is enforced in accordance with the issuer deed of charge prior to the scheduled redemption dates for the series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes, then the relevant classes of issuer notes outstanding will not be repaid on their scheduled redemption dates but will be repaid on each interest payment date from monies received from Funding 1 on the issuer term AAA advances of the corresponding series as described in the following three risk factors.

IF AN ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

     When an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding 1 and the seller proportionally and equally based on their percentage shares of the trust property (that is, the Funding 1 share percentage and the seller share percentage). When an asset trigger event has occurred, after making requisite payments to the Funding 1 liquidity facility provider and replenishing the reserve funds, Funding 1 will repay:

     first, the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AAA advances is fully repaid;

     then, the term AA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid;

     then, the term A advances in respect of the issuer intercompany loan and any new intercompany loans, until each of those term A advances is fully repaid; and

     then, the term BBB advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid.

     If an asset trigger event occurs, any series 1 class A issuer notes and/or series 2 class A issuer notes and/or series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates, and there is also a risk that they will not be repaid by their final maturity dates.

IF A NON-ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

     If a non-asset trigger event has occurred but an asset trigger event has not occurred, the mortgages trustee will distribute all principal receipts to Funding 1 until the Funding 1 share percentage of the trust property is zero. When a non-asset trigger event has occurred, after making requisite payments to the Funding 1 liquidity facility provider and to replenish the reserve funds, Funding 1 will repay:

     first, the term AAA advance with the earliest final repayment date, then to repay the term AAA advance with the next earliest final repayment date, and so on until the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans are fully repaid;

     then, the term AA advances in respect of the issuer intercompany loan, the previous issuer intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid;

     then, the term A advances in respect of the issuer intercompany loan and any new intercompany loans, until each of those term A advances is fully repaid; and

     finally, the term BBB advances in respect of the issuer intercompany loan, the previous issuer intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid.

     If a non-asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates.

IF THE ISSUER SECURITY IS ENFORCED, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, SERIES 3 CLASS A ISSUER NOTES AND/OR SERIES 4 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

     If the issuer security is enforced, then the mortgages trustee will distribute funds in the manner described in "CASHFLOWS". In these circumstances, any series 1 class A issuer notes, series 2 class A issuer notes, series 3 class A issuer notes and/or series 4 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates and there is also a risk that those class A issuer notes may not be repaid by their final maturity dates.

LOANS SUBJECT TO FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES

     If the servicer at its discretion decides to grant a borrower a further advance under a loan which has been sold to the mortgages trustee, then the seller will be required to repurchase that loan under the relevant mortgage account and its related security from the mortgages trustee save for any loan in arrears at a price equal to the outstanding principal balance of those loans together with any accrued and unpaid interest and expenses to the date of purchase. The yield to maturity of the issuer notes may be affected by the repurchase of loans subject to further advances.

IN LIMITED CIRCUMSTANCES, LOANS SUBJECT TO PRODUCT SWITCHES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES

     Loans subject to product switches will not be repurchased unless on any distribution date, the seller is in breach of the conditions precedent to the sale of new loans to the mortgages trustee as described in "SALE OF LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" in paragraphs (A) to (P). From and including that date to but excluding the date when those conditions precedent have been satisfied, the seller will be required to repurchase any loans and their related security that are subject to product switches. The seller will be required to repurchase the relevant loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with accrued and unpaid interest and expenses to the date of purchase.

     A loan will be subject to a product switch if the borrower and the seller agree on or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than:

     * any variation agreed with a borrower to control or manage arrears on the loan;

     * any variation to the interest rate as a result of a borrower being linked to HVR 2;

     * any variation in the maturity date of the loan unless, while the issuer intercompany loan is outstanding, it is extended beyond June 2040;

     *    any variation imposed by statute;

     * any variation of the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the trust property in any interest period; or

     * any variation in the frequency with which the interest payable in respect of the loan is charged.

     The yield to maturity of the issuer notes may be affected by the repurchase of loans subject to product switches.

RATINGS ASSIGNED TO THE ISSUER NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE ISSUER NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE ISSUER NOTES

     The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of "ultimate" payment of principal on the final maturity date of each class of issuer notes. The expected ratings of each class of issuer notes on the closing date are set out in "RATINGS OF THE ISSUER NOTES". Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the issuer notes has declined or is in question. If any rating assigned to the issuer notes is lowered or withdrawn, the market value of the issuer notes may be reduced. A change to the ratings assigned to each class of issuer notes will not affect the term advance ratings assigned to each issuer term advance in the intercompany loans.

SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS

     The class B issuer notes, the class M issuer notes and the class C issuer notes are subordinated in right of payment of interest to the class A issuer notes. The class M issuer notes and the class C issuer notes are subordinated in right of payment of interest to the class B issuer notes. The class C issuer notes are subordinated in right of payment of interest to the class M issuer notes. However, as described in "- THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES AND SO ON" above, the transaction has been structured in the expectation that the series 1 issuer notes will be repaid in full prior to the redemption of the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes and so on for each class of each series of issuer notes.

     Accordingly, there is no assurance that these subordination rules will protect the holders of class A issuer notes, the holders of class B issuer notes or the holders of class M issuer notes from all risk of loss.

PRINCIPAL PAYMENTS ON THE ORIGINAL PASS-THROUGH TERM ADVANCES WILL BE DEFERRED IN SOME CIRCUMSTANCES

     Principal repayments on the issuer term AA advances, the issuer term A advances and/or the issuer term BBB advances will be deferred in the following circumstances:

     If on a Funding 1 interest payment date:

     * there is a debit balance on the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger, after application of the Funding 1 available revenue receipts on that Funding 1 interest payment date; or

     * the adjusted general reserve fund level is less than the general reserve fund threshold; or

     * the aggregate outstanding principal balance of loans in the mortgages trust, in respect to which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent of the aggregate outstanding principal balance of loans in the mortgages trust;

then to the extent that any term AAA advance remains outstanding (whether or not such term AAA advance is then due and payable) after the allocation of principal on that Funding 1 interest payment date to those term advances, the issuer term AA advances, issuer term A advances and issuer term BBB advances will not be entitled to principal repayments until the relevant circumstance as described above has been remedied or otherwise ceases to exist. In addition, if any term AA advance remains outstanding (whether or not such term AA advance is then due and payable) after the allocation of principal on that Funding 1 interest payment date to those term advances, the issuer term A advances will not be entitled to principal repayments until the relevant circumstances as described above have been remedied or otherwise cease to exist. Also, if any term A advance remains outstanding (whether or not such term A advance is then due and payable) after the allocation of principal on that Funding 1 interest payment date to those term advances, the issuer term BBB advances will not be entitled to principal repayments until the relevant circumstances as described above have been remedied or otherwise cease to exist. This means that payments of principal on the class C issuer notes of all series and, as applicable, the class M issuer notes of all series and the class

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

B issuer notes of all series will be deferred until the earlier of the time when the relevant circumstance described in this risk factor has been remedied (if ever) and the final maturity date of the relevant issuer notes.

     Furthermore, if, on a Funding 1 interest payment date prior to the issuer step-up date:

     * one or more bullet term advances and/or scheduled amortisation instalments are then in a cash accumulation period; and

     *    the quarterly CPR is less than 15 per cent; and

     *    there is a cash accumulation shortfall at that time;

then, on or before their step-up dates, the issuer term advances which are original pass-through term advances will be entitled to principal repayments only to the extent permitted under the pass-through repayment restrictions see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE".

SERIES 2 ISSUER NOTES, SERIES 3 ISSUER NOTES, SERIES 4 ISSUER NOTES AND SERIES 5 ISSUER NOTES MAY BE SUBJECT TO RISK IF THE TRUST PROPERTY DETERIORATES AFTER REPAYMENT OF PREVIOUS SERIES OF THE ISSUER NOTES

     If the loans comprising the trust property do not perform as expected at any time after the repayment of previous series of issuer notes, then the unpaid series of issuer notes will be adversely affected.

YOU MAY NOT BE ABLE TO SELL THE ISSUER NOTES

     There currently is no secondary market for the issuer notes. The relevant underwriters expect, but are not obliged, to make a market in the issuer notes. If no secondary market develops, you may not be able to sell the issuer notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.

YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS ON THE SERIES 1 ISSUER NOTES, THE SERIES 2 ISSUER NOTES, THE SERIES 3 ISSUER NOTES, THE SERIES 4 ISSUER NOTES AND THE SERIES 5 CLASS A1 ISSUER NOTES

     Investors will pay for the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes in US dollars and the series 4 issuer notes and the series 5 class A1 issuer notes in euro, but the issuer term advances to be made by us to Funding 1 and repayments of principal and payments of interest by Funding 1 to us under the issuer intercompany loan will be in sterling.

     To hedge:

     * our currency exchange rate exposure, including the interest rate exposure connected with that currency exposure;

     * the difference in periodicity between quarterly Funding 1 interest payment dates and the monthly interest payment dates in relation to the series 1 class A issuer notes; and

     * prior to the earliest to occur of (i) the interest payment date falling in [June 2011] in respect of the series 5 class A1 issuer notes, (ii) the occurrence of a trigger event and (iii) enforcement of the issuer security, the difference in periodicity between quarterly Funding 1 interest payment dates and the annual interest payment dates in relation to the series 5 class A1 issuer notes, we will enter into the issuer dollar currency swaps for the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes with the issuer dollar currency swap providers, the issuer euro currency swaps for the series 4 issuer notes and the series 5 class A1 issuer notes with the issuer euro currency swap providers and the series 5 class A1 issuer interest rate swap with the series 5 class A1 issuer interest rate swap provider (see "THE SWAP AGREEMENTS - THE ISSUER CURRENCY SWAPS").

     If we fail to make timely payments of amounts due under an issuer swap, then we will have defaulted under that issuer swap. Each issuer swap provider is obliged only to make payments under an issuer swap if and for so long as we make payments under the same. If an issuer swap provider is not obliged to make payments, or if it defaults in its obligations to make payments of amounts in US dollars or euro, as applicable, equal to the full amount to be paid by it on the payment dates under the relevant issuer swap (which are the same dates as the interest payment dates in respect of the issuer notes), we will be exposed to changes in US dollar/sterling or euro/sterling currency exchange rates, in the associated interest rates on these currencies and in fixed versus floating interest rates. Unless a replacement issuer swap is entered into, we may have insufficient funds to make payments due on the issuer notes of any class and any series that are then outstanding.

     The [Series 3] issuer swap guarantor will be obliged to gross up payments made by it to us if withholding taxes are imposed on payments under the [Series 3] issuer swap guarantee. However, the [Series 3] issuer swap guarantee provides that, if the [Series 3] issuer swap guarantor is required to gross up a payment under the [Series 3] issuer swap guarantee in respect of a relevant issuer dollar currency swap, it may terminate the relevant issuer dollar currency swap. If it does terminate the relevant issuer dollar currency swap, we will be exposed to changes in US dollar/sterling currency exchange rates and in the associated interest rates on these currencies. Unless a replacement issuer dollar currency swap is entered into, we may have insufficient funds to make payments due on the issuer notes of any class and any series that are then outstanding.

THE DIFFERENCE IN TIMING BETWEEN OUR OBLIGATIONS AND THE OBLIGATIONS OF THE SERIES 5 CLASS A1 ISSUER INTEREST RATE SWAP PROVIDER COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     On each quarterly Funding 1 interest payment date, the series 5 class A1 euro currency swap provider will pay to us amounts due under the series 5 Class A1 issuer euro currency swap. On each quarterly interest payment date in relation to our obligations under the series 5 class A1 issuer interest rate swap, we will pay the amount so received to the series 5 class A1 issuer interest rate swap provider. The series 5 class A1 issuer interest rate swap provider will not be obliged to make any corresponding swap payments to us until the interest payment date in respect of the series 5 class A1 issuer notes. This interest payment date occurs annually up to and including the earliest to occur of (i) the interest payment date falling in [June 2011] in respect of the series 5 class A1 issuer notes, (ii) the occurrence of a trigger event and (iii) enforcement of the issuer security, and quarterly on and following the interest payment date occurring immediately thereafter. Therefore, under the series 5 class A1 issuer interest rate swap, the date on which the series 5 class A1 issuer interest rate swap provider pays amounts due to us may be as long as nine months after a date on which we pay amounts due to it.

     If the series 5 class A1 issuer interest rate swap provider does not meet its payment obligations to us under the series 5 class A1 issuer interest rate swap on any annual interest payment date and does not make a termination payment that has become due from it to us, we may have a larger shortfall in funds with which to make interest payments on the issuer notes than if its payment obligations were quarterly and therefore coincidental with our payment obligations under the series 5 class A1 issuer interest rate swap. Hence, the difference in timing between our obligations and the obligations of the series 5 class A1 issuer interest rate swap provider under the series 5 class A1 issuer interest rate swap may affect our ability to make payments on the issuer notes of any class and any series.

THERE MAY BE A DELAY IN PAYMENT OF INTEREST ON SERIES 1 CLASS A ISSUER NOTES ON THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

     After the occurrence of a trigger event or enforcement of the issuer security, the interest payments on the series 1 class A issuer notes will no longer be payable monthly, but will be payable quarterly. In these circumstances a noteholder will not receive interest under the series 1 class A issuer notes on the expected payment dates.

THE MORTGAGES TRUSTEE GIC PROVIDER OR THE FUNDING 1 GIC PROVIDER MAY CEASE TO SATISFY CERTAIN CRITERIA TO PROVIDE THE MORTGAGES TRUSTEE GIC ACCOUNT OR THE FUNDING 1 GIC ACCOUNT

     The mortgages trustee GIC provider and the Funding 1 GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding 1 GIC account respectively. If either the mortgages trustee GIC provider or the Funding 1 GIC provider ceases to satisfy that criteria the relevant account would need to be transferred to another entity which does satisfy that criteria. In these circumstances the new GIC provider may not offer a GIC on terms as favourable as those provided by the mortgages trustee GIC provider or the Funding 1 GIC provider.

TERMINATION PAYMENTS ON THE ISSUER SWAPS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE ISSUER NOTES

     If any of the issuer swaps terminates, we may as a result be obliged to make a termination payment to the relevant issuer swap provider. The amount of the termination payment will be based on the cost of entering into a replacement issuer swap. Under the issuer intercompany loan agreement, Funding 1 will be required to pay us an amount equal to any termination payment due by us to the relevant issuer swap

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

provider. Funding 1 will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

     We cannot give you any assurance that Funding 1 will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under any of our issuer swaps or to make subsequent payments to you in respect of the relevant series and class of issuer notes. Nor can we give you any assurance that we will be able to enter into a replacement issuer swap or, if one is entered into, that the credit rating of the replacement issuer swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the issuer notes by the rating agencies.

     Except where the relevant issuer swap provider has caused the relevant issuer swap to terminate by its own default, any termination payment due by us will rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant issuer swap relates but also with payments due to the holders of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant issuer swap relates. Any additional amounts required to be paid by us following termination of the relevant issuer swap (including any extra costs incurred (for example, from entering into "spot" currency transactions or interest rate swaps) if we cannot immediately enter into a replacement issuer swap) will also rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant issuer swap relates but also with payments due to the holder of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant issuer swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by us following termination of an issuer swap will rank ahead of payments due to the holders of any series and class of issuer notes which ranks below the series and class of issuer notes to which the relevant issuer swap relates. Therefore, if we are obliged to make a termination payment to the relevant issuer swap provider or to pay any other additional amount as a result of the termination of the relevant issuer swap, this may affect the funds which we have available to make payments on the issuer notes of any class and any series.

RISKS ASSOCIATED WITH THE FUNDING 1 SWAP

     To provide a hedge against (a) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and
(b) the rate of interest payable by Funding 1 on the intercompany loans, Funding 1 has entered into the Funding 1 swap agreement. If Funding 1 fails to make timely payments under the Funding 1 swap, it will have defaulted under the Funding 1 swap. The Funding 1 swap provider is obliged only to make payments under the Funding 1 swap if and for so long as Funding 1 makes payments under the same. If the Funding 1 swap provider is not obliged to make payments, or defaults in its obligation to make payments under the Funding 1 swap, Funding 1 will be exposed to the variance between the rates of interest payable on the loans and the rate of interest payable by it under the intercompany loans unless a replacement Funding 1 swap is entered into. If the Funding 1 swap terminates, Funding 1 may as a result be obliged to make a termination payment to the Funding 1 swap provider. Any variance between the rates of interest payable on the loans and the rate of interest payable by Funding 1 under the intercompany loans and any termination payment payable by it to the Funding 1 swap provider may adversely affect the ability of Funding 1 to meet its obligations under the issuer intercompany loan agreement (see also "- FAILURE BY FUNDING 1 TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES" above).

     Funding 1 will receive interest on the variable rate loans, which is based on HVR 1 or HVR 2. The payment obligations of Funding 1 under the Funding 1 swap will, among other things, be based on the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, HSBC Bank plc, Lloyds TSB plc, Nationwide Building Society, Northern Rock plc, National Westminster Bank Plc, and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates). While it is anticipated that such average rate will broadly track both HVR 1 and HVR 2, the variance between such average rate and HVR 1 and HVR 2 respectively, may affect the ability of Funding 1 to meet its payment obligations under the Funding 1 swap agreement.

WE RELY ON THIRD PARTIES TO PERFORM SERVICES IN RELATION TO THE ISSUER NOTES, AND YOU MAY BE ADVERSELY AFFECTED IF THEY FAIL TO PERFORM THEIR OBLIGATIONS

     We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the issuer notes. For example, the issuer swap providers have agreed to provide their respective issuer swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the issuer notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.

WE MAY BE UNABLE TO PAY, IN FULL OR AT ALL, INTEREST DUE ON THE ISSUER NOTES IF THERE IS AN INCOME OR PRINCIPAL DEFICIENCY

     If, on any Funding 1 interest payment date, revenue receipts available to Funding 1 (including the reserve funds) are insufficient to enable Funding 1 to pay interest on issuer term advances, previous term advances and any new term advances and other expenses of Funding 1 ranking higher in seniority to interest due on these term advances, then Funding 1 may use principal receipts on the loans received by it in the mortgages trust to make up the shortfall.

     Funding 1 will use principal receipts that would have been applied to repay the term advances with the lowest term advance rating to pay interest on those other term advances and senior expenses described in the preceding paragraph where there is a shortfall of monies to pay those amounts. At the closing date, the relevant term advances with the lowest term advance rating include the issuer term BBB advances. If Funding 1 uses principal to repay interest and senior expenses in this manner, there will be less principal available to repay the issuer term BBB advances.

     Funding 1 will be obliged to keep a ledger that records any principal applied to pay interest and senior expenses (as well as any losses on the loans causing a principal deficiency). When the amount recorded on the ledger is equal to the principal amount outstanding of the term BBB advances, then Funding 1 will use principal receipts that would have been applied to repay the term advance with the next lowest ranking term advance rating to pay interest on the term advances and senior expenses where there is a shortfall of money to pay those amounts. At the closing date, the term advances with the next lowest term advance rating include the issuer term A advances. When the amount recorded on the principal deficiency ledger exceeds the principal amount outstanding on the term A advances, Funding 1 will use principal receipts that would have been applied to repay the term AA advances to pay those amounts. When the amount recorded on the principal deficiency ledger exceeds the principal amount outstanding on the term AA advances, Funding 1 will use principal receipts that would have been applied to repay the term AAA advances to pay those amounts.

     During the term of the transaction, however, it is expected that any principal deficiencies of this sort will be recouped from subsequent excess revenue receipts and amounts standing to the credit of the reserve funds. The revenue receipts will be applied first to cover any principal deficiency in respect of the term advances with the highest term advance rating (at the closing date, these include the issuer term AAA advances), and then the term advances with the next highest-ranking term advance rating (at the closing date, these include the issuer term AA advances), and so on down to the term advances with the lowest term advance rating.

     If there are insufficient funds available because of revenue or principal deficiencies, then one or more of the following consequences may occur:

     * the interest and other net income of Funding 1 may not be sufficient, after making the payments to be made in priority, to pay, in full or at all, interest due on the issuer term BBB advances, the issuer term A advances and the issuer term AA advances;

     * there may be insufficient funds to repay the principal due and payable on any of the issuer term BBB advances, the issuer term A advances and the issuer term AA advances prior to their final repayment dates unless the other net income of Funding 1 is sufficient, after making other prior ranking payments, to reduce any principal deficiency in respect of the term BBB advances, the term A advances and term AA advances;

     * if the amount of principal deficiencies exceeds the principal amount outstanding of any of the term advances (and the principal deficiencies cannot be covered by the other income of Funding 1), then we may not receive the full principal amount of any or all of the issuer term advances and, accordingly, you may not receive the full face value of the class C issuer notes, the class M issuer notes, the class B issuer notes and the class A issuer notes, as the case may be; and/or

     * we may be unable to pay, in full or at all, interest due on your issuer notes.

     For more information on income and principal deficiencies, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

THE SELLER SHARE OF THE TRUST PROPERTY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR THE ISSUER NOTES

     Any losses from loans included in the trust property will be allocated to Funding 1 and the seller proportionally on each distribution date in accordance with the Funding 1 share percentage and the seller

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

share percentage of the trust property. The seller's share of the trust property therefore does not provide credit enhancement for the Funding 1 share of the trust property or the issuer notes. Losses on the loans in the trust property are allocated proportionately between the seller and Funding 1 depending on their respective shares in the trust property.

WE WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY BY THE SELLER, BUT OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO US AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE ISSUER NOTES

     After an intercompany loan acceleration notice under an intercompany loan is given (as described in "SECURITY FOR FUNDING 1'S OBLIGATIONS"), the security trustee may, but shall not be obliged to, sell the Funding 1 share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the issuer intercompany loan agreement.

     We will not, and Funding 1 and the mortgages trustee will not, have any recourse to the seller of the loans, other than in respect of a breach of warranty under the mortgage sale agreement.

     We will not, and the mortgages trustee, Funding 1 and the security trustee will not, undertake any investigations, searches or other actions on any loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

     If any of the warranties made by the seller (a) in the case of each loan in the portfolio, was materially untrue on the date that loan was sold to the mortgages trustee or (b) in the case of each new loan, is materially untrue on the date that new loan is sold to the mortgages trustee, then the seller will be required to remedy the breach within 20 London business days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

     If the seller fails to remedy the breach within 20 London business days, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security at their outstanding principal balance as of the date of repurchase together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller's share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses.

     Other than as described here, neither you nor we will have any recourse to the assets of the seller.

THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST-ONLY LOAN, WHICH MAY ADVERSELY AFFECT REPAYMENTS ON THE ISSUER NOTES

     Each loan in the portfolio is repayable either on a principal repayment basis or an interest-only basis. Of the loans in the portfolio as at 8th January 2004, approximately 36.3 per cent. are interest-only loans. For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is required to have some repayment mechanism such as an investment plan in place to ensure that funds will be available to repay the principal at the end of the term. However, the seller does not ensure that a repayment mechanism is in place in all cases and does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.

     The ability of a borrower to repay the principal on an interest-only loan at maturity depends on the borrower ensuring that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time.

     There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the issuer notes if that loss cannot be cured by application of excess Funding 1 available revenue receipts.

THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The sale by the seller to the mortgages trustee of the English mortgages will take effect in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages on the closing date will be given

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

effect by a Scottish declaration of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further Scottish declarations of trust) by which the beneficial interest in the Scottish mortgages will be transferred to the mortgages trustee. In each case this means that legal title to the loans in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "SALE OF THE LOANS AND THEIR RELATED SECURITY - LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE" and until then the mortgages trustee will not give notice of the sale of the English mortgages to any borrower or apply to H.M. Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages or take any steps to complete or perfect its title to the Scottish mortgages. For more information on the Scottish mortgages see "THE LOANS - SCOTTISH LOANS" AND "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS".

     Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

     * firstly, if the seller wrongly sold a loan to another person which has already been sold to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuer to repay the issuer notes; and

     * secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES") which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuer to repay the issuer notes.

     However, if a borrower exercises any set-off rights, then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is exhausted, then the amount of any set-offs would be applied to reduce the Funding 1 share of the trust property.

     Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise (such as, for example, set-off rights associated with borrowers holding deposits with the seller) and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan) will not be affected by that notice.

SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES

     As described in "- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES", the seller has made, and in the future may make, an equitable assignment of the relevant loans and their related security, or in the case of Scottish loans a transfer of the beneficial interest in the relevant loans and their related security, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the sale of the mortgages. Although the seller does not currently offer flexible loans or delayed cashbacks, it may offer products in the future with those features, and those loans may be added to the mortgages trust. Set-off rights may occur if the seller fails to advance to a borrower a drawing under a flexible loan when the borrower is entitled to draw additional amounts under a flexible loan or if the seller fails to pay to a borrower any delayed cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

     If the seller fails to advance the drawing or pay the delayed cashback, then the relevant borrower may set off any damages claim arising from the seller's breach of contract against the seller's (and, as assignee or holder of the beneficial interest in the loans and their related security, the mortgages trustee's) claim for

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

payment of principal and/or interest under the loan as and when it becomes due. These set-off claims will constitute transaction set-off as described in the immediately preceding risk factor.

     The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance: the borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the mortgage was taken out or which otherwise were reasonably foreseeable.

     In respect of a delayed cashback, the claim is likely to be in an amount equal to the amount due under the delayed cashback together with interest and expenses and consequential losses (if any).

     A borrower may also attempt to set-off against his or her mortgage payments an amount greater than the amount of his or her damages claim. In that case, the servicer will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

     The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during the exercise. However, the amounts set-off will be applied to reduce the seller share of the trust property only.

     Further there may be circumstances in which:

     * a borrower may seek to argue that certain drawings under flexible loans are unenforceable by virtue of non-compliance with the Consumer Credit Act 1974 ("CCA"); or

     * certain drawings may rank behind liens created by a borrower after the date upon which the borrower entered into its mortgage with the seller.

     The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the issuer notes or that payments may not be made when due.

IF THE SERVICER IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE SERVICER WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee, Funding 1 and/or the security trustee will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

     There can be no assurance that a substitute servicer with sufficient experience of administering mortgages of residential properties would be found who would be willing and able to service the loans on the terms of the servicing agreement. In addition, as described below, any substitute servicer may be required to be authorised under FSMA (as defined below) once mortgage lending becomes a regulated activity. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the loans and hence our ability to make payments when due on the issuer notes.

     You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

FUNDING 1 MAY NOT RECEIVE THE BENEFIT OF ANY CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     The practice of the seller in relation to buildings insurance is described under "THE LOANS - INSURANCE POLICIES". As described in that section, no assurance can be given that Funding 1 will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding 1 according to the Funding 1 share percentage and could adversely affect our ability to redeem the issuer notes. You should note that buildings insurance is renewed annually.

POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND OTHER REGULATORY AUTHORITIES MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES.

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     In the United Kingdom, the Office of Fair Trading (the "OFT") is
responsible for the issue of licences under, and the superintendence of the working and the enforcement of, the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom.

     Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual; (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is GBP25,000 for credit agreements made on or after 1st May, 1998, or lower amounts for credit agreements made before that date; and (c) the credit agreement is not an exempt agreement under the CCA.

     In July 2001, the UK Department of Trade and Industry ("DTI") published a consultation paper on modernising the CCA, which invited views on which aspects of the CCA are to be reviewed. The DTI has since published consultation papers on specific aspects of the CCA to be reviewed including, in March 2002, on the financial limit and exempt agreements under the CCA.

     In November 2002, the DTI announced its intention that a credit agreement will be regulated by the CCA where, for credit agreements made after this change is implemented: (a) the borrower is or includes an individual, save for partnerships of four or more partners; (b) irrespective of the amount of credit (although in July 2003, the DTI announced its intention that the financial limit will remain for certain business-to-business lending); and (c) the credit agreement is not an exempt agreement. If this change is implemented, then any loan or further advance originated or varied bilaterally after this time, other than a regulated mortgage contract under the FSMA or an exempt agreement under the CCA, will be regulated by the CCA. Such loan or further advance will have to comply with requirements as to form and content of the credit agreement and, if it does not comply, will be unenforceable against the borrower.

     In December 2003, the DTI published a White Paper on its review of the CCA, accompanied by a consultation on (among other things) draft regulations on form and content of credit agreements regulated by the CCA that may come into force as early as 31st October, 2004. The closing date for comments on the White Paper is 15th March, 2004. The DTI is expected to announce in February 2004 its decision on whether to restrict or to remove exempt agreements under the CCA.

     The UK's Financial Services and Markets Act 2000 ("FSMA") regulates a wide range of financial activities under a single statutory-based regime. FSMA is not yet in full effect and will be brought into effect in stages. The first stage (known as "N2") came into effect on 1st December, 2001. Mortgage regulation will come into effect at a later stage (known as "N(M)") currently expected to be in October 2004.

     FSMA applies to any "regulated activity". After N(M) the following four activities: (i) entering into; (ii) in certain circumstances administering;
(iii) arranging; and (iv) advising on, a "regulated mortgage contract", will be regulated activities. Agreeing to carry on any of the activities will also be a regulated activity.

     The main effect of the introduction of mortgage regulation is that each entity carrying on a regulated activity with respect to regulated mortgage contracts will ordinarily be required to hold authorisation and permission from the FSA to carry on that activity. Generally, each financial promotion will have to be issued or approved by a person holding authorisation and permission from the FSA unless an exemption applies. If requirements as to authorisation of the originator and brokers or as to advertising are not complied with, the regulated mortgage contract will be unenforceable against the borrower except with approval of a court.

     The seller will be required to hold authorisation and permission to enter into and to administer and, where applicable, to advise on regulated mortgage contracts. Brokers (in certain circumstances) will be required to hold authorisation and permission to arrange and, where applicable, to advise on regulated mortgage contracts.

     Under the terms of the regulatory regime under FSMA, the issuer and mortgages trustee will not carry on any regulated activity in relation to regulated mortgage contracts that are administered pursuant to an administration agreement by an entity having the required authorisation and permission. If such administration agreement terminates, however, the issuer and mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required authorisation and permission.

     In October 2003, the FSA published a Policy Statement containing its final conduct of business rules. These rules set out in the Mortgages: Conduct of Business Sourcebook ("MCOB") cover conduct of business requirements for authorised persons. These rules provide for, inter alia, certain pre-origination matters, such as financial promotions and draft pre-application illustrations, start of contract disclosures, post-sale disclosures (annual statements), rules on contract charges and arrears and repossessions. The MCOB comes into force on N(M). Further, in March 2003, the FSA published a consultation paper covering the changes the FSA is proposing to make to the FSA Handbook relating to the prudential and authorisation-related requirements placed on authorised persons in respect of regulated mortgage activities. The FSA's

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

Policy Statement and near-final rules on the prudential and other requirements were published in September 2003, and the FSA made those rules on 15th January, 2004.

     The FSA has stated in Consultation Paper 146 (Chapter 4, paragraph 4.24) that to avoid dual regulation once the new regulatory regime applies, all mortgages regulated by the FSA will not be covered by the CCA. This carve-out only affects mortgages entered into after the new regulatory regime is effective (i.e. (N(M)). Before that date, the CCA will continue to be the relevant legislation. A court order under section 126 of the CCA is necessary to enforce a mortgage securing a loan to the extent that it is regulated by the CCA or to be treated as such, and will also be necessary to enforce a mortgage securing a regulated mortgage contract.

     No assurance can be given that additional regulations from the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments or compliance costs may have a material adverse effect on the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.

     Meanwhile, in the United Kingdom, self-regulation of mortgage business exists under the Mortgage Code (the "CML CODE") issued by the Council of Mortgage Lenders (the "CML"). Halifax currently subscribes to the CML Code. Membership of the CML and compliance with the CML Code are voluntary. The CML Code sets out minimum standards of good mortgage business practice, from marketing to lending procedures and dealing with borrowers experiencing financial difficulties. Since 30th April, 1998 lender-subscribers to the CML Code may not accept mortgage business introduced by intermediaries who are not registered with (before 1st November, 2000) the Mortgage Code Register of Intermediaries or (on and after 1st November, 2000) the Mortgage Code Compliance Board.

     In March 2001, the European Commission published a Recommendation to member states urging their lenders to subscribe to the code issued by the European Mortgage Federation (the "EMF CODE"). On 26th July, 2001 the CML decided to subscribe to the code collectively on behalf of its members. Lenders had until 30th September, 2002 to implement the EMF Code, an important element of which is provision to consumers of a "European Standardised Information Sheet" (an "ESIS") similar to the pre-application illustration proposed by the FSA. However, UK lenders generally are not in a position to begin to provide an ESIS to consumers until N(M). The CML has discussed this with the European Commission and the European Mortgage Federation. While compliance with the EMF Code is voluntary, if the EMF Code is not effective, the European Commission is likely to see further pressure from consumer bodies to issue a directive on mortgage credit or to extend its proposal for a directive on consumer credit to all mortgage credit.

     In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on the harmonisation of the laws, regulations and administrative provisions of the member states concerning credit for consumers and surety agreements entered into by consumers. In its current form, the proposal does not include a threshold amount for regulated agreements (unlike the existing Directive 87/102/EEC, as amended, which provides that (subject to certain exceptions) loans not exceeding euro 20,000 are regulated by such Directive) and requires specified requirements to be met in respect of certain mortgage loan products (including new credit agreements for further drawings under certain flexible mortgages and for further advances and amortisation tables for repayment mortgages). If the proposal comes into force in its current form, mortgage loans which do not comply with these requirements may be unenforceable. Significantly, the proposal provides that it does not apply retrospectively (subject to certain exceptions including in respect of new drawings or further advances made in respect of existing agreements) and does not apply to residential mortgage loans except those which include an equity release component. The proposal is unlikely to come into force before 2006 as the co-decision procedure of the European Parliament and of the Commission, from the publication of the proposal to the coming into force of the new consumer credit directive, is likely to take at least two years and member states will then have a further two years in which to bring national implementing legislation into force. The DTI is currently in consultation with consumer and industry organisations in relation to this proposal.

     There has been significant opposition from the European Parliament to the current form of the proposed directive, and it may be substantially amended before it is ultimately brought into effect. Until the final text of the directive is decided and the details of the United Kingdom implementing legislation are published, it is not certain what effect the adoption and implementation of the directive would have on the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.

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

REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999 as amended (the "UTCCR"), which, together with (in so far as applicable) the Unfair Terms in Consumer Contracts Regulations 1994, apply to agreements made on or after 1st July, 1995 and affect all or almost all of the loans, provide that:

     * a consumer may challenge a term in an agreement on the basis that it is "UNFAIR" within the UTCCR and therefore not binding on the consumer; and

     * the OFT and any "QUALIFYING BODY" within the UTCCR (such as the FSA) may seek to injunct or (in Scotland) interdict a business from relying on unfair terms.

     The UTCCR will not generally affect "core terms" which define the main subject matter of the contract, such as the borrower's obligation to repay the principal, but may affect terms that are not considered to be core terms, such as the lender's power to vary the interest rate.

     For example, if a term permitting the lender to vary the interest rate (as the servicer is permitted to do) is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that the borrower has paid it, will be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan. Any such non-recovery, claim or set-off may adversely affect our ability to make payments on the issuer notes.

     In February 2000, the OFT issued a guidance note on what the OFT considers to be fair terms and unfair terms for interest variation in mortgage contracts. Where the interest variation term does not provide for precise and immediate tracking of an external rate outside the lender's control, and if the borrower is locked in, for example by an early repayment charge that is considered to be a penalty, the term is likely to be regarded as unfair under the UTCCR unless the lender (i) notifies the affected borrower in writing at least 30 days before the rate change and (ii) permits the affected borrower to repay the whole loan during the next three months after the rate change, without paying the early repayment charge. The seller has reviewed the guidance note and has concluded that its compliance with it will have no material adverse effect on the loans or its business. The guidance note has been withdrawn from the OFT website and is currently under review by the OFT and FSA, but there is no indication as to when this review is likely to be concluded or what changes, if any, may arise from it.

     In August 2002, the Law Commission for England and Wales and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the UK's Unfair Contract Terms Act 1977 and the UTCCR into a single piece of legislation and a final report, together with a bill on unfair terms, is expected early in 2004. The Law Commissions have a duty under section 3 of the UK's Law Commissions Act 1965 to keep the law under review for a number of purposes, including its simplification. The proposals are primarily to simplify the legislation on unfair terms. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that the legislation should not affect core terms in so far as they are not substantially different from what the borrower should reasonably expect and are transparent. It is too early to tell how the proposals, if enacted, would affect the loans.

DECISIONS OF THE OMBUDSMAN COULD LEAD TO SOME TERMS OF THE LOANS BEING VARIED, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

     Under FSMA, the Financial Ombudsman Service is required to make decisions on, among other things, complaints relating to the terms in agreements on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and guidance. Complaints brought before the Financial Ombudsman Service for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case would first be adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

     In January 2002, the Ombudsman made a determination on the seller's appeal to an earlier decision by an adjudicator at the Financial Ombudsman Service concerning a case involving HVR 1 and HVR 2. In March 2001, two joint borrowers with a capped rate loan originated when Halifax offered only a single standard variable base rate contacted Halifax and requested that their loan be linked to HVR 2. Halifax informed the borrowers that, because they were still in their product period, they could either transfer to HVR 2 when their product period expired or transfer to HVR 2 immediately and pay the applicable early repayment fee. The borrowers complained to the Financial Ombudsman Service and, on 29th January, 2002, on appeal by Halifax, the Ombudsman determined in the borrowers' favour and recommended that

Halifax recalculate the borrowers' mortgage by reference to HVR 2 from the date when Halifax should have granted their request in March 2001, refund any overpayments and pay GBP150 for any inconvenience caused. HVR 2 was withdrawn and ceased to be available to new borrowers with effect from 1st February, 2002.

     The Ombudsman's decision only applies to the two borrowers and their particular circumstances, though other borrowers may also complain to the Ombudsman. In March 2002, Halifax announced that borrowers under loans who were in similar circumstances and who had asked to be transferred to HVR 2 when it was available would be invited to make a product switch to HVR 2 and to obtain a refund for all overpayments of interest since the date they had asked to be transferred. For each of those loans, the borrowers would also receive GBP150 for any inconvenience caused. The borrowers under loans who requested to be transferred after HVR 2 was withdrawn and before the announcement in March 2002 were not offered a switch or a refund, though Halifax has given or will give each of these customers an ex gratia payment of GBP100.

     Since then, further decisions by the Ombudsman in similar cases have confirmed that affected borrowers were only entitled to a refund of overpayments of interest from the date when they asked to be transferred to HVR 2 and not from the date when HVR 2 first became available, and also that affected borrowers were not entitled to apply to be transferred to HVR 2 after it was withdrawn.

     The seller does not believe that any Ombudsman's decision to date or any other decision by any competent authority in the future (in respect of the seller's two variable base rates, HVR 1 and HVR 2) would affect the yield on the loans in such a way as to have a material adverse effect on our ability to meet our obligations on the issuer notes.

     As regards other borrowers, in the event that a decision (in respect of the seller's variable base rate) by the Ombudsman or any other competent authority finds that a borrower's loan should be linked to HVR 2, then that borrower may set-off the overpaid sum against the amount owing under his or her loan if the seller does not reimburse that borrower. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the issuer notes, as described in "- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES" above.

     As the Financial Ombudsman Service is required to make decisions on the basis of, among other things, the principles of fairness, it is not possible to predict how any future decision of the Financial Ombudsman Service would affect the ability of the issuer to repay the issuer notes.

TAX PAYABLE BY FUNDING 1 OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

     As explained in "UNITED KINGDOM TAX STATUS", Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding 1 or the issuer is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on your issuer notes will be reduced and this may adversely affect our ability to make payments on the issuer notes.

YOUR INTERESTS MAY BE ADVERSELY AFFECTED BY A CHANGE OF LAW IN RELATION TO UK WITHHOLDING TAX

     In the event that amounts due under the issuer notes are subject to withholding tax, we will not be obliged to pay additional amounts in relation thereto. We may, in certain circumstances, redeem the issuer notes (as described in paragraph 5(E) (Optional redemption for tax and other reasons) in the section "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES"). The applicability of any UK withholding tax under current English law is discussed under "UNITED KINGDOM TAXATION - WITHHOLDING TAX".

YOUR INTERESTS MAY BE ADVERSELY AFFECTED IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION

     If the United Kingdom joins the European Monetary Union prior to the maturity of the issuer notes, we cannot assure you that this would not adversely affect payments on your issuer notes.

     It is possible that prior to the maturity of the issuer notes the United Kingdom may become a participating member state in the European economic and monetary union and that the euro may become the lawful currency of the United Kingdom. In that event, (a) all amounts payable in respect of any issuer notes denominated in sterling may become payable in euro; (b) applicable provisions of law may allow or require us to re-denominate such issuer notes into euro and take additional measures in respect of such issuer notes; and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in pounds sterling used to determine the rates of interest on such issuer notes or changes in the way those rates are calculated, quoted and

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

published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect a borrower's ability to repay its loan as well as adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the issuer notes.

CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS

     The structure of the issue of the issuer notes and the ratings which are to be assigned to them are based on English law and (in relation to the Scottish loans) Scots law in effect as at the date of this prospectus. We cannot provide assurance as to the impact of any possible change to English or Scots law or administrative practice in the United Kingdom after the date of this prospectus.

INSOLVENCY ACT 2000

     Significant changes to the UK insolvency regime have recently been enacted, including the Insolvency Act 2000. The Insolvency Act 2000 allows certain "small" companies to seek protection from their creditors for a period of 28 days, for the purposes of putting together a company voluntary arrangement, with the option for creditors to extend the moratorium for a further two months. A "small" company is defined as one which satisfies, in any financial year, two or more of the following criteria: (i) its turnover is not more than GBP5.6 million, (ii) its balance sheet total is not more than GBP2.8 million and
(iii) the number of employees is not more than 50. Whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that the issuer, the mortgages trustee or Funding 1 will not, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and can make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

     Secondary legislation has now been enacted which excludes certain special purpose companies in relation to capital markets transactions from the optional moratorium provisions. Such exceptions include (amongst other matters) (i) a company which is a party to an agreement which is or forms part of a capital market arrangement (as defined in the secondary legislation) under which (a) a party has incurred or when the agreement was entered into was expected to incur a debt of at least GBP10 million under the arrangement and (b) the arrangement involves the issue of a capital market investment (also defined, but generally, a rated, listed or traded bond) and (ii) a company which has incurred a liability (including a present, future or contingent liability) of at least GBP10 million. While the issuer, the mortgages trustee and Funding 1 should fall within the exceptions, there is no guidance as to how the legislation will be interpreted and the Secretary of State for Trade and Industry may by regulation modify the exception. No assurance may be given that any modification of the eligibility requirements for "SMALL" companies and/or the exceptions will not be detrimental to the interests of noteholders.

     If the issuer and/or the mortgages trustee and/or Funding 1 is determined to be a "small" company and determined not to fall within one of the exceptions (by reason of modification of the exceptions or otherwise), then the enforcement of the issuer security by the security trustee may, for a period, be prohibited by the imposition of a moratorium.

ENTERPRISE ACT 2002

     On 15th September, 2003, the corporate insolvency provisions of the Enterprise Act 2002 came into force, amending certain provisions of the Insolvency Act 1986 (as amended, the "INSOLVENCY ACT"). These provisions introduced significant reforms to corporate insolvency law. In particular the reforms restrict the right of the holder of a floating charge created after 15th September, 2003 to appoint an administrative receiver (unless an exception applies) and instead gives primacy to collective insolvency procedures (in particular, administration).

     The holder of a floating charge created before 15th September, 2003 over the whole or substantially the whole of the assets of a company (such as the security trustee under the Funding 1 deed of charge) retains the ability to block the appointment of an administrator by appointing an administrative receiver, who will primarily act in the interests of the floating charge holder.

     The Insolvency Act contains provisions which continue to allow for the appointment of an administrative receiver in relation to certain transactions in the capital markets. The relevant exception provides that the right to appoint an administrative receiver is retained for certain types of security (such as the issuer security) that form part of a capital markets arrangement (as defined in the Insolvency Act) that involves indebtedness of at least GBP50,000,000 (or, when the relevant security document was entered into (being in respect of the transactions described in this prospectus, the issuer deed of charge), a party to the relevant transaction (such as the issuer) was expected to incur a debt of at least GBP50,000,000) and the issue of a capital markets investment (also defined but generally a rated, listed or traded bond). The Secretary of State for Trade and Industry may, by secondary legislation, modify the capital market exception and/or provide that the exception shall cease to have effect. No assurance can be given that any such modification or provision in respect of the capital market exception, or its ceasing to be applicable to the transactions described in this document will not adversely affect payments on the issuer notes. In addition, as the provisions of the Enterprise Act have never been considered judicially, no assurance can be given as to whether the Enterprise Act could have a detrimental effect on the transaction described in this prospectus or on the interests of noteholders.

     The Insolvency Act also contains a new out-of-court route into administration for a qualifying floating charge holder, the directors or the company itself. The relevant provisions provide for a notice period during which the holder of the floating charge can either agree to the administrator proposed by the directors of the company or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the qualifying floating charge holder does not respond to the directors' notice of intention to appoint, the directors', or as the case may be, the company's appointee will automatically take office after the notice period has elapsed. Where the holder of a qualifying floating charge within the context of a capital market transaction retains the power to appoint an administrative receiver, such holder may prevent the appointment of an administrator (either by the new out-of-court route or by the court based procedure), by appointing an administrative receiver prior to the appointment of the administrator being completed.

     The new provisions of the Insolvency Act give primary emphasis to the rescue of the company as a going concern. The purpose of realising property to make a distribution to one or more secured creditors is subordinated to the primary purposes of rescuing the company as a going concern or achieving a better result for the creditors as a whole than would be likely if the company were wound up. No assurance can be given that the primary purposes of the new provisions will not conflict with the interests of noteholders were the issuer ever subject to administration.

     In addition to the introduction of a prohibition on the appointment of an administrative receiver as set out above, section 176A of the Insolvency Act provides that in relation to floating charges created after 15th September, 2003 any receiver (including an administrative receiver), liquidator or administrator of a company is required to make a "prescribed part" of the company's "net property" available for the satisfaction of unsecured debts in priority to the claims of the floating charge holder. The company's "net property" is defined as the amount of the chargor's property which would be available for satisfaction of debts due to the holder(s) of any debentures secured by a floating charge and so refers to any floating charge realisations less any amounts payable to the preferential creditors or in respect of the expenses of the liquidation or administration. The "prescribed part" is defined in The Insolvency Act 1986 (Prescribed Part) Order 2003 (SI 2003/2097) to be an amount equal to 50 per cent. of the first GBP10,000 of floating charge realisations plus 20 per cent. of the floating charge realisations thereafter, provided that such amount may not exceed GBP600,000.

     This obligation does not apply if the net property is less than a prescribed minimum and the relevant officeholder is of the view that the cost of making a distribution to unsecured creditors would be disproportionate to the benefits. The relevant officeholder may also apply to court for an order that the provisions of section 176A of the Insolvency Act should not apply on the basis that the cost of making a distribution would be disproportionate to the benefits.

     Floating charge realisations upon the enforcement of the issuer security and the security created by the second supplemental Funding 1 deed of charge may be reduced by the operation of these "ring fencing" provisions.

YOU WILL NOT RECEIVE ISSUER NOTES IN PHYSICAL FORM, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE ISSUER NOTES

     Unless the global issuer notes are exchanged for definitive issuer notes, which will only occur under a limited set of circumstances, your beneficial ownership of the issuer notes will only be recorded in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of issuer notes in physical form could, among other things:

     * result in payment delays on the issuer notes because the issuer will be sending distributions on the issuer notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

     * make it difficult for you to pledge the issuer notes if issuer notes in physical form are required by the party demanding the pledge; and

     * hinder your ability to resell the issuer notes because some investors may be unwilling to buy issuer notes that are not in physical form.

IF YOU HAVE A CLAIM AGAINST US IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST US IN ENGLAND TO ENFORCE YOUR RIGHTS

     We have agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against us.

PROPOSED CHANGES TO THE BASEL CAPITAL ACCORD AND THE RISK-WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF YOUR ISSUER NOTES OR PERMIT US TO REDEEM OR PURCHASE YOUR ISSUER NOTES

     The Basel Committee on Banking Supervision has issued proposals for reform of the 1988 Capital Accord and has proposed a framework which places enhanced emphasis on market discipline and sensitivity to risk. The third consultative paper on the New Basel Capital Accord was issued on 29th April, 2003, with the consultation period ending on 31st July, 2003. The Committee intends to finalise the New Basel Capital Accord by no later than the middle of 2004, allowing for implementation of the new framework in each country at year end 2006. If implemented in accordance with their current form, the proposals could affect risk weighting of the issuer notes in respect of certain investors if those investors are subject to the new framework following the implementation of the New Basel Capital Accord. Consequently, you should consult your own advisers as to the consequences to and effect on you of the proposed implementation of the New Basel Capital Accord. We cannot predict the precise effects of potential changes which might result if the proposals were adopted in their current form.

     We may, under certain circumstances relating to implementation of the New Basel Capital Accord in the United Kingdom, as described in number 5(F) (Redemption or purchase following a regulatory event) in the section "Terms and conditions of the offered issuer notes", require you to sell your issuer notes to us or redeem your issuer notes.

                             US DOLLAR PRESENTATION

     Unless otherwise stated in this prospectus, any translations of pounds sterling into US dollars have been made at the rate of GBP* = USUSD1.00, which was the noon buying rate in the City of New York for cable transfers in sterling per USUSD1.00 as certified for customs purposes by the Federal Reserve Bank of New York on [*, 2004]. Use of this rate does not mean that sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

STERLING/US DOLLAR EXCHANGE RATE HISTORY

                            PERIOD
                             ENDED
                         [*, 2004]         YEARS ENDED 31ST DECEMBER,
                                    -------------------------------------------
                                       2003     2002     2001     2000     1999
                       -----------  -------  -------  -------  -------  -------
Last/(1)/............            *   1.7858   1.6100   1.4546   1.4930   1.6182
Average/(2)/.........            *   1.6359   1.5038   1.4407   1.5160   1.6177
High.................            *   1.7858   1.6100   1.5038   1.6537   1.6746
Low..................            *   1.5541   1.4082   1.3727   1.3977   1.5485

----------
NOTES:
(1) LAST IS THE CLOSING EXCHANGE RATE ON THE LAST OPERATING BUSINESS DAY OF EACH OF THE PERIODS INDICATED, YEARS COMMENCING FROM 1ST JANUARY OR THE NEXT OPERATING BUSINESS DAY.
(2)  AVERAGE IS THE AVERAGE DAILY EXCHANGE RATE DURING THE PERIOD.
SOURCE: BLOOMBERG

THE ISSUER

INTRODUCTION

     The issuer was incorporated in England and Wales on [28th April, 2004] (registered number 05114399) and is a public limited company under the Companies Act 1985. The authorised share capital of the issuer comprises 50,000 ordinary shares of GBP1 each. The issued share capital of the issuer comprises 50,000 ordinary shares of GBP1 each, 49,998 of which are partly paid to GBP0.25 each and 2 of which are fully paid and all of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the issuer is Blackwell House, Guildhall Yard, London EC2V 5AE.

     The issuer is organised as a special purpose company. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuer.

     The principal objects of the issuer are set out in its memorandum of association and include:

     *    lending money and giving credit, with or without security;

     *    borrowing or raising money and obtaining credit or finance; and

     * securing payment or repayment of money credit or finance by any security over the issuer's property.

     The issuer was established to issue the issuer notes and to make the issuer term AAA advances, the issuer term AA advances, the issuer term A advances and the issuer term BBB advances to Funding 1.

     The issuer has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation as a public company under the Companies Act 1985 and to the proposed issue of the issuer notes and to the authorisation of the other issuer transaction documents referred to in this prospectus.

     There is no intention to accumulate surplus cash in the issuer except in the circumstances set out in "SECURITY FOR THE ISSUER'S OBLIGATIONS".

     The accounting reference date of the issuer is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of the issuer and their respective business addresses and occupations.

NAME                               BUSINESS ADDRESS                    BUSINESS OCCUPATION
--------------------------------   ---------------------------------   ---------------------------
SFM Directors Limited...........   Blackwell House                     Director of special purpose
                                   Guildhall Yard                      companies
                                   London EC2V 5AE
SFM Directors (No. 2) Limited...   Blackwell House                     Director of special purpose
                                   Guildhall Yard                      companies
                                   London EC2V 5AE
David Balai.....................   HBOS Treasury Services plc 33       Head of Mortgage
                                   Old Broad Street                    Securitisation and Covered
                                   London EC2N 1HZ                     Bonds

     David Balai is an employee of a company in the same group of companies as the seller.

     The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are set out under the section "HOLDINGS" in this prospectus.

     The company secretary of the issuer is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

     The activities of the issuer will be restricted by the terms and conditions of the issuer notes and will be limited to the issue of the issuer notes, making the issuer term advances to Funding 1, the exercise of related rights and powers, and other activities referred to in this prospectus or incidental to those activities.

CAPITALISATION STATEMENT

     The following table shows the capitalisation of the issuer as at [*, 2004]:

                                                              AS AT [*,
                                                                  2004]
                                                                    GBP
                                                              ---------
AUTHORISED SHARE CAPITAL
Ordinary shares of GBP1 each...............................      50,000
                                                              ---------

ISSUED SHARE CAPITAL
2 ordinary shares of GBP1 each fully paid..................           2
49,998 ordinary shares each one quarter paid...............      12,500
                                                              ---------
                                                                 12,502
                                                              =========

     The issuer has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at [*, 2004].

     There has been no material change in the capitalisation, indebtedness, guarantees or contingent liabilities of the issuer since [*, 2004].

     It is not intended that there be any further payment of the issued share capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

SOURCES OF CAPITAL AND LIQUIDITY

     The issuer's source of capital will be the net proceeds of the offering of the issuer notes.

     The issuer's primary source of liquidity will be payments of interest and principal on the issuer intercompany loan.

RESULTS OF OPERATIONS

     As of the date of this prospectus, the issuer does not have an operating history. Therefore, this prospectus does not include any historical or pro forma ratio of earnings to fixed charges. The earnings on the issuer intercompany loan, the interest costs of the issuer notes and the related operating expenses will determine the issuer's results of operations in the future. Fees and expenses of the issuer in connection with the issuance of the issuer notes will be borne by Funding 1. The income generated on the issuer intercompany loan will be used to pay principal and interest on the issuer notes.

                                 USE OF PROCEEDS

     The net proceeds of the issuance of the offered issuer notes will equal approximately USD* and together with the net proceeds of the series 4 issuer notes and series 5 issuer notes (in each case where the relevant class of issuer notes is denominated in US dollars or euro after making appropriate currency exchanges under the issuer swaps) will be applied in accordance with the issuer intercompany loan, to make the issuer term advances to Funding 1. The net proceeds of the issuance of the offered issuer notes will equal the gross proceeds of the offered issuer notes as (1) the management and underwriting fees and selling commissions otherwise payable by the issuer will be paid to the underwriters on behalf of the issuer by Funding 1 from part of the proceeds of the fifth start-up loan, and (2) the additional offering expenses otherwise payable by the issuer in connection with the issuance of the offered issuer notes will be partly paid by the seller and partly paid by the underwriters on the issuer's behalf, see "UNDERWRITING".

                                   HALIFAX PLC

THE SELLER

     Halifax Building Society was founded in 1853 as the Halifax Permanent Benefit Building and Investment Society. In 1928, it merged with Halifax Equitable Building Society to form Halifax Building Society. The seller was incorporated in England and Wales with registered number 02367076 on 31st March, 1989. On 2nd June, 1997 Halifax Building Society, at that time the UK's largest building society, transferred its business to the seller, which on that date became authorised under the UK Banking Act 1987. Upon completion of the transfer, Halifax Building Society ceased to exist. On 4th December, 1996 the seller changed its name to Halifax plc and re-registered as a public limited company. The UK Banking Act 1987 was repealed when section 19 of the FSMA was brought into force on 1st December, 2001. The seller is now authorised as required under the FSMA. On 1st June, 1999, through a scheme of arrangement, Halifax Group plc acquired and became the holding company of the seller. On 1st July, 2002 Halifax plc became a directly held subsidiary undertaking of HBOS plc having formerly been a subsidiary undertaking of Halifax Group plc. On 10th September, 2001 Halifax Group plc and The Governor and Company of the Bank of Scotland were acquired by a new holding company, HBOS plc ("HBOS"). HBOS is the fourth largest banking group in the UK in terms of assets and is the UK's largest savings banking group. HBOS was incorporated in Scotland on 3rd May, 2001.

     HBOS had total consolidated assets of GBP* million at [31st December, 2003]. HBOS's consolidated profit on ordinary activities before tax for the six months ended [31st December, 2003] was GBP* million.

     The seller had total consolidated assets of GBP141,218 million at 31st December, 2002. The seller's consolidated profit on ordinary activities before tax for the year ended 31st December, 2002 was GBP1,187 million.

MORTGAGE BUSINESS

     The total consolidated value of the seller's mortgage loans and advances secured on residential properties as at 31st December, 2002 was approximately GBP122.1 billion (for 2001 this figure was GBP110.1 billion).

HALIFAX GENERAL INSURANCE SERVICES LTD

     Halifax General Insurance Services Ltd was incorporated in England and Wales on 19th February, 1993 as a private limited company. Halifax General Insurance Services Ltd is a wholly and indirectly owned subsidiary of Halifax Group plc and its registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG. The principal business activity of Halifax General Insurance Services Ltd is that of general insurance.

HBOS INSURANCE (PCC) GUERNSEY LTD

     HBOS Insurance (PCC) Guernsey Ltd was incorporated in Guernsey on 14th December, 2001 as a protected cell company in accordance with the provisions of the Guernsey Protected Cell Companies Ordinance 1997. HBOS Insurance (PCC) Guernsey Limited is a wholly owned subsidiary of Halifax plc and its registered office is at Maison Trinity, Trinity Square, St. Peter Port, Guernsey GY1 4AT. The principal business activity of HBOS Insurance (PCC) Guernsey Ltd, an indirect subsidiary of HBOS, is insurance. The company commenced insurance business on 19th December, 2001, when it acquired by portfolio transfer the insurance businesses of Halifax Mortgage Re Limited and Halifax Guarantee Insurance Company Limited. HBOS Insurance (PCC) Guernsey Ltd is the current owner of the mortgage indemnity insurance policies contracted between Halifax Mortgage Re Limited and Halifax plc.

HALIFAX INSURANCE IRELAND LIMITED

     Halifax Insurance Ireland Limited was incorporated in Ireland on 29th March, 2000 and was registered as company number 323923. Halifax Insurance Ireland Limited is a wholly owned subsidiary of Halifax Jersey Holdings Limited and its registered office is at Dromore House, East Park, Shannon. The principal business activity of Halifax Insurance Ireland Limited is that of general insurance. On 2nd January, 2001 the company began providing underwriting for mortgage repayment insurance offered by the seller to borrowers. In March 2001 the seller introduced the Total Mortgage Protection Policy, of which the mortgage repayment cover element is underwritten by Halifax Insurance Ireland Limited. In a few instances, the seller still offers mortgage repayment insurance. In these instances, the insurance continues to be underwritten by Halifax Insurance Ireland Limited.

                                    FUNDING 1

INTRODUCTION

     Funding 1 was incorporated in England and Wales on 9th August, 2001 (registered number 4267660) as a private limited company under the Companies Act 1985. The authorised share capital of Funding 1 comprises 100 ordinary shares of GBP1 each. The issued share capital of Funding 1 comprises one ordinary share of GBP1, which is beneficially owned by Holdings (see "HOLDINGS"). The registered office of Funding 1 is Blackwell House, Guildhall Yard, London EC2V 5AE.

     Funding 1 is organised as a special purpose company. Funding 1 has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding 1.

     The principal objects of Funding 1 are set out in its memorandum of association and are, among other things, to:

     * carry on business as a property investment company and an investment holding company;

     *    acquire trust property and enter into loan arrangements;

     * invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

     *    carry on business as a money lender, financier and investor; and

     * undertake and carry on all kinds of loan, financial and other operations.

     Since its incorporation, Funding 1 has not engaged in any material activities, other than those relating to the issue of the previous notes by the previous issuers, those incidental to the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party, applying for a standard licence under the Consumer Credit Act 1974 and other matters which are incidental to those activities. Funding 1 has no employees.

     The accounting reference date of Funding 1 is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of Funding 1 and their respective business addresses and occupations.

NAME                               BUSINESS ADDRESS                    BUSINESS OCCUPATION
--------------------------------   ---------------------------------   ---------------------------
SFM Directors Limited...........   Blackwell House                     Director of special
                                   Guildhall Yard                      purpose companies
                                   London EC2V 5AE
SFM Directors (No. 2) Limited...   Blackwell House                     Director of special
                                   Guildhall Yard                      purpose companies
                                   London EC2V 5AE
David Balai.....................   HBOS Treasury Services plc          Head of Mortgage
                                   33 Old Broad Street                 Securitisation and
                                   London EC2N 1HZ                     Covered Bonds

     David Balai is an employee of a company in the same group of companies as the seller.

     The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are set out under the section "HOLDINGS" in this prospectus.

     The company secretary of Funding 1 is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

CAPITALISATION STATEMENT

     The following table shows the capitalisation of Funding 1 as at 31st December, 2003:

                                                                  AS AT
                                                                   31ST
                                                              DECEMBER,
                                                                   2003
                                                                    GBP
                                                              ---------
AUTHORISED SHARE CAPITAL
Ordinary shares of GBP1 each...............................         100
                                                              ---------
ISSUED SHARE CAPITAL
Allotted and fully paid....................................           1
Allotted and unpaid........................................           0
Allotted and partly paid...................................           0
                                                              ---------
Total issued share capital.................................           1
                                                              =========

     The indebtedness of Funding 1 as at 31st December, 2003 consists entirely of term advances made to it by the previous issuers, all of which aresecured and unguaranteed. The outstanding amounts of such term advances as of such date are set out in note [19(c)(vii)] of the notes to the financial statements of Funding 1 set out in Appendix D.

     Other than such term advances, Funding 1 has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at 31st December, 2003.

     There has been no material change in the capitalisation, indebtedness or contingent liabilities or guarantees of Funding 1 since 31st December, 2003.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF FUNDING 1

SOURCES OF CAPITAL AND LIQUIDITY

     Funding 1's source of capital is the previous term advances made to it by the previous issuers pursuant to the previous intercompany loan agreements and this will be increased by the issuer term advances made to it by the issuer pursuant to the issuer intercompany loan agreement.

     Funding 1's principal source of liquidity is earnings on its interest in the trust property, the reserve funds and the Funding 1 liquidity facility.

RESULTS OF OPERATIONS

     This prospectus does not include any historical or pro forma ratio of Funding 1's earnings to fixed charges. The earnings on its interest in the trust property, the interest costs of the issuer term advances it pays to the issuer pursuant to the issuer intercompany loan agreement, the interest costs of the previous term advances it pays to the previous issuers pursuant to the previous intercompany loan agreements and the related operating expenses are the principal components of Funding 1's results of operations. The income generated on its interest in the trust property will be used to pay principal and interest on the issuer intercompany loan to the issuer and on the previous intercompany loans to the previous issuers.

                              THE MORTGAGES TRUSTEE

INTRODUCTION

     The mortgages trustee was incorporated in Jersey, Channel Islands on 13th May, 2002 (registered number 83116) as a private company with limited liability under the Companies (Jersey) Law 1991, for a period of unlimited duration. The authorised share capital of the mortgages trustee is GBP2 divided into two ordinary shares of GBP1 each. Two ordinary shares have been issued and fully paid and are held in trust for charitable purposes by SFM Offshore Limited pursuant to an instrument of trust dated 7th May, 2002. The registered office of the mortgages trustee is at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands.

     The mortgages trustee is organised as a special purpose company. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

     The principal activities of the mortgages trustee are, among other things, to:

     * invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

     * invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

     *    carry on business as a money lender, financier and investor;

     * undertake and carry on all kinds of loan, financial and other operations; and

     *    act as trustee in respect of carrying on any of these activities.

     The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation, the settlement of the trust property on the mortgages trustee, acting as trustee of the mortgages trust since the initial closing date, the issue of the previous notes by the previous issuers, the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party, obtaining a standard licence under the Consumer Credit Act 1974, filing a notification under the Data Protection Act 1998 registering as a data user under the Data Protection (Jersey) Law 1987 and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

     The accounting reference date of the mortgages trustee is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of the mortgages trustee and their respective business addresses and occupations.

NAME                               BUSINESS ADDRESS                    BUSINESS OCCUPATION
--------------------------------   ---------------------------------   ---------------------------
Michael George Best.............   47 Esplanade, St Helier, Jersey     Trust Company Director
                                   JE1 0BD
Peter John Richardson...........   47 Esplanade, St Helier, Jersey     Trust Company Director
                                   JE1 0BD
David Balai.....................   HBOS Treasury Services plc 33 Old   Head of Mortgage
                                   Broad Street                        Securitisation and Covered
                                   London EC2N 1HZ                     Bonds

     David Balai is an employee of a company in the same group of companies as the seller.

     The directors of SFM Offshore Limited and their respective occupations are:

Jonathan Eden Keighley........................   Company Director
James Garner Smith Macdonald..................   Company Director
Michael George Best...........................   Trust Company Director
Peter John Richardson.........................   Trust Company Director
Anthony John Olsen............................   Jersey Advocate & Notary Public
     The company secretary of the mortgages trustee is: SFM Offshore Limited, 47 Esplanade, St Helier, Jersey, JE1 0BD.

                                    HOLDINGS

INTRODUCTION

     Holdings was incorporated in England and Wales on 9th August, 2001 (registered number 4267664) as a private limited company under the Companies Act 1985. The registered office of Holdings is Blackwell House, Guildhall Yard, London EC2V 5AE.

     Holdings has an authorised share capital of GBP100 divided into 100 ordinary shares of GBP1 each, of which two shares have been issued, one share at par value and one share at a premium, and are beneficially owned by SFM Corporate Services Limited on a discretionary trust for the benefit of The National Society for the Prevention of Cruelty to Children (registered charity number 216401) in the United Kingdom and for charitable purposes.

     Holdings is organised as a special purpose company.

     The principal objects of Holdings are set out in its memorandum of association and are, among other things, to:

     *    acquire and hold, by way of investments or otherwise; and

     * deal in or exploit in such manner as may from time to time be considered expedient,

all or any part of any securities or other interests of or in any company (including the previous issuers, the issuer, the mortgages trustee, Funding 1, and the post-enforcement call option holder).

     Holdings has acquired all of the issued share capital of the issuer, the previous issuers, Funding 1, Funding 2 and Permanent PECOH Limited and Holdings has not engaged in any other activities since its incorporation other than changing its name from Alnery No. 2224 Limited on 21st March, 2002 and those incidental to the authorising of the previous transaction documents and the issuer transaction documents and other matters which are incidental to those activities. Holdings has no employees.

     The accounting reference date of Holdings is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of Holdings and their respective business addresses and occupations.

NAME                               BUSINESS ADDRESS        BUSINESS OCCUPATION
--------------------------------   ---------------------   ---------------------
SFM Directors Limited              Blackwell House         Director of special
                                   Guildhall Yard          purpose companies
                                   London EC2V 5AE
SFM Directors (No. 2) Limited      Blackwell House         Director of special
                                   Guildhall Yard          purpose companies
                                   London EC2V 5AE
David Balai                        HBOS Treasury           Head of Mortgage
                                   Services plc            Securitisation and
                                   33 Old Broad Street     Covered Bonds
                                   London EC2N 1HZ

     David Balai is an employee of a company in the same group of companies as the seller.

     The directors of SFM Directors Limited and their respective occupations are:

NAME                                                      BUSINESS OCCUPATION
-------------------------------------------------------   ----------------------
Jonathan Keighley                                         Company Director
James Macdonald                                           Company Director
Robert Berry                                              Company Director
Annika Aman-Goodwille                                     Company Secretary
Paivi Helena Whitaker                                     Company Secretary
Ryan O'Rourke                                             Administration Manager

     The business address of the directors of SFM Directors Limited is Blackwell House, Guildhall Yard, London EC2V 5AE.

     The directors of SFM Directors (No. 2) Limited and their respective occupations are:

NAME                                                      BUSINESS OCCUPATION
-------------------------------------------------------   ----------------------
Jonathan Keighley                                         Company Director
James Macdonald                                           Company Director
Robert Berry                                              Company Director
Annika Aman-Goodwille                                     Company Secretary
Paivi Helena Whitaker                                     Company Secretary
Ryan O'Rourke                                             Administration Manager

     The business address of the directors of SFM Directors (No. 2) Limited is Blackwell House, Guildhall Yard, London EC2V 5AE.

     The company secretary of Holdings is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

                             PERMANENT PECOH LIMITED

INTRODUCTION

     The post-enforcement call option holder was incorporated in England and Wales on 9th August, 2001 (registered number 4267666) as a private limited company under the Companies Act 1985. The registered office of the post-enforcement call option holder is Blackwell House, Guildhall Yard, London EC2V 5AE.

     The authorised share capital of the post-enforcement call option holder comprises 100 ordinary shares of GBP1 each. The issued share capital of the post-enforcement call option holder comprises one ordinary share of GBP1, which is beneficially owned by Holdings.

     The post-enforcement call option holder is organised as a special purpose company. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

     The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among others, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them. The post-enforcement call option holder has not engaged since its incorporation in any material activities other than changing its name from Alnery No. 2223 Limited on 21st March, 2002, those activities relating to the issue of the previous notes by the previous issuers and those incidental to the authorising of the issuer transaction documents referred to in this prospectus and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

     The accounting reference date of the post-enforcement call option holder is the last day of December.

DIRECTORS AND SECRETARY

     The following table sets out the directors of the post-enforcement call option holder and their respective business addresses and occupations.

NAME                               BUSINESS ADDRESS        BUSINESS OCCUPATION
--------------------------------   ---------------------   ---------------------
SFM Directors Limited              Blackwell House         Director of special
                                   Guildhall Yard          purpose companies
                                   London EC2V 5AE
SFM Directors (No. 2) Limited      Blackwell House         Director of special
                                   Guildhall Yard          purpose companies
                                   London EC2V 5AE
David Balai                        HBOS Treasury           Head of Mortgage
                                   Services plc            Securitisation and
                                   33 Old Broad Street     Covered Bonds
                                   London EC2N 1HZ

     David Balai is an employee of a company in the same group of companies as the seller.

     The directors of SFM Directors Limited and SFM Directors (No. 2) Limited are set out under the section "HOLDINGS" in this prospectus.

     The company secretary of the post-enforcement call option holder is: SFM Corporate Services Limited, Blackwell House, Guildhall Yard, London EC2V 5AE.

                            THE ISSUER SWAP PROVIDERS


               [TO BE INCLUDED WHEN SWAP PROVIDERS ARE IDENTIFIED]

     The information contained in this prospectus with respect to each of the issuer swap providers relates to and has been obtained from each such issuer swap provider. The delivery of this prospectus shall not create any implications that there has been no change in the affairs of any of the issuer swap providers since the date of this prospectus, or that the information contained or referred to in this prospectus is correct as of any time subsequent to its date.

                    THE FUNDING 1 LIQUIDITY FACILITY PROVIDER

     JPMorgan Chase Bank is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of September 30, 2003, JPMorgan Chase Bank had total assets of USD638.1 billion, total net loans of USD202.4 billion, total deposits of USD313.4 billion, and total stockholder's equity of USD37.0 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of USD622.4 billion, total net loans of USD180.6 billion, total deposits of USD300.6 billion, and total stockholder's equity of USD35.5 billion.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2002 of J.P. Morgan Chase & Co., the 2002 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

     On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation announced that they have agreed to merge. The merger is subject to the approval of the shareholders of both institutions as well as U.S. federal and state and foreign regulatory authorities. Completion of the transaction is expected to occur in mid-2004. Information about J.P. Morgan Chase & Co. is available on the Internet at www.jpmorganchase.com. Information about Bank One Corporation is available on the Internet at www.bankone.com.

     The information contained in the preceding three paragraphs relates to and has been obtained from JPMorgan Chase Bank. This data has been taken from the Consolidated Reports of Condition and Income filed with the Board of Governors of the U.S. Federal Reserve System compiled in accordance with regulatory accounting principles. The delivery of the prospectus shall not create any implication that there has been no change in the affairs of JPMorgan Chase Bank since the date hereof, or that the information contained or referred to in the preceding three paragraphs is correct as of any time subsequent to its date.

     The websites referred to above and any information on these sites, or linked to these sites, are not incorporated by reference into this prospectus. Save for the information in the preceding four paragraphs, JPMorgan Chase Bank has not been involved in the preparation of, and does not accept responsibility for, this prospectus as a whole.

             DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                       AND THE PREVIOUS INTERCOMPANY LOANS

     The previous issuers, Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4), are each public limited companies incorporated in England and Wales. The registered office of each previous issuer is Blackwell House, Guildhall Yard London EC2V 5AE. The telephone number of each previous issuer is (+44) 20 7556 0972. Each previous issuer is a special purpose company whose purpose is to have issued the previous notes that represent their respective asset-backed obligations and to have lent an amount equal to the proceeds of their respective previous notes to Funding 1 under their respective previous intercompany loans. Each previous issuer does not engage in any activities that are unrelated to these purposes.

     Each previous issuer has appointed the seller as its cash manager to manage its bank accounts, to determine the amounts of and arrange payments of monies to be made by it and keep certain records on its behalf. Each previous issuer has appointed the Bank of Scotland as its account bank, to provide banking services to it.

     The following tables summarise the principal features of the previous notes that remain outstanding. In each table, references to "PREVIOUS NOTES" are references to the notes issued by the relevant previous issuer, the notes of which previous issuer are described in that table. In the tables, the alternative interest periods indicate the length of interest periods which apply to the relevant class of previous notes upon the earlier of the occurrence of a trigger event, the enforcement of the previous issuer security and the relevant scheduled redemption date relating to that class of previous issuer notes.

                       SERIES OF PREVIOUS NOTES ISSUED BY
                         PERMANENT FINANCING (NO. 1) PLC

                                             SERIES 2         SERIES 2         SERIES 2           SERIES 3        SERIES 3
                                              CLASS A          CLASS B          CLASS C            CLASS A         CLASS B
                                     ----------------  ---------------  ---------------  -----------------  --------------
Initial principal amount:..........    USD750,000,000    USD26,000,000    USD26,000,000   USD1,100,000,000   USD38,500,000
Interest rate:.....................        4.20% p.a.      Three-month      Three-month        Three-month     Three-month
                                                             USD-LIBOR      USD-LIBOR +        USD-LIBOR +       USD-LIBOR
                                                              + margin           margin             margin        + margin
Margin:............................               N/A       0.28% p.a.       1.18% p.a.        0.125% p.a.      0.30% p.a.
Until interest payment
 date falling in:..................         June 2005        June 2007        June 2007                N/A       June 2007
And thereafter:....................       Three-month       0.56% p.a.       2.18% p.a.                N/A      0.60% p.a.
                                            USD-LIBOR
                                             + 0.16%
Initial interest periods:..........     Semi-annually        Quarterly        Quarterly          Quarterly       Quarterly
Alternative interest
 periods:..........................         Quarterly              N/A              N/A                N/A             N/A
Issuance date:.....................         June 2002        June 2002        June 2002          June 2002       June 2002
Scheduled redemption
 date(s):..........................         June 2005              N/A              N/A      December 2005             N/A
Final maturity date:...............         June 2007        June 2042        June 2042      December 2007       June 2042
Ratings as at 14th June,
 2002 (S&P/Moody's/Fitch):.........       AAA/Aaa/AAA        AA/Aa3/AA     BBB/Baa2/BBB        AAA/Aaa/AAA       AA/Aa3/AA
Ratings as at [* 2004]
 (S&P/Moody's/Fitch):..............       AAA/Aaa/AAA        AA/Aa3/AA     BBB/Baa2/BBB        AAA/Aaa/AAA       AA/Aa3/AA

                                            SERIES 3        SERIES 4            SERIES 4       SERIES 4       SERIES 4
                                             CLASS C        CLASS A1            CLASS A2        CLASS B        CLASS C
                                     ---------------   -------------  ------------------   ------------   ------------
Initial principal amount:..........    USD38,500,000 USD,750,000,000    GBP1,000,000,000 GBP,52,000,000 GBP,52,000,000
Interest rate:.....................      Three-month       5.10 p.a.         Three-month    Three-month    Three-month
                                           USD-LIBOR       until the    sterling LIBOR +       sterling       sterling
                                            + margin        interest              margin        LIBOR +        LIBOR +
                                                        payment date                             margin         margin
                                                        in June 2007
                                                            and then
                                                         three-month
                                                           EURIBOR +
                                                              margin
Margin:............................       1.20% p.a.             N/A          0.18% p.a.     0.30% p.a.     1.20% p.a.
Until interest payment
 date falling in:..................        June 2007       June 2007           June 2007      June 2007      June 2007
And thereafter:....................       2.20% p.a.      0.20% p.a.          0.36% p.a.     0.60% p.a.     2.20% p.a.
Initial interest periods:..........        Quarterly        Annually           Quarterly      Quarterly      Quarterly
Alternative interest periods:......              N/A       Quarterly                 N/A            N/A            N/A
Issuance date:.....................        June 2002       June 2002           June 2002      June 2002      June 2002
Scheduled redemption
 date(s):..........................              N/A       June 2007                 N/A            N/A            N/A
Final maturity date:...............        June 2042       June 2009           June 2042      June 2042      June 2042
Ratings as at 14th June,
 2002 (S&P/Moody's/Fitch):.........     BBB/Baa2/BBB     AAA/Aaa/AAA         AAA/Aaa/AAA      AA/Aa3/AA   BBB/Baa2/BBB
Ratings as at [* 2004]
 (S&P/Moody's/Fitch):..............     BBB/Baa2/BBB     AAA/Aaa/AAA         AAA/Aaa/AAA      AA/Aa3/AA   BBB/Baa2/BBB

                       SERIES OF PREVIOUS NOTES ISSUED BY
                         PERMANENT FINANCING (NO. 2) PLC

                                          SERIES 1         SERIES 1         SERIES 1           SERIES 2         SERIES 2
                                           CLASS A          CLASS B          CLASS C            CLASS A          CLASS B
                                 -----------------  ---------------  ---------------  -----------------  ---------------
Initial principal amount:......   USD1,000,000,000    USD34,000,000    USD34,000,000   USD1,750,000,000    USD61,000,000
Interest rate:.................     One-month USD-      Three-month      Three-month        Three-month      Three-month
                                    LIBOR - margin      USD-LIBOR +      USD-LIBOR +        USD-LIBOR +      USD-LIBOR +
                                                             margin           margin             margin           margin
Margin:........................              0.04%       0.23% p.a.       1.25% p.a.         0.15% p.a.       0.33% p.a.
Until interest payment
 date falling in:..............                N/A    December 2008    December 2008                N/A    December 2008
And thereafter:................                N/A       0.46% p.a.       2.25% p.a.                N/A       0.66% p.a.
Initial interest periods:......            Monthly        Quarterly        Quarterly          Quarterly        Quarterly
Alternative interest periods:..          Quarterly              N/A              N/A          Quarterly              N/A
Issuance date:.................         March 2003       March 2003       March 2003         March 2003       March 2003
Scheduled redemption date(s):..         March 2004              N/A              N/A     September 2005              N/A
Final maturity date:...........         March 2004        June 2042        June 2042     September 2007        June 2042
Ratings as at 6th March,2003
 (S&P/Moody's/Fitch):..........       A-1+/P-1/F1+        AA/Aa3/AA     BBB/Baa2/BBB        AAA/Aaa/AAA        AA/Aa3/AA
Ratings as at [*, 2004]
 (S&P/Moody's/Fitch):..........       A-1+/P-1/F1+        AA/Aa3/AA     BBB/Baa2/BBB        AAA/Aaa/AAA        AA/Aa3/AA

                                       SERIES 2          SERIES 3        SERIES 3        SERIES 3          SERIES 4
                                        CLASS C           CLASS A         CLASS B         CLASS C           CLASS A
                                ---------------   ---------------  --------------  --------------  ----------------
Initial principal amount:......   USD61,000,000 EUR,1,250,000,000  EUR,43,500,000  EUR,43,500,000  USD1,750,000,000
Interest rate:.................     Three-month       Three-month     Three-month     Three-month       Three-month
                                    USD-LIBOR +         EURIBOR +       EURIBOR +       EURIBOR +       USD-LIBOR +
                                         margin            margin          margin          margin            margin
Margin:........................      1.45% p.a.        0.23% p.a.      0.43% p.a.      1.45% p.a.        0.22% p.a.
Until interest payment
 date falling in:..............   December 2008     December 2008   December 2008   December 2008               N/A
And thereafter:................      2.45% p.a.        0.46% p.a.      0.86% p.a.      2.45% p.a.               N/A
Initial interest periods:......       Quarterly         Quarterly       Quarterly       Quarterly         Quarterly
Alternative interest periods:..             N/A               N/A             N/A             N/A               N/A
Issuance date:.................      March 2003        March 2003      March 2003      March 2003        March 2003
Scheduled redemption date(s):..             N/A    March 2006 and             N/A             N/A     December 2007
                                                        June 2006
Final maturity date:...........       June 2042     December 2032       June 2042       June 2042     December 2009
Ratings as at 6th March,2003
 (S&P/Moody's/Fitch):..........    BBB/Baa2/BBB       AAA/Aaa/AAA       AA/Aa3/AA    BBB/Baa2/BBB       AAA/Aaa/AAA
Ratings as at [*, 2004]
 (S&P/Moody's/Fitch):..........    BBB/Baa2/BBB       AAA/Aaa/AAA       AA/Aa3/AA    BBB/Baa2/BBB       AAA/Aaa/AAA

                                       SERIES 4        SERIES 4          SERIES 5         SERIES 5         SERIES 5
                                        CLASS B         CLASS C           CLASS A          CLASS B          CLASS C
                                 --------------  --------------  ----------------  ---------------  ---------------
Initial principal amount:......  EUR,56,500,000  EUR,56,500,000    GBP750,000,000    GBP26,000,000    GBP26,000,000
Interest rate:.................     Three-month     Three-month       Three-month      Three-month      Three-month
                                      EURIBOR +       EURIBOR +    sterling LIBOR   sterling LIBOR   sterling LIBOR
                                         margin          margin          + margin         + margin         + margin
Margin:........................      0.45% p.a.      1.45% p.a.        0.25% p.a.       0.45% p.a.       1.45% p.a.
Until interest payment
 date falling in:..............   December 2008   December 2008     December 2008    December 2008    December 2008
And thereafter:................      0.90% p.a.      2.45% p.a.        0.50% p.a.       0.90% p.a.       2.45% p.a.
Initial interest periods:......       Quarterly       Quarterly         Quarterly        Quarterly        Quarterly
Alternative interest periods:..             N/A             N/A               N/A              N/A              N/A
Issuance date:.................      March 2003      March 2003        March 2003       March 2003       March 2003
Scheduled redemption date(s):..             N/A             N/A               N/A              N/A              N/A
Final maturity date:...........       June 2042       June 2042         June 2042        June 2042        June 2042
Ratings as at 6th March,2003
 (S&P/Moody's/Fitch):..........       AA/Aa3/AA    BBB/Baa2/BBB       AAA/Aaa/AAA        AA/Aa3/AA     BBB/Baa2/BBB
Ratings as at [*, 2004]
 (S&P/Moody's/Fitch):..........       AA/Aa3/AA    BBB/Baa2/BBB       AAA/Aaa/AAA        AA/Aa3/AA     BBB/Baa2/BBB

                       SERIES OF PREVIOUS NOTES ISSUED BY
                         PERMANENT FINANCING (NO. 3) PLC

                                          SERIES 1       SERIES 1       SERIES 1          SERIES 2       SERIES 2
                                           CLASS A        CLASS B        CLASS C           CLASS A        CLASS B
                                  ----------------  -------------  -------------  ----------------  -------------
Initial principal amount:.......  USD1,100,000,000  USD38,000,000  USD38,000,000  USD1,700,000,000  USD59,000,000
Interest rate:..................    One-month USD-    Three-month    Three-month       Three-month    Three-month
                                      LIBOR-margin     USD-LIBOR+     USD-LIBOR+        USD-LIBOR+     USD-LIBOR+
                                                           margin         margin            margin         margin
Margin:.........................        0.04% p.a.      0.18% p.a     0.95% p.a.        0.11% p.a.     0.25% p.a.
Until interest payment date
 falling in:....................               N/A  December 2010  December 2010               N/A  December 2010
And thereafter:.................               N/A     0.36% p.a.     1.90% p.a.               N/A     0.50% p.a.
Initial interest periods........           Monthly      Quarterly      Quarterly         Quarterly      Quarterly
Alternative interest periods....         Quarterly            N/A            N/A               N/A            N/A
Issuance date:..................     November 2003  November 2003  November 2003     November 2003  November 2003
Scheduled redemption date(s):...     December 2004            N/A            N/A    September 2006            N/A
Final maturity date:............     December 2004      June 2042      June 2042    September 2010      June 2042
Ratings as at 25th November,
 2003 (S&P/Moody's/Fitch):......      A-1+/P-1/F1+      AA/Aa3/AA   BBB/Baa2/BBB       AAA/Aaa/AAA      AA/Aa3/AA
Rating as at [*, 2004]
 (S&P/Moody's/Fitch):...........      A-1+/P-1/F1+      AA/Aa3/AA   BBB/Baa2/BBB       AAA/Aaa/AAA      AA/Aa3/AA

                                        SERIES 2           SERIES 3         SERIES 3         SERIES 3          SERIES 4
                                         CLASS C            CLASS A          CLASS B          CLASS C          CLASS A1
                                  --------------  -----------------  ---------------  ---------------  ----------------
Initial principal amount:.......   USD59,000,000   USD1,500,000,000    USD52,000,000    USD52,000,000    GBP700,000,000
Interest rate:..................     Three-month        Three-month      Three-month      Three-month       Three-month
                                      USD-LIBOR+         USD-LIBOR+       USD-LIBOR+       USD-LIBOR+  EURIBOR + margin
                                          margin             margin           margin           margin
Margin:.........................      1.05% p.a.         0.18% p.a.       0.35% p.a.       1.15% p.a.        0.19% p.a.
Until interest payment date
 falling in:....................   December 2010      December 2010    December 2010    December 2010     December 2010
And thereafter:.................      2.05% p.a.         0.36% p.a.       0.70% p.a.       2.15% p.a.        0.38% p.a.
Initial interest periods........       Quarterly          Quarterly        Quarterly        Quarterly         Quarterly
Alternative interest periods....             N/A                N/A              N/A              N/A               N/A
Issuance date:..................   November 2003      November 2003    November 2003    November 2003     November 2003
Scheduled redemption date(s):...             N/A      June 2008 and              N/A              N/A    March 2009 and
                                                     September 2008                                           June 2009
Final maturity date:............       June 2042     September 2033        June 2042        June 2042    September 2033
Ratings as at 25th November,
 2003 (S&P/Moody's/Fitch):......    BBB/Baa2/BBB        AAA/Aaa/AAA        AA/Aa3/AA     BBB/Baa2/BBB       AAA/Aaa/AAA
Rating as at [*, 2004]
 (S&P/Moody's/Fitch):...........    BBB/Baa2/BBB        AAA/Aaa/AAA        AA/Aa3/AA     BBB/Baa2/BBB       AAA/Aaa/AAA

                                          SERIES 4          SERIES 4          SERIES 4          SERIES 5
                                          CLASS A2           CLASS B           CLASS C           CLASS A
                                  ----------------  ----------------  ----------------  ----------------
Initial principal amount:.......    GBP750,000,000     GBP62,000,000     GBP62,000,000    GBP400,000,000
Interest rate:..................       Three-month       Three-month       Three-month       5.521% p.a.
                                    Sterling LIBOR  EURIBOR + margin  EURIBOR + margin
                                          + margin
Margin:.........................        0.19% p.a.             0.39%        1.18% p.a.               N/A
Until interest payment date
 falling in:....................     December 2010     December 2010     December 2010     December 2010
And thereafter:.................        0.38% p.a.        0.78% p.a.        2.18% p.a.      Three-months
                                                                                                sterling
                                                                                         LIBOR+margin of
                                                                                            0.434%  p.a.
Initial interest periods........         Quarterly         Quarterly         Quarterly          Annually
Alternative interest periods....               N/A               N/A               N/A          Annually
Issuance date:..................     November 2003     November 2003     November 2003     November 2003
Scheduled redemption date(s):...    March 2009 and               N/A               N/A               N/A
                                         June 2009
Final maturity date:............    September 2033         June 2042         June 2042         June 2042
Ratings as at 25th November,
 2003 (S&P/Moody's/Fitch):......       AAA/Aaa/AAA         AA/Aa3/AA      BBB/Baa2/BBB       AAA/Aaa/AAA
Rating as at [*, 2004]
 (S&P/Moody's/Fitch):...........       AAA/Aaa/AAA         AA/Aa3/AA         AA/Aa3/AA      BBB/Baa2/BBB

                                          SERIES 5          SERIES 5
                                           CLASS B           CLASS C
                                  ----------------  ----------------
Initial principal amount:.......     GBP20,000,000     GBP20,000,000
Interest rate:..................       Three-month       Three-month
                                  EURIBOR + margin  EURIBOR + margin
Margin:.........................        0.45% p.a.        1.23% p.a.
Until interest payment date
 falling in:....................     December 2010     December 2010
And thereafter:.................        0.90% p.a.        2.23% p.a.
Initial interest periods........         Quarterly         Quarterly
Alternative interest periods....               N/A               N/A
Issuance date:..................     November 2003     November 2003
Scheduled redemption date(s):...               N/A               N/A
Final maturity date:............         June 2042         June 2042
Ratings as at 25th November,
 2003 (S&P/Moody's/Fitch):......         AA/Aa3/AA      BBB/Baa2/BBB
Rating as at [*, 2004]
(S&P/Moody's/Fitch):............       AAA/Aaa/AAA         AA/Aa3/AA

                         PERMANENT FINANCING (NO. 4) PLC

                                              SERIES 1         SERIES 1         SERIES 1            SERIES 2          SERIES 2
                                               CLASS A          CLASS B          CLASS M             CLASS A           CLASS B
                                     -----------------   --------------   --------------   -----------------   ---------------
Initial principal amount:..........   USD1,500,000,000    USD78,100,000    USD56,500,000    USD2,400,000,000    USD100,700,000
Interest rate:.....................          One-month      Three-month      Three-month         Three-month       Three-month
                                           USD-LIBOR -       USD-LIBOR+       USD-LIBOR+          USD-LIBOR+        USD-LIBOR+
                                                margin           margin           margin              margin            margin
Margin:............................          0.05% p.a        0.14% p.a        0.23% p.a           0.07% p.a         0.18% p.a
Until interest payment
 datefalling in:...................                N/A       March 2011       March 2011                 N/A        March 2011
And thereafter:....................                N/A        0.28% p.a        0.46% p.a                 N/A         0.36% p.a
Initial interest periods...........            Monthly        Quarterly        Quarterly           Quarterly         Quarterly
Alternative interest periods.......          Quarterly              N/A              N/A                 N/A               N/A
Issuance date:.....................                  *                *                *                   *                 *
Scheduled redemption date(s):......         March 2005              N/A              N/A          March 2007               N/A
Final maturity date:...............         March 2005        June 2042        June 2042          March 2009         June 2042
Ratings as at [12th March, 2004]
 (S&P/Moody's/Fitch):..............       A-1+/P-1/F1+        AA/Aa3/AA           A/A2/A         AAA/Aaa/AAA         AA/Aa3/AA
Rating as at [*, 2004]
 (S&P/Moody's/Fitch):..............       A-1+/P-1/F1+        AA/Aa3/AA           A/A2/A         AAA/Aaa/AAA         AA/Aa3/AA

                                           SERIES 2         SERIES 2            SERIES 3         SERIES 3         SERIES 3
                                            CLASS M          CLASS C             CLASS A          CLASS B          CLASS M
                                     --------------   --------------   -----------------   --------------   --------------
Initial principal amount:..........   USD59,900,000    USD82,200,000    USD1,700,000,000    USD75,800,000    USD40,400,000
Interest rate:.....................     Three-month      Three-month         Three-month      Three-month      Three-month
                                         USD-LIBOR+       USD-LIBOR+          USD-LIBOR+        USD-LIBOR        USD-LIBOR
                                             margin           margin              margin         + margin         + margin
Margin:............................       0.33% p.a        0.72% p.a           0.14% p.a        0.23% p.a        0.37% p.a
Until interest payment
 date falling in:..................      March 2011       March 2011          March 2011       March 2011       March 2011
And thereafter:....................       0.66% p.a        1.44% p.a           0.28% p.a        0.46% p.a        0.74% p.a
Initial interest periods...........       Quarterly        Quarterly           Quarterly        Quarterly        Quarterly
Alternative interest periods.......             N/A              N/A                 N/A              N/A              N/A
Issuance date:.....................               *                *                   *                *                *
Scheduled redemption
 date(s):..........................             N/A              N/A       December 2008              N/A              N/A
                                                                          and March 2009
Final maturity date:...............       June 2042        June 2042          March 2024        June 2042        June 2042
Ratings as at [12th March, 2004]
 (S&P/Moody's/Fitch):..............          A/A2/A     BBB/Baa2/BBB         AAA/Aaa/AAA        AA/Aa3/AA           A/A2/A
Rating as at [*, 2004]
 (S&P/Moody's/Fitch):..............          A/A2/A     BBB/Baa2/BBB         AAA/Aaa/AAA        AA/Aa3/AA           A/A2/A

                                           SERIES 3            SERIES 4        SERIES 4       SERIES 4       SERIES 5
                                            CLASS C             CLASS A         CLASS B        CLASS M       CLASS A1
                                     --------------   -----------------   -------------   ------------   ------------
Initial principal amount:..........   USD55,400,000    EUR1,500,000,000   EUR85,000,000  EUR62,500,000    750,000,000
Interest rate:.....................     Three-month         Three-month     Three-month    Three-month    3.9615% p.a
                                          USD-LIBOR           EURIBOR +       EURIBOR +      EURIBOR +
                                           + margin              margin          margin         margin
Margin:............................       0.80% p.a           0.15% p.a       0.28% p.a      0.45% p.a            N/A
Until interest payment
 date falling in:..................      March 2011          March 2011      March 2011     March 2011     March 2011
And thereafter:....................       1.60% p.a           0.30% p.a       0.56% p.a      0.90% p.a    Three-month
                                                                                                            EURIBOR +
                                                                                                            0.38% p.a
Initial interest periods...........       Quarterly           Quarterly       Quarterly      Quarterly       Annually
Alternative interest periods.......             N/A                 N/A             N/A            N/A      Quarterly
Issuance date:.....................               *                   *               *              *              *
Scheduled redemption
 date(s):..........................             N/A      September 2009             N/A            N/A            N/A
                                                      and December 2009
Final maturity date:...............       June 2042          March 2034       June 2042      June 2042      June 2042
Ratings as at [12th March, 2004]
 (S&P/Moody's/Fitch):..............    BBB/Baa2/BBB         AAA/Aaa/AAA       AA/Aa3/AA         A/A2/A    AAA/Aaa/AAA
Rating as at [*, 2004]
 (S&P/Moody's/Fitch):..............    BBB/Baa2/BBB         AAA/Aaa/AAA       AA/Aa3/AA         A/A2/A    AAA/Aaa/AAA

                                               SERIES 5           SERIES 5           SERIES 5           SERIES 5
                                               CLASS A2            CLASS B            CLASS M            CLASS C
                                     ------------------   ----------------   ----------------   ----------------
Initial principal amount:..........    GBP1,100,000,000      GBP43,000,000      GBP32,000,000      GBP54,000,000
Interest rate:.....................         Three-month        Three-month        Three-month        Three-month
                                       Sterling LIBOR +   Sterling LIBOR +   Sterling LIBOR +   Sterling LIBOR +
                                                 margin             margin             margin             margin
Margin:............................           0.17% p.a          0.33% p.a          0.50% p.a          0.90% p.a
Until interest payment
 datefalling in:...................          March 2011         March 2011         March 2011         March 2011
And thereafter:....................           0.34% p.a          0.66% p.a          1.00% p.a          1.80% p.a
Initial interest periods...........           Quarterly          Quarterly          Quarterly          Quarterly
Alternative interest periods.......                 N/A                N/A                N/A                N/A
Issuance date:.....................                   *                  *                  *                  *
Scheduled redemption date(s):......                 N/A                N/A                N/A                N/A
Final maturity date:...............           June 2042          June 2042          June 2042          June 2042
Ratings as at [12th March, 2004]
 (S&P/Moody's/Fitch):..............         AAA/Aaa/AAA          AA/Aa3/AA             A/A2/A       BBB/Baa2/BBB
Rating as at [*, 2004]
 (S&P/Moody's/Fitch):..............         AAA/Aaa/AAA          AA/Aa3/AA             A/A2/A       BBB/Baa2/BBB

     Each previous issuer issued its previous notes to the previous noteholders and entered into a previous intercompany loan with Funding 1. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 1) PLC to pay the seller for the initial loans (and their related security) sold by the seller to the mortgages trustee on 14th June, 2002. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No.
2) PLC to pay the seller for the additional loans (and their related security) sold by the seller to the mortgages trustee on 6th March, 2003. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 3) PLC to pay consideration to the seller for an increase in Funding 1's share in the mortgages trust on 25th November, 2003. Funding 1 used most of the proceeds of the previous intercompany loan from Permanent Financing (No. 4) PLC to pay consideration to the seller for loans (together with their related security) sold to the mortgages trustee on 12th March, 2004.

     Each of the previous issuers' obligations to pay, principal and interest on its previous notes are funded primarily from the payments of principal and interest received by it from Funding 1 under its previous intercompany loan. Each previous issuers primary asset is its previous intercompany loan. Neither of the previous issuers nor the previous noteholders have any direct interest in the trust property, although the previous issuers share the security interest under the Funding 1 deed of charge in Funding 1's share of the trust property.

     Each of the previous intercompany loans is split into separate previous term advances to match the underlying series and classes of the previous notes to which it relates, which are set out in the following tables. Together these advances are referred to in this prospectus as the previous term advances:

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 1) PLC

                                INITIAL
                               INTEREST                                                                          PRINCIPAL
               DESIGNATED          RATE                      STEPPED-UP                                             AMOUNT
                     TERM     PER ANNUM                   INTEREST RATE       SCHEDULED           FINAL     OUTSTANDING AS
                  ADVANCE        (LIBOR      STEP-UP   PER ANNUM (LIBOR       REPAYMENT       REPAYMENT        AT [* JUNE,
SERIES NAME        RATING   PLUS/MINUS)         DATE        PLUS/MINUS)            DATE            DATE              2004]
-------------  ----------   -----------   ----------   ----------------   -------------   -------------   ----------------
Series 1.....         AAA      -0.04030%         N/A                N/A       June 2003       June 2003                nil
Series 1.....          AA      +0.28760%   June 2007           +0.81760%            N/A       June 2042                nil
Series 1.....         BBB      +1.13060%   June 2007           +2.39060%            N/A       June 2042                nil
Series 2.....         AAA      +0.16834%         N/A                N/A       June 2005       June 2007     GBP509,614,731
Series 2.....          AA      +0.29420%   June 2007           +0.83420%            N/A       June 2042      GBP17,666,644
Series 2.....         BBB      +1.26850%   June 2007           +2.52850%            N/A       June 2042      GBP17,666,644
Series 3.....         AAA      +0.12810%         N/A                N/A   December 2005   December 2007     GBP748,299,320
Series 3.....          AA      +0.33100%   June 2007           +0.89100%            N/A       June 2042      GBP26,190,476
Series 3.....         BBB      +1.27940%   June 2007           +2.53940%            N/A       June 2042      GBP26,190,476
Series 4A1...         AAA      +0.22000%         N/A                N/A       June 2007       June 2009     GBP484,000,000
Series 4A2...         AAA      +0.18000%   June 2007           +0.36000%            N/A       June 2042   GBP1,000,000,000
Series 4.....          AA      +0.30000%   June 2007           +0.60000%            N/A       June 2042      GBP52,000,000
               ----------
Series 4.....         BBB      +1.20000%   June 2007           +2.20000%            N/A       June 2042      GBP52,000,000
                                                                                                          ----------------
Total........                                                                                             GBP2,933,628,291
                                                                                                          ================

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 2) PLC

                                INITIAL
                               INTEREST                      STEPPED-UP                                            PRINCIPAL
               DESIGNATED          RATE                        INTEREST                                               AMOUNT
                     TERM     PER ANNUM                        RATE PER        SCHEDULED            FINAL     OUTSTANDING AS
                  ADVANCE        (LIBOR                    ANNUM (LIBOR        REPAYMENT        REPAYMENT        AT [* JUNE,
SERIES NAME        RATING   PLUS/MINUS)    STEP-UP DATE     PLUS/MINUS)             DATE             DATE              2004]
-------------  ----------   -----------   -------------   -------------   --------------   --------------   ----------------
Series 1.....         AAA      -0.04930%            N/A             N/A       March 2004       March 2004                nil
Series 1.....          AA     + 0.25050%  December 2008       + 0.76100%             N/A        June 2042                nil
Series 1.....         BBB     + 1.36080%  December 2008       + 2.62080%             N/A        June 2042                nil
Series 2.....         AAA     + 0.15830%            N/A             N/A   September 2005   September 2007   GBP1,108,016,000
Series 2.....          AA     + 0.35660%  December 2008        +0.97320%             N/A        June 2042      GBP38,622,000
Series 2.....         BBB     + 1.55060%  December 2008        +2.81060%             N/A        June 2042      GBP38,622,000
Series 3.....         AAA     + 0.23310%  December 2008       + 0.72620%  March 2006 and    December 2032     GBP854,375,000
                                                                               June 2006
Series 3.....          AA     + 0.44595%  December 2008         1.15190%             N/A        June 2042      GBP29,732,000
Series 3.....         BBB     + 1.55880%  December 2008         2.81880%             N/A        June 2042      GBP29,732,000
Series 4.....         AAA     + 0.22360%            N/A             N/A    December 2007    December 2009   GBP1,107,250,000
Series 4.....          AA     + 0.48380%  December 2008       + 1.22760%             N/A        June 2042      GBP38,644,000
Series 4.....         BBB     + 1.53690%  December 2008       + 2.79690%             N/A        June 2042      GBP38,644,000
Series 5.....         AAA        + 0.25%  December 2008          + 0.50%             N/A        June 2042     GBP750,000,000
Series 5.....          AA        + 0.45%  December 2008          + 0.90%             N/A        June 2042      GBP26,000,000
Series 5.....         BBB        + 1.45%  December 2008          + 2.45%             N/A        June 2042      GBP26,000,000
                                                                                                            ----------------
Total........                                                                                               GBP4,762,015,000
                                                                                                            ================

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 3) PLC

                                INITIAL
                               INTEREST                      STEPPED-UP                                            PRINCIPAL
               DESIGNATED          RATE                        INTEREST                                               AMOUNT
                     TERM     PER ANNUM                        RATE PER        SCHEDULED            FINAL     OUTSTANDING AS
                  ADVANCE        (LIBOR                    ANNUM (LIBOR        REPAYMENT        REPAYMENT        AT [* JUNE,
SERIES NAME        RATING   PLUS/MINUS)    STEP-UP DATE     PLUS/MINUS)             DATE             DATE              2004]
-------------  ----------   -----------   -------------   -------------   --------------   --------------   ----------------
Series 1.....         AAA      -0.04100%            N/A             N/A    December 2004    December 2004     GBP658,500,000
Series 1.....          AA      +0.20700%  December 2010        +0.66400%             N/A        June 2042      GBP22,900,000
Series 1.....         BBB      +1.09000%  December 2010        +2.09000%             N/A        June 2042      GBP22,900,000
Series 2.....         AAA      +0.12800%            N/A             N/A   September 2006   September 2010   GBP1,018,000,000
Series 2.....          AA      +0.28500%  December 2010        +0.82000%             N/A        June 2042      GBP35,400,000
Series 2.....         BBB      +1.21500%  December 2010        +2.21500%             N/A        June 2042      GBP35,400,000
Series 3.....         AAA     + 0.20613%  December 2010        +0.66226%   June 2008 and   September 2033     GBP898,250,000
                                                                          September 2008
Series 3.....          AA      +0.41184%  December 2010        +1.07368%             N/A        June 2042      GBP31,200,000
Series 3.....         BBB      +1.27224%  December 2010        +2.27224%             N/A        June 2042      GBP31,200,000
Series 4A1...         AAA      +0.21200%  December 2010        +0.67400%  March 2009 and   September 2033     GBP482,750,000
                                                                               June 2009
Series4A2....         AAA      +0.19000%  December 2010        +0.38000%  March 2009 and   September 2033     GBP750,000,000
                                                                               June 2009
Series4......          AA      +0.43450%  December 2010        +1.11900%             N/A        June 2042      GBP42,850,000
Series4......         BBB      +1.30400%  December 2010        +2.30400%             N/A        June 2042      GBP42,850,000
Series5......         AAA      +0.21700%  December 2010        +0.43400%             N/A        June 2042     GBP400,000,000
Series5......          AA      +0.51022%  December 2010        +1.27044%             N/A        June 2042      GBP13,900,000
                                                                                                            ----------------
Series5......         BBB      +1.35876%  December 2010        +2.35876%             N/A        June 2042      GBP13,900,000
                                                                                                            ================
Total........                                                                                               GBP4,500,000,000
                                                                                                            ================

PREVIOUS TERM ADVANCES OF PERMANENT FINANCING (NO. 4) PLC

                                INITIAL
                               INTEREST                      STEPPED-UP                                            PRINCIPAL
               DESIGNATED          RATE                        INTEREST                                               AMOUNT
                     TERM     PER ANNUM                        RATE PER        SCHEDULED            FINAL     OUTSTANDING AS
                  ADVANCE        (LIBOR                    ANNUM (LIBOR        REPAYMENT        REPAYMENT        AT [* JUNE,
SERIES NAME        RATING   PLUS/MINUS)    STEP-UP DATE     PLUS/MINUS)             DATE             DATE              2004]
-------------  ----------   -----------   -------------   -------------   --------------   --------------   ----------------
Series 1.....         AAA     -0.002725%            N/A             N/A       March 2005       March 2005     GBP803,859,000
Series 1.....          AA     +0.214900%     March 2011       +0.679800%             N/A        June 2042      GBP41,855,000
Series 1.....           A     +0.318050%     March 2011       +0.886100%             N/A        June 2042      GBP30,279,000
Series 2.....         AAA     +0.143000%            N/A             N/A       March 2007       March 2009   GBP1,286,174,000
Series 2.....          AA     +0.259000%     March 2011       +0.768000%             N/A        June 2042      GBP53,966,000
Series 2.....           A     +0.418000%     March 2011       +1.086000%             N/A        June 2042      GBP32,101,000
Series 2.....         BBB     +0.831000%     March 2011       +1.662000%             N/A        June 2042      GBP44,052,000
Series 3.....         AAA     +0.221470%     March 2011       +0.692940%   December 2008       March 2024     GBP911,040,000
                                                                          and March 2009
Series 3.....          AA     +0.340540%     March 2011       +0.931080%             N/A        June 2042      GBP40,622,000
Series 3.....           A     +0.495760%     March 2011       +1.241520%             N/A        June 2042      GBP21,651,000
Series 3.....         BBB     +0.962150%     March 2011       +1.924300%             N/A        June 2042      GBP29,690,000
Series 4.....         AAA     +0.213000%     March 2011       +0.676000%  September 2009       March 2034     GBP999,751,000
                                                                                     and
                                                                           December 2009
Series 4.....          AA     +0.374000%     March 2011       +0.998000%             N/A        June 2042      GBP56,653,000
Series 4.....           A     +0.588000%     March 2011       +1.426000%             N/A        June 2042      GBP41,657,000
Series 5A1...         AAA     +0.276953%     March 2011       +0.803906%             N/A        June 2042     GBP499,725,000
Series 5A2...         AAA     +0.170000%     March 2011       +0.590000%             N/A        June 2042   GBP1,100,000,000
Series 5.....          AA     +0.330000%     March 2011       +0.910000%             N/A        June 2042      GBP43,000,000
Series 5.....           A     +0.500000%     March 2011       +1.250000%             N/A        June 2042      GBP32,000,000
Series 5.....         BBB     +0.900000%     March 2011       +1.800000%             N/A        June 2042      GBP54,000,000
                                                                                                            ----------------
Total........                                                                                               GBP6,122,075,000
                                                                                                            ================

     The previous term AAA advances reflect the rating assigned by the rating agencies to the class A previous notes at their time of issue (being, in the case of the series 1 class A previous notes issued by Permanent Financing (No.
1) PLC, the series 1 class A previous notes issued by Permanent Financing (No.
2) PLC, the series 1 class A previous notes issued by Permanent Financing (No.
3) PLC and the series 1 class A previous notes issued by Permanent Financing (No. 4) PLC, A-1+ by Standard and Poor's, P-1 by Moody's and F1+ by Fitch and in the case of all other class A previous notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The previous term AA advances reflect the rating assigned to the class B previous notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch) and the previous term BBB advances reflect the rating assigned to the class C previous notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch).

     The interest rates applicable to the previous term advances from time to time are determined by reference to LIBOR for three-month sterling deposits plus or minus, in each case, a margin which will differ for each separate advance (as outlined in the tables above). LIBOR for an interest period is determined on the relevant Funding 1 interest determination date. The table above sets out details relating to the payment of interest on the previous term advances.

     The initial interest rate indicated in relation to a previous term advance in the above tables applies to that previous term advance for each interest period relating to that previous term advance to and including the interest period which ends on the relevant step-up date indicated in that table in relation to that previous term advance.

     The stepped-up interest rate indicated in relation to a previous term advance in the above table applies to that previous term advance for each interest period relating to that previous term advance from and including the interest period which starts on the relevant step-up date indicated in that table in relation to that previous term advance.

     The previous term advances will be repaid on the dates and in the priorities described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS".

                                    THE LOANS

INTRODUCTION

     The following is a description of some of the characteristics of the loans currently or previously offered by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information.

     On 14th June, 2002 the seller sold the initial loans and, on subsequent dates, the seller has sold further loans, in each case together with their related security to the mortgages trustee pursuant to the mortgage sale agreement. On the closing date, Funding 1 will pay the seller for loans (together with their related security) sold to the mortgages trustee on the closing date pursuant to the terms of the mortgage sale agreement. The loans making up the trust property after such addition, together with their related security, accrued interest and other amounts derived from the loans, will make up the trust property on the closing date.

     The statistics presented later in this section describe (i) the portfolio of loans making up the trust property and (ii) the pool of loans, each as at [*, 2004], from which the additional loans to be sold by the seller to the mortgages trustee on the closing date shall be drawn, in each case together with their related security, accrued interest and other amounts derived from such loans. This ensemble described by the statistical information set out later in this section is called the expected portfolio.

     The expected portfolio as at [*, 2004], for which statistics are presented later in this section, and the expected portfolio as at the closing date may differ due to, among other things, amortisation of loans in the expected portfolio.

     Unless otherwise indicated, the description that follows relates to types of loans that have been or could be sold to the mortgages trustee, either as part of the portfolio as at the closing date or as a new loan sold to the mortgages trustee at a later date.

     The expected portfolio as at [*, 2004] comprised * mortgage accounts having an aggregate outstanding principal balance of GBP* as at that date. The loans in the expected portfolio at that date were originated by the seller between [1st February, 1996 and *]. No loan in the portfolio at that date was delinquent or non-performing at the time it was sold to the mortgages trustee and no loan in the expected portfolio which is to be sold to the mortgages trustee on the closing date will be delinquent or non-performing at the time of sale.

     After the closing date, the seller may sell new loans and their related security to the mortgages trustee. The seller reserves the right to amend its lending criteria and to sell to the mortgages trustee new loans which are based upon mortgage terms (as defined in the glossary) different from those upon which loans forming the expected portfolio as at [*, 2004] are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the warranties set out in the mortgage sale agreement and all the material warranties in the mortgage sale agreement are described in this prospectus. See "SALE OF THE LOANS AND THEIR RELATED SECURITY".

CHARACTERISTICS OF THE LOANS

REPAYMENT TERMS

     Loans are typically repayable on one of the following bases:

     * "repayment": the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid;

     * "interest-only": the borrower makes monthly payments of interest but not of principal; when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum; and

     *    a combination of both these options.

     In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.

     As at [*, 2004], approximately * per cent. of the loans in the expected portfolio were repayment loans and approximately * per cent. were interest-only loans.

     As at [*, 2004], approximately * per cent. of the loans in the expected portfolio had their payment linked to the Halifax Payment Plan, where the borrower pays the monthly payments using an internal transfer from a Halifax current account or other account the borrower may have with the seller, and approximately * per cent. had an active direct debit instruction from another bank or building society account and the remainder were paid using various other methods, such as by cheque.

     For interest-only loans (other than products offered by the seller which are known as Retirement Home Plan loans), because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place to ensure that funds will be available to repay the principal at the end of the term.

     Principal prepayments may be made in whole or in part at any time during the term of a loan, subject to the payment of any repayment fees (as described in "- REPAYMENT FEES" below). A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any applicable repayment fee(s).

     Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

INTEREST PAYMENTS AND INTEREST RATE SETTING

     The seller has responded to the competitive mortgage market by developing a range of products with special features that are used to attract new borrowers and retain existing customers. The seller currently offers the following special rate loans and is able to combine these to suit the requirements of the borrower:

     * "discounted variable rate loans", which allow the borrower to pay interest at a specified discount to the variable base rate;

     *    "fixed rate loans", which are subject to a fixed rate of interest;

     * "capped rate loans", where the borrower pays interest equal to the seller's variable base rate (or, as the case may be, the tracker rate), but where the interest rate cannot exceed a predetermined level, or cap; and

     * "tracker rate loans", which are subject to a variable interest rate other than the variable base rate; for example the rate may be set at a fixed margin above or below rates set by the Bank of England.

     Each of the above special rates is offered for a predetermined period, usually between one and five years, at the commencement of the loan (the "PRODUCT PERIOD"). At the end of the product period the rate of interest charged will either (a) move to some other interest rate type for a predetermined period or (b) revert to, or remain at, a variable base rate of interest (the "VARIABLE BASE RATE"), which is administered, at the discretion of the seller, by reference to the general level of interest rates and competitive forces in the UK mortgage market. In certain instances, early repayment fees are payable by the borrower if the loan is redeemed within the product period. See "- REPAYMENT FEES" below.

     No capped rate loans will be included in the portfolio as at the closing date. In addition, the seller has in the past offered "added rate loans", where the borrower pays interest at a margin above the variable base rate. Although these products are not currently offered by the seller, some added rate loans may be included in the portfolio as at the closing date.

     Loans may combine one or more of the features listed in this section. Other customer incentives may be offered with the product including cashback, free valuations and payment of legal fees. Some product types require the borrower to deposit a cash amount into a deposit account held with Halifax and to charge that deposit account in favour of Halifax. Additional features such as payment holidays (temporary suspension of monthly payments) and the ability to make overpayments or underpayments are also available to most borrowers. See "- OVERPAYMENTS and UNDERPAYMENTS" and "- PAYMENT HOLIDAYS" below. In respect of the tracker rate loans where the tracker rate feature lasts for a specified period of time, after the expiration of that period interest on the tracker rate loan will be charged at the variable base rate that applies to the mortgage account unless the seller agrees to continue the tracker rate mortgage or to allow the borrower to switch to a different product. On tracker rate loans originated beginning in November 2002, Halifax may vary the tracker rate margin at any time where such variation would be to the borrower's advantage. Halifax may also vary the margin payable on such loans to the borrower's disadvantage but only if the tracker base rate (as calculated by reference to the Bank of England repo rate) is below three per cent. The changes that the seller may make to the tracker margin may be more or less than the amount by which the Bank of England repo rate has fallen. All relevant borrowers are given written advance notification of any such variation. A borrower with a tracker rate loan which is subject to a repayment fee may, within three months of a variation which is disadvantageous, repay that loan without having to pay an early repayment fee. The features that apply to a particular loan are specified in the mortgage conditions (as varied from time to time) and loan agreement.

     As at [*, 2004], approximately * per cent. of the loans in the expected portfolio were fixed rate loans. The remaining approximately * per cent. of the loans in the portfolio were tracker rate loans or discounted variable rate loans. These figures are calculated on the basis of the percentage of product holdings of the loans in the pool, not the number of loans in the pool. Each loan may have more than one active product.

     From 1st March, 2001 until 31st January, 2002, all new mortgage loans sold under the Halifax brand were subject to a second variable base rate (HVR 2) instead of the existing variable base rate (HVR 1) at the end of the predetermined product period. Existing Halifax borrowers were in some circumstances able to transfer to HVR 2, subject to the terms and conditions of their existing loan and to the borrower entering a deed of variation to vary the terms of the existing loan.

     Following the Ombudsman's determination referred to in "RISK FACTORS - DECISIONS OF THE OMBUDSMAN COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES", Halifax announced that from 1st February, 2002 all new Halifax mortgage products would be priced by reference to or revert to HVR 1. HVR 2 continues to apply to existing mortgages that are linked to HVR 2.

     As at [*, 2004], HVR 1 was * per cent. per annum, and HVR 2 was * per cent. per annum.

     As noted elsewhere in this prospectus, no capped rate loans will be included in the portfolio as at the closing date, although such loans may be sold to the mortgages trustee in the future provided that each of the rating agencies has confirmed that the then current ratings of the notes would not be adversely affected.

     In addition, from 1st March, 2001, all new Halifax branded mortgages have featured interest calculated on a daily basis rather than on an annual basis. Any payment by the borrower will reduce the borrower's balance on which interest will be calculated the following day. Prior to this date, most but not all Halifax branded mortgage products had carried interest calculated on an annual basis. Borrowers with existing loans on which interest is calculated on an annual basis are in some circumstances able to change and have their interest calculated on a daily basis, subject to the terms and conditions of their existing loan and to the borrower entering a deed of variation to vary the terms of the existing loan.

     The seller may change the interest rate, by giving the borrowers notice, on any part of the loan, unless otherwise agreed in the loan agreement and subject to certain restrictions set forth in the loan agreement. The seller may change the interest rate by altering the base rate or, if permitted in the loan agreement, charging an added rate. An added rate of not more than two per cent. may be charged if the borrower has let the property, changed the use of the property, or it has become more difficult for the seller to exercise its powers over the property. The seller may also change the borrower's monthly payments, the repayment period, and the accounting period by giving the borrowers notice. In the case of special rate loans, the seller may cancel the special rate under certain circumstances specified in the loan agreement.

     Except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", the servicer is responsible for setting the mortgages trustee variable base rate on the loans in the portfolio as well as on any new loans that are sold to the mortgages trustee. The mortgage conditions applicable to all of the variable rate loans provide that the variable base rate may only be varied in accordance with a number of reasons that are specified in the mortgage conditions. These reasons include:

     * to reflect changes in the cost of funds used by the seller in its mortgage lending business;

     *    to reflect a change in the general practice of mortgage lenders;

     * to reflect changes in the way the seller administers its mortgage accounts;

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     *    to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

     * to reflect changes to the way that the property over which the mortgage is granted is used or occupied.

     In respect of the variable rate loans with these mortgage conditions, the servicer may also change the mortgages trustee variable base rate for any other valid reason. In maintaining, determining or setting the mortgages trustee variable base rate, the servicer will apply the factors set out here and, except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", has undertaken to maintain, determine or set the mortgages trustee variable base rate at a rate which is not higher than the Halifax variable base rate from time to time.

     If applicable, the servicer will also be responsible for setting any variable margins in respect of new tracker rate loans that are sold to the mortgages trustee in the future. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time. The seller has a variable base rate cap whereby it has limited its variable base rates to no more than two per cent. above the Bank of England base rate at any time.

REPAYMENT FEES

     The borrower may be required to pay a repayment fee if certain events occur during the predetermined product period and the loan agreement states that the borrower is liable for repayment fees. The seller also offered some products in the past with repayment fee periods that extended beyond the product period. Although these types of products are not currently offered to new borrowers, some are included in the portfolio. These events include a full or partial unscheduled repayment of principal, or an agreement between the seller and the borrower to switch to a different mortgage product. If all or part of the principal owed by the borrower, other than the scheduled monthly payments, is repaid before the end of the product period, the borrower will be liable to pay to the seller all or part of the repayment fee based on the amount of principal borrowed at the outset of the mortgage (if a mortgage is redeemed in part, then a proportionate part of the repayment fee set out in the loan offer is payable). If the borrower has more than one product attached to the mortgage, the borrower may choose under which product the principal should be allocated.

     The seller currently permits borrowers to repay up to 10 per cent. of the amount outstanding on a mortgage in addition to scheduled repayments in any one year without having to pay a repayment fee, though the seller may withdraw this concession at its discretion. The seller currently has a policy not to charge the repayment fee in certain circumstances, for example if the repayment is due to the death of the borrower.

     If the seller changes the borrower's marginal interest rate or the rate by which the variable base rate cap exceeds the Bank of England base rate to the borrower's disadvantage and the loan is subject to a repayment fee, the borrower may repay the mortgage debt in full within three months of receiving notice of the change without being charged the repayment fee.

     The mortgages trustee has agreed to pay back to the seller any repayment fees received on the loan, so any sums received will be for the seller's account and not for the account of the mortgages trustee.

     Some of the loans offered by the seller include a "CASHBACK" feature under which the borrower is offered a sum of money, usually paid on completion of the loan. The incentive may take the form of a fixed amount, a percentage of the loan amount, or a combination of the two. Where any loan is subject to a cashback, if there is an unscheduled principal repayment or a product switch (as described in "- PRODUCT SWITCHES"), in either case before a date specified in the agreement, then a repayment fee may be repayable by the borrower.

     Some mortgage products do not include any provisions for the payment of a repayment fee by the borrower.

OVERPAYMENTS AND UNDERPAYMENTS

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     Borrowers with interest calculated annually who pay more than the scheduled monthly payment will have the benefit of an interest adjustment on the amount overpaid. This will only be done in cases where the total overpayment in a month is GBP250 or more and the borrower has paid the normal required monthly payments due for the rest of the year. The seller will not make any adjustment to the interest charged in respect of the borrower's normal monthly payments, but the borrower will be credited with interest at the rate of interest charged on the borrower's mortgage. This concession may be withdrawn or changed by the seller. Borrowers may repay up to ten per cent. of their loan each year without incurring a repayment fee.

     If borrowers with daily calculations of interest pay more than the scheduled monthly payment, the balance on their mortgage account will be reduced. The seller will charge interest on the reduced balance, which reduces the amount of interest the borrower must pay.

     Borrowers may underpay to the extent of previous overpayments.

     Missed payments or underpayments are rolled up and added to the mortgage, and must be repaid over the remaining life of the mortgage unless it is otherwise agreed by the seller and the borrower to extend the mortgage term.

     Any overpayments will be treated as prepayments of principal on the loans.

PAYMENT HOLIDAYS

     The seller offers "payment holidays" during which a borrower may suspend mortgage payments without penalty. This option may be exercised, upon the seller's agreement, for a maximum of six months during the life of the mortgage. The payment holiday option does not include insurance premiums.

     In order to qualify, the seller will perform a credit referred search and the mortgage cannot be more than one month in arrears when the payment holiday is applied for and no payment arrangement may be either currently in force or have been in force within the last six months. Additionally, at least three months must have elapsed since the date of the initial advance to the borrower. If a borrower's account is more than one month in arrears, the seller will automatically reject the payment holiday application.

     Furthermore, an applicant can neither be currently applying for, or in receipt of, income support, nor in receipt of amounts to pay the mortgage under a mortgage repayments insurance policy at the time of the application, nor have a current payment arrangement or have had one within the last six months with the seller on their loan. The applicant may not borrow any further money from the seller during the course of the payment holiday.

     Payments deferred under the payment holiday program are rolled up and added to the mortgage and must be repaid over the remaining life of the mortgage, unless the seller and the borrower agree to amend the mortgage term. The seller will provide the borrower with a new scheduled monthly payment based on the new amount owed. The total debt accumulated must not exceed 97 per cent. of the value of the property and must comply with the seller's normal lending limits. The payment holiday does not include buildings and contents insurance premiums, mortgage repayment insurance premiums or total mortgage protection premiums, nor can the mortgage be a building mortgage.

FURTHER ADVANCES

     If a borrower wishes to take out a further loan secured by the same mortgage, the borrower will need to make a further advance application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. Where the aggregate of the initial advance and the further advance is greater than 90 per cent. of the indexation value of the property, the seller will reassess the property's value, by instructing a valuer, who may physically inspect the property. A new loan-to-value, or LTV, ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The seller reserves the right to re-underwrite the loans. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be sold to the mortgages trustee where the LTV ratio at the time of origination or further advance is in excess of 97 per cent.

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     In certain instances the further advance may be granted subject to the completion of improvements, alterations, or repairs to the property. The seller reserves the right to confirm the completion of the work, either through an inspection of the improvement bills or a physical inspection of the property.

     In addition, the seller offers a further advance product called Home Cash Reserve, which is a facility linked to a borrower's mortgage whereby a borrower may draw additional funds from time to time. A borrower must have had a Halifax mortgage for a minimum of three months to qualify for the Home Cash Reserve. The total amount of the facility must not be less than GBP25,005, and borrowers must draw down amounts of at least GBP1,000 at a time. Funds drawn under the Home Cash Reserve are added to the mortgage loan. No redraw facility is available under the Home Cash Reserve.

     None of the loans in the expected portfolio obliges the seller to make further advances save for retentions and Home Cash Reserve withdrawals. However, some loans in the expected portfolio may have further advances made on them prior to their being sold to the mortgages trustee and new loans added to the portfolio in the future may have had further advances made on them prior to that time.

     If a loan is subject to a further advance, the seller will be required to repurchase the loan under the relevant mortgage account and its related security from the mortgages trustee unless the relevant loan is in arrears (although making further advances to borrowers in arrears is not in the normal course of the seller's business) in which case no repurchase will be required.

PRODUCT SWITCHES

     From time to time borrowers may request or the servicer may offer a variation in the financial terms and conditions applicable to the borrower's loan. In limited circumstances, if a loan is subject to a product switch as a result of a variation, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee unless the relevant loan is in arrears in which case no repurchase will be required. Those limited circumstances are that as at the relevant date, any of the conditions precedent to the sale of new loans to the mortgages trustee as described in "SALE OF LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" at paragraphs (A) to (P) has not been satisfied. From the date when those conditions precedent have been satisfied, then a loan that has been subject to a product switch will not be so repurchased by the seller. See further "RISK FACTORS - IN LIMITED CIRCUMSTANCES LOANS SUBJECT TO PRODUCT SWITCHES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES" AND "SALE OF THE LOANS AND THEIR RELATED SECURITY".

ORIGINATION OF THE LOANS

     The seller currently derives its mortgage-lending business from the following sources: through the Halifax and Bank of Scotland branch network throughout the United Kingdom (including Halifax estate agency branches), through intermediaries, through internet applications and from telephone sales. Of the loans in the expected portfolio as at [*, 2004], approximately * per cent. were originated through the branch network, approximately * per cent. through intermediaries and approximately * per cent. through other channels.

     Under the Halifax Mortgage Promise, the seller can provide customers with an agreement in principle to lend almost immediately upon application. In May 2000, the seller launched the Halifax Mortgage Promise online. In June 2000, the seller launched Mortgage Enquirer, allowing customers to view the progress of their mortgage application via the Internet and selected intermediaries to view their portfolio of customers' applications.

     In an effort to improve mortgage customer retention, the seller introduced the Mortgage Review in May 2000. Over one million existing mortgage customers were contacted during the remainder of 2000 and offered a review of their mortgage. The programme continued throughout 2001.

     The seller is a member of the Financial Ombudsman Scheme, which is a statutory scheme under the FSMA, and follows both the Code of Banking Practice and the Council of Mortgage Lenders' Code of Mortgage Lending Practice. The seller has pledged its support for regulation of the UK mortgage industry by the FSA and, in particular, the implementation of CAT marked loans. CAT is a voluntary UK Government standard that was introduced for mortgages in 2000. The CAT mark indicates that the product meets minimum standards for charges, access and terms.

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UNDERWRITING

     Traditionally, the seller's decision whether to underwrite or not underwrite a loan has been made by underwriters in one of the seller's business centres, who liaise with the intermediaries and sales staff in the branch network. Each underwriter must undertake a training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must undertake further training.

     During 2001, the seller introduced a new automated system whereby the majority of mortgages are underwritten at the point of sale and do not make use of the traditional system of full evaluation by an underwriter. Mortgages qualifying for the new underwriting format are, typically, either applications from existing customers, applicants with long-standing credit or mortgages with a low LTV ratio. Those mortgages qualifying for point-of-sale underwriting remain subject to the seller's underwriting policies, lending criteria, and internal procedures for compliance with government regulations, such as those concerning money laundering.

     All mortgage underwriting decisions, whether completed at the point of sale or in a servicing centre, are subject to internal monitoring by the seller in order to ensure the seller's procedures and policies regarding underwriting are being followed by staff.

LENDING CRITERIA

     Each loan in the expected portfolio was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions contained in "SALE OF THE LOANS AND THEIR RELATED SECURITY - SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows.

(1)  Type of property

     Properties may be either freehold or the Scottish equivalent or leasehold. In the case of leasehold properties, there must be at least 30 years left on the lease at the end of the mortgage term. The property must be used solely for residential purposes (with extremely limited case-by-case exceptions) and must be in sound structural condition and repair or be capable of being put into such state. House boats, mobile homes, and any property on which buildings insurance cannot be arranged are not acceptable. All persons who are to be legal owners of the property on completion must be borrowers under the mortgage.

     All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER") and which has been approved by the seller.

(2)  Term of loan

     There is no minimum term on home purchase loans and the current maximum term is 40 years for all loans. A repayment period for a new further advance that would extend beyond the term of the original advance may also be accepted at the seller's discretion, subject to the following:

     * the consent of any subsequent lender or guarantor to the further advance;

     * the seller may in its discretion extend the period of the original advance, provided that, in the case of all leasehold properties, not less than 30 years of the lease must be left unexpired at the end of the term of the mortgage; and

     * the approval of the valuers is required where the valuer has previously recommended a term which is shorter than the maximum loan terms referred to above.

     If the customer requests to increase the term of the existing loan, the maximum term for a repayment loan is 25 years from the date from which the extended term is granted. However, the total term from the start date of the account must not exceed 40 years.

(3)  Age of applicant

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     All borrowers must be aged 18 or over. There is no maximum age limit.
However, if the term of the mortgage extends into retirement, the seller will attempt to ascertain the borrower's anticipated income in retirement. If the seller determines the borrower will not be able to afford the mortgage into retirement, the application will be declined. If the borrower is already retired, the seller will consider the borrower's ability to support the loan.

(4)  Loan-to-value (or LTV) ratio

     The maximum original LTV ratio of loans in the expected portfolio is 97 per cent. For properties of GBP150,000 or less, the seller may currently lend up to 97 per cent. of the improved valuation of the property (the original valuation plus the increase in value deriving from any improvements). For properties in excess of GBP150,000, the permissible LTV ratio decreases as the property value increases. The seller does not provide loans in excess of 100 per cent. of the sum of the purchase price and the increase in value deriving from any improvements.

     In the case of a property that is being purchased, value is determined by the lower of the valuation and the purchase price. In the case of a remortgage or further advance, value is determined on the basis of a valuation only.

(5)  Mortgage indemnity guarantee policies and high LTV fees

     Borrowers are currently required to pay high LTV fees to the seller for each mortgage account where the aggregate of the outstanding principal balance of the relevant loan(s) at origination (excluding any capitalised high LTV fees and/or booking fees and/or valuation fees) exceeds certain specified percentages.

     If the LTV ratio exceeds 90 per cent., the borrower pays high LTV fees based on the difference between the actual LTV ratio and a 75 per cent. LTV ratio.

     Prior to 1st January, 2001, the seller required cover under mortgage indemnity guarantee, or MIG, policies for mortgages where the LTV ratio exceeded 75 per cent., though during 1999 and 2000 the seller paid the premium for the MIG cover if the LTV ratio was between 75 per cent. and 90 per cent. Approximately * per cent. of the loans in the expected portfolio as at [*, 2004] are covered by MIG policies. Since 1st January, 2001, the seller has not required cover under MIG policies for any mortgage loans. See "- INSURANCE POLICIES - MORTGAGE INDEMNITY GUARANTEE POLICIES AND HIGH LTV FEES" below.

(6)  Status of applicant(s)

     The maximum amount of the aggregate loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary as primary income, along with performance or profit-related pay, allowances, mortgage subsidies, pensions, annuities and state benefits. Payments for overtime, bonus and commissions will not be automatically included in income. The seller will deduct the annual cost of existing commitments from the applicant's gross income, depending on the applicant's credit score. The seller will also verify the applicant's employment.

     In cases where a single borrower is attempting to have the seller take a secondary income into account, the seller will consider the sustainability of the borrower's work hours, the similarity of the jobs and/or skills, the commuting time and distance between the jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, both incomes will be used as part of the normal income calculation.

     When there are two applicants, the seller adds joint incomes together for the purpose of calculating the applicants' total income. The seller may at its discretion consider the income of one additional applicant as well, but only a maximum rate of one times that income.

     Positive proof of the borrower's identity and address must be established. In exceptional circumstances this requirement can be waived (provided money laundering regulations are complied with), but the reasons for doing so must be fully documented.

     The seller may exercise discretion within its lending criteria in applying those factors that are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans. The seller may take the following into account when exercising discretion: credit score result, existing customer relationship, percentage of LTV, stability of employment and career progression, availability of living allowances and/or mortgage subsidy from the employer, employer's standing, regularity of overtime, bonus or commission (up to a maximum of 60 per cent. of the income), credit commitments, quality of security (such as type of property, repairs, location or saleability), and the increase in income needed to support the loan.

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     The seller may not exercise discretion where it is lending over 95 per cent. of value or the borrower's credit score fails. There is an exception from this policy for existing Halifax mortgage customers who are moving home and the seller's overall position is improved.

(7)  Credit history

     (a)  Credit search

          With the exception, in some circumstances, of further advances to existing Halifax borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment, Scottish court decree for payment, default, or bankruptcy notice) is revealed or the score does not meet the required risk/reward trade-off.

     (b)  Existing lender's reference

          In some cases, the seller may seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists.

     (c)  First time buyers/applicants in rented accommodation

          Where applicants currently reside in rented accommodation, the seller may seek a landlord's reference or sight of a bank statement or rent record book. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the preceding 18 months.

     (d)  Bank reference

          A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

(8)  Scorecard

     The seller uses some of the criteria described here and various other criteria to produce an overall score for the application that reflects a statistical analysis of the risk of advancing the loan. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data and customer-provided data to assess the likelihood of an account going into arrears. In addition, the seller is currently developing behavioural scoring, which will enable it to use customer data on existing accounts to make further lending decisions and to prioritise action in the case of arrears. The development will encompass account management for managing facilities such as flexible loans and is planned for delivery during the second quarter of 2004. Mortgage collection is conducted through payment collection departments located in Leeds, Manchester and Romford.

     The seller reserves the right to decline an application that has received a passing score. The seller does have an appeals process if a potential borrower believes his or her application has been unfairly denied. It is the seller's policy to allow only authorised individuals to exercise discretion in granting variances from the scorecard.

CHANGES TO THE UNDERWRITING POLICIES AND THE LENDING CRITERIA

     The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different from the criteria set out here may be sold to the mortgages trustee.

INSURANCE POLICIES

INSURANCE ON THE PROPERTY

     A borrower is required to insure the mortgaged property with buildings insurance. The insurance may be purchased through the seller, or alternatively the borrower or landlord (in the case of a leasehold property) may arrange for the buildings insurance independently. In either case, the borrower must ensure that the buildings insurance payments are kept up to date.

     If the borrower does not insure the property, or insures the property but violates a provision of the insurance contract, the seller will upon becoming aware of the same insure the property itself, in which case the seller may determine who the insurer will be, what will be covered by the policy, the amount of the sum insured and any excess. The borrower will be responsible for the payment of insurance premiums. The seller retains the right to settle all insurance claims on reasonable terms without the borrower's consent.

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HALIFAX POLICIES

     If the buildings insurance is purchased by the borrower through the seller, the seller will arrange the insurance through Halifax General Insurance Services Limited. The premiums paid by the borrower will be calculated depending on the location of the borrower's residence, the type, age and use of the borrower's property, and the borrower's age and past claims history. The borrower will have the option of paying the premium as a lump sum or over a 12-month period with the borrower's monthly mortgage payments. If paid monthly, interest will be charged. Any unpaid premiums will be added directly to the mortgage loan and interest charged. The policy will be automatically renewed each year. The seller will provide cover from the date the purchase contracts for a property are exchanged; if the borrower already owns the property, cover will start on the date that the borrower's mortgage is completed.

     The borrower must ensure that nothing occurs which reduces the risk coverage or the amount of the sum insured, increases the premiums or the excess, prevents or hinders any claim from being settled in full, or renders the insurance invalid. On newly originated loans, the conveyancer will advise the customer in writing of the need to ensure that adequate insurance cover is in place.

     The buildings insurance available through the seller does not cover the contents of the borrower's home. Separate contents insurance is also available through Halifax General Insurance Services Limited. Halifax General Insurance Services Limited does not underwrite the buildings or contents insurance itself; it acts as a broker and administrator for such policies. Prior to 1st January 2004, all buildings or contents insurance was underwritten by Royal & Sun Alliance Insurance plc ("ROYAL & SUN ALLIANCE"). With effect on and from 1st January, 2004 all new business or renewals is, or has been, underwritten by St Andrew's Insurance.

     In the event of a claim, the insured will receive up to the full cost of rebuilding the property in the same form as before the damage occurred, including the costs of complying with local authority and other statutory requirements, professional fees and related costs. Standard policy conditions apply. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the loan(s).

     The seller has procured the endorsement of Royal & Sun Alliance and will on or before the closing date procure the endorsement of St Andrew's Insurance to the inclusion of Funding 1 and the mortgages trustee as an insured under the Halifax policies in so far as the seller was so insured prior to the sale of the relevant loans to the mortgages trustee. In the servicing agreement, the seller, acting in its capacity as servicer, has also agreed to deal with claims under the Halifax policies in accordance with its normal procedures. If the seller, acting in its capacity as servicer, receives any claim proceeds relating to a loan which has been sold to the mortgages trustee, these will be required to be paid into the mortgages trustee's, rather than the seller's, accounts.

BORROWER-ARRANGED BUILDINGS INSURANCE

     A borrower may elect not to take up a Halifax policy, or a borrower who originally had a Halifax policy may elect to insure the property with an independent insurer. The seller requires that any borrower-arranged insurance policy be drawn in the joint names of the seller and all of the applicants and be maintained in their joint names for the duration of the mortgage. If this is not possible, for example because the property is leasehold and the lease provides for the landlord to insure, the borrower must arrange for the seller's interest to be noted on the landlord's policy. The seller also requires that the sum insured be for an amount not less than the full reinstatement value of the property and be reviewed annually, that the borrower inform the seller of any damage to the property that occurs, and that the borrower make a claim under the insurance for any damages covered by it unless the borrower makes good the damage.

     If the borrower fails to maintain the existing insurance cover over his or her property or wishes to change insurance providers, the borrower must contact the seller and provide the details of any new insurance cover he or she has taken out. Otherwise, the seller will arrange buildings insurance for the property under its insurance arrangements with St Andrew's Insurance and debit the insurance premium amount to the borrower's account.

MORTGAGE PROTECTION PLANS

     The seller currently offers borrowers the option to purchase a total mortgage protection plan. A total mortgage protection plan can provide cover in cases of death, unemployment, accident, sickness, critical illness, or disability. The borrower may choose the types and amount of cover that is needed up to a maximum of GBP200,000 combined life and critical illness cover, and may change the plan details each year. The borrower's premiums are paid monthly in advance by direct debit separate from the monthly mortgage payments. The seller has also offered mortgage repayments insurance in the past, underwritten by Halifax Insurance Ireland Limited from 2nd January, 2001, and by General Electric Financial Insurance before that date. Though the seller does not currently market the mortgage repayment insurance, in some instances it is offered to borrowers. In those instances, the insurance continues to be underwritten by Halifax Insurance Ireland Limited. Existing mortgage repayment insurance policies will continue unless a borrower requests to change to a total mortgage protection plan.

PROPERTIES IN POSSESSION COVER

     When a mortgaged property is taken into possession by the seller and buildings insurance has been arranged through the seller, Halifax General Insurance Services Limited takes the necessary actions to ensure that the appropriate insurance cover is provided on the property. The seller may claim under this policy for any damage occurring to the property while in the seller's possession.

     The seller also maintains a freedom of agency indemnity policy with Royal & Sun Alliance Insurance plc, which provides cover for damage to properties over which the seller exercises its power of sale and where insurance independently arranged by the borrower will not cover the damage.

     The seller has procured the endorsement of Royal & Sun Alliance to the inclusion of Funding 1 and the mortgages trustee as insured under the properties in possession cover. To the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts. The servicer will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's accounts.

     In the mortgage sale agreement the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

TITLE INSURANCE

     As at the closing date, there will be no loans in the expected portfolio for which the underlying mortgages have the benefit of a title insurance policy, although the portfolio may contain loans of this type in the future. Inclusion of loans in the portfolio having the benefit of a title insurance policy will be subject to the approval of the security trustee and confirmation from each rating agency that inclusion of these loans will not cause the downgrade or withdrawal of the rating of any issuer note. Relevant representations and warranties will be given in relation to any title insurance policy each time that Funding 1 provides consideration for the sale of new loans to the mortgages trust.

MORTGAGE INDEMNITY GUARANTEE ("MIG") POLICIES AND HIGH LTV FEES

     The seller currently requires borrowers to pay high LTV fees for loans made to borrowers that are over 90 per cent. of the property's value. The seller currently does not use secondary cover, but collects high LTV fees from the relevant borrower itself, with the risk remaining on the seller's balance sheet. The high LTV fees are charged to the borrower based on the difference between the actual LTV ratio and a 75 per cent. LTV ratio.

     Approximately * per cent. of the mortgages in the expected portfolio as at [*, 2004] are subject to MIG policies arranged when the loan was originated by the seller. MIG policies are a type of agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account that exceeds a certain LTV ratio. Each MIG policy sets out a formula to calculate the limit of indemnity in respect of each mortgage covered by the MIG policy. See "- CHARACTERISTICS OF THE LOANS - LENDING CRITERIA - (5) MORTGAGE INDEMNITY GUARANTEE POLICIES AND HIGH LTV FEES". The seller previously contracted with GE Capital, General Accident, Halifax Mortgage Re Ltd, a wholly owned subsidiary of the seller, and Royal & Sun Alliance from 1st February, 1996 until 31st May, 1996. The seller then contracted with GE Capital, General Accident and Halifax Mortgage Re Ltd from 1st June, 1996 until 31st December, 1997. From 1st January, 1998 until 31st December, 2000, Halifax Mortgage Re Ltd was the seller's sole MIG insurer. The seller stopped placing MIG policies as of 1st January, 2001. During the 1996-2000 period, cover under an MIG policy was mandatory where the LTV ratio of a loan exceeded 75 per cent.

     On 19th December, 2001, the insurance business, including the MIG policies, of Halifax Mortgage Re Ltd was acquired by HBOS Insurance (PCC) Guernsey Limited by portfolio transfer. HBOS Insurance (PCC) Guernsey Limited was registered on 14th December, 2001 as a protected cell company in accordance with provisions of the Guernsey Protected Cell Companies Ordinance 1997.

     The insured under each MIG policy is the seller and in certain circumstances its relevant subsidiary. The seller has formally assigned, or will formally assign, its interest in each MIG policy contracted with HBOS Insurance
(PCC) Guernsey Limited to the mortgages trustee to the extent that it relates to the loans from time to time comprised in the portfolio. For MIG policies contracted with GE Capital, General Accident or Royal & Sun Alliance, the seller has procured or will procure the endorsement of each insurer to the inclusion of Funding 1 and the mortgages trustee as an insured under each policy. Practically speaking, this has little effect on the way in which claims are made and paid under the policies as they continue to be administered by the seller acting in its capacity as servicer. To the extent that claims relate to loans in the portfolio, their proceeds will be paid by the seller into the mortgages trustee's accounts and all other claims will be paid into the seller's account.

     Management of the seller believes that financial information relating to HBOS Insurance (PCC) Guernsey Limited is not material to an investor's decision to purchase the issuer notes. HBOS Insurance (PCC) Guernsey Limited is not rated by any nationally recognised statistical rating agency.

STATISTICAL INFORMATION ON THE EXPECTED PORTFOLIO

     The statistical and other information contained in this prospectus has been compiled by reference to the loans and mortgage accounts in the expected portfolio as at [*, 2004]. Columns stating percentage amounts may not add up to 100 per cent. due to rounding. A loan will be removed from the expected portfolio if in the period up to (and including) the closing date the loan is repaid in full or if the loan does not comply with the terms of the mortgage sale agreement on the closing date. Except as otherwise indicated, these tables have been prepared using the current balance, which includes all principal and accrued interest for the loans in the pool.

OUTSTANDING CURRENT BALANCES

     Range of outstanding current balances:

RANGE OF OUTSTANDING CURRENT BALANCES     AGGREGATE
(INCLUDING CAPITALISED HIGH LTV FEES     OUTSTANDING                 NUMBER OF
AND/OR BOOKING FEES AND/OR VALUATION       CURRENT                   MORTGAGE
FEES)                                   BALANCE (GBP)   % OF TOTAL    ACCOUNTS   % OF TOTAL
-------------------------------------   -------------   ----------   ---------   ----------
GBP0 - GBP24,999.99..................               *            *           *            *
GBP25,000 - GBP49,999.99.............               *            *           *            *
GBP50,000 - GBP74,999.99.............               *            *           *            *
GBP75,000 - GBP99,999.99.............               *            *           *            *
GBP100,000 - GBP124,999.99...........               *            *           *            *
GBP125,000 - GBP149,999.99...........               *            *           *            *
GBP150,000 - GBP174,999.99...........               *            *           *            *
GBP175,000 - GBP199,999.99...........               *            *           *            *
GBP200,000 - GBP224,999.99...........               *            *           *            *
GBP225,000 - GBP249,999.99...........               *            *           *            *
GBP250,000 - GBP349,999.99...........               *            *           *            *
GBP350,000 - GBP399,999.99...........               *            *           *            *
GBP400,000 - GBP449,999.99...........               *            *           *            *
GBP450,000 - GBP500,000.00...........               *            *           *            *
                                        -------------   ----------   ---------   ----------
Totals...............................               *            *           *            *
                                        =============   ==========   =========   ==========

     The largest mortgage account has an outstanding current balance of GBP* and the smallest mortgage account has an outstanding current balance of GBP*. The average outstanding current balance is approximately GBP*.

LTV RATIOS AT ORIGINATION

     The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage loan origination divided by the value of the property securing that mortgage loan at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related mortgage loan. Where, however, additional lending has been applied for or advanced on an account since origination, the original valuation may have been updated with a more recent valuation. Where this is the case, this revised valuation has been used in formulating this data.

RANGE OF LTV RATIOS AT ORIGINATION        AGGREGATE
(EXCLUDING CAPITALISED HIGH LTV FEES     OUTSTANDING                 NUMBER OF
AND/OR BOOKING FEES AND/OR VALUATION       CURRENT                    MORTGAGE
FEES)                                   BALANCE (GBP)   % OF TOTAL    ACCOUNTS   % OF TOTAL
-------------------------------------   -------------   ----------   ---------   ----------
0% - 24.99%..........................               *            *           *            *
25.00% - 49.99%......................               *            *           *            *
50.00% - 74.99%......................               *            *           *            *
75.00% - 79.99%......................               *            *           *            *
80.00% - 84.99%......................               *            *           *            *
85.00% - 89.99%......................               *            *           *            *
90.00% - 94.99%......................               *            *           *            *
95.00% - 97%.........................               *            *           *            *
                                        -------------   ----------   ---------   ----------
Totals...............................               *            *           *            *
                                        =============   ==========   =========   ==========

     The weighted average LTV ratio of the mortgage accounts (excluding any capitalised high LTV fees and capitalised booking fees) at origination was * per cent. The highest LTV ratio of any mortgage account (excluding any capitalised high LTV fees and any capitalised booking fees) at origination was * per cent. and the lowest was * per cent.

CURRENT LTV RATIOS

     The following table shows the range of LTV ratios, which express the outstanding current balance of the mortgage loan as at [*, 2004] divided by the indexed valuation of the property securing that mortgage loan at the same date.

RANGE OF CURRENT LTV RATIOS               AGGREGATE
(EXCLUDING ANY OUTSTANDING FEES,SUCH     OUTSTANDING                 NUMBER OF
AS INSURANCE FEES AND/OR HIGH LTV          CURRENT                    MORTGAGE
FEES)                                   BALANCE (GBP)   % OF TOTAL    ACCOUNTS   % OF TOTAL
-------------------------------------   -------------   ----------   ---------   ----------
0.00% - 24.99%.......................               *            *           *            *
25.00% - 49.99%......................               *            *           *            *
50.00% - 74.99%......................               *            *           *            *
75.00% - 79.99%......................               *            *           *            *
80.00% - 84.99%......................               *            *           *            *
85.00% - 89.99%......................               *            *           *            *
90.00% - 94.99%......................               *            *           *            *
95.00% - 96.99%......................               *            *           *            *
97.00% - 100%........................               *            *           *            *
                                        -------------   ----------   ---------   ----------
Totals...............................               *            *           *            *
                                        =============   ==========   =========   ==========

     The weighted average current LTV ratio of the mortgage accounts (excluding any capitalised high LTV fees and capitalised booking fees) was * per cent. The highest current LTV ratio of any mortgage account (including any capitalised high LTV fees and any capitalised booking fees) was * per cent. and the lowest was * per cent.

GEOGRAPHICAL SPREAD

     The following table shows the spread of properties throughout England, Wales and Scotland. No properties are situated outside England, Wales or Scotland. The geographical location of a property has no impact upon the seller's lending criteria and current credit scoring tests.

                                          AGGREGATE
                                         OUTSTANDING                 NUMBER OF
                                           CURRENT                    MORTGAGE
HALIFAX MAPPED REGION                   BALANCE (GBP)   % OF TOTAL    ACCOUNTS   % OF TOTAL
-------------------------------------   -------------   ----------   ---------   ----------
London & South East..................               *            *           *            *
Midlands & East Anglia...............               *            *           *            *
North................................               *            *           *            *
North West...........................               *            *           *            *
Scotland.............................               *            *           *            *
South Wales & West...................               *            *           *            *
Other................................               *            *           *            *
                                        -------------   ----------   ---------   ----------
Totals...............................               *            *           *            *
                                        =============   ==========   =========   ==========

SEASONING OF LOANS

     The following table shows the time that has elapsed since the date of origination of the loans. The data in this table has been forecast forward to [*, 2004] for the purposes of calculating the seasoning.

                          AGGREGATE
                         OUTSTANDING               NUMBER OF
                           CURRENT                  MORTGAGE
AGE OF LOANS IN MONTHS  BALANCE (GBP)  % OF TOTAL   ACCOUNTS  % OF TOTAL
----------------------  -------------  ----------  ---------  ----------
0 to <6...............              *           *          *           *
6 to <12..............              *           *          *           *
12 to <18.............              *           *          *           *
18 to <24.............              *           *          *           *
24 to <30.............              *           *          *           *
30 to <36.............              *           *          *           *
36 to <42.............              *           *          *           *
42 to <48.............              *           *          *           *
48 to <54.............              *           *          *           *
54 to <60.............              *           *          *           *
60 to <66.............              *           *          *           *
66 to <72.............              *           *          *           *
72 +..................              *           *          *           *
                        -------------  ----------  ---------  ----------
Totals................              *           *          *           *
                        =============  ==========  =========  ==========
     The weighted average seasoning of loans was * months. The maximum seasoning for any loan was * months and the minimum seasoning for any loan was * months.

YEARS TO MATURITY OF LOANS

     The following table shows the number of years of the mortgage term which remain unexpired:

                          AGGREGATE
                         OUTSTANDING               NUMBER OF
                           CURRENT                 MORTGAGE
YEARS TO MATURITY       BALANCE (GBP)  % OF TOTAL   ACCOUNTS  % OF TOTAL
----------------------  -------------  ----------  ---------  ----------
<5....................              *           *          *           *
5 to <10..............              *           *          *           *
10 to <15.............              *           *          *           *
15 to <20.............              *           *          *           *
20 to <25.............              *           *          *           *
25 to <30.............              *           *          *           *
30 to <35.............              *           *          *           *
35 to <40.............              *           *          *           *
                        -------------  ----------  ---------  ----------
Totals................              *           *          *           *
                        =============  ==========  =========  ==========
     The weighted average remaining term of loans was * years and the maximum remaining term was * years. The minimum remaining term was * years.

PURPOSE OF LOAN

     The following table shows the purpose of the loans on origination:

                          AGGREGATE
                         OUTSTANDING               NUMBER OF
                           CURRENT                 MORTGAGE
USE OF PROCEEDS         BALANCE (GBP)  % OF TOTAL   ACCOUNTS  % OF TOTAL
----------------------  -------------  ----------  ---------  ----------
Purchase..............              *           *          *           *
Remortgage............              *           *          *           *
                        -------------  ----------  ---------  ----------
Totals................              *           *          *           *
                        =============  ==========  =========  ==========

PROPERTY TYPE

     The following table shows the types of properties to which the loans relate. Descriptions of certain of the terms used in these property types are contained in the glossary.

                          AGGREGATE
                         OUTSTANDING
                           CURRENT                 NUMBER OF
PROPERTY TYPE           BALANCE (GBP)  % OF TOTAL  PROPERTIES  % OF TOTAL
----------------------  -------------  ----------  ----------  ----------
Detached..............              *           *           *           *
Other.................              *           *           *           *
Semi-detached.........              *           *           *           *
Terraced..............              *           *           *           *
Unknown...............              *           *           *           *
                        -------------  ----------  ----------  ----------
Totals................              *           *           *           *
                        =============  ==========  ==========  ==========

DISTRIBUTION OF FIXED RATE LOANS

     Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to a variable base rate or some other rate as specified in the offer conditions.

                               AGGREGATE
                             OUTSTANDING              NUMBER OF  % OF TOTAL
                        INTEREST BEARING                PRODUCT  FIXED RATE
FIXED RATE %               BALANCE (GBP)  % OF TOTAL   HOLDINGS    HOLDINGS
----------------------  ----------------  ----------  ---------  ----------
0 - 3.99..............                 *           *          *           *
4.00 - 4.99...........                 *           *          *           *
5.00 - 5.99...........                 *           *          *           *
6.00 - 6.99...........                 *           *          *           *
7.00 - 7.99...........                 *           *          *           *
8.00 - 8.99...........                 *           *          *           *
                        ----------------  ----------  ---------  ----------
Totals................                 *           *          *           *
                        ================  ==========  =========  ==========

                              AGGREGATE
                             OUTSTANDING              NUMBER OF  % OF TOTAL
YEAR IN WHICH FIXED     INTEREST BEARING                PRODUCT  FIXED RATE
RATE PERIOD ENDS           BALANCE (GBP)  % OF TOTAL   HOLDINGS    HOLDINGS
----------------------  ----------------  ----------  ---------  ----------
2004..................                 *           *          *           *
2005..................                 *           *          *           *
2006..................                 *           *          *           *
2007..................                 *           *          *           *
2008..................                 *           *          *           *
2009..................                 *           *          *           *
2013..................                 *           *          *           *
2014..................                 *           *          *           *
                        ----------------  ----------  ---------  ----------
Totals................                 *           *          *           *
                        ================  ==========  =========  ==========

CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

     The UK housing market is primarily one of owner-occupied housing, with the remainder in some form of public, private landlord or social ownership. The mortgage market, whereby loans are provided for the purchase of a property and secured on that property, is the primary source of household borrowings in the UK. At 31st December, 2003, mortgage loans outstanding in the UK amounted to GBP766 billion. During 2003, outstanding mortgage debt grew by 14.3 per cent., well above the long-term annual average rate of 7.9 per cent. between December 1993 and December 2003. At 31st December, 2003, 67 per cent. of outstanding mortgage debt was held with banks and 19 per cent. with building societies. The statistics in this paragraph have been sourced from the Department of Transport, Local Government and the Regions, the Council of Mortgage Lenders and the Bank of England.

     Set out in the following tables are a number of characteristics of the United Kingdom mortgage market.

INDUSTRY CPR RATES

     This quarterly industry constant prepayment rate ("INDUSTRY CPR") data was calculated by dividing the amount of scheduled and unscheduled repayments of mortgages made by building societies in a quarter by the quarterly balance of mortgages outstanding for building societies in the UK. These quarterly repayment rates were then annualised using standard methodology.

     Over the past 40 years, quarterly industry CPRs experienced in respect of residential mortgage loans made by building societies have been between 9.5 per cent. and 14.0 per cent. for approximately 77.3 per cent. of that time.

                  AGGREGATE             AGGREGATE             AGGREGATE             AGGREGATE
                   QUARTERS              QUARTERS              QUARTERS              QUARTERS
                    OVER 40               OVER 40               OVER 40               OVER 40
CPR (%)               YEARS   CPR (%)       YEARS   CPR (%)       YEARS   CPR (%)       YEARS
---------------   ---------   -------   ---------   -------   ---------   -------   ---------
7.0............           0      11.5          16        16           4      20.5           1
7.5............           0        12          20      16.5           2        21           0
8.0............           4      12.5          13        17           1      21.5           0
8.5............           1        13          11      17.5           1        22           1
9.0............           6      13.5           5        18           1      22.5           2
9.5............           9        14           6      18.5           1        23           0
10.0...........          10      14.5           2        19           1      23.5           0
10.5...........          18        15           3      19.5           2        24           0
11.0...........          18      15.5           2        20           2      24.5           0

----------
SOURCE: COUNCIL OF MORTGAGE LENDERS

     Over the past 40 years, the highest single quarter industry CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.40 per cent. The lowest level was 7.94 per cent. in June and March of 1974.

     The highest 12-month rolling average industry CPR over the same 40-year period was 21.07 per cent. The lowest was 8.84 per cent.

                    INDUSTRY CPR      12-MONTH                   INDUSTRY CPR      12-MONTH
                    RATE FOR THE       ROLLING                   RATE FOR THE       ROLLING
QUARTER              QUARTER (%)   AVERAGE (%)         QUARTER    QUARTER (%)   AVERAGE (%)
-----------------   ------------   -----------   -------------   ------------   -----------
March 1981                  9.97          9.74       June 1981          11.78         10.52
September 1981             12.53         11.19   December 1981          11.82         11.53
March 1982                  9.63         11.44       June 1982          12.91         11.72
September 1982             13.96         12.08   December 1982          14.20         12.68
March 1983                 12.55         13.41       June 1983          12.76         13.37
September 1983             12.48         13.00   December 1983          11.86         12.41
March 1984                 10.40         11.88       June 1984          12.13         11.72
September 1984             12.40         11.70   December 1984          11.87         11.70
March 1985                 10.02         11.61       June 1985          11.67         11.49
September 1985             13.46         11.76   December 1985          13.68         12.21
March 1986                 11.06         12.47       June 1986          15.53         13.43
September 1986             17.52         14.45   December 1986          15.60         14.92
March 1987                 10.57         14.80       June 1987          14.89         14.64
September 1987             16.79         14.46   December 1987          16.18         14.61
March 1988                 13.55         15.35       June 1988          16.03         15.64
September 1988             18.23         16.00   December 1988          12.60         15.10
March 1989                  8.85         13.93       June 1989          13.04         13.18
September 1989             11.53         11.51   December 1989          10.38         10.95
March 1990                  8.91         10.96       June 1990           9.37         10.05
September 1990              9.66          9.58   December 1990          10.58          9.63
March 1991                  9.07          9.67       June 1991          10.69         10.00
September 1991             11.57         10.48   December 1991          10.24         10.39
March 1992                  9.14         10.41       June 1992           9.12         10.02
September 1992              9.75          9.56   December 1992           7.96          8.99
March 1993                  8.53          8.84       June 1993           9.97          9.05
September 1993             10.65          9.28   December 1993          10.01          9.79
March 1994                  8.97          9.90       June 1994          10.48         10.03
September 1994             11.05         10.13   December 1994          10.68         10.29
March 1995                  9.15         10.34       June 1995          10.51         10.35
September 1995             11.76         10.53   December 1995          11.61         10.76
March 1996                 10.14         11.00       June 1996          11.32         11.21
September 1996             13.20         11.57   December 1996          12.58         11.81
March 1997                  9.75         11.71       June 1997          15.05         12.65
September 1997             12.18         12.39   December 1997          11.17         12.04
March 1998                 10.16         12.14       June 1998          12.05         11.39
September 1998             13.79         11.79   December 1998          13.43         12.36
March 1999                 11.14         12.60       June 1999          14.27         13.16
September 1999             15.60         13.61   December 1999          14.94         13.99
March 2000                 13.82         14.66       June 2000          13.87         14.56
September 2000             14.89         14.38   December 2000          15.57         14.54
March 2001                 15.49         14.95       June 2001          17.38         15.83
September 2001             19.17         16.90   December 2001          19.03         17.77
March 2002                 18.70         18.57       June 2002          19.91         19.21
September 2002             22.41         20.01   December 2002          22.16         20.80
March 2003                 19.52         21.00       June 2003          20.18         21.07
September 2003             21.66         20.88

----------
SOURCE OF REPAYMENT AND OUTSTANDING MORTGAGE INFORMATION: COUNCIL OF MORTGAGE LENDERS
     You should also note that the prior two CPR tables present the historical CPR experience only of building societies in the UK. During the late 1990s, a number of former building societies converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data. According to the Council of Mortgage Lenders, the 12 month rolling average CPR experience of banks during 1998 was 14.85 per cent., during 1999 was 16.08 per cent., during 2000 was 15.34 per cent., during 2001 was 18.69 per cent., during 2002 was 21.81 per cent. and during the twelve months preceding October 2003 was 23.12 per cent.

REPOSSESSION RATE

     The repossession rate of residential properties in the UK has steadily declined since 1991:

YEAR                REPOSSESSIONS (%)   YEAR   REPOSSESSIONS (%)   YEAR   REPOSSESSIONS (%)
-----------------   -----------------   ----   -----------------   ----   -----------------
1982.............                0.11   1989                0.17   1996                0.40
1983.............                0.12   1990                0.47   1997                0.31
1984.............                0.17   1991                0.77   1998                0.31
1985.............                0.25   1992                0.69   1999                0.27
1986.............                0.30   1993                0.58   2000                0.21
1987.............                0.32   1994                0.47   2001                0.16
1988.............                0.22   1995                0.47   2002                0.11

----------
SOURCE: COUNCIL OF MORTGAGE LENDERS

     In July 2003, the Council of Mortgage Lenders published arrears figures for the half year ended June 2003, which showed that repossessions in the United Kingdom had fallen to a 20-year low. For the first six months in 2003, the repossession rate in the United Kingdom was 0.04 per cent. No assurance can be given as to whether, or for how long, this downward trend will continue.

HOUSE PRICE TO EARNINGS RATIO

     The following table shows the ratio for any one year of the average annual value of houses compared to the average annual salary in the UK. The average annual earnings figures are constructed using the CML's new earnings survey figures referring to weekly earnings in April of each year for those male employees whose earnings were not affected by their absence from work. While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

                    HOUSE PRICE TO          HOUSE PRICE TO
YEAR                EARNINGS RATIO   YEAR   EARNINGS RATIO
-----------------   --------------   ----   --------------
1994.............             3.43   1999             4.09
1995.............             3.37   2000             4.44
1996.............             3.41   2001             4.52
1997.............             3.62   2002             5.10
1998.............             3.86   2003             5.64

----------
SOURCE: COUNCIL OF MORTGAGE LENDERS

HOUSE PRICE INDEX

     UK residential property prices, as measured by the Nationwide House Price Index and Halifax Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

     The housing market has been through three economic cycles since 1976. The greatest year-to-year increases in the Housing Indices occurred in the late 1970s and late 1980s with the greatest decrease in the early 1990s.

     The Housing Indices have generally increased since 1996.

                                         NATIONWIDE HOUSE       HALIFAX HOUSE
                   RETAIL PRICE INDEX      PRICE INDEX           PRICE INDEX
                   ------------------   ------------------   ------------------
                             % ANNUAL             % ANNUAL             % ANNUAL
QUARTER              INDEX     CHANGE     INDEX     CHANGE     INDEX     CHANGE
----------------   -------   --------   -------   --------   -------   --------
March 1975......      31.5         NA      20.7         NA        NA         NA
June 1975.......      34.8         NA      21.4         NA        NA         NA
September 1975..      35.6         NA      21.9         NA        NA         NA
December 1975...      37.0         NA      22.5         NA        NA         NA
March 1976......      38.2       19.2      23.0       10.5        NA         NA
June 1976.......      39.5       12.9      23.4        8.9        NA         NA
September 1976..      40.7       13.4      23.9        8.7        NA         NA
December 1976...      42.6       14.0      24.4        8.1        NA         NA
March 1977......      44.6       15.5      24.8        7.5        NA         NA

June 1977.......      46.5       16.3      25.3        7.8        NA         NA
September 1977..      47.1       14.5      25.9        8.0        NA         NA
December 1977...      47.8       11.5      26.2        7.1        NA         NA
March 1978......      48.6        8.7      27.6       10.7        NA         NA
June 1978.......      50.0        7.2      28.9       13.3        NA         NA
September 1978..      50.8        7.5      31.7       20.2        NA         NA
December 1978...      51.8        8.0      33.6       24.9        NA         NA
March 1979......      53.4        9.3      35.5       25.2        NA         NA
June 1979.......      55.7       10.8      38.1       27.6        NA         NA
September 1979..      59.1       15.3      40.9       25.5        NA         NA
December 1979...      60.7       15.9      43.8       26.5        NA         NA
March 1980......      63.9       18.0      45.2       24.2        NA         NA
June 1980.......      67.4       19.1      46.6       20.1        NA         NA
September 1980..      68.5       14.7      47.1       14.1        NA         NA
December 1980...      69.9       14.1      46.9        6.8        NA         NA
March 1981......      72.0       11.9      47.3        4.5        NA         NA
June 1981.......      75.0       10.7      48.1        3.2        NA         NA
September 1981..      76.3       10.8      48.3        2.5        NA         NA
December 1981...      78.3       11.4      47.5        1.3        NA         NA
March 1982......      79.4        9.9      48.2        1.9        NA         NA
June 1982.......      81.9        8.8      49.2        2.3        NA         NA
September 1982..      81.9        7.0      49.8        3.1        NA         NA
December 1982...      82.5        5.3      51.0        7.1        NA         NA
March 1983......      83.1        4.5      52.5        8.6      97.1         NA
June 1983.......      84.8        3.6      54.6       10.4      99.4         NA
September 1983..      86.1        5.0      56.2       12.1     101.5         NA
December 1983...      86.9        5.2      57.1       11.3     102.3         NA
March 1984......      87.5        5.1      59.2       12.0     104.1        7.0
June 1984.......      89.2        5.0      61.5       11.9     106.0        6.4
September 1984..      90.1        4.6      62.3       10.3     108.4        6.6
December 1984...      90.9        4.5      64.9       12.8     111.0        8.2
March 1985......      92.8        5.9      66.2       11.2     113.5        8.7
June 1985.......      95.4        6.7      68.2       10.3     115.4        8.5

                                         NATIONWIDE HOUSE       HALIFAX HOUSE
                   RETAIL PRICE INDEX      PRICE INDEX           PRICE INDEX
                   ------------------   ------------------   ------------------
                             % ANNUAL             % ANNUAL             % ANNUAL
QUARTER              INDEX     CHANGE     INDEX     CHANGE     INDEX     CHANGE
----------------   -------   --------   -------   --------   -------   --------
September 1985..      95.4        5.8      69.2       10.5     116.8        7.5
December 1985...      96.1        5.5      70.7        8.6     120.6        8.3
March 1986......      96.7        4.2      71.1        7.1     124.0        8.9
June 1986.......      97.8        2.5      73.8        7.9     128.1       10.4
September 1986..      98.3        3.0      76.3        9.8     132.2       12.4
December 1986...      99.6        3.7      79.0       11.1     136.8       12.6
March 1987......     100.6        3.9      81.6       13.8     142.3       13.8
June 1987.......     101.9        4.1      85.8       15.1     146.7       13.6
September 1987..     102.4        4.1      88.6       15.0     151.5       13.6
December 1987...     103.3        3.6      88.5       11.4     158.0       14.4
March 1988......     104.1        3.4      90.0        9.8     167.0       16.0
June 1988.......     106.6        4.5      97.6       12.9     179.4       20.1
September 1988..     108.4        5.7     108.4       20.2     197.4       26.5
December 1988...     110.3        6.6     114.2       25.5     211.8       29.3
March 1989......     112.3        7.6     118.8       27.8     220.7       27.9
June 1989.......     115.4        7.9     124.2       24.1     226.1       23.1
September 1989..     116.6        7.3     125.2       14.4     225.5       13.3
December 1989...     118.8        7.4     122.7        7.2     222.5        4.9
March 1990......     121.4        7.8     118.9        0.1     223.7        1.4
June 1990.......     126.7        9.3     117.7       (5.4)    223.3       (1.3)
September 1990..     129.3       10.3     114.2       (9.2)    222.7       (1.3)
December 1990...     129.9        8.9     109.6      (11.3)    223.0        0.2
March 1991......     131.4        7.9     108.8       (8.9)    223.1       (0.3)
June 1991.......     134.1        5.7     110.6       (6.2)    221.9       (0.6)
September 1991..     134.6        4.0     109.5       (4.2)    219.5       (1.5)
December 1991...     135.7        4.4     107.0       (2.4)    217.7       (2.4)
March 1992......     136.7        4.0     104.1       (4.4)    213.2       (4.5)
June 1992.......     139.3        3.8     105.1       (5.1)    208.8       (6.1)
September 1992..     139.4        3.5     104.2       (5.0)    206.9       (5.9)
December 1992...     139.2        2.6     100.1       (6.7)    199.5       (8.7)
March 1993......     139.3        1.9     100.0       (4.0)    199.6       (6.6)
June 1993.......     141.0        1.2     103.6       (1.4)    201.7       (3.5)
September 1993..     141.9        1.8     103.2       (1.0)    202.6       (2.1)
December 1993...     141.9        1.9     101.8        1.7     203.5        2.0
March 1994......     142.5        2.3     102.4        2.3     204.6        2.5
June 1994.......     144.7        2.6     102.5       (1.1)    202.9        0.6
September 1994..     145.0        2.2     103.2        0.0     202.7        0.1
December 1994...     146.0        2.9     104.0        2.1     201.9       (0.8)
March 1995......     147.5        3.5     101.9       (0.5)    201.8       (1.4)
June 1995.......     149.8        3.5     103.0        0.5     199.3       (1.8)
September 1995..     150.6        3.8     102.4       (0.8)    197.8       (2.5)
December 1995...     150.7        3.2     101.6       (2.3)    199.2       (1.4)
March 1996......     151.5        2.7     102.5        0.6     202.1        0.2
June 1996.......     153.0        2.1     105.8        2.7     206.7        3.7
September 1996..     153.8        2.1     107.7        5.1     208.8        5.4
December 1996...     154.4        2.4     110.1        8.0     213.9        7.1
March 1997......     155.4        2.5     111.3        8.2     216.7        7.0
June 1997.......     157.5        2.9     116.5        9.6     220.2        6.3
September 1997..     159.3        3.5     121.2       11.8    222.60        6.4
December 1997...     160.0        3.6     123.3       11.3    225.40        5.2
March 1998......     160.8        3.4     125.5       12.0    228.40        5.3
June 1998.......     163.4        3.7     130.1       11.0     232.1        5.3

                                         NATIONWIDE HOUSE       HALIFAX HOUSE
                   RETAIL PRICE INDEX      PRICE INDEX           PRICE INDEX
                   ------------------   ------------------   ------------------
                             % ANNUAL             % ANNUAL             % ANNUAL
QUARTER              INDEX     CHANGE     INDEX     CHANGE     INDEX     CHANGE
----------------   -------   --------   -------   --------   -------   --------
September 1998..     164.4        3.2     132.4        8.8     234.8        5.3
December 1998...     164.4        2.7     132.3        7.1     237.2        5.1
March 1999......     164.1        2.0     134.6        7.0     238.6        4.4
June 1999.......     165.6        1.3     139.7        7.1     245.5        5.6
September 1999..     166.2        1.1     144.4        8.7     255.5        8.5
December 1999...     167.3        1.8     148.9       11.8     264.1       10.7
March 2000......     168.4        2.6     155.0       14.1     273.1       13.5
June 2000.......     171.1        3.3     162.0       14.8     272.8       10.5
September 2000..     171.7        3.3     161.5       11.2     275.9        7.7
December 2000...     172.2        2.9     162.8        8.9     278.6        5.3
March 2001......     172.2        2.2     167.5        7.8     281.7        3.1
June 2001.......     174.4        1.9     174.8        7.6     293.2        7.2
September 2001..     174.6        1.7     181.6       11.7     302.4        9.2
December 2001...     173.4        0.7     184.6       12.6     311.8       11.3
March 2002......     174.5        1.3     190.2       12.7     327.3       15.0
June 2002.......     176.2        1.0     206.5       16.7     343.7       15.9
September 2002..     177.6        1.7     221.1       19.7     366.1       19.1
December 2002...     178.5        2.9     231.3       22.6     392.1       22.9
March 2003......     179.9        3.0     239.3       22.9     405.6       21.4
June 2003.......     181.3        2.9     250.1       19.2     419.8       20.0
September 2003..     182.5        2.7     258.9       15.8     435.3       17.3
December 2003...        NA         NA     267.1       14.4     452.2       14.3

----------
SOURCE: DATASTREAM, NATIONWIDE BUILDING SOCIETY AND HALIFAX PLC, RESPECTIVELY. "NA" INDICATES THAT THE RELEVANT FIGURE IS NOT AVAILABLE.

                                  THE SERVICER

THE SERVICER

     Under the servicing agreement, Halifax plc has been appointed as the servicer of the loans. The day-to-day servicing of the loans is performed by the servicer through the servicer's retail branches, telephone and customer service centres. The servicer's registered office is Trinity Road, Halifax, West Yorkshire HX1 2RG, United Kingdom.

     This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligation under the servicing agreement follows in the next section.

SERVICING OF LOANS

     Servicing procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "THE SERVICING AGREEMENT".

     Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date, within the month they are due. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

     In the case of variable rate loans, the servicer sets the mortgages trustee variable base rate and the margin applicable to any tracker rate loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances as set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee variable base rate, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the servicer offers, and the borrower accepts, another option with an incentive, interest will be payable at the mortgages trustee variable base rate. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer such as LIBOR or rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer.

     The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee variable base rate or any variable margin or as a consequence of any provisions of those terms.

     Payments of interest and principal on repayment loans are payable monthly in arrear. Payments of interest on interest-only loans are paid in the month that they are due. The servicer is responsible for ensuring that all payments are made by the relevant borrower into the collection account and transferred into the mortgages trustee GIC account on a regular basis but in any event in the case of payments by direct debits no later than the next business day after they are deposited in the seller's account. All amounts which are paid to the collection account will be held on trust by the seller for the mortgages trustee until they are transferred to the mortgages trustee GIC account. Payments from borrowers are generally made by direct debits from a suitable bank or building society account or through a Halifax banking account although in some circumstances borrowers pay by cash, cheque or standing order.

     The servicer initially credits the mortgages trustee GIC account with the full amount of the borrowers' monthly payments. However, direct debits may be returned unpaid up to three days after the due date for payment, and, under the Direct Debit Indemnity Scheme, a borrower may make a claim at any time to their bank for a refund of direct debit payments. In each case, the servicer is permitted to reclaim from the mortgages trustee GIC account the corresponding amounts previously credited. In these circumstances the usual arrears procedures described in "- ARREARS AND DEFAULT PROCEDURES" will be taken.

ARREARS AND DEFAULT PROCEDURES

     The servicer regularly provides the mortgages trustee and the beneficiaries with written details of loans that are in arrears. A loan is identified as being "IN ARREARS" where any amount required is overdue. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case. The servicer uses a case control cycle featuring three stages: collection, negotiation and recovery.

     The servicer's system tracks arrears and advances and calculates when an amount is in arrears. When arrears are first reported and are less than two months overdue, the borrower is contacted and asked for payment of the arrears. Until an account reaches two months in arrears, this is an automatic process in which the borrower is contacted through a series of letters. Thereafter, the servicer continues to contact the borrower asking for payment of the arrears.

     Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:

     * arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

     * arrangements to pay only a portion of each monthly payment as it falls due; and

     * a deferment for an agreed period of time of all payments, including interest and principal or parts of any of them.

     Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

     Once the arrears are more than two months overdue the collection process shifts to the servicer's personnel in the customer payment centres. The servicer's personnel will contact the borrower via telephone or arrange an interview and attempt to reach a solution with the borrower. The servicer's employees responsible for settling arrears are trained in counselling borrowers and establishing viable repayment plans.

     Legal proceedings do not usually commence until the arrears become at least four months overdue for high risk loans (loans of above 60 per cent. LTV) and six months overdue for lower risk loans (loans below 60 per cent. LTV). Where the LTV is less than 40%, legal action may be delayed where appropriate to allow more time for recovery. However, legal proceedings may commence earlier or later than these dates depending on the circumstances of the account (for example, if arrears occur within the first twelve months or the loan is greater than GBP100,000).

     Once legal proceedings have commenced, the servicer or the servicer's solicitor may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears, and may still enter into an arrangement with a borrower at any time prior to a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into a further arrangement with the borrower. If the servicer applies to the court for an order for possession, the court has discretion as to whether it will grant the order.

     After possession, the servicer may take action as it considers appropriate, including to:

     * secure, maintain or protect the property and put it into a suitable condition for sale;

     * create (other than in Scotland) any estate or interest on the property, including a leasehold; and

     * dispose of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate.

     The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate to maintain the market value of the property.

     The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

     It should also be noted that the servicer's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the servicer to exercise its power of sale and final completion of the sale.

     It should also be noted in relation to Scottish mortgages that the Mortgage Rights (Scotland) Act 2001 confers upon the court a discretion (upon application by the borrower or other specified persons) to suspend the exercise of the lender's statutory enforcement remedies for such period and to such extent as the court considers reasonable, having regard, amongst other factors, to the nature of the default, the applicant's ability to remedy it and the availability of alternative accommodation. See "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS").

     The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees, expenses of the servicer and interest. Where these proceeds are insufficient to cover all amounts owing under the mortgage, a claim is made under any MIG policy, where arranged. Where the funds arising from application of these default procedures are insufficient to pay all amounts owing in respect of a loan, the funds are applied first in paying interest and costs, and secondly in paying principal. The servicer may then institute recovery proceedings against the borrower. If after the sale of the property and redemption of the mortgage there are remaining funds, those funds will be distributed by the solicitor acting to the next entitled parties.

     These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.

ARREARS EXPERIENCE

     The following table summarises loans in arrears and repossession experience for loans serviced by Halifax, including the loans that were contained in the expected portfolio as at [*, 2004] (with the exception of any loans in the portfolio originated on or after [*, 2003]). All of the loans in the table were originated by Halifax, but not all of the loans form part of the portfolio. For arrears and repossession experience specific to the portfolio, see Annexe A.

HALIFAX PLC RESIDENTIAL MORTGAGE LOANS/1/

                                              31ST          31ST          31ST          31ST         31ST         31ST          31ST
                                          JANUARY,      JANUARY,      JANUARY,      JANUARY,     JANUARY,     JANUARY,      JANUARY,
                                              1998          1999          2000          2001         2002         2003          2004
                                      ------------  ------------  ------------  ------------  -----------  -----------  ------------
Outstanding balance (GBP millions)..      65,668.4      68,337.9      71,642.0      76,385.3     84,922.2     89,898.3             *
Number of loans outstanding
(thousands).........................       2,016.1       2,013.3       2,006.3       2,014.8      2,056.0      2,004.3             *
OUTSTANDING BALANCE OF LOANS IN
ARREARS (GBP MILLIONS)
30-59 days in arrears...............       1,558.7       1,988.2       1,648.0       1,682.7      1,778.3      1,917.7             *
60-89 days in arrears...............         591.6         647.0         493.4         528.1        456.0        455.5             *
90-119 days in arrears..............         363.6         378.3         280.8         297.2        258.1        250.7             *
120 or more days in arrears.........       1,196.6         982.3         731.7         643.8        564.6        559.1             *
                                      ------------  ------------  ------------  ------------  -----------  -----------  ------------
Total outstanding balance of loans
in arrears..........................       3,710.5       3,995.8       3,153.9       3,151.8      3,057.0      3,183.0             *
                                      ============  ============  ============  ============  ===========  ===========  ============
Total outstanding balance of loans
90 days or more in arrears (GBP
millions)...........................       1,560.2       1,360.6       1,012.5         941.0        822.7        809.8             *
                                      ============  ============  ============  ============  ===========  ===========  ============
Total outstanding balance of loans
90 days or more in arrears as % of
the outstanding balance.............        2.3759%       1.9910%       1.4133%       1.2319%      0.9688%      0.9008%            *
                                      ============  ============  ============  ============  ===========  ===========  ============
OUTSTANDING BALANCE OF ARREARS
(GBP MILLIONS)
30-59 days in arrears...............          14.9          18.6          14.9          15.8         14.2         13.7             *
60-89 days in arrears...............          10.8          12.0           8.8           9.8          7.7          6.8             *
90-119 days in arrears..............           9.6          10.4           7.1           8.0          6.4          5.6             *
120 or more days in arrears.........          95.6          74.4          52.2          44.0         35.1         30.7             *
                                      ------------  ------------  ------------  ------------  -----------  -----------  ------------
Total balance of arrears............         130.9         115.4          83.0          77.6         63.4         56.8             *
                                      ============  ============  ============  ============  ===========  ===========  ============
Total balance of arrears on loans
90 days or more in arrears (GBP
millions)...........................         105.2          84.8          59.3          52.0         41.5         36.3             *
                                      ============  ============  ============  ============  ===========  ===========  ============
Total balance of arrears on loans
90 days or more in arrears as % of
the outstanding balance.............        0.1602%       0.1241%       0.0828%       0.0681%      0.0489%      0.0404%            *
                                      ============  ============  ============  ============  ===========  ===========  ============
NUMBER OF LOANS OUTSTANDING IN
ARREARS (THOUSANDS)
30-59 days in arrears...............          41.8          51.3          42.5          40.6         39.0         36.0             *
60-89 days in arrears...............          15.5          16.5          12.7          13.0         11.1          9.5             *
90-119 days in arrears..............           9.4           9.5           7.1           7.5          6.5          5.5             *
120 or more days in arrears.........          28.3          23.2          17.8          16.1         14.2         13.1             *
                                      ============  ============  ============  ============  ===========  ===========  ============
Total number of loans outstanding
in arrears..........................          95.0         100.5          80.1          77.2         70.8         64.1             *
                                      ============  ============  ============  ============  ===========  ===========  ============
Total number of loans outstanding
90 days or more in arrears
(thousands).........................          37.7          32.7          24.9          23.6         20.7         18.6             *
                                      ============  ============  ============  ============  ===========  ===========  ============
Total number of loans outstanding
90 days or more in arrears as % of
the number of loans outstanding.....        1.8699%       1.6242%       1.2411%       1.1713%      1.0068%      0.9280%            *
                                      ============  ============  ============  ============  ===========  ===========  ============
Amount of loan losses (GBP
millions)...........................          63.7          48.3          38.5          21.3         14.9          8.7             *
Loan losses as % of total
outstanding balance.................        0.0970%       0.0707%       0.0537%       0.0279%      0.0175%      0.0097%            *

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(1)  THIS TABLE INCLUDES MORTGAGE LOANS FROM NORTHERN IRELAND AS WELL AS
ENGLAND, WALES AND SCOTLAND. THE SELLER'S ARREARS EXPERIENCE FOR THE LOANS FROM NORTHERN IRELAND DOES NOT DIFFER MATERIALLY FROM ITS EXPERIENCE FOR THE LOANS FROM ENGLAND, WALES AND SCOTLAND.

     There can be no assurance that the arrears experience with respect to the loans comprising the portfolio will correspond to the experience of Halifax's originated loan portfolio as set forth in the foregoing table. The statistics in the preceding table represent only the arrears experience for the periods presented, whereas the arrears experience on the loans in the portfolio depends on results obtained over the life of the loans in the portfolio. The foregoing statistics include loans with a variety of payment and other characteristics that may not correspond to those of the loans in the portfolio. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the portfolio falls below the principal balances of the loans comprising the overall pool, the actual rates of arrears could be significantly higher than those previously experienced by the servicer. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears and losses with respect to the loans in the portfolio. Noteholders should observe that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding table. If interest rates were to rise, it is likely that the rate of arrears would rise.

     Halifax's level of mortgage arrears has been on a downward trend since the recession in the UK in the early nineties. The introduction of the scorecard in judging applications - and thus reducing discretion - has helped to keep the arrears level low, as have a healthy economic climate and continued interest rate reductions. The percentage of loans by total loan balance which were in arrears by more than 90 days was 0.9834 per cent. of the book as at [31st January, 2004] (compared with 31st January, 2003: 0.9008 per cent.; 31st January, 2002: 0.9688 per cent.; 31st January, 2001: 1.2319 per cent.).

     House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. In the late 1980s house prices rose substantially faster than inflation as housing turnover increased to record levels. This was at a time when the economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing, and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was subsequently tightened (in terms of both "LOCKING IN" sterling to the European Exchange Rate Mechanism and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgages.

     Halifax regularly reviews its lending policies in the light of prevailing market conditions and reviews actions so as to mitigate possible problems. The performance of Halifax new business and the arrears profiles are continuously monitored in monthly reports. Any deterioration of the arrears level is investigated and the internal procedures are reviewed if necessary.

                            THE SERVICING AGREEMENT

     The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

INTRODUCTION

     On 14th June, 2002, Halifax was appointed by the mortgages trustee, Funding 1 and the seller under the servicing agreement to be their agent to service the loans and their related security and the security trustee consented to the appointment. Halifax has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding 1, the seller or the security trustee may from time to time give to Halifax in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:

     *    in accordance with the servicing agreement; and

     * as if the loans and mortgages had not been sold to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.

     The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor.

POWERS

     Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:

     * to exercise the rights, powers and discretions of the mortgages trustee, the seller and Funding 1 in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

     * to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.

UNDERTAKINGS BY THE SERVICER

     The servicer has undertaken, among other things, the following:

     (A) To maintain licences, approvals, authorisations, consents, and licences required in order properly to service the loans and their related security and to perform or comply with its obligations under the servicing agreement, and to prepare and submit all necessary applications and requests for any further approvals, authorisations, consents, and licences required in connection with the performance of services under the servicing agreement, and in particular any necessary registrations under the Data Protection Act.

     (B) To determine and set the mortgages trustee variable base rate and any variable margin applicable in relation to any tracker rate loan in relation to the loans comprising the trust property except in the limited circumstances described in this paragraph (B) when the mortgages trustee will be entitled to do so. It will not at any time, without the prior consent of the mortgages trustee and Funding 1, set or maintain:

          (i) the mortgages trustee variable base rate at a rate which is higher than (although it may be lower than or equal to) the then prevailing Halifax variable base rate which applies to loans beneficially owned by the seller outside the portfolio;

          (ii) a margin in respect of any tracker rate loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher or lower than the margin then applying to those loans beneficially owned by the seller outside the portfolio; and

          (iii) a margin in respect of any other tracker rate loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.

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

     In particular, the servicer shall determine on each Funding 1 interest payment date, having regard to the aggregate of:

          (A) the revenue which Funding 1 would expect to receive during the next succeeding interest period;

          (B) the mortgages trustee variable base rate, any variable margins applicable in relation to any tracker rate loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

          (C) the other resources available to Funding 1 including the Funding 1 swap agreement and the reserve funds,

     whether Funding 1 would receive an amount of revenue during that loan interest period which is less than the amount which is the aggregate of
        (1) the amount of interest which will be payable in respect of all term AAA advances on the Funding 1 interest payment date falling at the end of that loan interest period and (2) the other senior expenses of Funding 1 ranking in priority to interest due on all those term AAA advances.

     If the servicer determines that there will be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding 1 and the security trustee, within one London business day of such determination, of the amount of the shortfall and the mortgages trustee variable base rate and/or any variable margins applicable in relation to any tracker rate loans which would, in the servicer's opinion, need to be set in order for no shortfall to arise, having regard to the date(s) on which the change to the mortgages trustee variable base rate and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with mortgages trustee variable base rate loans and borrowers with tracker rate loans. If the mortgages trustee, Funding 1 and the security trustee notify the servicer that, having regard to the obligations of Funding 1, the mortgages trustee variable base rate and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the mortgages trustee variable base rate and/or any variable margins including publishing any notice which is required in accordance with the mortgage terms.

     The mortgages trustee and/or Funding 1 and the security trustee may terminate the authority of the servicer to determine and set the mortgages trustee variable base rate and any variable margins on the occurrence of a "SERVICER TERMINATION EVENT" as defined under "- REMOVAL OR RESIGNATION OF THE SERVICER", in which case the mortgages trustee will set the mortgages trustee variable base rate and any variable margins itself in accordance with this paragraph (B).

     (C) To the extent so required by the relevant mortgage terms and applicable law, to notify borrowers of any change in interest rates, whether due to a change in the mortgages trustee variable base rate, the margin applicable to any tracker rate loan or as a consequence of any provisions of the mortgage conditions or the offer conditions. It will also notify the mortgages trustee, the security trustee and the beneficiaries of any change in the mortgages trustee variable base rate.

     (D) To execute all documents on behalf of the mortgages trustee, the seller and Funding 1 which are necessary or desirable for the efficient provision of services under the servicing agreement, including (but not limited to), documents relating to the discharge of mortgages comprised in the portfolio.

     (E) To keep records and accounts on behalf of the mortgages trustee in relation to the loans.

     (F) To keep the customer files and title deeds in safe custody and maintain records necessary to enforce each mortgage. It will ensure that each title deed is capable of identification and retrieval and that each title deed is distinguishable from information held by the servicer for other persons. If the servicer's short-term, unsecured, unsubordinated and unguaranteed debt is rated less than A-1 by Standard & Poor's and P-1 by Moody's and F1 by Fitch, it will use reasonable endeavours to ensure the customer files and title deeds are identified as distinct from customer files and title deeds which relate to loans held outside the trust property.

     (G) To provide the mortgages trustee, Funding 1 (and their auditors) and the security trustee and any other person nominated by the beneficiaries with access to the title deeds and other records relating to the administration of the loans and mortgages.

     (H) To make available to beneficial owners of the issuer notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

     (I) To assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears.

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

     (J) To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.

     (K) To enforce any loan which is in default in accordance with its enforcement procedures or, to the extent that the enforcement procedures are not applicable having regard to the nature of the default in question, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

     (L) To not knowingly fail to comply with any legal requirements in the performance of its obligations under the servicing agreement.

     The requirement for any action to be taken according to the standards of a "reasonable, prudent mortgage lender" is as defined in the glossary. For the avoidance of doubt, any action taken by the servicer to set variable base rates and any variable margins applicable in relation to any tracker rate loans which are lower than that of the competitors of the seller will be deemed to be in accordance with the standards of a reasonable, prudent mortgage lender.

COMPENSATION OF THE SERVICER

     The servicer receives a fee for servicing the loans. The mortgages trustee will pay to the servicer an administration fee of 0.05 per cent. per annum (inclusive of VAT) on the aggregate amount of the trust property as at the close of business on the preceding Funding 1 interest payment date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the issuer intercompany loan and all new intercompany loans or on their earlier repayment in full by Funding 1.

REMOVAL OR RESIGNATION OF THE SERVICER

     The mortgages trustee and/or Funding 1 and the security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if any of the following events (each a "SERVICER TERMINATION EVENT") occurs:

     * the servicer defaults in the payment of any amount due and fails to remedy that default for a period of three London business days after the earlier of becoming aware of the default and receipt of written notice from Funding 1, the mortgages trustee and the security trustee requiring the default to be remedied;

     * the servicer fails to comply with any of its other covenants or obligations under the servicing agreement which in the opinion of the security trustee is materially prejudicial to Funding 1, the previous issuers, the issuer and/or any new issuers and the holders of any notes and does not remedy that failure within 20 London business days after becoming aware of the failure; or

     * an insolvency event (as defined in the glossary) occurs in relation to the servicer.

     Subject to the fulfilment of a number of conditions (including the appointment of a substitute servicer), the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee and the beneficiaries. The substitute servicer is required to have experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding 1 and the security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the issuer notes are not adversely affected as a result of the resignation, unless the relevant classes of noteholders otherwise agree by an extraordinary resolution.

     If the appointment of the servicer is terminated, the servicer must deliver the title deeds and customer files relating to the loans to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when Funding 1 no longer has an interest in the trust property.

RIGHT OF DELEGATION BY THE SERVICER

     The servicer may sub-contract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that:

     * Funding 1 and the security trustee consent to the proposed sub-contracting or delegation;

     *    notification has been given to each of the rating agencies;

     * where the arrangements involve the custody or control of any customer files and/or title deeds the sub-contractor or delegate will provide a written acknowledgement that those customer files and/or title deeds will be held to the order of the mortgages trustee (as trustee for the beneficiaries);

     * where the arrangements involve the receipt by the sub-contractor or delegate of monies belonging to the beneficiaries which are paid into the mortgages trustee GIC account and/or the Funding 1 GIC account, the sub-contractor or delegate will execute a declaration that any such monies are held on trust for the beneficiaries and will be paid forthwith into the mortgages trustee GIC account and/or the Funding 1 GIC account in accordance with the terms of the mortgages trust deed;

     * the sub-contractor or delegate has executed a written waiver of any security interest arising in connection with the delegated services; and

     * Funding 1, the mortgages trustee and the security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.

     The consent of Funding 1 and the security trustee referred to here will not be required in respect of any delegation to a wholly-owned subsidiary of Halifax or HBOS plc from time to time or to persons such as receivers, lawyers or other relevant professionals.

     If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to Funding 1, the mortgages trustee and the security trustee.

LIABILITY OF THE SERVICER

     The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions under the servicing agreement or any other transaction document or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.

GOVERNING LAW

     The servicing agreement is governed by English law.

                  SALE OF THE LOANS AND THEIR RELATED SECURITY

     The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

INTRODUCTION

     Loans and their related security have been and will continue to be sold to the mortgages trustee pursuant to the terms of the mortgage sale agreement. The mortgage sale agreement has six primary functions:

     *    it provides for the sale of the loans and their related security;

     * it sets out the circumstances under which new loans can be sold to the mortgages trustee;

     * it provides for the legal assignment or assignation (as appropriate) of the loans and their related security to the mortgages trustee;

     *    it sets out the representations and warranties given by the seller;

     * it provides for the repurchase of mortgage accounts and related security which have loans (1) which (in limited circumstances) are subject to a product switch or (2) which are subject to a further advance or (3) which cause the seller to be in breach of any of its warranties in respect of the loans; and

     * it provides for drawings in respect of home cash reserve products contained in the trust property and any flexible loans that may be contained in the trust property in the future.

SALE OF FURTHER LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE ON THE SALE DATES

     Under the mortgage sale agreement, on 14th June, 2002, the seller transferred by way of an equitable assignment to the mortgages trustee the initial loans, together with their related security. On subsequent dates, the seller has sold further loans (together with their related security) to the mortgages trustee pursuant to the mortgage sale agreement. On the closing date, the seller will sell the additional loans and their related security to the mortgages trustee. Full legal assignment or assignation (as appropriate) of the loans will be deferred until a later date, as described under "- LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". On the date of each relevant sale, the consideration paid to the seller has consisted of:

     * a cash sum, funded by the previous intercompany loans made by the previous issuers; and/or

     * the promise by the mortgages trustee to hold the trust property on trust for the seller (as to the seller share) and Funding 1 (as to the Funding 1 share) in accordance with the terms of the mortgages trust deed.

     Funding 1 and the seller (as beneficiaries of the mortgages trust) will not be entitled to retain any fees received by the mortgages trustee, which (except in relation to fees payable to the mortgages trustee for the work undertaken by it as trustee of the trusts created by the mortgages trust deed), upon receipt and identification by the servicer, the mortgages trustee will return to the seller.

SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

     The mortgage sale agreement provides that the seller may sell new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. The new loans may include loans with characteristics that are not currently being offered to borrowers or that have not yet been developed, such as flexible loans. New loans and their related security can only be sold if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller and Funding 1 pursuant to the terms of the mortgages trust deed.

     The consideration for the sale of the new loans and their new related security (in all cases at their face value) to the mortgages trustee will consist of:

     * a payment by Funding 1 to the seller of the proceeds of any new term advance borrowed from a new issuer pursuant to a new intercompany loan agreement; and/or

     * the promise of the mortgages trustee to hold the trust property (including the new loans and their related security) on trust for the seller (as to the seller share) and Funding 1 (as to the Funding 1 share) in accordance with the terms of the mortgages trust deed.

     The sale of new loans and their related security to the mortgages trustee will in all cases be subject to the following conditions being satisfied on the relevant sale date ("SALE DATE"):

     (A) no event of default under the transaction documents shall have occurred which is continuing as at the relevant sale date;

     (B) the principal deficiency ledger does not have a debit balance as at the most recent Funding 1 interest payment date after applying all Funding 1 available revenue receipts on that Funding 1 interest payment date (for a description of the principal deficiency ledger, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER");

     (C) the mortgages trustee is not aware that the purchase of the new loans on the sale date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them;

     (D) as at the relevant sale date the seller has not received any notice that the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are not rated at least P-1 by Moody's, A-1 by Standard and Poor's and F1 by Fitch at the time of, and immediately following, the sale of new loans to the mortgages trustee;

     (E) as at the relevant sale date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate outstanding principal balance of the loans in the mortgages trust;

     (F) except where Funding 1 pays amounts to the mortgages trustee in consideration of new loans to be sold to it, the aggregate outstanding principal balance (excluding arrears of interest (as defined in the glossary) of new loans transferred in any one interest period must not exceed 15 per cent. of the aggregate outstanding principal balance of loans (excluding arrears of interest) in the mortgages trust as at the beginning of that interest period;

     (G) the sale of new loans on the relevant sale date does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans comprised in the mortgages trust after such purchase calculated on such sale date (in the same way as for the loans comprised in the mortgages trust as at the closing date (or as agreed by the servicer and the rating agencies from time to time)) exceeding the product of the WAFF and WALS for the loans comprised in the mortgages trust calculated on the closing date, plus 0.25 per cent;

     (H) the yield of the loans in the mortgages trust together with the yield of the new loans to be sold to the mortgages trustee on the relevant sale date is at least 0.50 per cent. greater than sterling-LIBOR for three-month sterling deposits as at the previous interest payment date, after taking into account the average yield on the loans which are variable rate loans, tracker rate loans and fixed rate loans and the margins on the Funding 1 swap(s), in each case as at the relevant sale date;

     (I) the sale of new loans on the relevant sale date does not result in the loan-to-value ratio of the loans and the new loans, after application of the LTV test on the relevant sale date, exceeding the loan-to-value ratio (based on the LTV test), as determined in relation to the loans comprised in the trust property on the closing date, plus 0.25 per cent.;

     (J) the sale of new loans on the relevant sale date does not result in the loans (other than fixed rate loans) which after taking into account the Funding 1 swap will yield less than sterling-LIBOR plus 0.50 per cent. as at the relevant sale date and have more than 2 years remaining on their incentive period accounting for more than 15 per cent. of the aggregate outstanding principal balance of loans comprised in the trust property;

     (K) the sale of the new loans on the relevant sale date does not result in the fixed rate loans which have more than 1 year remaining on their incentive period accounting for more than 50 per cent. of the aggregate outstanding principal balance of loans comprised in the trust property;

     (L) no sale of new loans may occur, if, as at the relevant sale date, the step-up date in respect of any note issued after 1st January, 2003 and still outstanding has been reached and such note has not been redeemed in full. For the avoidance of doubt, this prohibition on the sale of new loans to the mortgages trustee shall remain in effect only for so long as any such note remains outstanding and, upon its redemption, the sale of new loans to the mortgages trustee may be resumed in accordance with the terms of the mortgage sale agreement;

     (M) as at the sale date the adjusted general reserve fund is equal to or greater than the general reserve fund threshold;

     (N) if the sale of loans would include the sale of new types of loan products (such as flexible loans or buy-to-let loans) to the mortgages trustee, then the security trustee has received written confirmation from each of the rating agencies that such new types of loan products may be sold to the mortgages trustee and that such sale of new types of loan products would not have an adverse effect on the then current ratings of the notes;

     (O) the Funding 1 swap agreement has been modified if and as required (or, if appropriate, Funding 1 has entered into a new Funding 1 swap agreement) to hedge against the interest rates payable in respect of such new loans and the floating rate of interest payable on the issuer intercompany loan; and

     (P)  no trigger event has occurred on or before the relevant sale date.

     On the relevant sale date, the representations and warranties in respect of new loans and their related security (described below in "- REPRESENTATIONS AND WARRANTIES") will also be given by the seller.

     In the mortgage sale agreement, the seller promises to use all reasonable efforts to offer to sell to the mortgages trustee, and the mortgages trustee promises to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in June 2008 (or such later date as may be notified by Funding 1 to the seller) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust (i) during the period from and including the closing date to but excluding the interest payment date in June 2006 is not less than GBP21,500,000,000 and (ii) during the period from and including the interest payment date in June 2006 to but excluding the interest payment date in June 2008 is not less than GBP15,750,000,000 (or another amount notified by Funding 1 to the seller). However, the seller is not obliged to sell to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that sale would adversely affect the business of the seller. If Funding 1 enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.

LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE

     The English loans in the portfolio were sold, and any new English loans will be sold, to the mortgages trustee by way of equitable assignment. Scottish loans will be sold by the seller to the mortgages trustee by way of declarations of trust under which the beneficial interest in such Scottish loans will be transferred to the mortgages trustee. In relation to Scottish loans, references in this document to the sale of loans are to be read as references to the making of such declarations of trust. This means that legal title to both English and Scottish loans and their related security will remain with the seller until legal assignments or assignations (as appropriate) are delivered by the seller to the mortgages trustee and notice of such assignments or assignations (as appropriate) is given by the seller to the borrowers. Legal assignment or assignation (as appropriate) of the loans and their related security (including, where appropriate, their registration or recording in the relevant property register) to the mortgages trustee will be deferred and will only take place in the limited circumstances described below. See "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

     Legal assignment or assignation (as appropriate) of the loans and their related security to the mortgages trustee will be completed on the 20th London business day after the earliest to occur of the following:

     (A) the service of an intercompany loan acceleration notice in relation to any intercompany loan or a note acceleration notice in relation to any notes of any issuer;

     (B) the seller being required to perfect the mortgages trustee's legal title to the mortgages, by an order of a court of competent jurisdiction, or by a regulatory authority of which the seller is a member or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply;

     (C) it being rendered necessary by law to take actions to perfect legal title to the mortgages;

     (D) the security under the Funding 1 deed of charge or any material part of that security being in jeopardy and the security trustee deciding to take action to reduce materially that jeopardy;

     (E) unless otherwise agreed by the rating agencies and the security trustee, the termination of the seller's role as servicer under the servicing agreement;

     (F) the seller requesting perfection by serving notice on the mortgages trustee, Funding 1 and the security trustee;

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     (G)  the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated unguaranteed debt obligation rating by Moody's of at least Baa3 or by Standard & Poor's of at least BBB- or by Fitch of at least BBB-;

     (H)  the occurrence of an insolvency event in relation to the seller; and

     (I) the latest of the last repayment dates of the previous intercompany loans, the issuer intercompany loan and any new intercompany loans where any intercompany loan has not been discharged in full.

     Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages will be secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding 1 and the security trustee.

     The title deeds and customer files relating to the loans are currently held by or to the order of the seller or by solicitors, licensed conveyancers or (in Scotland) qualified conveyancers acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order will be held to the order of the mortgages trustee.

REPRESENTATIONS AND WARRANTIES

     Neither the mortgages trustee, Funding 1, the security trustee nor the issuer has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by the seller contained in the mortgage sale agreement. The representations and warranties in relation to each loan are made on the relevant sale date that the loan (together with its related security) is sold to the mortgages trustee. The parties to the mortgage sale agreement may, with the prior written consent of the security trustee (which consent may (subject as provided below) be given if the rating agencies confirm in writing that the ratings of the notes as at that time will not be adversely affected as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:

     * each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated and is denominated in euro if the euro has been adopted as the lawful currency of the
          UK);

     * each loan in the portfolio as at the closing date was made not earlier than 1st February, 1996 and not later than 2nd December, 2003;

     *    the final maturity date of each loan is no later than June 2040;

     *    no loan has an outstanding principal balance of more than GBP500,000;

     * prior to the making of each advance under a loan, (a) the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions made on a case by case basis as would be acceptable to a reasonable, prudent mortgage lender and (b) the requirements of the relevant MIG policy were met, so far as applicable to that loan;

     * other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;

     * the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that interest payment or principal repayment, on any loan is not on the relevant sale date in respect of any loan, nor has been during the 12 months immediately preceding the relevant sale date, more than the amount of the monthly payment then due;

     * all of the borrowers are individuals and were aged 18 years or older at the date of execution of the mortgage;

     *    at least two monthly payments have been made in respect of each loan;

     * the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;

     * each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at H.M. Land Registry or Registrars of Scotland which where required have been made and are pending and in relation to such cases the seller is not aware of any notice or any other matter that would prevent such registration;

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     *    all of the properties are in England, Wales or Scotland;

     * not more than twelve months prior to the grant of each mortgage, the seller received a valuation report on the relevant property (or another form of report concerning the valuation of the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;

     * the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title which were provided to the seller not more than two years prior to the date of the mortgage sale agreement can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor, licensed conveyancer or (in Scotland) qualified conveyancer;

     * prior to the taking of each mortgage (other than a remortgage), the seller (a) instructed its solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to carry out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller in accordance with the instructions which the seller issued to the relevant solicitor, licensed conveyancer or qualified conveyancer as are set out in the case of English loans in the CML's Lenders' Handbook for England & Wales (or, for mortgages taken before the CML's Lenders' Handbook for England and Wales was adopted in 1999, the seller's Mortgage Practice Notes) and, in the case of Scottish loans, the CML's Lenders' Handbook for Scotland (or, for Scottish mortgages taken before the CML's Lenders' Handbook for Scotland was adopted in 2000, the seller's Mortgage Practice Notes) or other comparable or successor instructions and/or guidelines as may for the time being be in place, subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender and (b) received a certificate of title from such solicitor or licenced conveyancer relating to such property, the contents of which would have been acceptable to a reasonable, prudent mortgage lender at that time;

     * insurance cover for each property is available under either a policy arranged by the borrower or a Halifax policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession cover;

     * where applicable, the MIG policies are in full force and effect in relation to the portfolio and all premiums have been paid;

     * the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold by the seller to the mortgages trustee under the mortgage sale agreement;

     * the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan; and

     * there are no authorisations, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable.

     If new types of loans are to be sold to the mortgages trustee, then the representations and warranties in the mortgage sale agreement will be modified as required to accommodate these new types of loans. Your prior consent to the requisite amendments will not be obtained.

REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT

     Under the mortgage sale agreement, if a loan does not materially comply on the sale date with the representations and warranties made under the mortgage sale agreement:

     (A) the seller is required to remedy the breach within 20 London business days of the seller becoming aware of the breach; or

     (B) if the breach is not remedied within the 20 London business-day period then, at the direction of Funding 1 and the security trustee, the mortgages trustee will require the seller to purchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued interest and expenses to the date of purchase.

     The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court or other competent authority or any ombudsman makes any determination in respect of that loan and its related security that:

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     (A)  any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

     (B) the interest payable under any loan is to be set by reference to the Halifax variable base rate (and not that of the seller's successors or assigns or those deriving title from them); or

     (C) the variable margin above the Bank of England repo rate under any tracker rate loan must be set by the seller (rather than its successors or assigns or those deriving title from them); or

     (D) the interest payable under any loan is to be set by reference to an interest rate other than that set out or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate.

     If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.

DRAWINGS UNDER FLEXIBLE LOANS

     The seller is solely responsible for funding all future drawings in respect of any flexible loans that may be contained in the trust property in the future. The amount of the seller's share of the trust property will increase by the amount of the drawing.

FURTHER ADVANCES

     If at its discretion the seller makes or causes the servicer to offer a further advance under a loan to a borrower, then the seller will be required to repurchase the relevant loan under the mortgage account (save for any loan in arrears where no repurchase will be required) at a price equal to the outstanding principal balance of those loans together with accrued and unpaid interest and expenses to the date of purchase.

PRODUCT SWITCHES

     If on any distribution date, the seller is in breach of the conditions precedent to the sale of new loans to the mortgages trustee as described in paragraphs (A) to (P) of "- SALE OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" then from and including that date to but excluding the date when those conditions precedent have been satisfied, the seller will be required to repurchase any loans and their related security that are subject to product switches (save for any loan in arrears where no repurchase will be required). The seller will be required to repurchase the relevant loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with any accrued and unpaid interest and expenses to the date of purchase.

     A loan will be subject to a "PRODUCT SWITCH" if the borrower and the seller agree or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:

     * any variation agreed with a borrower to control or manage arrears on the loan;

     * any variation to the interest rate as a result of borrowers being linked to HVR 2;

     * any variation in the maturity date of the loan unless, while the issuer intercompany loan is outstanding, it is extended beyond June 2040;

     *    any variation imposed by statute;

     * any variation of the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the trust property in any interest period; or

     * any variation in the frequency with which the interest payable in respect of the loan is charged.

REASONABLE, PRUDENT MORTGAGE LENDER

     Reference in the documents to the seller and/or the servicer acting to the standard of a reasonable, prudent mortgage lender mean the seller and/or the servicer, as applicable, acting in accordance with the standards of a reasonably prudent prime residential mortgage lender lending to borrowers in England, Wales and Scotland who generally satisfy the lending criteria of traditional sources of residential mortgage capital.

GOVERNING LAW

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     The mortgage sale agreement, other than certain aspects of it relating to
Scottish loans and their related security which are governed by Scots law, is governed by English law.


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                               THE MORTGAGES TRUST

     The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL LEGAL STRUCTURE

     The mortgages trust is a trust formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding 1 as beneficiaries. The mortgages trust was formed for the financings of the previous issuers, for the financings described in this prospectus and for the future financings of any new issuers and Funding 2.

     This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding 1 and the seller. If new issuers are established or Funding 2 becomes a beneficiary of the mortgages trust or new types of loans are added to the mortgages trust, then the terms of the mortgages trust may be amended. Such amendments may affect the timing of payments on the notes. The prior consent of noteholders will not be sought in relation to any of the proposed amendments to the mortgages trust deed, provided (amongst other things) that the rating agencies confirm that the ratings of the current notes will not be adversely affected by such amendments. There can be no assurance that the effect of any such amendments will not ultimately adversely affect your interests (see "RISK FACTORS - THE SECURITY TRUSTEE MAY AGREE MODIFICATIONS TO THE ISSUER TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS").

     Under the terms of the mortgages trust deed, the mortgages trustee holds all of the trust property on trust absolutely for Funding 1 (as to Funding 1's share) and for the seller (as to the seller's share). The "TRUST PROPERTY" is:

     * the sum of GBP100 settled by SFM Offshore Limited on trust on the date of the mortgages trust deed;

     * the portfolio of loans and their related security sold to the mortgages trustee by the seller;

     * any new loans and their related security sold to the mortgages trustee by the seller after the closing date;

     * any increase in the outstanding principal balance of a loan due to a borrower taking payment holidays or making underpayments under a loan or a borrower making a drawing under any flexible loan;

     *    any interest and principal paid by borrowers on their loans;

     * any other amounts received under the loans and related security (excluding third party amounts);

     * rights under the insurance policies that are sold to the mortgages trustee or which the mortgages trustee has the benefit of; and

     * amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account;

     less

     * any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "- FUNDING 1 SHARE OF TRUST PROPERTY" below; and

     * distributions of principal made from time to time to the beneficiaries of the mortgages trust.

     Funding 1 is not entitled to particular loans and their related security separately from the seller; rather, each of them has an undivided interest in all of the loans and their related security constituting the trust property.

     At the closing date, the share of Funding 1 in the trust property will be approximately GBP*, which corresponds to approximately * per cent. of the trust property. The actual percentage share of Funding 1 in the trust property will not be determined until the closing date.

     At the closing date, the share of the seller in the trust property will be approximately GBP*, which corresponds to approximately * per cent. of the trust property. The actual percentage share of the seller in the trust property will not be determined until the closing date.

FLUCTUATION OF SHARES IN THE TRUST PROPERTY

     The shares of Funding 1 and the seller in the trust property will fluctuate depending on a number of factors, including:

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     *    the allocation of principal receipts on the loans to Funding 1 and/or the seller;

     *    losses arising on the loans;

     * if new loans and their related security are sold to the mortgages trustee (as will happen on the closing date);

     * if Funding 1 acquires part of the seller's share of the trust property from the seller (see further under "- ACQUISITION BY FUNDING 1 OF AN INCREASED INTEREST IN TRUST PROPERTY");

     * if a borrower makes underpayments or takes payment holidays under a loan;

     *    if a borrower makes a drawing under a flexible loan; and

     * if the seller acquires part of Funding 1's share of the trust property as described in "- ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST" below and "- PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN" below.

     The shares of Funding 1 and the seller in the trust property are recalculated by the cash manager on each calculation date. A calculation date is the first day (or, if not a London business day, the next succeeding London business day) of each month (each being a "NORMAL CALCULATION DATE") or the date on which Funding 1 acquires a further interest in the trust property. The recalculation is based on the total outstanding principal balance of the loans in the trust property as at the close of business on the business day immediately preceding the relevant calculation date (as adjusted from time to time). The period from (and including) one calculation date, to (but excluding) the next calculation date, is known as a "CALCULATION PERIOD". The first calculation period in respect of this issue will be the period from (and including) the closing date to (but excluding) 1st [August], 2004.

     The reason for the recalculation is to determine the new Funding 1 percentage share and the new seller percentage share in the trust property. The Funding 1 percentage share and the seller percentage share determines the entitlement of Funding 1 and the seller to interest (including capitalised interest) and principal receipts from the loans in the trust property and also the allocation of losses arising on the loans. The method for determining the new Funding 1 percentage share and the seller percentage share is set out in the next two sections.

     Two London business days after each calculation date (the "DISTRIBUTION DATE") the mortgages trustee distributes principal and revenue receipts to Funding 1 and the seller, as described below. In relation to each distribution date, the "RELEVANT SHARE CALCULATION DATE" means the calculation date at the start of the most recent completed calculation period.

FUNDING 1 SHARE OF TRUST PROPERTY

     On each calculation date (also referred to in this section as the "RELEVANT CALCULATION DATE") or such time as the mortgages trust terminates, the interest of Funding 1 in the trust property is recalculated to take effect from the next distribution date in accordance with the following formulae:

     * The share of Funding 1 in the trust property will be an amount equal to:
                             A - B - C + D + E + F

     * The percentage share of Funding 1 in the trust property will be an amount equal to:
                           A - B - C + D + E + F
                           --------------------- x 100
                                     G

in the latter case, expressed as a percentage and rounded upwards to five decimal places, where:

     A = the amount of the share of Funding 1 in the trust property calculated on the immediately preceding calculation date;

     B = the amount of any principal receipts on the loans to be distributed to Funding 1 on the distribution date immediately following the relevant calculation date (as described under "-MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT", "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT" AND "MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT");

     C = the amount of losses sustained on the loans in the period from the immediately preceding calculation date to the relevant calculation date and the amount of any reductions occurring in

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          respect of the loans as described in paragraphs (1) to (4) below, in each case allocated to Funding 1 in the calculation period ending on the relevant calculation date;

     D = the amount of any consideration to be paid by Funding 1 to the seller with respect to any new loans to be sold to the mortgages trustee on the relevant calculation date;

     E = the amount of any consideration to be paid by Funding 1 to the seller in relation to the acquisition by Funding 1 from the seller on the calculation date of an interest in the trust property;

     F = the amount equal to any capitalised interest accruing on a loan due to borrowers taking payment holidays and which has been allocated to Funding 1 since the immediately preceding calculation date, less the amount to be paid by the seller on the relevant distribution date to acquire an interest in trust property as described in "- ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST" below; and

     G = the aggregate outstanding principal balance of all the loans in the trust property as at the relevant calculation date after making the distributions, allocations and additions referred to in "B", "C", "D", "E" and "F" and after taking account of:

          * any distribution of principal receipts to Funding 1 and the seller,

          *    the amount of any losses allocated to Funding 1 and the seller,

          * the amount of any increase in the loan balances due to capitalisation of insurance premiums due by borrowers or borrowers taking payment holidays,

          *    the adjustments referred to in paragraphs (1) to (4) below, and

          * the amount of any other additions or subtractions to the trust property.

     If any of the following events occurs during a calculation period, then the aggregate total outstanding principal balance of the loans in the trust property will be reduced or deemed to be reduced for the purposes of the calculation of "G" on the calculation date at the end of that calculation period:

     (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the trust property will be reduced by an amount equal to the amount of that set-off; and/or

     (2) a loan or its related security is (i) in breach of the representations and warranties contained in the mortgage sale agreement or (ii) the subject of a further advance or (iii) in limited circumstances the subject of a product switch or other obligation of the seller to repurchase, and in each case the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the trust property will be deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

     (3) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the trust property will be deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

     (4) the seller materially breaches any other material warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which will also be grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the trust property will be deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries.

     The reductions or deemed reductions set out in paragraphs (1) to (4) above will be made on the relevant calculation date first to the seller's share (including the minimum seller share) of the trust property, and thereafter will be made to the Funding 1 share of the trust property.

     Any sums that are subsequently recovered by the mortgages trustee in connection with a reduction or deemed reduction of the trust property under paragraphs (1) to (4) above, will constitute a revenue receipt under the relevant loan. Such revenue receipt will belong to Funding 1 (but only if and to the extent that the related reductions were applied against Funding 1's share of the trust property) and thereafter will belong to the seller.

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SELLER SHARE OF TRUST PROPERTY

     On each calculation date or such time as the mortgages trust terminates, the interest of the seller in the trust property is recalculated to take effect from the next distribution date in accordance with the following formulae:

     The share of the seller in the trust property will be an amount equal to:

     * the aggregate outstanding principal balance of all the loans in the trust property as at that calculation date - the Funding 1 share as calculated on that calculation date.

     The percentage share of the seller in the trust property is an amount equal to:

     * 100 per cent. - the Funding 1 percentage share as calculated on that calculation date.

     Neither the Funding 1 share nor the seller share of the trust property may be reduced below zero.

MINIMUM SELLER SHARE

     The seller's share of the trust property includes an amount known as the "MINIMUM SELLER SHARE". As at the closing date, the minimum seller share will be approximately GBP*, but the amount of the minimum seller share will fluctuate depending on changes to the characteristics of the loans in the trust property. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until Funding 1's share of the trust is in an amount equal to zero or an asset trigger event occurs. The minimum seller share will be the amount determined on each calculation date (after any sale of loans to the mortgages trustee on that calculation date) in accordance with the following formula:

                                    X + Y + Z

     where:

     X = 5 per cent. of the aggregate outstanding principal balance of loans in the trust property;

     Y =  the product of: (p X q) X r

     where:

     p =  8 per cent.;

     q =  the "FLEXIBLE DRAW CAPACITY", being an amount equal to the excess of
          (1) the maximum amount that borrowers may draw under flexible loans included in the trust property (whether or not drawn) over (2) the aggregate principal balance of actual flexible loan advances in the trust property on the relevant calculation date; and

     r = 3;

     and

     Z = the aggregate sum of reductions deemed made (if any) in accordance with paragraphs (2), (3) and (4) as described in "- FUNDING 1 SHARE OF TRUST PROPERTY" above.

     The purpose of "X" is to mitigate the risks relating to certain set-off risks relating to the loans. The amount of "X" may be reduced from time to time at the request of the seller or Funding 1 (acting reasonably) provided that the security trustee has received written confirmation from the rating agencies that there will be no adverse effect on the then current ratings of the notes as a result thereof.

     The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a drawing under a flexible loan.

     The purpose of the calculation in "Z" is to mitigate the risk of the seller materially breaching any material warranty under the mortgage sale agreement and/or the servicing agreement and failing to repurchase certain loans and their related security to the extent required by the terms of the mortgage sale agreement.

CASH MANAGEMENT OF TRUST PROPERTY - REVENUE RECEIPTS

     Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 1".

MORTGAGES TRUST CALCULATION OF REVENUE RECEIPTS

     "MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS" is calculated by the cash manager on each calculation date and is an amount equal to the sum of:

     *    revenue receipts on the loans (but excluding principal receipts); and

     * interest payable to the mortgages trustee on the mortgages trustee GIC account;

     less

     * amounts due to third parties (also known as "THIRD PARTY AMOUNTS"), including:

          (1) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account;

          (2) payments by borrowers of any fees and other charges which are due to the seller; or

          (3) recoveries in respect of amounts deducted from loans as described in paragraphs (1) to (4) in "- FUNDING 1 SHARE OF TRUST PROPERTY" above, which will belong to and be paid to Funding 1 and/or the seller as described therein, which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account.

     On each distribution date, the cash manager applies mortgages trust available revenue receipts in the following order of priority:

     (A) in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          * the mortgages trustee under the provisions of the mortgages trust deed; and

          * third parties from the mortgages trustee in respect of the mortgages trust, but only if:

               (1) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

               (2)  payment has not already been provided for elsewhere;

     (B) in payment of amounts due to the servicer or to become due to the servicer during the following calculation period under the provisions of the servicing agreement;

     (C)  to allocate and pay to Funding 1 an amount equal to the lesser of:

          (x) an amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by Funding 1's percentage share of the trust property as calculated on the relevant share calculation date; and

          (y) the aggregate of Funding 1's obligations on the immediately succeeding Funding 1 interest payment date as set out under the Funding 1 pre-enforcement revenue priority of payments or, as the case may be, the Funding 1 post-enforcement priority of payments (but excluding any principal amount due under any intercompany loan and/or amounts relating to principal in items (J) and (K) of the Funding 1 post-enforcement priority of payments), less (in each case only to the extent that such amounts of interest or income would not otherwise be payable under an intercompany loan or, as applicable, any notes, on the succeeding interest payment date) the sum of (i) the interest or other income credited or to be credited to Funding 1's bank accounts on the immediately succeeding Funding 1 interest payment date and (ii) all other income (not derived from the distribution of revenue receipts under the mortgages trust) which will constitute Funding 1 available revenue receipts on the succeeding Funding 1 interest payment date;

     (D) to allocate and pay to the mortgages trustee and/or Funding 1 (as applicable), an amount equal to any loss amount (as defined below) suffered or incurred by it or them (as applicable); and

     (E) to allocate and pay to the seller an amount (if positive) equal to the amount of the mortgages trust available revenue receipts less the amount of such mortgages trust available revenue receipts applied and/or allocated under (A) to (D) above.

     For the purposes of item (D) above, "LOSS AMOUNT" means the amount of any costs, expenses, losses or other claims suffered or incurred by, as applicable, the mortgages trustee and/or Funding 1 in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding 1 was not entitled or could not enforce as a result of any determination by any court or other competent authority or any ombudsman in respect of any loan and its related security that:

     * any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

     * the interest payable under any loan is to be set by reference to the Halifax variable base rate (and not that of the seller's successors or assigns or those deriving title from them); or

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

     * the variable margin above the Bank of England repo rate under any tracker rate loan must be set by the seller; or

     * the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate.

     Amounts due to the mortgages trustee and the servicer include value added tax ("VAT"), if any, payable. At the date of this prospectus, VAT is calculated at the rate of 17.5 per cent. of the amount to be paid. Payment of VAT will not reduce the amounts ultimately available to pay interest on the issuer notes.

CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS

     Under the cash management agreement, the cash manager is also responsible for distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. To understand how the cash manager distributes principal receipts on the loans on each distribution date you need to understand the definitions set out below.

     On each calculation date, the cash manager will ascertain whether the distribution date is within a cash accumulation period relating to a bullet term advance or a scheduled amortisation instalment (each a "CASH ACCUMULATION ADVANCE") and will ascertain Funding 1's cash accumulation requirement and repayment requirement.

     The cash accumulation period will be calculated separately for each bullet term advance and scheduled amortisation instalment.

     The following table sets out the "SCHEDULED REPAYMENT DATE" (being the Funding 1 interest payment date falling in the indicated month) and "RELEVANT ACCUMULATION AMOUNT" in relation to each cash accumulation advance:

                                                                                       SCHEDULED              RELEVANT
CASH ACCUMULATION ADVANCE                                                         REPAYMENT DATE   ACCUMULATION AMOUNT
-----------------------------------------------------------------------------   ----------------   -------------------
ADVANCES MADE BY THE ISSUER
Series 1 term AAA advance....................................................        [June 2005]                  GBP*
Series 2 term AAA advance - first scheduled amortisation instalment..........    [December 2006]                  GBP*
Series 2 term AAA advance - second scheduled amortisation instalment.........       [March 2007]                  GBP*
Series 2 term AAA advance - third scheduled amortisation instalment..........        [June 2007]                  GBP*
Series 2 term AAA advance - fourth scheduled amortisation instalment.........   [September 2007]                  GBP*
Series 3 term AAA advance - first scheduled amortisation instalment..........       [March 2009]                  GBP*
Series 3 term AAA advance - second scheduled amortisation instalment.........        [June 2009]                  GBP*
Series 4 term AAA advance - first scheduled amortisation instalment..........    [December 2009]                  GBP*
Series 4 term AAA advance - second scheduled amortisation instalment.........       [March 2010]                  GBP*
ADVANCES MADE BY PERMANENT FINANCING (NO. 4) PLC
Series 1 term AAA advance....................................................         March 2005        GBP803,859,000
Series 2 term AAA advance....................................................         March 2007      GBP1,286,174,000
Series 3 term AAA advance - first scheduled amortisation instalment..........      December 2008        GBP455,520,000
Series 3 term AAA advance - second scheduled amortisation instalment.........         March 2009        GBP455,520,000
Series 4 term AAA advance - first scheduled amortisation instalment..........     September 2009        GBP499,875,500
Series 4 term AAA advance - second scheduled amortisation instalment.........      December 2009        GBP499,875,500
ADVANCES MADE BY PERMANENT FINANCING (NO. 3) PLC
Series 1 term AAA advance....................................................      December 2004        GBP658,500,000
Series 2 term AAA advance....................................................     September 2006      GBP1,018,000,000
Series 3 term AAA advance - first scheduled amortisation instalment..........          June 2008        GBP449,125,000
Series 3 term AAA advance - second scheduled amortisation instalment.........     September 2008        GBP449,125,000
Series 4A1 term AAA advance - first scheduled amortisation instalment........         March 2009        GBP241,375,000
Series 4A1 term AAA advance - second scheduled amortisation instalment.......          June 2009        GBP241,375,000

Series 4A2 term AAA advance - first scheduled amortisation instalment........         March 2009        GBP375,000,000
Series 4A2 term AAA advance - second scheduled amortisation instalment.......          June 2009        GBP375,000,000
ADVANCES MADE BY PERMANENT FINANCING (NO. 2) PLC
Previous series 1 term AAA advance...........................................         March 2004        GBP633,312,000
Previous series 2 term AAA advance...........................................     September 2005      GBP1,108,016,000
Previous series 3 term AAA advance - first scheduled amortisation
instalment...................................................................         March 2006        GBP427,187,500
Previous series 3 term AAA advance - second scheduled amortisation
instalment...................................................................          June 2006        GBP427,187,500
Previous series 4 term AAA advance...........................................      December 2007      GBP1,107,250,000
ADVANCES MADE BY PERMANENT FINANCING (NO. 1) PLC
Previous series 2 term AAA advance...........................................          June 2005        GBP509,614,731
Previous series 3 term AAA advance...........................................      December 2005        GBP748,299,320
Previous series 4A1 term AAA advance.........................................          June 2007        GBP484,000,000
Any bullet term advance in respect of a new issuer...........................    as indicated in         the principal
                                                                                    the relevant        amount of that
                                                                                      prospectus   bullet term advance
Any scheduled amortisation instalment in respect of a new issuer.............    as indicated in         the principal
                                                                                    the relevant        amount of that
                                                                                      prospectus             scheduled
                                                                                                          amortisation
                                                                                                            instalment

     Definitions:

     "CASH ACCUMULATION PERIOD" means the period beginning on the earlier of:

     * the commencement of the anticipated cash accumulation period relating to the relevant accumulation amount; and

     * in respect of an original bullet term advance, six months prior to the scheduled repayment date of that original bullet term advance and, in respect of an original scheduled amortisation instalment, three months prior to the scheduled repayment date of that original scheduled amortisation instalment;

and ending when Funding 1 has fully repaid that original bullet term advance or scheduled amortisation instalment, as applicable.

     "ANTICIPATED CASH ACCUMULATION PERIOD" means on any normal calculation date the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant accumulation amount in relation to the relevant cash accumulation advance, which will be equal to:

                                    J + K - L
                                  -------------
                                   M X (N X O)

     calculated in months and rounded up to the nearest whole number, where:

     J =  the relevant accumulation amount;

     K = the aggregate principal amount outstanding on that normal calculation date of:

          * each bullet term advance or scheduled amortisation term advance that was not fully repaid on its scheduled repayment date; and

          * each other bullet term advance or scheduled amortisation term advance, the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant cash accumulation advance;

     L = the amount of any available cash already standing to the credit of the cash accumulation ledger at the start of that normal calculation date plus the aggregate amount of cash accumulation requirement paid to Funding 1 since the previous Funding 1 interest payment date;

     M = means the sum of each monthly CPR on the 12 most recent normal calculation dates which have occurred prior to that date divided by 12;

     N =  0.85; and

     O = the aggregate outstanding principal balance of the loans comprising the trust property on the previous normal calculation date.

     "MONTHLY CPR" on any normal calculation date means the total principal receipts received during the period of one month ending on that normal calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the immediately preceding normal calculation date.

     "SCHEDULED AMORTISATION INSTALMENT" means that part of a scheduled amortisation term advance which is payable on each of the scheduled repayment dates of that term advance. The issuer series 2 term AAA advance will consist of four equal scheduled amortisation instalments and each of the issuer series 3 term AAA advance and the issuer series 4 term AAA advance will consist of two equal scheduled amortisation instalments.

     "CASH ACCUMULATION REQUIREMENT" means on a calculation date:

     * the outstanding principal amounts in relation to each cash accumulation advance;

     * plus amounts due in items (A), (B) and (C) of the Funding 1 pre-enforcement principal priority of payments;

     * less the amount standing to the credit of the cash accumulation ledger at the last Funding 1 interest payment date (which amount was not distributed on that Funding 1 interest payment date to the relevant issuer having the cash accumulation requirement);

     * less the sum of each cash accumulation requirement amount paid to Funding 1 on a previous distribution date during the relevant interest period.

     The "CASH ACCUMULATION LEDGER" means a ledger maintained by the cash manager for Funding 1, which records amounts accumulated by Funding 1 to pay relevant accumulation amounts.

     "REPAYMENT REQUIREMENT" means on a calculation date the amount, if any, by which:

     * the aggregate of all amounts that will be payable by Funding 1 on the next Funding 1 interest payment date as described in items (D) to (G) (inclusive) of the priority of payments under "- REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE" in the "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS" section below on the basis:

          *    that there would be no deferral of term advances pursuant to Rule
               (1) as set out in that section;

          * that where Rule (2) or Rule (3) set out in that section applies to an intercompany loan, the amount so payable by Funding 1 in respect of term advances (other than bullet term advances and scheduled amortisation instalments) under that intercompany loan shall be treated as the lesser of (A) the amount due and payable in respect of those term advances, and (B) the product of (a) the Funding 1 share percentage as at the start of the most recently ended calculation period (provided that if during the most recently ended calculation period loans and their related security are sold to the mortgages trustee or Funding 1 has acquired part of the seller's share of the trust property from the seller, then the Funding 1 share percentage will be the calculated for purposes of this paragraph as the weighted average of the Funding 1 share percentages as of the first day of such calculation period and as of the date immediately after such sale or acquisition), (b) the aggregate amount of principal receipts received by the mortgages trustee during the most recently ended calculation period and (c) the outstanding principal balance of intercompany loan A (in the case of Rule (2)) or intercompany loan B (in the case of Rule (3)), divided by the aggregate outstanding principal balance of all intercompany loans, each as of the most recent Funding 1 interest payment date;

          * that term advances will be treated as due and payable if they are already due and payable, or would become due and payable on or before the next Funding 1 interest payment date if all principal receipts were paid to Funding 1 on that calculation date; and

          * excluding amounts due and payable in respect of bullet term advances and scheduled amortisation instalments,

     exceeds the sum of:

     * the amounts standing to the credit of the Funding 1 principal ledger as at the last Funding 1 interest payment date (which amount was not distributed on that Funding 1 interest payment date to the issuer); and

     * the sum of each repayment requirement amount paid to Funding 1 on a previous distribution date during the relevant interest period.

     A "TRIGGER EVENT" means an asset trigger event and/or a non-asset trigger event.

     An "ASSET TRIGGER EVENT" will occur when an amount is debited to the AAA principal deficiency sub-ledger. For more information on the principal deficiency ledger, see "CREDIT STRUCTURE".

     A "NON-ASSET TRIGGER EVENT" will occur on a calculation date if:

     * an insolvency event occurs in relation to the seller on or about that calculation date;

     * the seller's role as servicer is terminated and a new servicer is not appointed within 60 days;

     * the seller share at any time is equal to or less than the minimum seller share (in each case by reference to the most recent calculation date); or

     * on any calculation date the aggregate outstanding principal balance of loans comprising the trust property at that date (i) during the period from and including the closing date to but excluding the interest payment date in June 2006 is less than GBP21,500,000,000 or (ii) during the period from and including the interest payment date in June 2006 to but excluding the interest payment date in June 2008 is less than GBP15,750,000,000.

     The definitions of "ASSET TRIGGER EVENT" and "NON-ASSET TRIGGER EVENT" may change as new loans are sold to the mortgages trustee.

MORTGAGES TRUST CALCULATION OF PRINCIPAL RECEIPTS

     "MORTGAGES TRUST AVAILABLE PRINCIPAL RECEIPTS" are calculated by the cash manager on each calculation date and will be equal to the amount that is standing to the credit of the principal ledger on that calculation date. The repayment requirement and the cash accumulation requirement is calculated by the cash manager on each calculation date and the relevant amounts notified to the mortgages trustee (who will be entitled to rely on such notifications).

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

     On each distribution date where no trigger event has occurred on or before the immediately preceding calculation date, the cash manager will apply mortgages trust available principal receipts as follows:

     (A) first, where Funding 1 has no cash accumulation requirement and no repayment requirement on that distribution date, all such receipts will be allocated and paid to the seller until the seller share of the trust property (as calculated on the relevant share calculation date) is equal to the minimum seller share;

     (B) then if Funding 1 has a cash accumulation requirement on that distribution date, such receipts will be allocated and paid to Funding 1 in an amount up to but not exceeding Funding 1's cash accumulation requirement on that distribution date;

     (C) then, if Funding 1 has a repayment requirement on that distribution date, such receipts will be allocated and paid to Funding 1 in an amount up to but not exceeding Funding 1's repayment requirement on that date; and

     (D) then, the remainder, if any, of such receipts will be allocated and paid to the seller until the seller share of the trust property (as calculated on the relevant share calculation date) is equal to the minimum seller share.

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT

     On each distribution date where a non-asset trigger event has occurred on or before the immediately preceding calculation date and an asset trigger event has not occurred on or before that calculation date, the cash manager will apply mortgages trust available principal receipts as follows:

     (A) first, all such receipts will be allocated and paid to Funding 1 until the Funding 1 share of the trust property (as calculated on the relevant share calculation date) is zero, and

     (B) then, the remainder, if any, of such receipts will be allocated and paid to the seller.

     Following the occurrence of a non-asset trigger event, the issuer notes will be subject to prepayment risk (that is, they may be repaid earlier than expected).

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN ASSET TRIGGER EVENT

     On each distribution date where an asset trigger event has occurred on or before the immediately preceding calculation date, the cash manager will allocate and pay mortgages trust available principal receipts, with no order of priority between them but in proportion to the respective amounts due, to Funding 1 and the seller according to the Funding 1 percentage share of the trust property (as calculated on the relevant share calculation date) and the seller percentage share of the trust property (as calculated on the relevant share calculation date) respectively (until, in the case of Funding 1, the Funding 1 share of the trust property is zero).

     Following the occurrence of an asset trigger event, the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes may not be repaid in full by their respective final maturity dates. See "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

LOSSES

     All losses arising on the loans will be applied in reducing the Funding 1 share and the seller share of the trust property. Funding 1's share and the seller's share of the losses will be determined by multiplying the amount of losses during a calculation period by the Funding 1 share percentage (as calculated on the relevant share calculation date), which will be allocated to Funding 1 (until the Funding 1 share of the trust property is zero), and the remainder, which will be allocated to the seller, on each calculation date in each case prior to calculating the allocation of mortgages trust available principal receipts on that calculation date.

DISPOSAL OF TRUST PROPERTY

     The trust property is held on trust for the benefit of Funding 1 and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

     If an event of default occurs under any intercompany loan agreement (an "INTERCOMPANY LOAN EVENT OF DEFAULT") and the security trustee determines to serve an intercompany loan acceleration notice on Funding 1, then the security trustee will be entitled, among other things, to sell Funding 1's share of the trust property. For further information on the security granted by Funding 1 over its assets, see "SECURITY FOR FUNDING 1'S OBLIGATIONS".

ADDITIONS TO TRUST PROPERTY

     The trust property may be increased from time to time by the sale of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding 1 and the seller according to the terms of the mortgages trust deed. For further information on the sale of new loans and their related security to the mortgages trustee, see "SALE OF THE LOANS AND THEIR RELATED SECURITY".

ACQUISITION BY FUNDING 1 OF AN INCREASED INTEREST IN TRUST PROPERTY

     If Funding 1 enters into a new intercompany loan, then it may apply the proceeds of that new intercompany loan to make a payment to the seller so as to give rise to an increase in Funding 1's share of the trust property (and giving rise to a corresponding decrease in the seller's share of the trust property). Funding 1 will be permitted to do this only if it meets a number of conditions, including:

     * that on the relevant calculation date no intercompany loan event of default has occurred under any intercompany loan agreement that has not been remedied or waived;

     * as at the most recent Funding 1 interest payment date, no deficiency is recorded on Funding 1's principal deficiency ledger;

     * the security trustee is not aware that the proposed increase in the Funding 1 share of the trust property (or the corresponding decrease in the seller share) would adversely affect the ratings at that time by the rating agencies of the current notes;

     * as at the relevant calculation date, the aggregate outstanding principal balance of loans constituting the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate outstanding principal balance of all loans constituting the trust property; and

     * the seller has not received written notice that the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are not rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following the payment made by Funding 1 on the relevant calculation date.

ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST

     If a borrower takes a payment holiday under a loan (as permitted by the terms of the loan), then the outstanding principal balance of the loan will increase by the amount of interest that would have been paid on the relevant loan if not for such payment holiday (the "CAPITALISED INTEREST").

     The increase in the loan balance due to the capitalised interest will be allocated to the Funding 1 share of the trust property and to the seller share of the trust property, based on their respective percentage shares in the trust property as calculated on the previous calculation date.

     Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding 1 in an amount equal to Funding 1's share of the capitalised interest in respect of those loans that are subject to payment holidays. Following such payment:

     * the seller share of the trust property will increase by an amount equal to the amount paid to Funding 1 for Funding 1's share of the capitalised interest, and Funding 1's share of the trust property will decrease by a corresponding amount; and

     * Funding 1 will apply the proceeds of the amount paid by the seller in accordance with the Funding 1 pre-enforcement revenue priority of payments and, after enforcement of the Funding 1 security, in accordance with the Funding 1 post-enforcement priority of payments.

     If an insolvency event occurs in respect of the seller, then the seller may continue to make payments to Funding 1 in an amount equal to Funding 1's share of the capitalised interest in the same manner and for the same purpose described above, but it is not obliged to do so.

PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

     If the seller offers to make a payment to Funding 1 of the amount outstanding under an intercompany loan, then Funding 1 may accept that offer but only if:

     * the security trustee has received written confirmation from each of the rating agencies that there would not be any adverse effect on the then current ratings of the notes if Funding 1 accepted the offer;

     * Funding 1 would receive the payment on a Funding 1 interest payment date; and

     * the relevant issuer has confirmed to Funding 1 that the proceeds of the corresponding payment made by Funding 1 to the relevant issuer would be applied to repay the relevant intercompany loan.

     The Funding 1 share of the trust property would decrease by an amount equal to the payment made by the seller and the seller share would increase by a corresponding amount.

TERMINATION OF MORTGAGES TRUST

     The mortgages trust will terminate on the later to occur of:

     * the date on which all amounts due from Funding 1 to its secured creditors have been paid in full; and

     *    any other date agreed in writing by Funding 1 and the seller.

RETIREMENT OF MORTGAGES TRUSTEE

     The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding 1 cannot replace the mortgages trustee.

GOVERNING LAW

     The mortgages trust deed is governed by English law.

                     THE ISSUER INTERCOMPANY LOAN AGREEMENT

     The following section contains a summary of the material terms of the issuer intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the issuer intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     The issuer intercompany loan agreement will provide that, subject to satisfying the conditions described in "- CONDITIONS TO DRAWDOWN" below, on the closing date, the issuer will lend to Funding 1 an amount in sterling equal to the proceeds of the issue of the issuer notes, after converting the US dollar proceeds of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes into sterling at the relevant issuer dollar currency exchange rates and after converting the euro proceeds of the series 4 issuer notes and the series 5 class A1 issuer notes into sterling at the relevant issuer euro currency exchange rate. Funding 1 will then pay the proceeds of the issuer intercompany loan to the seller as consideration for the sale of loans to the mortgages trustee.

     The issuer intercompany loan will be split into 19 separate sub-loans, or "ISSUER TERM ADVANCES", as described in the following table:

                                                                                           INITIAL              FINAL
                                                                                         PRINCIPAL          REPAYMENT
                                DESIGNATED                            CORRESPONDING      AMOUNT OF       DATE OF EACH
                                      TERM       CORRESPONDING          ISSUER SWAP    EACH ISSUER        ISSUER TERM
TERM ADVANCE                ADVANCE RATING        ISSUER NOTES             (IF ANY)   TERM ADVANCE            ADVANCE
-------------------------   --------------   -----------------   ------------------   ------------   ----------------
Series 1 term AAA advance              AAA    Series 1 class A    Series 1 class 1A           GBP*        [June 2005]
Series 1 term AA advance                AA    Series 1 class B    Series 1 class 1B           GBP*          June 2042
Series 1 term BBB advance              BBB    Series 1 class C    Series 1 class 1C           GBP*          June 2042
Series 2 term AAA advance              AAA    Series 2 class A     Series 2class 2A           GBP*   [September 2027]
Series 2 term AA advance                AA    Series 2 class B    Series 2 class 2B           GBP*          June 2042
Series 2 term A advance                  A    Series 2 class M    Series 2 class 2M           GBP*          June 2042
Series 2 term BBB advance              BBB    Series 2 class C    Series 2 class 2C           GBP*          June 2042
Series 3 term AAA advance              AAA    Series 3 class A    Series 3 class 3A           GBP*   [September 2034]
Series 3 term AA advance                AA    Series 3 class B    Series 3 class 3B           GBP*          June 2042
Series 3 term A advance                  A    Series 3 class M    Series 3 class 3M           GBP*          June 2042
Series 3 term BBB advance              BBB    Series 3 class C    Series 3 class 3C           GBP*          June 2042
Series 4 term AAA advance              AAA    Series 4 class A    Series 4 class 4A           GBP*       [March 2042]
Series 4 term AA advance                AA    Series 4 class B    Series 4 class 4B           GBP*          June 2042
Series 4 term BBB advance              BBB    Series 4 class C    Series 4 class 4C           GBP*          June 2042
Series 5 term AAA advance              AAA   Series 5 class A1   Series 5 class 5A1           GBP*          June 2042
Series 5 term AAA advance              AAA   Series 5 class A2                  N/A           GBP*          June 2042
Series 5 term AA advance                AA    Series 5 class B                  N/A           GBP*          June 2042
Series 5 term A advance                  A    Series 5 class M                  N/A           GBP*          June 2042
Series 5 term BBB advance              BBB    Series 5 class C                  N/A           GBP*          June 2042
Total:...................                                                                     GBP*

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

TERM ADVANCE RATINGS ASSIGNED TO THE ISSUER TERM ADVANCES

     The designated term advance ratings of the issuer term AAA advances reflect the ratings expected to be assigned to the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes by the rating agencies on the closing date. The issuer series 1 term AAA advance will have the same rating as the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advance and the issuer series 5 term AAA advance despite the series 1 class A issuer notes having different, short-term ratings. The designated term advance ratings of the issuer term AA advances reflect the rating expected to be assigned to the class B issuer notes by the rating agencies on the closing date. The designated term advance ratings of the issuer term A advances reflect the rating expected to be assigned to the class M issuer notes by the rating agencies on the closing date. The designated term advance ratings of the issuer term BBB advances reflect the rating expected to be assigned to the class C issuer notes by the rating agencies on the closing date. If, after the closing date, the rating agencies subsequently change the ratings assigned to each class of the issuer notes, then this will not affect the term advance ratings of the issuer term advances under the issuer intercompany loan.

     The issuer intercompany loan agreement will provide that, subject to satisfying the conditions in "- CONDITIONS TO DRAWDOWN", the following advances will be made available by the issuer to Funding 1 by way of the issuer intercompany loan made on the closing date:

     * the issuer term AAA advances in an aggregate principal amount of GBP*, which will be funded by the issue of the class A issuer notes on the closing date;

     * the issuer term AA advances in an aggregate principal amount of GBP*, which will be funded by the issue of the class B issuer notes on the closing date;

     * the issuer term A advances in an aggregate principal amount of GBP*, which will be funded by the issue of the class M issuer notes on the closing date; and

     * the issuer term BBB advances in an aggregate principal amount of GBP*, which will be funded by the issue of the class C issuer notes on the closing date.

     The money received by Funding 1 under the issuer term advances will be used by Funding 1 on the closing date, among other things, to pay the seller consideration for an increase in Funding 1's share of the trust property. Funding 1's interest in the portfolio will constitute the Funding 1 share of the trust property.

     The issuer will make payments of interest and principal on the issuer notes from, among other things, respective payments of interest and principal made by Funding 1 to the issuer under the issuer term AAA advances, the issuer term AA advances, the issuer term A advances and the issuer term BBB advances of the issuer intercompany loan and from amounts paid by the issuer swap providers to the issuer under the issuer swaps.

     The issuer has no obligation to make any further advances to Funding 1 under the terms of the issuer intercompany loan agreement.

CONDITIONS TO DRAWDOWN

     The issuer will not be obliged to make the advances available to Funding 1 unless the security trustee is satisfied on the closing date that a number of conditions have been met, including:

     * that the issuer notes have been issued and the proceeds received by or on behalf of the issuer;

     * that Funding 1 has delivered a certificate certifying that it is solvent; and

     * that each of the issuer transaction documents has been duly executed by the relevant parties to it.

REPRESENTATIONS AND AGREEMENTS

     Funding 1 will make several representations to the issuer in the issuer intercompany loan agreement including representations that Funding 1 has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.

     In addition, Funding 1 will agree that:

     * it will not create or permit to subsist any encumbrance, unless arising by operation of law, or other security interest over any of its assets other than pursuant to the transaction documents;

     * it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding 1 will engage;

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

     * it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

     * it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

     * it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding 1 deed of charge, and it will not issue any new shares;

     * it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever other than indebtedness contemplated by the transaction documents; and

     * it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents.

PAYMENTS OF INTEREST

     The interest rates applicable to the issuer term advances from time to time will be determined by reference to LIBOR for three-month sterling deposits (other than, in each case, in respect of the first interest period) plus or minus, in each case, a margin which will differ for each separate advance. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for *-month and *-month sterling deposits. LIBOR for an interest period will be determined on the relevant Funding 1 interest determination date. The "FUNDING 1 INTEREST DETERMINATION DATE" will be the Funding 1 interest payment date (as described later in this section) on which the relevant interest period (as described in this section) commences or, in the case of the first interest period, the closing date.

     The following table sets out details relating to the payment of interest on the issuer term advances, as described further in this section:

                   DESIGNATED                                       STEPPED-UP
                 TERM ADVANCE  INITIAL INTEREST                  INTEREST RATE
SERIES NAME            RATING    RATE PER ANNUM    STEP-UP DATE      PER ANNUM
--------------   ------------  ----------------   -------------  -------------
Series 1......            AAA     LIBOR minus *%            N/A            N/A
Series 1......             AA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 1......            BBB      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 2......            AAA      LIBOR plus *%            N/A            N/A
series 2......             AA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 2......              A      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 2......            BBB      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 3......            AAA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 3......             AA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 3......              A      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 3......            BBB      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 4......            AAA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 4......             AA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 4......            BBB      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 5A1....            AAA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 5A2....            AAA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 5......             AA      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 5......              A      LIBOR plus *%    [June 2011]   LIBOR plus *%
series 5......            BBB      LIBOR plus *%    [June 2011]   LIBOR plus *%

     The initial interest rate indicated in relation to an issuer term advance in the above table shall apply to that issuer term advance for each interest period relating to that issuer term advance to and including the interest period which ends on the relevant step-up date indicated in that table in relation to that issuer term advance.

     The stepped-up interest rate indicated in relation to an issuer term advance in the above table shall apply to that issuer term advance for each interest period relating to that issuer term advance from and including the interest period which starts on the relevant step-up date indicated in that table in relation to that issuer term advance.

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

     The first interest period in relation to the issuer term advances will commence on and include the closing date and end on but exclude the Funding 1 interest payment date falling in [September 2004]. Each subsequent interest period will commence on and include a Funding 1 interest payment date and end on but exclude the following Funding 1 interest payment date.

     In addition, prior to enforcement of the Funding 1 security Funding 1 will agree to pay an additional fee to the issuer on each Funding 1 interest payment date or otherwise when required. The fee on each Funding 1 interest payment date will be equal to the amount needed by the issuer to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the issuer notes and tax that can be met out of the issuer's profits) and a sum (in an amount up to 0.01 per cent. of the interest paid to the issuer on the term advances on each Funding 1 interest payment date), to be retained by the issuer as profit. The fee will be paid by Funding 1 out of the Funding 1 available revenue receipts.

REPAYMENT OF PRINCIPAL ON THE ISSUER TERM ADVANCES

     The issuer term advances will be repaid on the dates and in the priorities described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS". You should note that, in the circumstances described in Rule (1) of that section, payments on the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advance, the issuer series 5 term AAA advances, the issuer term AA advances, the issuer term A advances and/or the issuer term BBB advances will be deferred.

LIMITED RECOURSE

     Funding 1 will only be obliged to pay amounts to the issuer under the issuer intercompany loan to the extent that it has funds to do so after making payments ranking in priority to amounts due on the issuer term advances.

     If, on the final repayment date of an issuer term advance, there is a shortfall between the amount of interest and/or principal due on that issuer term advance and the amount available to Funding 1 to make that payment, then that shortfall shall not be due and payable to the issuer until the time (if ever) when Funding 1 has enough money available to pay the shortfall on that issuer term advance (after making any other payments due that rank higher in priority to that advance).

     If, on the final repayment date of the issuer intercompany loan, there is a shortfall between the amount required to pay all outstanding interest and/or principal on the issuer term AA advances, the issuer term A advances and/or the issuer term BBB advances and the amount available to Funding 1 to make those payments, then the shortfall shall be deemed to be not due and payable under the issuer intercompany loan agreement and any claim that the issuer may have against Funding 1 in respect of that shortfall will be extinguished.

ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT

     The issuer intercompany loan agreement will contain events of default (each an "ISSUER INTERCOMPANY LOAN EVENT OF DEFAULT"), which will include, among others, the following events:

     * a default by Funding 1 for a period of three London business days in the payment of any amount payable under any intercompany loan agreement (whether the previous intercompany loan agreements, the issuer intercompany loan agreement or any new intercompany loan agreement) (but subject to the limited recourse provisions described later in this section and in "- LIMITED RECOURSE");

     * Funding 1 does not comply in any material respect with its obligations under any of the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within 20 London business days of Funding 1 becoming aware of its non-compliance or of receipt of written notice from the security trustee requiring Funding 1's non-compliance to be remedied; and

     * insolvency events occur in relation to Funding 1 or it is, or becomes, unlawful for Funding 1 to perform its obligations under any of the transaction documents.

     Investors should note that, as described in "- LIMITED RECOURSE", it will not be an event of default under an intercompany loan agreement (whether the previous intercompany loan agreements, the issuer intercompany loan agreement or any new intercompany loan agreement) if default is made by Funding 1 in paying amounts due under an intercompany loan agreement where Funding 1 does not have the money available to make the relevant payment. The ability of the issuer to repay the issuer notes will depend upon

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

payments to the issuer from Funding 1 under the issuer intercompany loan agreement. See "RISK FACTORS - FAILURE BY FUNDING 1 TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

     Investors should also note that an event of default by Funding 1 in respect of a previous intercompany loan and any new intercompany loan or any agreement entered into by Funding 1 in connection with that previous intercompany loan or new intercompany loan, will constitute an event of default under the issuer intercompany loan.

     If an issuer intercompany loan event of default occurs, then the security trustee will be entitled to deliver a notice to Funding 1 stating that the issuer intercompany loan event of default has occurred (an "ISSUER INTERCOMPANY LOAN ACCELERATION NOTICE"). Upon the service of an issuer intercompany loan acceleration notice, the security trustee may direct that the issuer term advances become immediately due and payable and/or that the issuer term advances become due and payable on the demand of the security trustee.

NEW INTERCOMPANY LOAN AGREEMENTS

     Holdings is expected to establish new issuers, each of which would issue new notes to investors. The issuer intercompany loan agreement will provide that Funding 1 may at any time, by written notice to the security trustee and the rating agencies, enter into a new intercompany loan agreement with a new issuer and draw new term advances thereunder. Each new term advance will be financed by the issue of new notes, and will only be permitted if certain conditions precedent are satisfied, including:

     * the proceeds of the new intercompany loan are used by Funding 1 (1) to pay the seller for new loans to be sold to the mortgages trustee under the mortgage sale agreement and/or (2) to acquire part of the current seller share of the trust property from the seller and/or (3) to refinance the existing debts of Funding 1, including the refinancing of any intercompany loan or intercompany loans and/or (4) to apply a portion thereof to further fund the general reserve fund;

     * each of the rating agencies confirms in writing to the security trustee that there will not, as a result of the new issuer issuing any new notes, be any adverse effect on the ratings of the current notes at that time by the rating agencies then rating the notes;

     * no intercompany loan event of default under any intercompany loan agreement is continuing or unwaived on the date when the advance is drawn; and

     * no principal deficiency is recorded on the principal deficiency ledger.

     Each new intercompany loan agreement will be on substantially the same terms as the issuer intercompany loan agreement, except as to the amount advanced, the rating of the new notes to which the new term advances correspond (the designated "NEW TERM ADVANCE RATINGS"), the interest rates applicable to the new term advances, the date that the new term advances are drawn and the terms for repayment.

     Subject to the rules regarding the application of principal receipts by Funding 1 (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE"), Funding 1 shall pay interest and repay principal which is due and payable on the term advances to the issuer, each previous issuer and each new issuer in an order of priority which will depend on the ratings of each term advance. Each term AAA advance due and payable will rank equally and proportionately, except that principal will be paid to each earliest maturing term AAA advance ahead of other term AAA advances. Payments on the term AAA advances will rank ahead of payments of interest and principal due and payable to the issuer, any previous issuer and any new issuer on the term AA advances, the term A advances and the term BBB advances. Similarly, each term AA advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term A advances and the term BBB advances. Also, each term A advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term BBB advances. Investors should note that amounts due and payable on the previous term advances and any new term advances may be paid to the previous issuer and to any new issuer ahead of payments due and payable on the issuer term advances.

FUNDING 1'S BANK ACCOUNTS

     Funding 1 maintains two bank accounts in England in its name with Bank of Scotland. These are:

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

     (1) the Funding 1 GIC account: the reserve funds are credited to this account and on each distribution date Funding 1's share of the mortgages trust available revenue receipts, any distribution of principal receipts to Funding 1 under the mortgages trust and any balance remaining in the cash accumulation ledger are initially deposited in this account. On each Funding 1 interest payment date, amounts required to meet Funding 1's obligations to its various creditors are transferred to the Funding 1 transaction account; and

     (2) the Funding 1 transaction account: on each Funding 1 interest payment date, monies standing to the credit of the Funding 1 GIC account are, with the consent of the security trustee, transferred to the Funding 1 transaction account and applied by the cash manager in accordance with the relevant order for priority of payments. Amounts representing Funding 1's profits are retained in the Funding 1 transaction account.

     If Funding 1 makes a Funding 1 stand-by drawing under the Funding 1 liquidity facility, then Funding 1 shall open a new account in its name, subject to the terms of the Funding 1 liquidity facility agreement, called the "FUNDING 1 LIQUIDITY FACILITY STAND-BY ACCOUNT" into which the Funding 1 stand-by drawing will be deposited. See "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY".

GOVERNING LAW

     The issuer intercompany loan agreement will be governed by English law.

                      SECURITY FOR FUNDING 1'S OBLIGATIONS

     Funding 1 has granted security for its obligations under each previous intercompany loan agreement (and the other transaction documents to which it is a party) by entering into the Funding 1 deed of charge and the first deed of accession with the security trustee, the cash manager, the account bank, the seller, the corporate services provider, each previous issuer, the Funding 1 swap provider, the Funding 1 GIC provider, the Funding 1 liquidity facility provider and each previous start-up loan provider. Together with the fifth start-up loan provider and the other secured creditors, we will enter into the fourth deed of accession to the Funding 1 deed of charge which means that we will share in the security granted by Funding 1 under the Funding 1 deed of charge. If Funding 1 enters into new intercompany loan agreements with new issuers, then the new issuers (together with any new start-up loan providers and any new Funding 1 swap provider) will enter into deeds of accession in relation to the Funding 1 deed of charge. This means that they will also share in the security granted by Funding 1 under the Funding 1 deed of charge with the existing Funding 1 secured creditors.

     The Funding 1 deed of charge has seven primary functions:

     *    it sets out the covenants of Funding 1;

     * it creates security interests in favour of the security trustee which the security trustee then holds on trust for each of the Funding 1 secured creditors;

     * it sets out the order in which the cash manager applies money received by Funding 1 prior to enforcement of the security;

     * it sets out the enforcement procedures relating to a default by Funding 1 on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

     * it sets out the order in which the security trustee applies money received by Funding 1 after the service of an intercompany loan acceleration notice on Funding 1;

     * it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities; and

     * it sets out how new creditors of Funding 1 can accede to the terms of the Funding 1 deed of charge.

     In addition Funding 1 will, on the closing date, grant additional fixed and floating security in favour of the security trustee for and on behalf of the Funding 1 secured creditors, to secure the same obligations as under the Funding 1 deed of charge (the "ADDITIONAL FUNDING 1 SECURITY"). The additional security will be granted under the second supplemental Funding 1 deed of charge which will be supplemental to the Funding 1 deed of charge. The second supplemental Funding 1 deed of charge will contain certain Scots law provisions and be principally governed by English law. It will be enforceable in the same circumstances as the Funding 1 deed of charge and the proceeds of enforcement of the second supplemental Funding 1 deed of charge (if any) will be applied in the order set out in the Funding 1 deed of charge.

     The following section contains a summary of the material terms of the Funding 1 deed of charge. The summary does not purport to be complete and is subject to the provisions of the Funding 1 deed of charge, a form of which (together with the second supplemental Funding 1 deed of charge) has been filed as an exhibit to the registration statement of which this prospectus is a part.

COVENANTS OF FUNDING 1

     The Funding 1 deed of charge contains covenants made by Funding 1 in favour of the security trustee on trust for the benefit of itself, any receiver of Funding 1 and the Funding 1 secured creditors. The main covenants are that Funding 1 will pay all amounts due to each of the Funding 1 secured creditors as they become due (subject to the limited recourse provisions of each intercompany loan) and that it will comply with its other obligations under the transaction documents.

FUNDING 1 SECURITY

     Under the Funding 1 deed of charge, Funding 1 has created the following security interests in favour of the security trustee for and on behalf of the secured creditors (also known as, except where the context requires otherwise, the "INITIAL FUNDING 1 SECURITY" and together with the additional Funding 1 security, the "FUNDING 1 SECURITY") in respect of all the intercompany loans outstanding at any one time and Funding 1's obligations under the transaction documents to which it is a party:

     * an assignment (which may take effect as a floating charge) of the Funding 1 share of the trust property;

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

     * an assignment of all of its right, benefit and interest in the transaction documents to which Funding 1 is a party from time to time;

     * a first ranking fixed charge (which may take effect as a floating charge) over all of the right, title, interest and benefit of Funding 1 in the Funding 1 GIC account, the Funding 1 transaction account and the Funding 1 liquidity facility stand-by account, all amounts standing to the credit of those accounts from time to time and all authorised investments purchased from those accounts including all monies and income payable under them; and

     * a first floating charge over all of the property, assets and undertaking of Funding 1 not otherwise secured by any fixed security interest detailed above.

NATURE OF SECURITY - FIXED CHARGE

     Funding 1 may not deal with those of its assets which are subject to a fixed charge without the prior written consent of the security trustee. Accordingly, Funding 1 is not permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges and assignments described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

     Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing Funding 1 to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding 1's business. Any of Funding 1's assets acquired after the initial closing date (including assets acquired as a result of the disposition of any other asset of Funding 1), which are not subject to the fixed charges mentioned in this section will also be subject to the floating charge.

     The Funding 1 deed of charge was created prior to 15th September, 2003 (the "RELEVANT DATE"). Accordingly, the prohibition in section 72A of the Insolvency Act on the appointment of an administrative receiver under floating charges created after that date will not apply to any appointment made pursuant to the Funding 1 deed of charge. The prohibition will apply, however, in relation to the second supplemental Funding 1 deed of charge. In this respect, Funding 1 secured creditors can rely on the security trustee's ability to appoint an administrative receiver of Funding 1 under the Funding 1 deed of charge as set out below.

     The existence of the floating charge allows the security trustee to appoint an administrative receiver of Funding 1 and thereby prevent the appointment of an administrator or receiver of Funding 1 by one of Funding 1's other creditors. This ensures that in the event that enforcement proceedings are commenced in respect of amounts due and owing by Funding 1, the security trustee will always be able to control those proceedings in the best interests of the Funding 1 secured creditors.

     The interest of the Funding 1 secured creditors in property and assets over which there is a floating charge only will rank behind the expenses of any liquidation or any administration, and the claims of certain preferential creditors on enforcement of the Funding 1 security. This means that the expenses of any liquidation or any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the issuer under the issuer intercompany loan agreement. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to the debts due to the holder of a floating charge). For a description of the nature of floating charges created after the relevant date, in particular the ranking of creditors see - SECURITY FOR THE ISSUER'S OBLIGATIONS - NATURE
OF SECURITY - FLOATING CHARGE".

     The floating charge created by the Funding 1 deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by Funding 1 at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding 1 deed of charge, including, among other events, notice to Funding 1 from the security trustee following an intercompany loan event of default except in relation to Funding 1's Scottish assets where crystallisation will occur on the appointment of an administrative receiver or on the commencement of the winding-up of Funding 1. A crystallised floating charge will rank ahead of the claims of unsecured creditors but will continue to rank behind the expenses of any liquidation or any administration and the claims of preferential creditors (as referred to in this section) on enforcement of the Funding 1 security.

FUNDING 1 PRE-ENFORCEMENT PRIORITY OF PAYMENTS

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     The Funding 1 deed of charge sets out the order of priority of distribution by the cash manager, as at the closing date and prior to the service of an intercompany loan acceleration notice on Funding 1, of amounts standing to the credit of the Funding 1 transaction account on each Funding 1 interest payment date. This order of priority is described in "CASHFLOWS - DISTRIBUTION OF
FUNDING 1 AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

     As new issuers are established to issue new notes and accordingly to make new term advances to Funding 1, those new issuers (together with any new start-up loan providers and any new Funding 1 swap providers) will enter into deeds of accession in relation to the Funding 1 deed of charge which will amend the Funding 1 pre-enforcement revenue priority of payments, the Funding 1 pre-enforcement principal priority of payments (including those priorities of payments applying if a trigger event occurs or if a note acceleration notice is served on one or more of the issuers), and the Funding 1 post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider and any new Funding 1 swap provider. The ranking of those new amounts due will be as follows:

     * subject to the rules regarding the application of principal receipts by Funding 1 (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE"), all amounts due and payable to the issuer, the previous issuer and any new issuer will be paid, subject to their relevant repayment dates, in descending order of the respective ratings of their term advances so the term advance with the highest term advance rating will be paid first and the term advance with the lowest term advance rating will be paid last;

     * all Funding 1 swap providers will rank in no order of priority between themselves but in proportion to the respective amounts due to them; and

     * all start-up loan providers will rank in no order of priority between themselves but in proportion to the respective amounts due to them.

ENFORCEMENT

     The Funding 1 deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by Funding 1 so that the security trustee can protect the interests of each of the Funding 1 secured creditors.

     The Funding 1 deed of charge requires the security trustee to consider the interests of each of the Funding 1 secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the issuer, the previous issuers and any new issuers and the interests of any other Funding 1 secured creditors, to consider only, unless stated otherwise, the interests of the issuer, the previous issuers and any new issuers.

     As among the issuer, the previous issuers and any new issuers, the security trustee will exercise its rights under the Funding 1 deed of charge only in accordance with the directions of the issuer, the previous issuers and/or the new issuer(s) with the highest-ranking term advance ratings. If the issuer, the previous issuers and/or any new issuers with term advances of equal ratings give conflicting directions, then the security trustee will act in accordance with the directions of the issuer, any previous issuer or new issuer (or two or more of them if in agreement) whose aggregate principal amount outstanding of its/their highest-ranking term advances is the greatest. In all cases, the security trustee will only act if it is indemnified and/or secured to its satisfaction.

     The Funding 1 security will become enforceable upon the service of an intercompany loan acceleration notice under any intercompany loan, provided that, if the Funding 1 security has become enforceable otherwise than by reason of a default in payment of any amount due on any of the term advances, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding 1 security unless either:

     * a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the term AAA advances - including the term AAA advances made under the issuer intercompany loan, each previous intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on); or

     * the security trustee is of the sole opinion that the cashflow expected to be received by Funding 1 will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding 1, to discharge in full over time all

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          amounts owing in respect of the term AAA advances, including the term
          AAA advances made under the issuer intercompany loan, the previous intercompany loans and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on).

     Each of the Funding 1 secured creditors have agreed under the Funding 1 deed of charge that they will not take steps directly against Funding 1 for any amounts owing to them, unless the security trustee has become bound to enforce the Funding 1 security but has failed to do so within 30 days of becoming so bound.

FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS

     The Funding 1 deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of an intercompany loan acceleration notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING 1 PRINCIPAL RECEIPTS AND FUNDING 1 REVENUE RECEIPTS FOLLOWING THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

     Any deeds of accession will amend the Funding 1 post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider and any new Funding 1 swap provider or any other relevant creditor that has acceded to the terms of the Funding 1 deed of charge. The prior consent of noteholders and other secured creditors of Funding 1 and the issuer will not be obtained in relation to the accession of a new issuer or other relevant creditor to the Funding 1 deed of charge. The Funding 1 deed of charge will direct the security trustee to execute any deed of accession for and on behalf of the Funding 1 secured creditors, provided that the conditions precedent to the creation of a new intercompany loan have been satisfied.

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the Funding 1 secured creditors on the terms and conditions of the Funding 1 deed of charge. It holds the benefit of the security created by the Funding 1 deed of charge on trust for each of the Funding 1 secured creditors in accordance with the terms and conditions of the Funding 1 deed of charge.

     The security trustee may, without the consent or sanction of Funding 1's secured creditors, concur with any person in making or sanctioning any modifications to the transaction documents:

     * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion acting reasonably that such modification will not be materially prejudicial to the interests of the secured creditors or, if it is not of that opinion in relation to any secured creditor, such secured creditor has given its consent to such modification; or

     * which in the opinion of the security trustee is made to correct a manifest error or an error established as such to the satisfaction of the security trustee or is of a formal, minor or technical nature.

     The security trustee will be entitled to assume that the exercise of its discretions will not be materially prejudicial to the interests of the noteholders if each of the rating agencies has confirmed that the then current rating by it of the current notes would not be adversely affected by such exercise.

     In addition, the security trustee will give its consent to any modifications to the mortgage sale agreement, the servicing agreement, the cash management agreement, the Funding 1 deed of charge, the Funding 1 liquidity facility agreement, the Funding 1 swap agreement, the intercompany loan terms and conditions, the bank account agreement and the master definitions and construction agreement, that are requested by Funding 1 or the cash manager, provided that Funding 1 or the cash manager certifies to the security trustee that such modifications are required in order to accommodate:

     (i) the entry by Funding 1 into new intercompany loan agreements, and/or the issue of new types of notes by new issuers and/or the addition of other relevant creditors to the transaction;

     (ii)  the inclusion of Funding 2 as a beneficiary of the mortgages trust;

     (iii) the issue of new notes by Funding 2;

     (iv)  the sale of new types of loans or mortgages to the mortgages trustee;

     (v) changes to be made to the general reserve fund required amount, the liquidity reserve fund required amount and/or the manner in which the reserve funds are funded;

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     (vi)  changes to be made to the definitions of asset trigger event and non-asset trigger event; and

     (vii) the addition of an additional Funding 1 liquidity facility in the circumstances described in "CREDIT STRUCTURE - ADDITIONAL FUNDING 1 LIQUIDITY FACILITY",

     and provided further that:

     * in respect of the matters listed in paragraphs (i) to (iv), the relevant conditions precedent to, as applicable, the addition of new issuers, the inclusion of Funding 2 as a beneficiary of the mortgages trust or the sale of new loans to the mortgages trustee, have been satisfied; and

     * in respect of the matters listed in paragraphs (i) to (vii) the security trustee has received written confirmation from each of the rating agencies then rating the current notes that the relevant modifications will not adversely affect the then current ratings of the notes.

     The actual consent of the Funding 1 liquidity facility provider, the Funding 1 swap provider and the issuer swap providers will be required in order to make the changes described above (subject to the terms of the issuer transaction documents).

SECURITY TRUSTEE'S FEES AND EXPENSES

     Funding 1 shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and Funding 1. Funding 1 has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

     *    the transaction documents; or

     *    the security trustee's engagement as security trustee,

which it or any of its officers, employees or advisers may suffer as a result of Funding 1 failing to perform any of its obligations.

     Funding 1 will not be responsible under the Funding 1 deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence or wilful default by the security trustee or any of its officers, employees or advisers.

RETIREMENT AND REMOVAL

     Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding 1. In order to be eligible to act as security trustee, such successor security trustee must agree to be bound by the terms of the Funding 1 deed of charge and must meet the applicable eligibility requirements under the Funding 1 deed of charge, including the requirement that it satisfies the minimum capitalization and other applicable conditions in regards to trustee eligibility set forth in the United States Investment Company Act of 1940, as amended. If within 60 days of having given notice of its intention to retire, Funding 1 has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the Funding 1 deed of charge, and further provided that such rating agencies confirm that the current ratings of the notes shall not be either downgraded, reviewed or withdrawn as a result of such appointment).

     Funding 1 may remove the security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each of the Funding 1 secured creditors to the removal.

     In addition, the security trustee may, subject to conditions specified in the Funding 1 deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE FUNDING 1 DEED OF CHARGE

     The Funding 1 deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     * the security trustee will, if reasonably practicable, give prior written notification to the seller, the cash manager and each Funding 1 secured creditor of the security trustee's intention to enforce the Funding 1 security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the Funding 1 security);

     * the security trustee is not responsible for the adequacy or enforceability of the Funding 1 deed of charge or the security interests created thereby or any other transaction document;

     * the security trustee is not required to exercise its powers under the Funding 1 deed of charge without being directed to do so by the issuer or the other Funding 1 secured creditors;

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     *    the security trustee may rely (without investigation or further inquiry) on documents provided by the mortgages trustee, Funding 1 and the cash manager, the ratings agencies and the advice of consultants and advisers and shall not be liable for any loss or damage arising as a result of such reference;

     * the security trustee is not required to monitor whether an intercompany loan event of default under any intercompany loan has occurred or compliance by Funding 1 with the transaction documents;

     * the security trustee will be taken not to have knowledge of the occurrence of an intercompany loan event of default under any intercompany loan unless the security trustee has received written notice from a Funding 1 secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

     * the security trustee has no duties or responsibilities except those expressly set out in the Funding 1 deed of charge or the transaction documents;

     * any action taken by the security trustee under the Funding 1 deed of charge or any transaction document binds all of the Funding 1 secured creditors;

     * each Funding 1 secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of Funding 1 and whether or not to request that the security trustee take any particular course of action under any transaction document;

     * the security trustee and its affiliates may engage in any kind of business with Funding 1 or any of the Funding 1 secured creditors as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding 1 secured creditors;

     * the security trustee has no liability under or in connection with the Funding 1 deed of charge or any other transaction document, whether to a Funding 1 secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Funding 1 deed of charge out of the property held by it on trust under the Funding 1 deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence or wilful misconduct or breach of the terms of the Funding 1 deed of charge; and

     * the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

     The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the issuer notes or the payment of principal or interest on the issuer notes.

GOVERNING LAW

     The Funding 1 deed of charge is governed by English law. The second supplemental Funding 1 deed of charge will be governed by English law.

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                      SECURITY FOR THE ISSUER'S OBLIGATIONS

     The issuer will provide security for its obligations by entering into the issuer deed of charge with the issuer secured creditors, who are the security trustee, the issuer noteholders, the note trustee, the paying agents, the registrar, the transfer agent, the agent bank, the issuer swap providers, the corporate services provider under the issuer corporate services agreement, the issuer cash manager and the issuer account bank.

     The issuer deed of charge has five primary functions:

     *    it sets out covenants of the issuer;

     * it creates security interests in favour of the security trustee which the security trustee then holds on trust for each of the issuer secured creditors;

     * it sets out the enforcement procedures relating to a default by the issuer of its covenants under the transaction documents (including the appointment of a receiver);

     * it sets out the order in which the security trustee applies monies standing to the credit of the issuer transaction account both prior to and following the service of a note acceleration notice on the issuer; and

     * it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities.

     The following section contains a summary of the material terms of the issuer deed of charge. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

COVENANTS OF THE ISSUER

     The issuer deed of charge contains covenants made by the issuer in favour of the security trustee on trust for the benefit of itself, any receiver of the issuer and the issuer secured creditors. The main covenants are that the issuer will pay all amounts due to each of the issuer secured creditors as they become due and that it will comply with its other obligations under the issuer transaction documents.

ISSUER SECURITY

     Under the issuer deed of charge, the issuer creates the following security interests in favour of the security trustee for and on behalf of the secured creditors in respect of its obligations:

     * an assignment of all of the issuer's right, benefit and interest under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding 1 deed of charge, the issuer swap agreements, the issuer swap guarantees, the issuer paying agent and agent bank agreement, the issuer underwriting agreement, the issuer subscription agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

     * a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit present and future in the issuer's bank account and any amounts deposited in them from time to time;

     * a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit in all authorised investments made by or on behalf of the issuer, including all monies and income payable under them; and

     * a first floating charge over all of the issuer's property, assets and undertaking not already secured under the security interests described above (including all of the issuer's property, assets and undertaking situated in Scotland or governed by Scots law).

NATURE OF SECURITY - FIXED CHARGE

     The issuer may not deal with those of its assets which are subject to a fixed charge without the prior written consent of the security trustee. Accordingly, the issuer will not be permitted to deal in its ordinary course of business with the assets which are expressed to be subject to a fixed charge. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges and assignments described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

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     Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing the issuer to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuer's business. Any assets acquired by the issuer after the closing date (including assets acquired as a result of the disposition of any other assets of the issuer) which are not subject to fixed charges described in the preceding section (including all of the issuer's Scottish assets) will also be subject to the floating charge.

     The existence of the floating charge allows the security trustee to appoint an administrative receiver of the issuer and thereby prevent the appointment of an administrator or receiver of the issuer by one of the issuer's other creditors. We expect that an appointment of an administrative receiver by the security trustee under the issuer deed of charge will not be prohibited by
Section 72A of the Insolvency Act as the appointment will fall within the exception set out under Section 72B of the Insolvency Act (First Exception:
Capital Markets). Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by the issuer, the security trustee will always be able to control those proceedings in the best interest of the issuer secured creditors. However, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the appointment of administrative receivers.

     The interest of the issuer secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or administration and the claims of certain preferential creditors on enforcement of the issuer security. Section 250 of the Enterprise Act abolishes Crown Preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of GBP600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

     The floating charge created by the issuer deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by the issuer at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the issuer deed of charge, including, among other events, notice to the issuer from the security trustee following an event of default under the issuer notes except in relation to the issuer's Scottish assets where crystallisation will occur on the appointment of an administrative receiver or on the commencement of the winding-up of the issuer. A crystallised floating charge will rank ahead of the claims of unsecured creditors which are in excess of the prescribed part but will rank behind the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part on enforcement of the issuer security.

ENFORCEMENT

     The issuer deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by the issuer so that the security trustee can protect the interests of each of the issuer secured creditors.

     The issuer deed of charge requires the security trustee to consider the interests of each of the issuer secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the noteholders and the interests of any other issuer secured creditor, to consider only, unless stated otherwise, the interests of the noteholders. As among noteholders, the security trustee will exercise its rights under the issuer deed of charge only in accordance with the directions of the class of noteholders with the highest-ranking issuer notes. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or a conflict between the interests of class B noteholders of one series and the class B noteholders of another series, or a conflict between the interests of class M noteholders of one series and the class M noteholders of another series or a conflict between the interests of the class C noteholders of one series and the class C noteholders of another series then a resolution directing the security trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes or, as applicable, each series of the class B issuer notes, each series of the class M issuer notes or each series of the class C issuer notes. In all such cases, the security trustee will only act if it is indemnified and/or secured to its satisfaction.

     The issuer security will become enforceable at any time following the service of an issuer note acceleration notice on the issuer or if there are no issuer notes outstanding, following a default in payment of

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any other secured obligation of the issuer, provided that, if the issuer security has become enforceable otherwise than by reason of a default in payment of any amount due on the issuer notes, the security trustee will not be entitled to dispose of all or part of the assets comprised in the issuer security unless either:

     * a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class M issuer notes, or, if the class M issuer notes have been fully repaid, the class C issuer notes; or

     * the security trustee is of the sole opinion that the cashflow expected to be received by the issuer will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer, to discharge in full over time all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class M issuer notes, or, if the class M issuer notes have been fully repaid, the class C issuer notes.

     Each of the issuer secured creditors (other than the noteholders, the note trustee acting on behalf of the noteholders and the security trustee) will agree under the issuer deed of charge that they will not take steps directly against the issuer for any amounts owing to them, unless the security trustee has become bound to enforce the issuer security but has failed to do so within 30 business days of becoming so bound.

ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS

     The issuer deed of charge sets out the order of priority of distribution by the security trustee, following service of an issuer note acceleration notice, of amounts received or recovered by the security trustee (or a receiver appointed on its behalf). There are two separate payment orders of priority depending on whether the Funding 1 security has also been enforced. These orders of priority are described in "CASHFLOWS".

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the issuer secured creditors on the terms and conditions of the issuer deed of charge. It holds the benefit of the security created by the issuer deed of charge on trust for each of the issuer secured creditors in accordance with the terms and conditions of the issuer deed of charge.

     The security trustee may, without the consent or sanction of the issuer secured creditors, concur with any person in making or sanctioning any modifications to the transaction documents:

     * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion that such modification will not be materially prejudicial to the interests of the secured creditors or, if it is not of that opinion in relation to any secured creditor, such secured creditor has given its written consent to such modification; or

     * which in the opinion of the security trustee is made to correct a manifest error or an error established as such to the satisfaction of the security trustee or is of a formal, minor or technical nature.

     The security trustee will be entitled to assume that the exercise of its rights, powers, duties and discretions will not be materially prejudicial to the interests of the noteholders if each of the rating agencies has confirmed that the then current rating by it of the notes would not be adversely affected by such exercise.

     In addition, the security trustee will give its consent to any modifications to the mortgage sale agreement, the servicing agreement, the cash management agreement, the Funding 1 deed of charge, the Funding 1 liquidity facility agreement, the Funding 1 swap agreement, the intercompany loan terms and conditions, the bank account agreement and the master definitions and construction schedule, that are requested by Funding 1 or the cash manager, provided that Funding 1 or the cash manager certifies to the security trustee in writing that such modifications are required in order to accommodate:

     (i) the entry by Funding 1 into new intercompany loan agreements and/or the addition of other relevant creditors to the transaction documents;

     (ii)   the issue of new types of notes by new issuers;

     (iii)  the inclusion of Funding 2 as a beneficiary of the mortgages trust;

     (iv)   the issue of new notes by Funding 2;

     (v) the sale of new types of loans or mortgages to the mortgages trustee;

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     (vi)   changes to be made to the general reserve fund required amount, the liquidity reserve fund required amount and/or the manner in which the reserve funds are funded;

     (vii) changes to be made to the definitions of asset trigger event and non-asset trigger event; and

     (viii) the addition of an additional Funding 1 liquidity facility in the circumstances described in "CREDIT STRUCTURE - ADDITIONAL FUNDING 1 LIQUIDITY FACILITY",

     and provided further that:

     * in respect of the matters listed in paragraphs (i) to (v), the relevant conditions precedent to, as applicable, the addition of new issuers, the inclusion of Funding 2 as a beneficiary of the mortgages trust or the sale of new loans to the mortgages trustee, have been satisfied; and

     * in respect of the matters listed in paragraphs (i) to (viii), the security trustee has received written confirmation from each of the rating agencies then rating the notes that the relevant modifications will not adversely affect the then current ratings of the current notes.

     The actual consent of the Funding 1 liquidity facility provider, the Funding 1 swap provider and the issuer swap providers will be required in order to make the changes described above (subject to the terms of the issuer transaction documents).

SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer will reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and the issuer. The issuer has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

     *    the issuer transaction documents; or

     *    the security trustee's engagement as security trustee,

which it or any of its officers, employees or advisers may suffer as a result of the issuer failing to perform any of its obligations.

     The issuer will not be responsible under the issuer deed of charge for any liabilities, losses, damages, costs or expenses resulting from the fraud, negligence or wilful default on the part of the security trustee or any of its officers, employees and advisers or breach by them of the terms of the issuer deed of charge.

RETIREMENT AND REMOVAL

     Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to the issuer. In order to be eligible to act as security trustee, such successor security trustee must agree to be bound by the terms of the issuer deed of charge and must meet the applicable eligibility requirements under the issuer deed of charge, including the requirement that it satisfies the minimum capitalization and other applicable conditions in regards to trustee eligibility set forth in the United States Investment Company Act of 1940, as amended. If within 60 days of having given notice of its intention to retire, the issuer has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the issuer deed of charge, and further provided that rating agencies confirm that the current ratings of the notes shall not be either downgraded, reviewed or withdrawn as a result of such appointment).

     The issuer may remove the security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the issuer secured creditors to the removal.

     In addition, the security trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE ISSUER DEED OF CHARGE

     The issuer deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liability. These include the following:

     * the security trustee will, if reasonably practicable, give prior written notification to the seller of the security trustee's intention to enforce the issuer security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the issuer security);

     * the security trustee is not responsible for the adequacy or enforceability of the issuer deed of charge or the security interests created thereby or any other issuer transaction document;

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     *    the security trustee is not required to exercise its powers under the issuer deed of charge without being directed or requested to do so by an extraordinary resolution of the noteholders or in writing by the holders of at least 25 per cent. of the aggregate principal amount outstanding of the issuer notes then outstanding or by any other issuer secured creditor (and then only to the extent that it is indemnified and/or secured to its satisfaction) provided that:

          (i) the security trustee will not act at the direction or request of the class B noteholders unless either so to do would not, in its sole opinion, be materially prejudicial to the interests of the class A noteholders or the action is sanctioned by an extraordinary resolution of the class A noteholders;

          (ii) the security trustee will not act at the direction or request of the class M noteholders unless either so to do would not, in its sole opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be;

          (iii) the security trustee will not act at the direction or request of the class C noteholders unless either so to do would not, in its sole opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders and/or the class M noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders and/or the class M noteholders, as the case may be; and

          (iv) the security trustee will not act at the direction or request of any other issuer secured creditor unless so to do would not, in its sole opinion, be materially prejudicial to the interests of the noteholders or the action is sanctioned by extraordinary resolutions of the noteholders and each of the other relevant secured creditors that ranks ahead of that issuer secured creditor (in the issuer post-enforcement priority of payments) also consents to that action;

     * the security trustee may rely (without investigation or further inquiry) on documents provided by the issuer, the issuer cash manager, the issuer swap providers, the agent bank, the paying agents, the registrar, the transfer agent, the issuer account bank, the corporate services provider, the rating agencies and the advice of consultants and advisers and shall not be liable for any loss or damage arising as a result of such reliance;

     * the security trustee is not required to monitor whether an issuer note event of default has occurred or compliance by the issuer with the issuer transaction documents;

     * the security trustee will be taken not to have knowledge of the occurrence of an issuer note event of default unless the security trustee has received written notice from an issuer secured creditor stating that an issuer note event of default has occurred and describing that issuer note event of default;

     * the security trustee may rely (without investigation or further inquiry) on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the issuer trust deed and shall not be liable for any loss or damage arising as a result of such reliance;

     * the security trustee has no duties or responsibilities except those expressly set out in the issuer deed of charge or the issuer transaction documents;

     * any action taken by the security trustee under the issuer deed of charge or any of the issuer transaction documents binds all of the issuer secured creditors;

     * each issuer secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of the issuer and whether or not to request that the security trustee take any particular course of action under any issuer transaction document;

     * the security trustee in a capacity other than as security trustee can exercise its rights and powers as such as if it were not acting as the security trustee;

     * the security trustee and its affiliates may engage in any kind of business with the issuer or any of the issuer secured creditors as if it were not the security trustee and may receive consideration for services in connection with any issuer transaction document or otherwise without having to account to the issuer secured creditors;

     * the security trustee has no liability under or in connection with the issuer deed of charge or any other issuer transaction document, whether to an issuer secured creditor or otherwise, (1) other than to the extent to which the liability is able to be satisfied in accordance with the issuer deed of charge out of the property held by it on trust under the issuer deed of charge and (2) it is actually

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          indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence, wilful misconduct or breach of the terms of the issuer deed of charge; and

     * the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

     The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the success of the issuer notes or the payment of principal or interest on the issuer notes.

TRUST INDENTURE ACT PREVAILS

     The issuer deed of charge contains a provision that, if any other provision of the issuer deed of charge limits, qualifies or conflicts with another provision which is required to be included in the issuer deed of charge by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

GOVERNING LAW

     The issuer deed of charge will be governed by English law.

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                                    CASHFLOWS

DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS

DEFINITION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS

     "FUNDING 1 AVAILABLE REVENUE RECEIPTS" for each Funding 1 interest payment date will be calculated by the cash manager on the day falling four business days prior to such Funding 1 interest payment date and will be an amount equal to the sum of:

     * all mortgages trust available revenue receipts distributed or to be distributed to Funding 1 during the then current interest period;

     * any amounts paid or to be paid by the seller to Funding 1 during the then current interest period in consideration of the seller acquiring a further interest in the trust property (see "THE MORTGAGES TRUST - ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST");

     * other net income of Funding 1 including all amounts of interest received on the Funding 1 GIC account, the Funding 1 transaction account and/or authorised investments (as defined in the glossary) and amounts received by Funding 1 under the Funding 1 swap agreement (other than any early termination amount received by Funding 1 under the Funding 1 swap agreement), in each case to be received during the then current interest period;

     *    the amounts then standing to the credit of the general reserve ledger;

     * if a liquidity reserve fund rating event has occurred and is continuing, and there are no amounts standing to the credit of the general reserve ledger, the amounts then standing to the credit of the liquidity reserve ledger and available to be drawn, to the extent necessary to pay the items in paragraphs (A) to (F), (H), (J) and (L) in the Funding 1 pre-enforcement revenue priority of payments; and

     * if a liquidity reserve fund rating event has occurred but is no longer continuing due to an increase in the seller's rating since the preceding Funding 1 interest payment date, and Funding 1 elects to terminate the liquidity reserve fund, all amounts standing to the credit of the liquidity reserve ledger;

     less:

     * any payment made by the seller to Funding 1 on such Funding 1 interest payment date as described in "THE MORTGAGES TRUST - PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN" and

     * any proceeds of a new intercompany loan received by Funding 1 during the then current interest period as described in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - NEW INTERCOMPANY LOAN AGREEMENTS".

     Four business days prior to each Funding 1 interest payment date, the cash manager will calculate whether Funding 1 available revenue receipts (as calculated above) will be sufficient to pay items (A) to (F), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments.

     If the cash manager determines that there is an insufficiency, then Funding 1 shall pay or provide for that insufficiency by applying amounts then standing to the credit of (a) first, the Funding 1 principal ledger, if any, and (b) second, any amounts standing to the credit of the cash accumulation ledger after deducting the amounts standing to the credit of the Funding 1 principal ledger (if any) from such ledger, and the cash manager shall make a corresponding entry in the relevant principal deficiency ledger, as described in "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER". Funding 1 principal receipts thus applied may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance. If there are no (or insufficient) amounts standing to the credit of the Funding 1 principal ledger and the cash accumulation ledger to cure such insufficiency (referred to as an uncured Funding 1 revenue shortfall), then the cash manager will direct Funding 1 to request a drawing under the Funding 1 liquidity facility to apply towards the revenue shortfall in accordance with the Funding 1 pre-enforcement revenue priority of payments. See "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY" AND "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND".

     If the cash manager determines that there is an excess of Funding 1 available revenue receipts over the amount required to pay the specified items in the Funding 1 pre-enforcement revenue priority of payments, then Funding 1 shall apply such excess to extinguish any balance on the principal deficiency ledger, as described in "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

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DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF AN
INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

     This section sets out the order of priority of payments of Funding 1 available revenue receipts as at the closing date. If Funding 1 enters into new intercompany loan agreements, then this order of priority will change - see "SECURITY FOR FUNDING 1'S OBLIGATIONS".

     Except for amounts due to third parties by the issuer and/or the previous issuers and/ or Funding 1 under item (A) or amounts due to the account bank and/or the issuer account bank and/or account banks for the previous issuers, which shall be paid when due, on each Funding 1 interest payment date prior to the service of an intercompany loan acceleration notice on Funding 1, the cash manager will apply (i) the Funding 1 available revenue receipts for such date
(ii) if Funding 1 available revenue receipts for such date are insufficient to pay items (A) to (F), (H), (J) and (L) below, amounts standing to the credit of the Funding 1 principal ledger and the cash accumulation ledger (in the manner described above) and (iii) if there is an uncured Funding 1 revenue shortfall on such date, drawings under the Funding 1 liquidity facility agreement to the extent necessary to pay the items listed below in paragraphs (A) to (F), (H),
(J) and (L), in the following order of priority (the "FUNDING 1 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          * the security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the security trustee under the Funding 1 deed of charge;

          * in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to (1) the issuer in respect of the issuer's obligations specified in items (A) to (C) inclusive of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) and (B) of the issuer post-enforcement priority of payments, as described in "- DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER" and "- DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER AND THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1" and (2) the previous issuers in respect of the previous issuers' similar obligations under their respective priorities of payments; and

          * any third party creditors of Funding 1 (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding 1 of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following interest period by Funding 1 and to pay or discharge any liability of Funding 1 for corporation tax on any chargeable income or gain of Funding 1;

     (B) then, to pay amounts due to the Funding 1 liquidity facility provider under the Funding 1 liquidity facility agreement (except for amounts drawn thereunder to repay principal due on the bullet term advances and any "FUNDING 1 LIQUIDITY SUBORDINATED AMOUNTS", which are:

          * any withholding taxes and increased costs on the provision of the Funding 1 liquidity facility; and

          * any additional costs incurred by the Funding 1 liquidity facility provider to comply with the requirements of the Bank of England, the Financial Services Authority, the European Central Bank and/or changes to the capital adequacy rules applicable to the Funding 1 liquidity facility provider and Funding 1);

     (C) then, towards payment of amounts due and payable to the cash manager under the cash management agreement (together with any amount in respect of VAT on those amounts);

     (D) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable to the account bank under the terms of the bank account agreement and to the corporate services provider under the Funding 1 corporate services agreement;

     (E) then, towards payment of all amounts (if any) due and payable to the Funding 1 swap provider under the Funding 1 swap agreement (including termination payments but excluding any Funding 1 swap excluded termination amount (as defined later in this section);

     (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term AAA advances;

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     (G)  then, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

     (H) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term AA advances;

     (I) then, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

     (J) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term A advances;

     (K) then, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

     (L) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the term BBB advances;

     (M) then, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

     (N) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of any amounts due to the issuer and any previous issuer in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any current swap excluded termination amount);

     (O) then, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount, taking into account any net replenishment of the general reserve fund on that Funding 1 interest payment date from Funding 1 available principal receipts (see item (B) of the relevant Funding 1 pre-enforcement principal priority of payments);

     (P) then, if a liquidity reserve fund rating event has occurred and is continuing, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount, taking into account any net replenishment of the liquidity reserve fund on that Funding 1 interest payment date from Funding 1 available principal receipts (see item (C) of the relevant Funding 1 pre-enforcement principal priority of payments);

     (Q) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due (without double counting) to:

          * the issuer and/or any previous issuer, as the case may be, in respect of their respective obligations (if any) to pay any current swap excluded termination amount;

          * any other amounts due to the issuer under the issuer intercompany loan agreement and/or to any previous issuers under any previous intercompany loan agreements, and not otherwise provided for in this order of priorities;

          * after the occurrence of a Funding 1 swap provider default or a Funding 1 swap provider downgrade termination event, towards payment of any termination amount due and payable by Funding 1 under the Funding 1 swap agreement; and

          * the Funding 1 liquidity facility provider to pay any Funding 1 liquidity subordinated amounts due under the Funding 1 liquidity facility agreement;

     (R) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts due to the start-up loan provider under the start-up loan agreements;

     (S) then, towards payment of an amount equal to 0.01 per cent. of the Funding 1 available revenue receipts; and

     (T) then, towards payment to the shareholders of Funding 1 of any dividend declared by Funding 1.

DISTRIBUTION OF ISSUER REVENUE RECEIPTS

DEFINITION OF ISSUER REVENUE RECEIPTS

     "ISSUER REVENUE RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:

     * interest to be paid by Funding 1 on the relevant Funding 1 interest payment date in respect of the issuer term advances under the issuer intercompany loan;

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     *    fees to be paid to the issuer by Funding 1 on the relevant Funding 1 interest payment date under the terms of the issuer intercompany loan;

     * interest payable on the issuer's bank accounts and any authorised investments (as defined in the glossary) and which will be received on or before the relevant interest payment date in respect of the issuer notes;

     * other net income of the issuer including amounts received or to be received under the issuer swap agreements on or before the relevant interest payment date (including any amount received by the issuer in consideration for entering into a replacement issuer swap agreement but excluding (i) the return or transfer of any excess swap collateral (as defined in the glossary) as set out under any of the issuer swap agreements and (ii) in respect of each issuer swap provider, prior to the designation of an early termination date under the relevant issuer swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuer swap provider to the issuer pursuant to the relevant issuer swap agreement (and any interest or distributions in respect thereof)); and

     * any additional amount the issuer receives from any taxing authority on account of amounts paid to that taxing authority for and on account of tax by an issuer swap provider under an issuer swap agreement.

DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER

     The issuer cash management agreement sets out the order of priority of distribution by the issuer cash manager, prior to the service of a note acceleration notice on the issuer, of amounts received by the issuer on each interest payment date. As at the closing date, the order of priority will be as described in this section.

     Except for amounts due to third parties by the issuer under item (B) below or amounts due to the issuer account bank under item (C) below, which shall be paid when due, on each applicable interest payment date the issuer cash manager will apply issuer revenue receipts in the following order of priority (the "ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          * the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the security trustee under the issuer deed of charge;

          * the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the issuer trust deed; and

          * the agent bank, the paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the registrar, the transfer agent and the paying agents under the issuer paying agent and agent bank agreement;

     (B) then, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the issuer of the issuer transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

     (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the issuer cash manager in the immediately succeeding interest period, under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account bank under the issuer bank account agreement;

     (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          * on each Funding 1 interest payment date amounts due to the series 1 issuer swap provider in respect of the series 1 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts

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               received from the series 1 issuer swap provider to pay interest due and payable on the series 1 class A issuer notes;

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the issuer swap provider to pay interest due and payable on the series 2 class A issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in relation to such swap to pay interest due and payable on the series 3 class A issuer notes;

          * amounts due to the series 4 issuer swap provider in respect of the series 4 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in relation to such swap to pay interest due and payable on the series 4 class A issuer notes;

          * amounts due to the series 5 class A1 issuer euro currency swap provider in respect of the series 5 class A1 issuer euro currency swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 5 class A1 issuer euro currency swap provider in relation to such swap to pay amounts due to the series 5 class A1 issuer interest rate swap provider in respect of the series 5 class A1 issuer interest rate swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 5 class A1 issuer interest rate swap provider in relation to such swap to pay interest due and payable on the series 5 class A1 issuer notes; and

          *    interest due and payable on the series 5 class A2 issuer notes;

     (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          * amounts due to the series 1 issuer swap provider in respect of the series 1 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in relation to such swap to pay interest due and payable on the series 1 class B issuer notes;

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in relation to such swap to pay interest due and payable on the series 2 class B issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in relation to such swap to pay interest due and payable on the series 3 class B issuer notes;

          * amounts due to the series 4 issuer swap provider in respect of the series 4 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in relation to such swap to pay interest due and payable on the series 4 class B issuer notes; and

          *    interest due and payable on the series 5 class B issuer notes;

     (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class M issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in relation to such swap to pay interest due and payable on the series 2 class M issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class M issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in relation to such swap to pay interest due and payable on the series 3 class M issuer notes; and

          *    interest due and payable on the series 5 class M issuer notes;

     (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

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          *    amounts due to the series 1 issuer swap provider in respect of the series 1 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in relation to such swap to pay interest due and payable on the series 1 class C issuer notes;

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in relation to such swap to pay interest due and payable on the series 2 class C issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in relation to such swap to pay interest due and payable on the series 3 class C issuer notes;

          * amounts due to the series 4 issuer swap provider in respect of the series 4 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in relation to such swap to pay interest due and payable on the series 4 class C issuer notes; and

          *    interest due and payable on the series 5 class C issuer notes;

     (H) then, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due (without double counting) to:

          * the series 1 issuer swap provider as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 1 issuer swap provider;

          * the series 2 issuer swap provider as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 2 issuer swap provider;

          * the series 3 issuer swap provider as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 3 issuer swap provider;

          * the series 4 issuer swap provider as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 4 issuer swap provider; and

          * the series 5 issuer class A1 swap providers as a result of an issuer swap provider default or an issuer swap provider downgrade termination event in respect of the series 5 class A1 issuer swap providers;

     (I) then, to the issuer, an amount equal to 0.01 per cent. of the interest received on the issuer term advances, to be retained by the issuer as profit; and

     (J) then, to pay to shareholders of the issuer any dividend declared by the issuer.

DISTRIBUTION OF ISSUER REVENUE RECEIPTS AFTER THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER BUT PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

Following the service of a note acceleration notice on the issuer under the issuer deed of charge, but prior to the service of an intercompany loan acceleration notice on Funding 1 under the Funding 1 deed of charge, the security trustee will apply issuer revenue receipts in the same order of priority as set out in the issuer pre-enforcement revenue priority of payments, except that:

     * in addition to the amounts due to the security trustee under item (A) of the issuer pre-enforcement revenue priority of payments, issuer revenue receipts will be applied to pay amounts due to any receiver appointed by the security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and

     * the security trustee will not be required to pay amounts due to any entity which is not an issuer secured creditor.

DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS

PRINCIPAL RECEIPTS PAID TO FUNDING 1 BY THE MORTGAGES TRUSTEE ON EACH DISTRIBUTION DATE

     On each distribution date mortgages trust available principal receipts shall be paid to Funding 1 in the manner and to the extent provided by the mortgages trustee principal priority of payments (see "THE MORTGAGES TRUST - MORTGAGES TRUST CALCULATION OF PRINCIPAL RECEIPTS" above) and shall be deposited in

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the Funding 1 GIC account and credited by the cash manager to "FUNDING 1
PRINCIPAL LEDGER" (being a ledger maintained by the cash manager for Funding 1).

DEFINITION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS

     "FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each Funding 1 interest payment date and will be an amount equal to the sum of:

     * all Funding 1 principal receipts received by Funding 1 during the interest period ending on the relevant Funding 1 interest payment date;

     * all other Funding 1 principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next Funding 1 interest payment date to repay a bullet term advance and/or, subject to Rule (1) below, a scheduled amortisation instalment, or to make a payment under items (A), (B) or (C) of the Funding 1 pre-enforcement principal priority of payments and, if such Funding 1 interest payment date occurs on or after a trigger event, the remainder of such receipts standing to the credit of the cash accumulation ledger;

     * the amount, if any, to be credited to the principal deficiency ledger pursuant to items (G), (I), (K) and (M) of the Funding 1 pre-enforcement revenue priority of payments on the relevant Funding 1 interest payment date;

     * in so far as available for and needed to make eligible liquidity facility principal repayments (see "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY" below), any amounts available to be drawn under the Funding 1 liquidity facility, less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (F) (inclusive) and (H), (J) and
          (L) of the Funding 1 pre-enforcement revenue priority of payments, plus any amounts which will be repaid to the Funding 1 liquidity facility provider under item (A) of the relevant Funding 1 pre-enforcement priority of payments on the next Funding 1 interest payment date (i.e. occurring at the end of such period of four business days) to the extent that such repayment is available to be redrawn on that Funding 1 interest payment date;

     * in so far as available for and needed to make eligible general reserve fund principal repayments (see "CREDIT STRUCTURE - GENERAL RESERVE FUND" below), the amount that would then be standing to the credit of the general reserve ledger, less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (N) (inclusive) of the Funding 1 pre-enforcement revenue priority of payments, plus any amounts which will be credited to the general reserve ledger under item (B) of the relevant Funding 1 pre-enforcement principal priority of payments on the next Funding 1 interest payment date (i.e. occurring at the end of such period of four business days; and

     * in so far as available for and needed to make eligible liquidity fund principal repayments (see "CREDIT STRUCTURE - LIQUIDITY RESERVE FUND" below), the amount that would then be standing to the credit of the liquidity reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (F) (inclusive) and (H), (J) and
          (L) of the Funding 1 pre-enforcement revenue priority of payments plus any amounts which will be credited to the liquidity reserve ledger under item (C) of the relevant Funding 1 pre-enforcement principal priority of payments on the next Funding 1 interest payment date (i.e. occurring at the end of such period of four business days); less

     * amounts to be applied on the relevant Funding 1 interest payment date to pay items (A) to (F) (inclusive), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments.

DUE AND PAYABLE DATES OF ISSUER TERM ADVANCES

     An issuer term advance shall become "DUE AND PAYABLE" on the earlier to occur of:

     (1)  the date being:

          * in relation to the issuer series 1 term AAA advance, the Funding 1 interest payment date falling in [June 2005];

          * in relation to the issuer series 2 term AAA advance, the Funding 1 interest payment dates falling in [December 2006] in respect of the first scheduled amortisation amount, [March 2007] in respect of the second scheduled amortisation amount, [June 2007] in respect of the third scheduled amortisation amount and [September 2007] in respect of the fourth scheduled amortisation amount;

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          *    in relation to the issuer series 3 term AAA advance, the Funding
               1 interest payment dates falling in [March 2009] in respect of the first scheduled amortisation amount and [June 2009] in respect of the second scheduled amortisation amount;

          * in relation to the issuer series 4 term AAA advance, the Funding 1 interest payment dates falling in [December 2009] in respect of each first scheduled amortisation amount and [March 2010] in respect of the second scheduled amortisation amount;

          * in relation to the issuer series 5 term AAA advances, the Funding 1 interest payment date falling in [June 2011];

          * in relation to the issuer series 1 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 1 term AAA advance has been fully repaid;

          * in relation to the issuer series 2 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 2 term AAA advance has been fully repaid;

          * in relation to the issuer series 3 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 3 term AAA advance has been fully repaid;

          * in relation to the issuer series 4 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 4 term AAA advance has been fully repaid;

          * in relation to the issuer series 5 term AA advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 5 term AAA advances have been fully repaid;

          * in relation to the issuer series 2 term A advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 2 term AA advance has been fully repaid;

          * in relation to the issuer series 3 term A advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 3 term AA advance has been fully repaid;

          * in relation to the issuer series 5 term A advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 5 term AA advance has been fully repaid;

          * in relation to the issuer series 1 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 1 term AA advance has been fully repaid;

          * in relation to the issuer series 2 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 2 term A advance has been fully repaid;

          * in relation to the issuer series 3 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 3 term A advance has been fully repaid; and

          * in relation to the issuer series 4 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 4 term AA advance has been fully repaid;

          * in relation to the issuer series 5 term BBB advance, the Funding 1 interest payment date falling ON OR AFTER the date on which the issuer series 5 term A advance has been fully repaid;

     (2)  the date upon which a trigger event occurs;

     (3) the date upon which a note acceleration notice is served on the issuer under the issuer deed of charge;

     (4) the date upon which an intercompany loan acceleration notice is served on Funding 1 under the Funding 1 deed of charge; and

     (5) the date upon which a step-up date occurs in relation to the relevant issuer term advance.

     In each case, when an issuer term advance becomes due and payable, it shall continue to be due and payable until it is fully repaid. If there are insufficient funds available to repay an issuer term advance on a

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Funding 1 interest payment date upon which that issuer term advance is due and payable, then the shortfall will be repaid on subsequent Funding 1 interest payment dates from Funding 1 available principal receipts until that issuer term advance is fully repaid.

     The following sections set out various priorities of payments for Funding 1 available principal receipts under the following circumstances, and are collectively referred to as the "FUNDING 1 PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS":

     * repayment of term advances of each series prior to the occurrence of a trigger event and prior to the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice;

     * repayment of term advances of each series following the occurrence of a non-asset trigger event but prior to the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice;

     * repayment of term advances of each series following the occurrence of an asset trigger event but prior to the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice; and

     * repayment of term advances of each series following the service on each issuer of a note acceleration notice but prior to the service on Funding 1 of an intercompany loan acceleration notice.

REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     On each Funding 1 interest payment date prior to the occurrence of a trigger event or the service on Funding 1 of an intercompany loan acceleration notice or the service on each issuer of a note acceleration notice, the cash manager shall apply Funding 1 available principal receipts in the following order of priority:

     (A) first, towards repayment of the Funding 1 liquidity facility provider amounts outstanding under the Funding 1 liquidity facility that were drawn in order to make eligible liquidity facility principal repayments;

     (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;

     (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

     (D) then, towards repayment of all term AAA advances that are then due and payable in an order of priority based on their final repayment date, so that the earliest maturing term AAA advance is paid first (and if any term AAA advances have the same final repayment date, then those term advances will be paid in no order of priority between them but in proportion to their respective amounts due), in each case subject to Rules (1), (2) and (3) below;

     (E) then, towards repayment of all term AA advances that are then due and payable in no order of priority between them but in proportion to the respective amounts due, in each case subject to Rules (1), (2) and (3) below;

     (F) then, towards repayment of all term A advances that are then due and payable in no order of priority between them but in proportion to the respective amounts due, in each case subject to Rules (1), (2) and (3) below;

     (G) then, towards repayment of all term BBB advances that are then due and payable in no order of priority between them but in proportion to the respective amounts due, in each case subject to Rules (1), (2) and (3) below;

     (H) then, towards a credit to the cash accumulation ledger until the balance is equal to Funding 1's cash accumulation liability (as calculated after any payments are made at item (D) of this priority of payments); and

     (I) then, the remainder shall be credited to the Funding 1 principal ledger.

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     In the applicable circumstances, the following Rules apply in determining the amounts to be paid under items (D), (E), (F) and (G) of the priority of payments set out above and below:

RULE (1) - DEFERRAL OF REPAYMENT OF PASS-THROUGH TERM ADVANCES AND/OR SCHEDULED AMORTISATION INSTALMENTS IN CERTAIN CIRCUMSTANCES

(A)  Deferral of term AA advances, term A advances and/or term BBB advances

     If on a Funding 1 interest payment date:

     (1) there is a debit balance on the BBB principal deficiency sub-ledger, the A principal deficiency sub-ledger or the AA principal deficiency sub-ledger, after application of the Funding 1 available revenue receipts on that Funding 1 interest payment date; or

     (2) the adjusted general reserve fund level is less than the general reserve fund threshold; or

     (3) the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust, then until the relevant circumstance as described in sub-paragraphs (1),
     (2) or (3) above has been cured or otherwise ceases to exist, if:

     (a) any term AAA advance (whether or not such term AAA advance is then due and payable) remains outstanding after making the payments under item
          (D) of the above priority of payments, the term AA advances (including the issuer term AA advances) will not be entitled to principal repayments under item (E) of the above priority of payments;

     (b) any term AAA advance or any AA term advance (whether or not such term AAA advance or term AA advance is then due and payable) remains outstanding after making the payments under items (D) and/or (E) of the above priority of payments then the term A advances (including the issuer term A advances) will not be entitled to principal repayments under item (F) of the priority of payments set out above; and/or

     (c) any term AAA advance, any AA term advance or any A term advance (whether or not such term AAA advance, term AA advance or A term advance is then due and payable) remains outstanding after making the payments under items (D) and/or (E) and/or (F) of the above priority of payments then the term BBB advances (including the issuer term BBB advances) will not be entitled to principal repayments under item (G) of the priority of payments set out above.

(B) Deferral of scheduled amortisation term advances when CPR is below certain threshold(s) prior to step-up date

     If on a Funding 1 interest payment date:

     (1) one or more bullet term advances are within a cash accumulation period at that time (irrespective of whether any scheduled amortisation instalments are then in a cash accumulation period); and

     (2)  either:

          (a)  the quarterly CPR is less than 10 per cent; or

          (b)  both:

               (i) the quarterly CPR is equal to or greater than 10 per cent, but less than 15 per cent, and

               (ii) the annualised CPR is less than 10 per cent;

     then on or before their step-up dates the scheduled amortisation term advances will be entitled to principal repayments under item (D) of the priority of payments set out above only to the extent permitted under the scheduled amortisation repayment restrictions.

(C) Deferral of original pass-through term advances when CPR is below a certain threshold prior to step-up date

     If on a Funding 1 interest payment date:

     (1) one or more bullet term advances and/or scheduled amortisation instalments are within a cash accumulation period at that time;

     (2)  the quarterly CPR is less than 15 per cent; and

     (3)  there is a cash accumulation shortfall at that time

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     then, on or before their step-up dates, the original pass-through term advances will be entitled to principal repayments under items (D), (E), (F) and (G) (as applicable) of the priority of payments above only to the extent permitted under the pass through repayment restrictions.

     In this prospectus:

     "ANNUALISED CPR" means the result of:

                                  1-((1-M)^12)

where

     "M" is expressed as a percentage and determined as at the most recent normal calculation date as indicated in the definition of "ANTICIPATED CASH ACCUMULATION PERIOD" (see "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS" above);

     "BULLET ACCUMULATION LIABILITY" means on any Funding 1 interest payment date prior to any payment under item (D) of the above priority of payments the aggregate of each relevant accumulation amount at that time of each bullet term advance which is within a cash accumulation period;

     "BULLET ACCUMULATION SHORTFALL" means at any time that the cash accumulation ledger amount is less than the bullet accumulation liability;

     "CASH ACCUMULATION LIABILITY" means on any Funding 1 interest payment date prior to any payment under item (D) of the above priority of payments the sum of:

     (1)  the bullet accumulation liability at that time; and

     (2) the aggregate of each relevant accumulation amount at that time of each scheduled amortisation instalment which is within a cash accumulation period;

     "CASH ACCUMULATION SHORTFALL" means at any time that the cash accumulation ledger amount is less than the cash accumulation liability;

     "CASH ACCUMULATION LEDGER AMOUNT" means at any time the amount standing to the credit of the cash accumulation ledger at that time (immediately prior to any drawing to be applied on that interest payment date and prior to any payment under item (H) of the above priority of payments);

     "PASS-THROUGH REPAYMENT RESTRICTIONS" means at any time on a Funding 1 interest payment date no amount may be applied in repayment of any original pass-through term advance unless:

     (1) the sum of the cash accumulation ledger amount and the amount of Funding 1 available principal receipts after the application of items
          (A), (B) and (C) and before item (D) of the above priority of payments,

     is greater than or equal to

     (2) the sum of the cash accumulation liability and the aggregate amount of all original pass-through term advances which are due and payable as at that time; and

     "SCHEDULED AMORTISATION REPAYMENT RESTRICTIONS" means at any time on a Funding 1 interest payment date:

     (1) where there is not a bullet accumulation shortfall at that time, the total amount withdrawn from the cash accumulation ledger on that Funding 1 interest payment date for repayment of the relevant scheduled amortisation instalments shall not exceed the cash accumulation ledger amount less the bullet accumulation liability at that time; and

     (2)  where there is a bullet accumulation shortfall at that time:

          (a) no amount may be withdrawn from the cash accumulation ledger on that Funding 1 interest payment date to be applied in repayment of the relevant scheduled amortisation instalments; and

          (b) no amount may be applied in repayment of the relevant scheduled amortisation instalments unless:

               (i) the sum of the cash accumulation ledger amount and the amount of Funding 1 available principal receipts after the application of items (A), (B) and (C) and before item (D) of the above priority of payments, is greater than or equal to

               (ii) the sum of the bullet accumulation liability and the
                    aggregate amount of scheduled amortisation instalments which are due and payable as at that time.

     RULE (2) - REPAYMENT OF PAYABLE PASS-THROUGH TERM ADVANCES AFTER THE OCCURRENCE OF A STEP-UP DATE

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     Following the occurrence of the step-up date under an intercompany loan
("intercompany loan A") but prior to the time which Rule (3) becomes applicable and provided that the Funding 1 share of the trust property is greater than zero, the aggregate amount repaid on a Funding 1 interest payment date in relation to term advances (other than bullet term advances or scheduled amortisation instalments) under that intercompany loan A under items (D), (E),
(F) and (G) of the priority of payments set out above shall be limited to an amount calculated as follows:

                                          Outstanding principal balance of
                                                intercompany loan A
     Funding 1 principal funds  x   --------------------------------------------
                                     Aggregate outstanding principal balance of
                                               all intercompany loans

where "FUNDING 1 PRINCIPAL FUNDS" means in respect of any Funding 1 interest payment date the sum of:

     (A) the aggregate of the following amount for each calculation period which has ended in the period from the previous Funding 1 interest payment date to the most recent normal calculation date, such amount being the product of:

          (1) the Funding 1 share percentage as calculated at the start of the relevant calculation period; and

          (2) the aggregate amount of principal receipts received by the mortgages trustee in the relevant calculation period;

     (B) the amount credited to the principal deficiency ledger on the relevant Funding 1 interest payment date; and

     (C) the amount, if any, credited to the Funding 1 principal ledger pursuant to item (l) of the above Funding 1 pre-enforcement principal priority of payments on the immediately preceding Funding 1 interest payment date.

     RULE (3) - REPAYMENT OF TERM ADVANCES AFTER A NOTE ACCELERATION NOTICE HAS BEEN SERVED ON ONE OR MORE (BUT NOT ALL) OF THE ISSUERS.

     If a note acceleration notice has been served on one or more issuers (but not all the issuers), then this Rule (3) will apply. In these circumstances:

     (i) enforcement of an issuer's security will not result in automatic enforcement of the Funding 1 security;

     (ii) the term advances (including any outstanding bullet term advances and scheduled amortisation instalments) under the intercompany loan relating to the relevant issuer whose security is being enforced ("INTERCOMPANY LOAN B") will become immediately due and payable;

     (iii) the cash manager shall apply the appropriate amount of Funding 1 available principal receipts allocated to intercompany loan B at the relevant level of the applicable Funding 1 priority of payments to repay any term AAA advances outstanding under that intercompany loan B in no order of priority between them but in proportion to the respective amounts due (that is, those term AAA advances will not be repaid in an order of priority based on their final repayment date); and

     (iv) the aggregate amount repaid on a Funding 1 interest payment date in respect of intercompany loan B under items (D), (E), (F) and (G) of the above priority of payments shall be limited to an amount calculated as follows:

                                          Outstanding principal balance of
                                                intercompany loan B
     Funding 1 principal funds  x   --------------------------------------------
                                     Aggregate outstanding principal balance of
                                               all intercompany loans

     where "FUNDING 1 PRINCIPAL FUNDS" means in respect of any Funding 1 interest payment date the sum of:

     (A) the aggregate of the following amount for each calculation period which has ended in the period from the previous Funding 1 interest payment date to the most recent normal calculation date, such amount being the product of:

          (1) the Funding 1 share percentage as calculated at the start of the relevant calculation period; and

          (2) the aggregate amount of principal receipts received by the mortgages trustee in the relevant calculation period;

     (B) the amount credited to the principal deficiency ledger on the relevant Funding 1 interest payment date; and

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     (C)  the amount, if any, credited to the Funding 1 principal ledger pursuant to item (I) of the above Funding 1 pre-enforcement principal priority of payments on the immediately preceding Funding 1 interest payment date.

     Allocations involving Rule (2) or Rule (3)

     Where Rule (2) or Rule (3) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2) or Rule (3) (as applicable). However, if the amount so allocated to one or more term advances exceeds the amount permitted under Rule (2) or Rule (3) (as applicable) to be paid in respect of those term advances (the "CAPPED ADVANCES"), the excess shall then be reallocated among any other relevant term advances at that level using the method of allocation as applies at that level but without reference to the capped advances in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that priority of payments.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     Following the occurrence of a non-asset trigger event (where no asset trigger event has occurred) under the mortgages trust deed but prior to the service on Funding 1 of an intercompany loan acceleration notice under the Funding 1 deed of charge or the service on each issuer of a note acceleration notice under their respective deeds of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each Funding 1 interest payment date Funding 1 will be required to apply Funding 1 available principal receipts in the following order of priority:

     (A) first, towards repayment of the Funding 1 liquidity facility provider amounts outstanding under the Funding 1 liquidity facility that were drawn in order to make eligible liquidity facility principal repayments;

     (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;

     (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

     (D) then, to repay the term AAA advance with the earliest final repayment date, then to repay the term AAA advance with the next earliest final repayment date, and so on until the term AAA advances are fully repaid;

     (E) then, in no order of priority between them but in proportion to the amounts due, to repay the term AA advances until those term AA advances are fully repaid;

     (F) then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances until those term A advances are fully repaid; and

     (G) then, in no order of priority between them but in proportion to the amounts due, to repay the term BBB advances until those term BBB advances are fully repaid.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

     Following the occurrence of an asset trigger event (whether or not a non-asset trigger event occurs or has occurred) but prior to the service on Funding 1 of an intercompany loan acceleration notice under the Funding 1 deed of charge or the service on each issuer of a note acceleration notice under their respective deeds of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each Funding 1 interest

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payment date Funding 1 will be required to apply Funding 1 available principal receipts in the following order of priority:

     (A) first, towards repayment of the Funding 1 liquidity facility provider amounts outstanding under the Funding 1 liquidity facility that were drawn in order to make eligible liquidity facility principal repayments;

     (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;

     (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

     (D) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances until each of those term AAA advances is fully repaid;

     (E) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances until each of those term AA advances is fully repaid;

     (F) then, in no order of priority between them, but in proportion to the amounts due, to repay the term A advances until each of those term A advances is fully repaid; and

     (G) then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances until each of those term BBB advances is fully repaid.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

     If a note acceleration notice is served on each issuer under their respective deeds of charge, then that will not result in automatic enforcement of the Funding 1 security under the Funding 1 deed of charge. In those circumstances, however, the bullet term advances and any scheduled amortisation term advances under any intercompany loans will be deemed to be pass-through term advances and on each Funding 1 interest payment date Funding 1 will be required to apply Funding 1 available principal receipts in the following order of priority:

     (A) first, towards repayment of the Funding 1 liquidity facility provider amounts drawn under the Funding 1 liquidity facility on the prior Funding 1 interest payment date in order to make eligible liquidity facility principal repayments;

     (B) then, to the extent only that monies have been drawn from the general reserve fund to make eligible general reserve fund principal repayments, towards a credit to the general reserve ledger to the extent the amount standing to the credit thereof is less than the general reserve fund required amount;

     (C) then, if a liquidity reserve fund rating event has occurred and is continuing, (i) to the extent only that monies have been drawn from the liquidity reserve fund in order to make eligible liquidity fund principal repayments or (ii) to the extent that the liquidity reserve fund has not been previously fully funded and Funding 1 available revenue receipts on such Funding 1 interest payment date are insufficient to do so, towards a credit to the liquidity reserve ledger to the extent the amount standing to the credit thereof is less than the liquidity reserve fund required amount;

     (D) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances until each of those advances is fully repaid;

     (E) then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances, until each of those advances is fully repaid;

     (F) then, in no order of priority between them, but in proportion to the amounts due, to repay the term A advances, until each of those advances is fully repaid; and

     (G) then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances until each of those advances is fully repaid.

REPAYMENT OF TERM ADVANCES WHEN FUNDING 1 RECEIVES THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

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     If Funding 1 receives a payment from the seller in the circumstances described in "THE MORTGAGES TRUST - PAYMENT BY THE SELLER TO FUNDING 1 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN" or the proceeds of a new intercompany loan which are to be used to refinance another intercompany loan as described in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - NEW INTERCOMPANY LOAN AGREEMENTS" (such payment by the seller or such proceeds being a "FULL REPAYMENT AMOUNT"), then Funding 1 will not apply the full repayment amount as described above in "- DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS". Rather, Funding 1 will apply the full repayment amount to repay the relevant intercompany loan. If at any time only one previous intercompany loan is outstanding, then Funding 1 shall apply the full repayment amount first to repay the Funding 1 liquidity facility provider any amounts outstanding under the Funding 1 liquidity facility to the extent that such funds were drawn in order to repay the principal amounts of any previous bullet term advances made under any of the previous intercompany loans and the remainder shall be applied to repay the relevant previous intercompany loan.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS

DEFINITION OF ISSUER PRINCIPAL RECEIPTS
Prior to the service of a note acceleration notice on the issuer, "ISSUER PRINCIPAL RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to all principal amounts to be repaid by Funding 1 to the issuer under the issuer intercompany loan during the relevant interest period.

     Following the service of a note acceleration notice on the issuer, but prior to the service of an intercompany loan acceleration notice on Funding 1, "ISSUER PRINCIPAL RECEIPTS" means the sum calculated by the security trustee four business days prior to each interest payment date as the amount to be repaid by Funding 1 to the issuer under the issuer intercompany loan during the relevant interest period and/or the sum otherwise recovered by the security trustee (or the receiver appointed on its behalf) representing the principal balance of the issuer notes.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER

     Prior to the service of a note acceleration notice on the issuer, the issuer, or the issuer cash manager on its behalf, will apply any issuer principal receipts on each interest payment date to repay the issuer notes in the following manner (the "ISSUER PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS"):

     CLASS A ISSUER NOTES

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each applicable interest payment date the series 1 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class A issuer swap);

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 2 issuer swap provider, and on each applicable interest payment date the series 2 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class A issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 3 issuer swap provider, and on each applicable interest payment date the series 3 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class A issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class A issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A1 term AAA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 5 class A1 issuer euro currency swap provider, and on each applicable interest payment date the series 5 class A1 issuer notes will be redeemed in amounts corresponding to the

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          principal exchange amounts (if any) received from the series 5 class
          A1 issuer euro currency swap provider under the series 5 class A1 issuer euro currency swap; and

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A2 term AAA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class A2 issuer notes on each applicable interest payment date.

     CLASS B ISSUER NOTES

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each applicable interest payment date the series 1 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class B issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 2 issuer swap provider, and on each applicable interest payment date the series 2 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class B issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 3 issuer swap provider, and on each applicable interest payment date the series 3 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class B issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AA advance on each Funding 1 interest payment date shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class B issuer swap; and

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term AA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class B issuer notes on each applicable interest payment date.

     CLASS M ISSUER NOTES

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term A advance on each Funding 1 interest payment date shall be paid by the issuer to the series 2 issuer swap provider, and on each applicable interest payment date the series 2 class M issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class M issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term A advance on each Funding 1 interest payment date shall be paid by the issuer to the series 3 issuer swap provider, and on each applicable interest payment date the series 3 class M issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class M issuer swap; and

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term A advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class M issuer notes on each applicable interest payment date.

     CLASS C ISSUER NOTES

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term BBB advance on each Funding 1 interest payment date shall be paid by the issuer to the series 1 issuer swap provider, and on each applicable interest payment date the series 1 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class C issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 2 issuer swap provider, and on each applicable interest payment date the series 2 class C issuer
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          notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class C issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 3 issuer swap provider, and on each applicable interest payment date the series 3 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class C issuer swap;

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term BBB advance on each Funding 1 interest payment date shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class C issuer swap; and

     * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term BBB advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class C issuer notes on each applicable interest payment date.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS FOLLOWING THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER BUT PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

     The issuer deed of charge sets out the order of priority of distribution of issuer principal receipts received or recovered by the security trustee (or a receiver appointed on its behalf) following the service of a note acceleration notice on the issuer but prior to the service of an intercompany loan acceleration notice on Funding 1. In these circumstances, the security trustee will apply issuer principal receipts on each interest payment date to repay the issuer notes in the following manner:

     (A) first, in no order of priority between them, but in proportion to the amounts due, to repay the class A issuer notes as follows:

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term AAA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 1 issuer swap provider, and on each interest payment date the series 1 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class A issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AAA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 2 issuer swap provider, and on each interest payment date the series 2 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class A issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AAA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 3 issuer swap provider, and on each interest payment date the series 3 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class A issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AAA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 4 issuer swap provider, and on each interest payment date the series 4 class A issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class A issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A1 term AAA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 5 class A1 issuer euro currency swap provider, and on each interest payment date the series 5 class A1 issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 5 class A1 issuer euro currency swap provider under the series 5 class A1 issuer euro currency swap; and

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          *    any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5A2 term AAA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class A2 notes on each applicable interest payment date;

     (B) then, in no order of priority between them, but in proportion to the amounts due, to repay the class B issuer notes as follows:

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term AA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 1 issuer swap provider, and on each interest payment date the series 1 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class B issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term AA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 2 issuer swap provider, and on each interest payment date the series 2 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class B issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term AA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 3 issuer swap provider, and on each interest payment date the series 3 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class B issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term AA advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class B issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class B issuer swap; and

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term AA advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class B issuer notes on each applicable interest payment date.

     (C) then, in no order of priority between them, but in proportion to the amounts due, to repay the class M issuer notes as follows:

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term A advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 2 issuer swap provider, and on each interest payment date the series 2 class M issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class M issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term A advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 3 issuer swap provider, and on each interest payment date the series 3 class M issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class M issuer swap; and

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term A advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class M issuer notes on each applicable interest payment date.

     (D) then, in no order of priority between them, but in proportion to the amounts due, to repay the class C issuer notes as follows:

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 1 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 1 issuer swap provider, and on each interest payment date the series 1 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 1 issuer swap provider under the series 1 class C issuer swap;

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          *    any principal amounts received by the issuer from Funding 1 in respect of the issuer series 2 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 2 issuer swap provider, and on each interest payment date the series 2 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 2 issuer swap provider under the series 2 class C issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 3 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 3 issuer swap provider, and on each interest payment date the series 3 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 3 issuer swap provider under the series 3 class C issuer swap;

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 4 term BBB advance on each Funding 1 interest payment date, shall be paid by the issuer to the series 4 issuer swap provider, and on each applicable interest payment date the series 4 class C issuer notes will be redeemed in amounts corresponding to the principal exchange amounts (if any) received from the series 4 issuer swap provider under the series 4 class C issuer swap; and

          * any principal amounts received by the issuer from Funding 1 in respect of the issuer series 5 term BBB advance on each Funding 1 interest payment date shall be applied by the issuer to redeem the series 5 class C issuer notes on each applicable interest payment date.

DISTRIBUTION OF FUNDING 1 PRINCIPAL RECEIPTS AND FUNDING 1 REVENUE RECEIPTS FOLLOWING THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

The Funding 1 deed of charge sets out the order of priority of distribution as at the closing date of amounts received or recovered by the security trustee or a receiver appointed on its behalf following the service of an intercompany loan acceleration notice on Funding 1. If Funding 1 enters into new intercompany loan agreements, then this order of priority will change - see "SECURITY FOR FUNDING 1'S OBLIGATIONS".

     The security trustee will apply amounts received or recovered following the service of an intercompany loan acceleration notice on Funding 1 on each Funding 1 interest payment date in accordance with the following order of priority (the "FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS"):

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          * the security trustee and any receiver appointed by the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding 1 deed of charge; and

          * the issuer, any previous issuer and/or any new issuer in respect of that issuer's obligations specified in items (A) and (B) of the issuer post-enforcement priority of payments;

     (B) then, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with VAT on those amounts;

     (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the account bank under the terms of the bank account agreement and to the corporate services provider under the Funding 1 corporate services agreement;

     (D) then, towards payment of amounts (if any) due to the Funding 1 liquidity facility provider under the Funding 1 liquidity facility agreement (except for any Funding 1 liquidity facility subordinated amounts);

     (E) then, towards payment of amounts (if any) due to the Funding 1 swap provider under the Funding 1 swap agreement (including any termination payment but excluding any Funding 1 swap excluded termination amount);

     (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term AAA advances;

     (G) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term AA advances;

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     (H)  then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term A advances;

     (I) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the term BBB advances;

     (J) then, towards payment of any amounts due to the issuer and/or any previous issuer in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any current swap excluded termination amount);

     (K) then, in no order of priority between them but in proportion to the respective amounts due, to pay (without double counting):

          * amounts due to the issuer, any previous issuer and/or any new issuer in respect of their respective obligations (if any) to pay any current swap excluded termination amount to a current swap provider following a current swap provider default or a current swap provider downgrade termination event (as appropriate);

          * any other amounts due to the issuer under the issuer intercompany loan agreement and any previous issuer under any previous intercompany loan agreement and not otherwise provided for earlier in this order of priorities;

          * any Funding 1 liquidity subordinated amounts due to the Funding 1 liquidity facility provider; and

          * amounts due to the Funding 1 swap provider in respect of Funding 1's obligation to pay any termination amount to the Funding 1 swap provider as a result of a Funding 1 swap provider default or a Funding 1 swap provider downgrade termination event; and

     (L) last, in no order of priority between them but in proportion to the amounts then due, towards payment of amounts due to the start-up loan provider under the start-up loan agreements.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER AND THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

     If an intercompany loan acceleration notice is served on Funding 1 under the Funding 1 deed of charge, then there will be an automatic enforcement of the issuer security under the issuer deed of charge. The issuer deed of charge sets out the order of priority of distribution by the security trustee, following the service of a note acceleration notice on the issuer and the service of an intercompany loan acceleration notice on Funding 1 (known as the "ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS"), of amounts received or recovered by the security trustee (or a receiver appointed on its behalf). On each interest payment date, the security trustee will apply amounts (other than amounts representing (i) any excess swap collateral which shall be returned directly to the relevant issuer swap provider and (ii) in respect of each issuer swap provider, prior to the designation of an early termination date under the relevant issuer swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuer swap provider to the issuer pursuant to the relevant issuer swap agreement (and any interest or distributions in respect thereof)) received or recovered following enforcement of the issuer security as follows:

     (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

          * the security trustee and any receiver appointed by the security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the security trustee and the receiver under the provisions of the issuer deed of charge;

          * the note trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the issuer trust deed; and

          * the agent bank, the paying agents, the registrar and the transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the issuer paying agent and agent bank agreement;

     (B) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement and to

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          the corporate services provider under the issuer corporate services agreement and to the issuer account bank;

     (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          * amounts due to the series 1 issuer swap provider in respect of the series 1 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in respect of the series 1 class A issuer swap to pay interest and principal due and payable on the series 1 class A issuer notes;

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in respect of the series 2 class A issuer swap to pay interest and principal due and payable on the series 2 class A issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in respect of the series 3 class A issuer swap to pay interest and principal due and payable on the series 3 class A issuer notes;

          * amounts due to the series 4 issuer swap provider in respect of the series 4 class A issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in respect of the series 4 class A issuer swap to pay interest and principal due and payable on the series 4 class A issuer notes;

          * amounts due to the series 5 class A1 issuer swap providers in respect of the series 5 class A1 issuer swaps (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 5 class A1 issuer swap providers in respect of the series 5 class A1 issuer swaps to pay interest and principal due and payable on the series 5 class A1 issuer notes; and

          *    interest and principal on the series 5 class A2 issuer notes;

     (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          * amounts due to the series 1 issuer swap provider in respect of the series 1 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in respect of the series 1 class B issuer swap to pay interest and principal due and payable on the series 1 class B issuer notes;

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in respect of the series 2 class B issuer swap to pay interest and principal due and payable on the series 2 class B issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in respect of the series 3 class B issuer swap to pay interest and principal due and payable on the series 3 class B issuer notes;

          * amounts due to the series 4 issuer swap provider in respect of the series 4 class B issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in respect of the series 4 class B issuer swap to pay interest and principal due and payable on the series 4 class B issuer notes; and

          * interest and principal due and payable on the series 5 class B issuer notes;

     (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class M issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in

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               respect of the series 2 class M issuer swap to pay interest and principal due and payable on the series 2 class M issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class M issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in respect of the series 3 class M issuer swap to pay interest and principal due and payable on the series 3 class M issuer notes; and

          * interest and principal due and payable on the series 5 class M issuer notes.

     (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

          * amounts due to the series 1 issuer swap provider in respect of the series 1 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 1 issuer swap provider in respect of the series 1 class C issuer swap to pay interest and principal due and payable on the series 1 class C issuer notes;

          * amounts due to the series 2 issuer swap provider in respect of the series 2 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 2 issuer swap provider in respect of the series 2 class C issuer swap to pay interest and principal due and payable on the series 2 class C issuer notes;

          * amounts due to the series 3 issuer swap provider in respect of the series 3 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 3 issuer swap provider in respect of the series 3 class C issuer swap to pay interest and principal due and payable on the series 3 class C issuer notes;

          * amounts due to the series 4 issuer swap provider in respect of the series 4 class C issuer swap (including any termination payment but excluding any related issuer swap excluded termination amount) and from amounts received from the series 4 issuer swap provider in respect of the series 4 class C issuer swap to pay interest and principal due and payable on the series 4 class C issuer notes; and

          * interest and principal due and payable on the series 5 class C issuer notes.

     (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due (without double counting) to:

          * the series 1 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 1 issuer swap provider;

          * the series 2 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 2 issuer swap provider;

          * the series 3 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 3 issuer swap provider;

          * the series 4 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 4 issuer swap provider; and

          * the series 5 issuer swap provider, following an issuer swap provider default or an issuer swap provider downgrade termination event by the series 5 issuer swap provider.

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                                CREDIT STRUCTURE

     The issuer notes will be obligations of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

     * Funding 1 available revenue receipts are expected to exceed interest and fees payable to the issuer;

     * a shortfall in Funding 1 available revenue receipts may be met from Funding 1's principal receipts;

     * a general reserve fund has been established to help meet shortfalls in principal due on the original bullet term advances and original scheduled amortisation term advances in the circumstances described below;

     * the general reserve fund may also be used to increase the available revenue receipts (to help meet any shortfall which may arise, for example, due to non-performance of loans in the mortgages trust);

     * Funding 1 will be obliged to establish a liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least A3 or at least A- by Fitch (unless the relevant rating agency confirms that the current rating of the notes will not be adversely affected by the rating downgrade of the seller);

     * payments on the class C issuer notes will be subordinated to payments on the class A issuer notes, the class B issuer notes and the class M issuer notes;

     * payments on the class M issuer notes will be subordinated to payments on the class A issuer notes and the class B issuer notes;

     * payments on the class B issuer notes will be subordinated to payments on the class A issuer notes;

     * the mortgages trustee GIC account and the Funding 1 GIC account each earn interest at the rate of 0.25 per cent. below LIBOR for three-month sterling deposits;

     * a liquidity facility is available to Funding 1 to pay interest on all issuer term advances, previous term advances, principal amounts due on the issuer original bullet term advances and issuer original scheduled amortisation term advances and principal amounts due on the previous original bullet term advances and previous original scheduled amortisation term advances in the circumstances described below; and

     * a fifth start-up loan will be provided to increase the general reserve fund and meet the costs of setting up the structure.

     Each of these factors is considered more fully in the remainder of this section.

CREDIT SUPPORT FOR THE ISSUER NOTES PROVIDED BY FUNDING 1 AVAILABLE REVENUE RECEIPTS

     It is anticipated that, during the life of the issuer notes, the Funding 1 share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of the interest which the issuer has to pay on all of the issuer notes, the interest which the previous issuers have to pay on all of the previous notes, the interest which each new issuer has to pay on all of the new notes (if and when issued) and the other costs and expenses of the structure. In other words, the Funding 1 available revenue receipts will be sufficient to pay the amounts payable under items (A) to (F), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments assuming all loans are fully performing.

     The actual amount of any excess will vary during the life of the issuer notes. Two of the key factors determining the variation are as follows:

     *    the interest rate on the portfolio; and

     *    the level of arrears experienced.

LEVEL OF ARREARS EXPERIENCED

     If the level of arrears of interest payments made by the borrowers results in Funding 1 experiencing an income deficit, Funding 1 will be able to use the following amounts to cure that income deficit:

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     first, amounts standing to the credit of the general reserve fund, as described in "- GENERAL RESERVE FUND";

     second, drawings under the liquidity reserve fund, if available, as described in "- LIQUIDITY RESERVE FUND";

     third, principal receipts, if any, as described in "- USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME DEFICIENCY"; and

     fourth, drawings under the Funding 1 liquidity facility, if available, as described in "- FUNDING 1 LIQUIDITY FACILITY", but only to pay certain amounts due on the term advances made by the previous issuers.

     Any excess of Funding 1 revenue receipts will be applied on each Funding 1 interest payment date to the extent described in the Funding 1 pre-enforcement revenue priority of payments, including to extinguish amounts standing to the debit of any principal deficiency ledger and to replenish the reserve funds.

USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME DEFICIENCY

     Four business days prior to each Funding 1 interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding 1 available revenue receipts to pay items (A) to (F), (H), (J) and (L) of the Funding 1 pre-enforcement revenue priority of payments.

     If there is a deficit, then Funding 1 shall pay or provide for that deficit by the application of Funding 1 available principal receipts (plus any part of the balance of the cash accumulation ledger which is not comprised in Funding 1 available principal receipts), if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "- PRINCIPAL DEFICIENCY LEDGER" as well as making a debit in the Funding 1 principal ledger. Any such entry and debit shall be made and taken into account (including as to which priority of payments shall apply) prior to the application of Funding 1 available principal receipts on the relevant Funding 1 interest payment date.

     Funding 1 principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

GENERAL RESERVE FUND

     A general reserve fund has been established:

     * to contribute to Funding 1 available revenue receipts (including to help meet any deficit recorded on the principal deficiency ledger); and

     * to make, where necessary, "ELIGIBLE GENERAL RESERVE FUND PRINCIPAL REPAYMENTS", being:

          (i)  prior to the occurrence of a trigger event;

               (a) repayments of principal which are then due and payable in respect of the original bullet term advances; and

               (b) repayments of principal in respect of original scheduled amortisation term advances on their respective final maturity dates only; and

          (ii) on or after the occurrence of a non-asset trigger event or an asset trigger event, repayments of principal in respect of original bullet term advances and original scheduled amortisation term advances on their respective final maturity dates only, in each case prior to the service of an intercompany loan acceleration notice on Funding 1. The general reserve fund:

     (i) was initially funded on 14th June, 2002 from a portion of the first start-up loan, was further funded on 6th March, 2003 by a portion of the second start up loan, on 25th November, 2003 by a portion of the third start up loan and on 12th March, 2004 by a portion of the fourth start-up loan and will amount to GBP* on the closing date after crediting a drawing of GBP* under the fifth start-up loan to the general reserve ledger (see "- FIFTH START-UP LOAN" below);

     (ii) may be replenished from excess Funding 1 available revenue receipts (as described further below), after Funding 1 has paid all of its obligations in respect of items ranking higher than the reserve funds in the Funding 1 pre-enforcement revenue priority of payments on each Funding 1 interest payment date (see "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1").

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     A general reserve ledger is maintained by the cash manager to record the balance from time to time of the general reserve fund.

     On each Funding 1 interest payment date the amount of the general reserve fund is added to certain other income of Funding 1 in calculating Funding 1 available revenue receipts.

     The general reserve fund is replenished up to and including an amount equal to the general reserve fund required amount on Funding 1 interest payment dates from Funding 1 available revenue receipts at item (O) of the Funding 1 pre-enforcement revenue priority of payments and from Funding 1 available principal receipts at item (B) of the relevant Funding 1 pre-enforcement principal priority of payments. The "GENERAL RESERVE FUND REQUIRED AMOUNT" is an amount equal to GBP*.

     The seller, Funding 1 and the security trustee may agree to increase, decrease or amend the general reserve fund required amount from time to time. The prior consent of noteholders and other creditors of Funding 1 will not be obtained in relation to such amendment, provided that the rating agencies have confirmed that the ratings of the notes will not be adversely affected by the proposed amendment.

PRINCIPAL DEFICIENCY LEDGER

     A principal deficiency ledger has been established to record:

     * on each calculation date, any principal losses on the loans allocated to Funding 1; and/or

     * on each Funding 1 interest payment date, any application of Funding 1 available principal receipts to meet any deficiency in Funding 1 available revenue receipts (as described in "- USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME DEFICIENCY"); and/or

     * the application of Funding 1 available principal receipts which are allocated to fund the liquidity reserve fund up to the liquidity reserve fund required amount.

     The principal deficiency ledger is split into four sub-ledgers which will each correspond to all the term advances, as follows:

     * the AAA principal deficiency sub-ledger corresponding to the term AAA advances;

     * the AA principal deficiency sub-ledger corresponding to the term AA advances;

     * the A principal deficiency sub-ledger corresponding to the term A advances; and

     * the BBB principal deficiency sub-ledger corresponding to the term BBB advances.

     Losses on the loans and/or the application of Funding 1 available principal receipts to pay interest on the term advances will be recorded as follows:

     * first, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of the term BBB advances;

     * second, on the A principal deficiency sub-ledger until the balance of the A principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of the term A advances;

     * third, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of the term AA advances; and

     * fourth, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

     On each distribution date, any capitalised interest in respect of those loans that are subject to payment holidays (see "THE MORTGAGES TRUST - ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST") shall be applied to reduce the debit balance on the principal deficiency ledger (if any). Losses on the loans and/or the application of Funding 1 available principal receipts to pay interest on the term advances will not be recorded on the principal deficiency ledger on any day to the extent that the Funding 1 share of the trust property together with amounts standing to the credit of the Funding 1 cash accumulation ledger and the Funding 1 principal ledger, in aggregate is greater than or equal to the aggregate outstanding principal balance of the intercompany loans on that day, after taking account of such losses or the relevant application of principal receipts.

     Prior to the service of an intercompany loan acceleration notice on Funding 1, Funding 1 available revenue receipts will be applied on each Funding 1 interest payment date in the manner and to the extent described in the Funding 1 pre-enforcement revenue priority of payments as follows:

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     *    first, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

     * second, provided that interest due on the term AA advances has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger;

     * third, provided that interest due on the term A advances has been paid, in an amount necessary to reduce to zero the balance on the A principal deficiency sub-ledger; and

     * fourth, provided that interest due on the term BBB advances has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger.

     See also "- USE OF FUNDING 1 PRINCIPAL RECEIPTS TO PAY FUNDING 1 INCOME DEFICIENCY".

     In general, if Funding 1 borrows a new term advance under a new intercompany loan, and that new term advance does not have a term advance rating of either AAA, AA or BBB, then Funding 1 will establish a new principal deficiency sub-ledger. That new principal deficiency sub-ledger will correspond to and be known by the term advance rating of the relevant new term advance.

     Losses on the loans and/or the application of Funding 1 available principal receipts to pay interest on the term advances will first be recorded on the lowest ranking principal deficiency sub-ledger, and then in ascending order of rating priority up to the highest-ranking principal deficiency sub-ledger. Any excess revenue of Funding 1 will be applied to the highest-ranking principal deficiency sub-ledger, in descending order of rating priority down to the lowest ranking principal deficiency sub-ledger.

ISSUER AVAILABLE FUNDS

     On each Funding 1 interest payment date in respect of the issuer intercompany loan, the issuer will receive from Funding 1 an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the issuer notes in accordance with the issuer pre-enforcement principal priority of payments and the issuer pre-enforcement revenue priority of payments. It is not intended that any surplus cash will be accumulated in the issuer.

     Please see also the description of the issuer swaps under "THE SWAP AGREEMENTS".

THE CLASS B ISSUER NOTES, THE CLASS M ISSUER NOTES AND THE CLASS C ISSUER NOTES

     The order of payments of interest to be made on the classes of notes will be prioritised so that interest payments on the class C issuer notes will be subordinated to interest payments on the class M issuer notes, interest payments on the class M issuer notes will be subordinated to interest payments on the class B issuer notes and interest payments on the class B issuer notes will be subordinated to interest payments on the class A issuer notes, in each case in accordance with the issuer priority of payments.

     Any shortfall in payments of interest on the class B issuer notes, the class M issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of notes will be increased to take account of any deferred interest. If on that interest payment date, there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final maturity date of the notes, at which point if there is insufficient money available to us to pay interest on the class B issuer notes, the class M issuer notes or the class C issuer notes, then you may not receive all interest amounts payable on those classes of issuer notes.

     We are not able to defer payments of interest due on any interest payment date in respect of the class A issuer notes. The failure to pay interest on the class A issuer notes will be an event of default under those classes of issuer notes.

     The class A issuer notes, the class B issuer notes, the class M issuer notes and the class C issuer notes will be constituted by the issuer trust deed and will share the same security. However, upon enforcement of the issuer security or the occurrence of a trigger event, the class A issuer notes will rank in priority to the class B issuer notes, the class M issuer notes and the class C issuer notes; the class B issuer notes will rank in priority to the class M issuer notes and the class C issuer notes; and the class M issuer notes will rank in priority to the class C issuer notes.

MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING 1 GIC ACCOUNT

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     All amounts held by the mortgages trustee have been and will continue to be deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to the mortgages trustee guaranteed investment contract under which the mortgages trustee GIC provider has agreed to pay a variable rate of interest on funds in the mortgages trustee GIC account of 0.25 per cent. per annum below LIBOR for three-month sterling deposits.

     Amounts held in the collection account will not have the benefit of a guaranteed investment contract but following receipt will be transferred into the mortgages trustee GIC account on a regular basis and in any event in the case of direct debits no later than the next business day after they are deposited in the collection account.

     All amounts held by Funding 1 have been and will continue to be deposited in the Funding 1 GIC account in the first instance. The Funding 1 GIC account is maintained with the Funding 1 GIC provider. This account is subject to the Funding 1 guaranteed investment contract under which the Funding 1 GIC provider has agreed to pay a variable rate of interest on funds in the Funding 1 GIC account of 0.25 per cent. per annum below LIBOR for three-month sterling deposits.

FUNDING 1 LIQUIDITY FACILITY

     The following section contains a summary of the material terms of the Funding 1 liquidity facility. The summary does not purport to be complete and is subject to the provisions of the Funding 1 liquidity facility agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The Funding 1 liquidity facility is available to make payments on the issuer term advances and previous term advances and to pay certain senior expense amounts.

GENERAL DESCRIPTION

     On 14th June, 2002 Funding 1 entered into the Funding 1 liquidity facility agreement with the Funding 1 liquidity facility provider in relation to the previous term advances made to it by Permanent Financing (No. 1) PLC. On 6th March, 2003, the Funding 1 liquidity facility agreement was amended and restated to, amongst other matters, provide liquidity for the previous term advances made to it by Permanent Financing (No. 2) PLC. On 25th November, 2003, the Funding 1 liquidity facility agreement was amended and restated to, amongst other matters, provide liquidity for the previous term advances made to it by Permanent Financing (No. 3) PLC. On 12th March, 2004, the Funding 1 liquidity facility agreement was amended and restated to, amongst other matters, provide liquidity for the previous term advances made to it by Permanent Financing (No. 4) PLC. On the closing date, the Funding 1 liquidity facility agreement will be further amended and restated to, amongst other matters, provide liquidity for the issuer term advances. Under the Funding 1 liquidity facility agreement, the Funding 1 liquidity facility provider has agreed to grant to Funding 1 a liquidity facility upon the terms, subject to the conditions and for the purposes described below:

     * paying in full on any Funding 1 interest payment date interest due and payable on all issuer term advances and previous term advances as specified in the Funding 1 pre-enforcement revenue priority of payments provided that:

          (1) drawings may not be made under the Funding 1 liquidity facility to pay interest on item (F) of the Funding 1 pre-enforcement revenue priority of payments (being payment of interest on the term AAA advances) if, at the date of the relevant drawing, the debit balance on the AAA principal deficiency sub-ledger is in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the term AAA advances;

          (2) drawings may not be made under the Funding 1 liquidity facility to pay interest on item (H) of the Funding 1 pre-enforcement revenue priority of payments (being payment of interest on the term AA advances) if, at the date of the relevant drawing, the debit balance on the AA principal deficiency sub-ledger is in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the term AA advances;

          (3) drawings may not be made under the Funding 1 liquidity facility to pay interest on item (J) of the Funding 1 pre-enforcement revenue priority of payments (being payment of interest on the term A advances) if, at the date of the relevant drawing, the debit balance on the A principal deficiency sub-ledger is in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the term A advances; and

          (4) drawings may not be made under the Funding 1 liquidity facility to pay interest on item (L) of the Funding 1 pre-enforcement revenue priority of payments (being payment of interest on the term BBB advances) if, at the date of the relevant drawing, the debit balance on the BBB

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               principal deficiency sub-ledger is in an amount equal to or in excess of 50 per cent. of the principal amount outstanding of the term BBB advances; and/or

     *    making "ELIGIBLE LIQUIDITY FACILITY PRINCIPAL REPAYMENTS", being:

          (i)  prior to the occurrence of a trigger event:

               (a) repayments of principal which are then due and payable in respect of previous original bullet term advances and issuer original bullet term advances; and

               (b) repayments of principal in respect of previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only; and

          (ii) on or after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, repayments of principal in respect of previous original bullet term advances, issuer original bullet term advances, previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only; in each case prior to the service of an intercompany loan acceleration notice on Funding 1 and taking into account any allocation of principal to meet any deficiency in Funding 1's available revenue receipts.

     Following the occurrence of an asset trigger event the Funding 1 liquidity facility will not be available to repay principal in respect of original bullet term advances or original scheduled amortisation term advances of the current issuers.

     The Funding 1 liquidity facility will be a 364-day committed facility. Each year, Funding 1 may request a renewal of the Funding 1 liquidity facility for a further 364 days by giving written notice to the Funding 1 liquidity facility provider not more than 60 days and not less than 30 days before the expiration of the 364-day period.

FUNDING 1 LIQUIDITY DRAWINGS

     If the cash manager determines on the London business day immediately preceding a Funding 1 interest payment date that Funding 1 will not have sufficient funds to make the payments specified in "- GENERAL DESCRIPTION" above (a shortfall known as the "FUNDING 1 LIQUIDITY SHORTFALL"), then the cash manager must direct Funding 1 to request a drawing under the Funding 1 liquidity facility (a "FUNDING 1 LIQUIDITY FACILITY DRAWING") to apply towards the Funding 1 liquidity shortfall. The drawing will be the lesser of the amount of the Funding 1 liquidity shortfall and the amount available for drawing under the Funding 1 liquidity facility. A drawing may only be made by a duly completed drawdown notice signed by an authorised signatory of Funding 1.

CONDITIONS PRECEDENT TO A FUNDING 1 LIQUIDITY DRAWING

     A drawing may be made under the Funding 1 liquidity facility:

     *    if no event of default exists under the Funding 1 liquidity facility;

     *    if no asset trigger event has occurred; and

     * if insufficient amounts are available for drawing from the reserve funds.

FUNDING 1 LIQUIDITY FACILITY STAND-BY ACCOUNT

     The Funding 1 liquidity facility agreement provides that if:

     * the relevant rating(s) of the Funding 1 liquidity facility provider is or are, as applicable, downgraded by a rating agency below the rating(s) specified in the Funding 1 liquidity facility agreement; or

     * the Funding 1 liquidity facility provider does not agree to renew the Funding 1 liquidity facility beyond each 364-day commitment period,

then Funding 1 may require the Funding 1 liquidity facility provider to pay an amount equal to the then undrawn commitment under the Funding 1 liquidity facility agreement (the "FUNDING 1 STAND-BY DRAWING") into a designated bank account of Funding 1 (the "FUNDING 1 LIQUIDITY FACILITY STAND-BY ACCOUNT"). The Funding 1 liquidity facility stand-by account must be maintained with a bank having the requisite ratings, which will be the Funding 1 liquidity facility provider if it has the requisite ratings. Amounts standing to the credit of the Funding 1 liquidity facility stand-by account will be available for drawing during the period that the Funding 1 liquidity facility is available in the circumstances described and for investing in short-term authorised investments.

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     All interest accrued on the amount on deposit in the Funding 1 liquidity facility stand-by account will belong to Funding 1.

     Funding 1 may require that the Funding 1 liquidity facility provider transfer its rights and obligations under the Funding 1 liquidity facility agreement to a replacement Funding 1 liquidity facility provider which has the requisite ratings so long as the then current ratings of the notes (whether the previous notes, the issuer notes or any new notes) are not adversely affected by that transfer.

INTEREST ON FUNDING 1 LIQUIDITY DRAWINGS

     Interest is payable to the Funding 1 liquidity facility provider on the principal amount of a Funding 1 liquidity facility drawing but is not payable on the principal amount of a Funding 1 stand-by drawing (other than, for so long as amounts are outstanding under the intercompany loan made by Permanent Financing (No. 1) PLC to Funding 1, the first GBP60,000,000 of the Funding 1 stand-by drawing). This interest is payable at a rate based on three-month sterling LIBOR plus a margin of 0.50 per cent. per annum. Unpaid interest will be added to the principal amount owed to the Funding 1 liquidity facility provider and interest will accrue on that amount.

     A commitment fee is also payable at the rate of 0.08 per cent. per annum on the undrawn, uncancelled amount of the Funding 1 liquidity facility. The commitment fee is payable quarterly in arrear on each Funding 1 interest payment date. A contingent fee will be payable at the rate of 0.38 per cent. per annum on any Funding 1 stand-by drawing together with an amount equal to any interest received by Funding 1 on the Funding 1 liquidity facility stand-by account (other than, for so long as amounts are outstanding under the intercompany loan made by Permanent Financing (No. 1) PLC to Funding 1, the first GBP60,000,000 of the Funding 1 stand-by drawing).

     Interest and fees on the Funding 1 liquidity facility are senior to amounts due to the Funding 1 swap provider under the Funding 1 pre-enforcement revenue priority of payments and under the Funding 1 post-enforcement priority of payments.

REPAYMENT OF FUNDING 1 LIQUIDITY DRAWINGS

     If an amount has been drawn down under the Funding 1 liquidity facility, the principal amount is repayable on the following Funding 1 interest payment date from Funding 1 available principal receipts (to the extent that the drawing has been made to repay principal on the relevant Funding 1 term advance) or from Funding 1 available revenue receipts (to the extent that the drawing has been made to pay interest on other relevant revenue expenses), prior to making payments on the term advances.

EVENTS OF DEFAULT UNDER THE FUNDING 1 LIQUIDITY FACILITY

     It is an event of default under the Funding 1 liquidity facility, whether or not that event is within the control of Funding 1, if, among other things:

     (A) Funding 1 does not pay within three business days of the due date any amount due and payable under the Funding 1 liquidity facility, other than Funding 1 liquidity subordinated amounts, where funds are available;

     (B) an event of default occurs under any previous intercompany loan and notice is or should be served on Funding 1 in relation to that default; or

     (C) it is or becomes unlawful for Funding 1 to perform any of its obligations under the Funding 1 liquidity facility.

CONSEQUENCES OF DEFAULT

     After the occurrence of an event of default under the Funding 1 liquidity facility agreement, the Funding 1 liquidity facility provider may by notice to Funding 1:

     *    cancel the Funding 1 liquidity facility commitment; and/or

     * demand that all or part of the loans made to Funding 1 under the Funding 1 liquidity facility, together with accrued interest and all other amounts accrued under the Funding 1 liquidity facility agreement, be immediately due and payable, in which case they shall become immediately due and payable; and/or

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     *    demand that all or part of the loans made under the Funding 1 liquidity facility be repayable on demand, in which case they will immediately become repayable on demand.

     The occurrence of an event of default under the Funding 1 liquidity facility agreement may constitute an intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

FUNDING 1 LIQUIDITY FACILITY PROVIDER A SECURED CREDITOR

     The Funding 1 liquidity facility provider is a secured creditor of Funding 1 pursuant to the Funding 1 deed of charge. All amounts owing to the Funding 1 liquidity facility provider will, on the service of an intercompany loan acceleration notice on Funding 1, rank in priority to the payment of all amounts of interest and principal in respect of the term advances.

GOVERNING LAW

     The Funding 1 liquidity facility agreement is governed by English law.

ADDITIONAL FUNDING 1 LIQUIDITY FACILITY

     If the rating of the short-term unsecured, unguaranteed and unsubordinated debt obligations of the seller fall below A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, then Funding 1 (unless otherwise agreed in writing with the rating agencies and the security trustee) will enter into an additional liquidity facility agreement (the "ADDITIONAL FUNDING 1 LIQUIDITY FACILITY AGREEMENT"). The additional Funding 1 liquidity facility provider will be a bank the short-term unsecured, unguaranteed and unsubordinated debt obligations of which are rated at least A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch, unless otherwise agreed by the rating agencies and the security trustee.

     Under the terms of the additional Funding 1 liquidity facility agreement, Funding 1 will be permitted to make drawings only if (i) an insolvency event (as defined in the glossary) occurs in relation to the seller and (ii) no intercompany loan acceleration notice has been served by the security trustee, in order to pay interest and amounts ranking in priority to interest in the Funding 1 pre-enforcement revenue priority of payments.

     The other terms of the additional Funding 1 liquidity facility agreement will be agreed at the time that Funding 1 is required to enter into such an agreement, subject to the prior written approval of the rating agencies and the security trustee.

     The additional Funding 1 liquidity facility provider will accede to the terms of the Funding 1 deed of charge and will be a secured creditor of Funding 1, and all payments due to the additional Funding 1 liquidity facility provider will rank in priority to payments of interest and principal on the term advances, and will rank equally and proportionately with amounts due to the existing Funding 1 liquidity facility provider. The other Funding 1 secured creditors (including the issuer) will agree on the closing date to the proposed accession.

     If the Funding 1 liquidity facility has been used to pay any amounts in relation to the Funding 1 pre-enforcement revenue priority of payments as described in "- FUNDING 1 LIQUIDITY FACILITY - GENERAL DESCRIPTION", then the Funding 1 liquidity facility provider will be repaid from Funding 1 revenue receipts prior to paying interest on the term advances. If the Funding 1 liquidity facility has been used to pay principal amounts due on the eligible liquidity facility term advances, then the Funding 1 liquidity facility provider will be repaid from Funding 1 principal receipts prior to paying principal amounts due on the term advances.

LIQUIDITY RESERVE FUND

     Funding 1 will be required to establish a liquidity reserve fund if, and for as long as, the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the issuer notes will not be adversely affected by the ratings downgrade). If following a subsequent increase in the seller's rating Funding 1 would no longer be required to maintain the liquidity reserve fund, then Funding 1 at its option may terminate the liquidity reserve fund, and all amounts standing to the credit of the liquidity reserve ledger will then be treated as Funding 1 available revenue receipts for the next Funding 1 interest payment date.

     Prior to enforcement of the Funding 1 security, the liquidity reserve fund may be used as part of Funding 1 available revenue receipts to fund the payment of certain senior expenses and interest on term

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advances made by the issuer and previous issuers. The liquidity reserve fund is also available to make "ELIGIBLE LIQUIDITY FUND PRINCIPAL REPAYMENTS", which are:

     (i)  prior to the occurrence of a trigger event:

          (a) repayments of principal which are then due and payable in respect of previous original bullet term advances and issuer original bullet term advances; and

          (b) repayments of principal in respect of previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only; and

     (ii) on or after the occurrence of a non-asset trigger event or an asset trigger event, repayments of principal in respect of previous original bullet term advances, issuer original bullet term advances, previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only;

     in each case prior to the service of an intercompany loan acceleration notice on Funding 1 and taking into account any allocation of principal to meet any deficiency in Funding 1's available revenue receipts.

     The liquidity reserve fund, if required to be funded, will be funded initially from Funding 1 available revenue receipts or (if insufficient funds are available therefrom) from Funding 1 available principal receipts in accordance with the Funding 1 pre-enforcement revenue priority of payments or Funding 1 pre-enforcement principal priority of payments, as applicable. The liquidity reserve fund will be deposited in Funding 1's name in the Funding 1 GIC account into which the general reserve fund is also deposited. All interest or income accrued on the amount of the liquidity reserve fund while on deposit in the Funding 1 GIC account will belong to Funding 1. The cash manager will maintain a separate liquidity reserve ledger to record the balance from time to time of the liquidity reserve fund.

     The liquidity reserve fund is funded and replenished up to and including an amount equal to the liquidity reserve fund required amount on Funding 1 interest payment dates from Funding 1 available revenue receipts at item (P) of the Funding 1 pre-enforcement revenue priority of payments and from Funding 1 available principal receipts at item (C) of the relevant Funding 1 pre-enforcement principal priority of payments.

     Following enforcement of the Funding 1 security, amounts standing to the credit of the liquidity reserve ledger may be applied in making payments of principal due under the term advances.

FIFTH START-UP LOAN

     The following section contains a summary of the material terms of the fifth start-up loan agreement. The summary does not purport to be complete and is subject to the provisions of the fifth start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Funding 1 has also entered into the first start-up loan agreement and the second start-up loan agreement as described in "- GENERAL RESERVE FUND" above.

GENERAL DESCRIPTION

     On the closing date, Halifax (the "START-UP LOAN PROVIDER"), acting through its office at Trinity Road, Halifax, West Yorkshire HX1 2RG, will make available to Funding 1 the fifth start-up loan under the fifth start-up loan agreement. This will be a subordinated loan facility in an amount of GBP*, which will be used for increasing the general reserve fund on the closing date by GBP* and for meeting the costs and expenses incurred by Funding 1 in connection with its payment to the seller for loans (together with their related security) sold to the mortgages trustee on the closing date and the fees payable under the issuer intercompany loan agreement which relate to the costs of issue of the issuer notes.

INTEREST ON THE FIFTH START-UP LOAN

     The fifth start-up loan will bear interest until the interest payment date ending in [June 2011], at the rate of LIBOR for three-month sterling deposits plus [0.25] per cent. per annum and from the interest payment date in [June 2011] at the rate of LIBOR for three-month sterling deposits at [0.50] per cent. per annum. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for *-month and *-month sterling deposits. Any unpaid interest will be added to the principal amount owed and will bear interest. Interest is payable by Funding 1 on each Funding 1 interest payment date.

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REPAYMENT OF THE FIFTH START-UP LOAN

     Funding 1 will repay the fifth start-up loan, but only to the extent that it has Funding 1 available revenue receipts after making higher ranking payments (see further "SECURITY FOR FUNDING 1'S OBLIGATIONS - FUNDING 1 PRE-ENFORCEMENT PRIORITY OF PAYMENTS" and "SECURITY FOR FUNDING 1'S OBLIGATIONS - FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS"). Amounts due to the start-up loan provider are payable after amounts due on the term advances to the current issuers. After Funding 1 has repaid the fifth start-up loan, it will have no further recourse to the start-up loan provider.

EVENT OF DEFAULT

     It will be an event of default under a start-up loan agreement if Funding 1 has available revenue receipts to pay amounts due to the start-up loan provider, and it does not pay them.

     The occurrence of an event of default under any start-up loan agreement may constitute an issuer intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT - ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

ACCELERATION

     If notice is given that the security granted by Funding 1 under the Funding 1 deed of charge is to be enforced, then the fifth start-up loan will become immediately due and payable.

GOVERNING LAW

     The fifth start-up loan agreement will be governed by English law.

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                               THE SWAP AGREEMENTS

     The following section contains a summary of the material terms of the Funding 1 swap agreement and the issuer swap agreements. The summary does not purport to be complete and is subject to the provisions of those swap agreements, forms of which have been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

     Funding 1 has entered into the Funding 1 swap agreement with Halifax (as the Funding 1 swap provider) and the security trustee. The issuer will enter into issuer swaps with the issuer swap providers and the security trustee. In general, the swaps are designed to do the following:

     * Funding 1 swap: to hedge against the possible variance between the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans and a LIBOR based rate for three-month sterling deposits;

     * issuer dollar currency swaps: to protect the issuer against changes in the sterling to US dollar exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and either (i) a LIBOR based rate for one-month dollar deposits applicable to the series 1 class A issuer notes, or
          (ii) a LIBOR based rate for three-month dollar deposits applicable to the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 3 issuer notes, and to address the difference in periodicity between the interest payment dates in respect of the intercompany loans, which occur quarterly, and the interest payment dates in respect of the series 1 class A issuer notes, which occur (i) monthly until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly on and following the interest payment date occurring immediately thereafter; and

     * issuer euro currency swaps and issuer interest rate swap: to protect the issuer against changes in the sterling to euro exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and either (i) a fixed rate of interest applicable to the series 5 class A1 issuer notes up to and including the interest payment date in [June 2011] payable, during this period, annually on the interest payment date falling in March of each year until the occurrence of a trigger event or the enforcement of the issuer security or (ii) a EURIBOR-based rate for three-month euro deposits applicable to the series 4 issuer notes at any time and the series 5 class A1 issuer notes from and including the interest payment date falling in [June 2011].

THE FUNDING 1 SWAP

     Some of the loans in the portfolio pay a variable rate of interest for a period of time which may either be linked to the mortgages trustee variable base rate or linked to a variable interest rate other than the mortgages trustee variable base rate, such as a rate set by the Bank of England. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding 1 with respect to the issuer term advances is calculated as a margin over LIBOR for three-month sterling deposits. To provide a hedge against the possible variance between:

     (1) the mortgages trustee variable base rate payable on the variable rate loans, the rates of interest payable on the tracker rate loans and the fixed rates of interest payable on the fixed rate loans; and

     (2)  a LIBOR based rate for three-month sterling deposits,

     Funding 1, the Funding 1 swap provider and the security trustee will amend and restate the Funding 1 swap agreement on the closing date. The Funding 1 swap will:

     * have a notional amount that is sized to hedge against any potential interest rate mismatches in relation to the current issues; and

     * provide for the notional amount to be increased as appropriate to hedge against similar potential interest rate mismatches in relation to any new issues.

     Under the Funding 1 swap, on each calculation date (as defined in the glossary) the following amounts will be calculated:

     * the amount produced by applying LIBOR for three-month sterling deposits (as determined in respect of the corresponding interest period under the intercompany loans) plus a spread for the

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          relevant calculation period to the notional amount of the Funding 1 swap as described later in this section (known as the "CALCULATION PERIOD SWAP PROVIDER AMOUNT"); and

     * the amount produced by applying a rate equal to the weighted average of:

          (i) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, HSBC Bank plc, Lloyds TSB plc, National Westminster Bank Plc, Nationwide Building Society, Northern Rock plc, and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates);

          (ii)  the rates of interest payable on the tracker rate loans; and

          (iii) the rates of interest payable on the fixed rate loans,

for the relevant calculation period to the notional amount of the Funding 1 swap (known as the "CALCULATION PERIOD FUNDING 1 AMOUNT").

     On each Funding 1 interest payment date the following amounts will be calculated:

     * the sum of each of the calculation period swap provider amounts calculated during the preceding interest period; and

     * the sum of each of the calculation period Funding 1 amounts calculated during the preceding interest period.

     After these two amounts are calculated in relation to a Funding 1 interest payment date, the following payments will be made on that Funding 1 interest payment date:

     * if the first amount is greater than the second amount, then the Funding 1 swap provider will pay the difference to Funding 1;

     * if the second amount is greater than the first amount, then Funding 1 will pay the difference to the Funding 1 swap provider; and

     * if the two amounts are equal, neither party will make a payment to the other.

     If a payment is to be made by the Funding 1 swap provider, that payment will be included in the Funding 1 available revenue receipts and will be applied on the relevant Funding 1 interest payment date according to the relevant order of priority of payments of Funding 1. If a payment is to be made by Funding 1, it will be made according to the relevant order of priority of payments of Funding 1.

     The notional amount of the Funding 1 swap in respect of a calculation period will be an amount in sterling equal to:

     * the aggregate principal amount outstanding of all intercompany loans during the relevant calculation period, less

     * the balance of the principal deficiency ledger attributable to all intercompany loans during the relevant calculation period, less

     * the amount of the principal receipts in the Funding 1 GIC account attributable to all intercompany loans during the relevant calculation period.

     In the event that the Funding 1 swap is terminated prior to the service of any issuer intercompany loan acceleration notice or final repayment of any intercompany loan, Funding 1 shall enter into a replacement Funding 1 swap on terms acceptable to the rating agencies, with the security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding 1, the issuer and the security trustee will not cause the then current ratings of the current notes to be downgraded, withdrawn or qualified. If Funding 1 is unable to enter into a replacement Funding 1 swap on terms acceptable to the rating agencies, this may affect amounts available to pay interest on the intercompany loans.

THE ISSUER CURRENCY SWAPS

     The issuer intercompany loan will be denominated in sterling and interest payable by Funding 1 to the issuer under the issuer term advances is calculated as a margin over LIBOR for three-month sterling deposits. However, some of the issuer notes will be denominated in US dollars and will accrue interest at either a LIBOR based rate for one-month US-dollar deposits or a LIBOR based rate for three-month US dollar deposits. In addition, the series 4 issuer notes and the series 5 class A1 issuer notes will be denominated in euro and will accrue interest at a EURIBOR based rate for three-month euro deposits (although the series 5 class A1 issuer notes will accrue interest at a fixed rate until the interest payment date in [June 2011]). To deal with the potential currency mismatch between (i) its receipts and liabilities in respect of the issuer intercompany loan and (ii) its receipts and liabilities under the issuer notes, the issuer will,

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pursuant to the terms of the issuer currency swaps, swap its receipts and liabilities in respect of all euro denominated issuer notes and all US dollar denominated issuer notes on terms that match the issuer's obligations under the US dollar denominated issuer notes, the series 4 issuer notes or the series 5 class A1 issuer interest rate swap, as applicable.

     The currency amount of each issuer currency swap will be the principal amount outstanding under the term advance for the issuer notes to which the relevant issuer currency swap relates. In order to allow for the effective currency amount of each issuer currency swap to amortise at the same rate as the relevant series and class of issuer notes, each issuer currency swap agreement will provide that, as and when the issuer notes amortise, a corresponding portion of the currency amount of the relevant issuer currency swap will amortise. Pursuant to each issuer currency swap agreement, any portion of the issuer currency swap so amortised will be swapped from sterling into US dollars at the relevant US dollar currency exchange rate or into euro at the euro currency exchange rate, as applicable.

     The payment obligations of the series 3 issuer swap provider will be guaranteed by the [Series 3] issuer swap guarantor pursuant to the [Series 3] issuer swap guarantee.

     The payment obligations of the series 5 class A1 issuer euro currency swap provider will be guaranteed by the [Series 5] issuer swap guarantor pursuant to the [Series 5] issuer swap guarantee.

     In the event that any currency issuer swap is terminated prior to the service of an issuer note acceleration notice or the final redemption of the relevant US dollar denominated or euro denominated issuer notes, as applicable, the issuer shall enter into a replacement issuer currency swap in respect of that class and series of issuer notes. Any replacement issuer currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the security trustee and with a replacement issuer currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into any replacement issuer currency swaps on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.

     If an issuer currency swap agreement is terminated and the issuer is unable to enter into a replacement swap as described above, then any payments received by the issuer from Funding 1 on each Funding 1 interest payment date shall be deposited in the issuer bank account (or such other account opened for this purpose) and applied by the issuer to repay the issuer notes on each interest payment date after exchanging at the "SPOT" rate the relevant proceeds from sterling into US dollars or euros as required.

THE ISSUER INTEREST RATE SWAP

     Under the series 5 class A1 issuer euro currency swap, the issuer will receive interest amounts at a EURIBOR-based rate for three-month euro deposits. The series 5 class A1 issuer notes will, until the interest payment date falling in [June 2011], accrue interest at a fixed rate in euro. To deal with the potential interest rate mismatch between (i) its receipts in respect of the series 5 class A1 issuer euro currency swap and (ii) its receipts and liabilities in respect of interest payable on the issuer series 5 class A1 issuer notes, the issuer will, pursuant to the terms of the series 5 class A1 issuer interest rate swap, swap its receipts in respect of the series 5 class A1 issuer euro currency swap on terms that match the issuer's obligation to pay interest under the series 5 class A1 issuer notes.

     In the event that the issuer interest rate swap is terminated prior to the service of an issuer note acceleration notice or the interest payment date falling in [June 2011], the issuer shall enter into a replacement issuer interest rate swap. Any replacement issuer interest rate swap must be entered into on terms acceptable to the rating agencies, the issuer and the security trustee and with a replacement issuer interest rate swap provider whom the rating agencies have previously confirmed in writing to the issuer and the security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into any replacement issuer interest rate swap on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.

     If an issuer interest rate swap agreement is terminated and the issuer is unable to enter into a replacement swap as described above, then any interest payments received by the issuer in respect of the series 5 class A1 issuer euro currency swap on each Funding 1 interest payment date shall be deposited in the issuer bank account (or such other account opened for this purpose) applied by the issuer to pay interest to the holders of the series 5 class A1 issuer notes on each interest payment date.

RATINGS DOWNGRADE OF SWAP PROVIDERS

     Under each of the swap agreements, in the event that the relevant rating(s) of a swap provider, or its respective guarantor, as applicable, is or are, as applicable, downgraded by a rating agency below the

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rating(s) specified in the relevant swap agreement (in accordance with the requirements of the rating agencies) for such swap provider, and, as a result of the downgrade, the then current ratings of the current notes, in respect of the Funding 1 swap, or the issuer notes corresponding to the relevant issuer swap, in respect of the relevant issuer swap, would or may, as applicable, be adversely affected, the relevant swap provider will, in accordance with the Funding 1 swap or the relevant issuer swap, as applicable, be required to take certain remedial measures which may include providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), procuring another entity with rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency) to become co-obligor or guarantor, as applicable, in respect of its obligations under the relevant swap, or taking such other action as it may agree with the relevant rating agency.

TERMINATION OF THE SWAPS

     * The Funding 1 swap will terminate on the date on which the aggregate principal amount outstanding under all intercompany loans is reduced to zero.

     * Each issuer swap (other than the series 1 class A issuer swap, the series 2 class A issuer swap and the series 3 class A issuer swap) will terminate on the earlier of the interest payment date falling in June 2042 and the date on which all of the relevant class and series of issuer notes are redeemed in full. The series 1 class A issuer swap will terminate on the earlier of the interest payment date falling in [June 2005] and the date on which the series 1 class A issuer notes are redeemed in full. The series 2 class A issuer swap will terminate on the earlier of the interest payment date falling in [September 2027] and the date on which the series 2 class A issuer notes are redeemed in full. The series 3 class A issuer swap will terminate on the earlier of the interest payment date falling in [September 2034] and the date on which the series 3 class A issuer notes are redeemed in full.

     * Any swap agreement may also be terminated in certain other circumstances, including the following, each referred to as a "SWAP EARLY TERMINATION EVENT";

          * at the option of one party to the swap agreement, if there is a failure by the other party to pay any amounts due under that swap agreement;

          * in respect of the issuer swaps, if an event of default under the issuer notes occurs and the security trustee serves an issuer note acceleration notice;

          * in respect of the Funding 1 swap, if an event of default under any intercompany loan occurs and the security trustee serves an intercompany loan acceleration notice;

          * in respect of the issuer swaps, at the option of either party, if a redemption or purchase of the relevant class of issuer notes occurs pursuant to number 5(F) (Redemption or purchase following a regulatory event) under "Terms and Conditions of the Offered Issuer Notes";

          * in respect of the issuer swaps, at the option of the issuer, if certain tax representations by the relevant issuer swap provider prove to have been incorrect or misleading in any material respect;

          * in respect of the issuer swaps, at the option of the relevant issuer swap provider, if certain insolvency events occur with respect to the issuer;

          * upon the occurrence of an insolvency of the relevant swap provider, or its guarantor, or the merger of the relevant swap provider without an assumption of its obligations under the relevant swap agreement or changes in law resulting in the obligations of one of the parties becoming illegal; and

          * if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement and described above under "- RATINGS DOWNGRADE OF SWAP PROVIDERS".

     Upon the occurrence of a swap early termination event, the issuer or the relevant issuer swap provider may be liable to make a termination payment to the other (in the case of an issuer swap) and/or Funding 1 or the Funding 1 swap provider may be liable to make a termination payment to the other (in the case of the Funding swap). This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap as determined on the basis of quotations sought from leading dealers as to the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the economic equivalent of the respective full payment obligations of the parties (or based upon a good faith determination of total losses and costs (or gains) if an

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insufficient number of quotations can be obtained or if basing the valuation on quotations would not produce a commercially reasonable result). Any such termination payment could be substantial.

     If any issuer swap is terminated early and a termination payment is due by the issuer to an issuer swap provider, then, pursuant to its obligations under the issuer intercompany loan, Funding 1 shall pay to the issuer an amount equal to the termination payment due to the relevant issuer swap provider less any amount received by the issuer under any replacement issuer swap agreement. These payments will be made by Funding 1 only after paying interest amounts due on the issuer term advances and after providing for any debit balance on the principal deficiency ledger. The issuer shall apply amounts received from Funding 1 under the issuer intercompany loan in accordance with the issuer pre-enforcement revenue priority of payments or, as the case may be, the issuer post-enforcement priority of payments. The application by the issuer of termination payments due to an issuer swap provider may affect the funds available to pay amounts due to the noteholders (see further "RISK FACTORS - YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS ON THE SERIES 1 ISSUER NOTES, THE SERIES 2 ISSUER NOTES, THE SERIES 3 ISSUER NOTES, THE SERIES 4 ISSUER NOTES AND THE SERIES 5 CLASS A1 ISSUER NOTES" AND "RISK FACTORS - YOU MAY BE SUBJECT TO INTEREST RATE RISKS ON THE SERIES 5 CLASS A1 ISSUER NOTES").

     If the issuer receives a termination payment from an issuer currency swap provider, then the issuer shall use those funds towards meeting its costs in effecting currency exchanges at the applicable spot rate of exchange until a replacement issuer currency swap is entered into and/or to acquire a replacement issuer currency swap.

     If the issuer receives a termination payment from the issuer interest rate swap provider, then the issuer shall deposit those funds in the issuer bank account (or such other account opened for such purpose) and apply the funds to pay interest on the series 5 class A1 issuer notes until a replacement issuer interest rate swap is entered into and/or acquire a replacement issuer interest rate swap.

     Noteholders will not receive extra amounts (over and above interest and principal payable on the issuer notes) as a result of the issuer receiving a termination payment.

TRANSFER OF THE ISSUER SWAPS

     Each issuer swap provider may, subject to certain conditions specified in the relevant issuer swap agreement, including (without limitation) the satisfaction of certain requirements of the rating agencies, transfer its obligations under any of the issuer swaps to another entity.

TAXATION

     Neither Funding 1 nor the issuer is obliged under any of the swaps to gross up payments made by them if withholding taxes are imposed on payments made under the Funding 1 swap or the issuer swaps.

     Each swap provider will be obliged to gross up payments made by it to Funding 1 or the issuer, as appropriate, if withholding taxes are imposed on payments made under the Funding 1 swap or the issuer swaps.

     The [Series 3] issuer swap guarantor will be obliged to gross up payments made by it to the issuer if withholding taxes are imposed on payments made under the [Series 3] issuer swap guarantee. However, the [Series 3] issuer swap guarantee provides that, if the [Series 3] issuer swap guarantor is required to gross up a payment under the [Series 3] issuer swap guarantee in respect of a relevant issuer currency swap, it may terminate the relevant issuer currency swap.

GOVERNING LAW

     The Funding 1 swap agreement, the issuer currency swap agreements and the issuer interest rate swap will be governed by English law.

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             CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 1

     The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Halifax was appointed on 14th June, 2002 by the mortgages trustee, Funding 1 and the security trustee to provide cash management services in relation to the mortgages trust and Funding 1.

CASH MANAGEMENT SERVICES PROVIDED IN RELATION TO THE MORTGAGES TRUST

     The cash manager's duties in relation to the mortgages trust include but are not limited to:

     (A) determining the current shares of Funding 1 and the seller in the trust property in accordance with the terms of the mortgages trust deed;

     (B)  maintaining the following ledgers on behalf of the mortgages trustee:

          * the Funding 1 share/seller share ledger, which records the current shares of the seller and Funding 1 in the trust property;

          *    the losses ledger, which records losses on the loans;

          * the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding 1 and the seller; and

          * the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding 1 and the seller;

     (C) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding 1 and the seller in accordance with the terms of the mortgages trust deed; and

     (D) providing the mortgages trustee, Funding 1, the security trustee and the rating agencies with a quarterly report in relation to the trust property.

CASH MANAGEMENT SERVICES PROVIDED TO FUNDING 1

     The cash manager's duties in relation to Funding 1 include but are not limited to:

     (A) four business days before each Funding 1 interest payment date, determining:

          * the amount of Funding 1 available revenue receipts to be applied to pay interest and fees in relation to the term advances on the following Funding 1 interest payment date; and

          * the amount of Funding 1 available principal receipts to be applied to repay the term advances on the following Funding 1 interest payment date;

     (B) if required, making drawings under the Funding 1 liquidity facility and the liquidity reserve fund;

     (C)  maintaining the following ledgers on behalf of Funding 1:

          * the Funding 1 principal ledger, which records the amount of principal receipts received by Funding 1 on each distribution date;

          * the Funding 1 revenue ledger, which records all other amounts received by Funding 1 on each distribution date;

          * the general reserve ledger, which records the amount credited to the general reserve fund from a portion of the proceeds of (i) the first start-up loan on the initial closing date, (ii) the second start-up loan on 6th March, 2003, (iii) the third start-up loan on 25th November, 2003, (iv) the fourth start-up loan on 12th March, 2004, (v) the fifth start-up loan on the closing date, (vi) other amounts standing to the credit of the general reserve fund (but not exceeding the general reserve fund required amount) and (vii) all deposits and other credits in respect of the general reserve fund;

          * the principal deficiency ledger, which records principal deficiencies arising from losses on the loans which have been allocated to Funding 1's share or the use of Funding 1's principal receipts to cover certain senior expenses (including interest on the term advances);

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          *    the intercompany loan ledger, which records payments of interest and repayments of principal made on each of the term advances under the intercompany loans;

          * the cash accumulation ledger, which records the amount accumulated by Funding 1 from time to time to pay the amounts due on the bullet term advances and the scheduled amortisation instalments;

          * the Funding 1 liquidity facility ledger, which will record drawings made under the Funding 1 liquidity facility and repayments of those drawings; and

          * the liquidity reserve ledger, which will record the amounts credited to the liquidity reserve fund from Funding 1 available revenue receipts and from Funding 1 available principal receipts up to the liquidity reserve fund required amount and drawings made under the liquidity reserve fund;

     (D) investing sums standing to the credit of the Funding 1 GIC account and the Funding 1 liquidity facility stand-by account in short-term authorised investments (as defined in the glossary) as determined by Funding 1, the cash manager and the security trustee;

     (E)  making withdrawals from the reserve funds as and when required;

     (F) applying the Funding 1 available revenue receipts and Funding 1 available principal receipts in accordance with the relevant order of priority of payments for Funding 1 contained in the Funding 1 deed of charge;

     (G) providing Funding 1, the issuer, the security trustee and the rating agencies with a quarterly report in relation to Funding 1; and

     (H) making all returns and filings in relation to Funding 1 and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them.

     For the definitions of Funding 1 available revenue receipts, Funding 1 available principal receipts and the Funding 1 priorities of payments, see "CASHFLOWS".

COMPENSATION OF CASH MANAGER

     The cash manager is paid a rate of 0.025 per cent. per annum of the principal amount outstanding of the intercompany loans for its services which is paid in four equal instalments quarterly in arrear on each Funding 1 interest payment date. The rate is inclusive of VAT. The rate is subject to adjustment if the applicable rate of VAT changes.

     In addition, the cash manager is entitled to be reimbursed for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by Funding 1 prior to amounts due to the relevant issuers on the term advances.

RESIGNATION OF CASH MANAGER

     The cash manager may resign only on giving 12 months' written notice to the security trustee, Funding 1 and the mortgages trustee and if:

     * a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding 1; and

     * the ratings of the notes at that time would not be adversely affected as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class).

TERMINATION OF APPOINTMENT OF CASH MANAGER

     The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

     * the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

     * the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee is materially prejudicial to the Funding 1 secured creditors and does not remedy that failure within 20 London business days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

     * Halifax, while acting as the cash manager, suffers an insolvency event.

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     If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding 1 or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding 1 has no further interest in the trust property and the intercompany loan and all new intercompany loans (if any) have been repaid or otherwise discharged.

GOVERNING LAW

     The cash management agreement is governed by English law.


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                         CASH MANAGEMENT FOR THE ISSUER

     The following section contains a summary of the material terms of the issuer cash management agreement. The summary does not purport to be complete and is subject to the provisions of the issuer cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Halifax will be appointed on the closing date by the issuer and the security trustee to provide cash management services to the issuer.

CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUER

     The issuer cash manager's duties will include but are not limited to:

     (A)  four business days before each interest payment date, determining:

          * the amount of issuer revenue receipts to be applied to pay interest on the issuer notes on the following interest payment date and to pay amounts due to other creditors of the issuer; and

          * the amount of issuer principal receipts to be applied to repay the issuer notes on the following interest payment date;

     (B) applying issuer revenue receipts and issuer principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement or, as applicable, the issuer deed of charge;

     (C) providing the issuer, Funding 1, the security trustee and the rating agencies with quarterly reports in relation to the issuer;

     (D) making all returns and filings required to be made by the issuer and providing or procuring the provision of company secretarial and administration services to the issuer;

     (E) arranging payment of all fees to the London Stock Exchange plc or, as applicable, the Financial Services Authority; and

     (F) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate.

ISSUER'S BANK ACCOUNTS

     On the closing date, the issuer will maintain a sterling bank account in its name with Bank of Scotland at 116 Wellington Street, Leeds LS1 4LT, the right, benefit and interest of which is assigned to the security trustee under the issuer deed of charge (together with any other accounts of the issuer from time to time the "ISSUER TRANSACTION ACCOUNT"). The issuer may, with the prior written consent of the security trustee, open additional or replacement bank accounts.

     If the short-term, unguaranteed and unsubordinated ratings of an issuer account bank cease to be rated A-1+ by Standard & Poor's, P-1 by Moody's or F1+ by Fitch, then the relevant issuer transaction account will be closed and a new issuer transaction account opened with a bank that has the requisite ratings.

COMPENSATION OF ISSUER CASH MANAGER

     The issuer cash manager will be paid a rate of 0.025 per cent. per annum of the principal amount outstanding of the issuer notes for its services which will be paid in four equal instalments quarterly in arrear on each interest payment date. The rate is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

     In addition, the issuer cash manager will be entitled to be reimbursed for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the issuer notes.

RESIGNATION OF ISSUER CASH MANAGER

     The issuer cash manager may resign only on giving 12 months' written notice to the security trustee and the issuer and if:

     * a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the security trustee and the issuer; and

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     *    the ratings of the issuer notes at that time would not be adversely affected as a result of that replacement.

TERMINATION OF APPOINTMENT OF ISSUER CASH MANAGER

     The security trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

     * the issuer cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

     * the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the security trustee is materially prejudicial to the issuer secured creditors and does not remedy that failure within 20 London business days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

     *    the issuer cash manager suffers an insolvency event.

     If the appointment of the issuer cash manager is terminated or it resigns, the issuer cash manager must deliver its books of account relating to the issuer notes to or at the direction of the security trustee. The issuer cash management agreement will terminate automatically when the issuer notes have been fully redeemed.

GOVERNING LAW

     The issuer cash management agreement will be governed by English law.


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                      DESCRIPTION OF THE ISSUER TRUST DEED

GENERAL

The principal agreement governing the issuer notes will be the trust deed dated on or about the closing date and made between the issuer and the note trustee (the "ISSUER TRUST DEED"). The issuer trust deed has five primary functions. It:

     *    constitutes the issuer notes;

     *    sets out the covenants of the issuer in relation to the issuer notes;

     * sets out the enforcement and post-enforcement procedures relating to the issuer notes;

     * contains provisions necessary to comply with the US Trust Indenture Act of 1939, as amended; and

     * sets out the appointment, powers and responsibilities of the note trustee.

     The following section contains a summary of the material terms of the issuer trust deed. The summary does not purport to be complete and is subject to the provisions of the issuer trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

     The issuer trust deed sets out the form of the global issuer notes and the definitive issuer notes. It also sets out the terms and conditions, and the conditions for the issue of definitive issuer notes and/or the cancellation of any issuer notes. It stipulates, among other things, that the paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the issuer paying agent and agent bank agreement.

     The issuer trust deed also contains covenants made by the issuer in favour of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal on each of the issuer notes when due. Covenants are included to ensure that the issuer remains insolvency-remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the issuer notes. See "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES". The issuer also covenants that it will do all things necessary to maintain the listing of the issuer notes on the official list of the UK Listing Authority and to maintain the trading of those issuer notes on the London Stock Exchange and to keep in place a common depositary, paying agents and an agent bank.

     The issuer trust deed provides that the class A noteholders' interests take precedence over the interests of other noteholders for so long as the class A issuer notes are outstanding and thereafter the interests of the class B noteholders take precedence for so long as the class B issuer notes are outstanding and thereafter the interests of the class M noteholders take precedence for so long as the class M issuer notes are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C issuer notes are outstanding. Certain basic terms of each class of issuer notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES".

     The issuer trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a co-trustee or any delegate or agent in the execution of any of its duties under the issuer trust deed. The issuer trust deed also sets out the circumstances in which the note trustee may resign or retire.

     The issuer trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939, as amended. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:

     (a)  maintenance of a noteholder list by the note trustee;

     (b) provision of financial statements and other information by the issuer to the note trustee;

     (c)  ability of noteholders to waive certain past defaults of the issuer;

     (d) duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

     (e) duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

     (f) right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.

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TRUST INDENTURE ACT PREVAILS

     The issuer trust deed contains a provision that, if any other provision of the issuer trust deed limits, qualifies or conflicts with another provision which is required to be included in the issuer trust deed by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

GOVERNING LAW

     The issuer trust deed will be governed by English law.


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                  THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES

     The issue of the issuer notes will be authorised by a resolution of the board of directors of the issuer passed prior to the closing date. The issuer notes will be constituted by an issuer trust deed to be dated the closing date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the issuer notes. While the material terms of the issuer notes and the global notes are described in this prospectus, the statements set out in this section with regard to the issuer notes and the global issuer notes are subject to the detailed provisions of the issuer trust deed. The issuer trust deed will include the form of the global issuer notes and the form of definitive issuer notes. The issuer trust deed includes provisions which enable it to be modified or supplemented and any reference to the issuer trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

     An issuer paying agent and agent bank agreement between the issuer, the note trustee, Citibank, N.A. in London as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank, regulate how payments will be made on the issuer notes and how determinations and notifications will be made. They will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

     Each class of each series of issuer notes will be represented initially by a global issuer note in registered form without interest coupons attached. The series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The series 4 issuer notes and the series 5 issuer notes will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the United States Securities Act of 1933, as amended. The global issuer notes representing the issuer notes offered by this prospectus (the "OFFERED GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of the issuer notes with Citibank, N.A. in London, as the custodian for, and registered in the name of Cede & Co as nominee of, The Depository Trust Company - called "DTC". On confirmation from the custodian that it holds the global issuer notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.

     The global issuer notes representing the issuer notes other than those represented by the offered global issuer notes (the "REG S GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of those issuer notes with, and registered in the name of a nominee of, Citibank, N.A., as common depositary for Clearstream, Luxembourg and Euroclear. On confirmation from the common depositary that it holds the Reg S global issuer notes, Clearstream, Luxembourg and/or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the Reg S global issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant Reg S global issuer notes.

     The amount of issuer notes represented by each global issuer note is evidenced by the register maintained for that purpose by the registrar. Together, the issuer notes represented by the global issuer notes and any outstanding definitive issuer notes will equal the aggregate principal amount of the issuer notes outstanding at any time. However, except as described under "- DEFINITIVE ISSUER NOTES" below, definitive certificates representing individual issuer notes shall not be issued.

     Beneficial owners may hold their interests in the global issuer notes only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global issuer note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global issuer note will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of issuer notes, beneficial owners of issuer notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those issuer notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of issuer notes only at the direction of one or more participants to whose account the interests in a global issuer note is credited and only in respect of that portion of the aggregate principal amount of issuer notes as to which that participant or those participants has or have given that direction.

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     Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the issuer trust deed and the issuer paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York, One Canada Square, London, E14 5AL and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the issuer notes are finally redeemed for as long as any issuer is outstanding, if the proposed European Union Directive on Taxation of Savings implementing the conclusions of the ECOFIN Council meeting on 21st January, 2003, or any law implementing or complying with, or introduced in order to conform to such conclusions is introduced, the issuer will endeavour to maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to such directive or any such law.

PAYMENT

     Principal and interest payments on the offered global issuer notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global issuer notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

     Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of issuer notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "STREET NAME". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. Neither the issuer, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global issuer notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

CLEARANCE AND SETTLEMENT

THE CLEARING SYSTEMS

     DTC. DTC has advised us and the underwriters that it intends to follow the following procedures:

     DTC will act as securities depository for the offered global issuer notes. The offered global issuer notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

     DTC has advised us that it is a:

     *    limited-purpose trust company organised under the New York Banking
          Law;

     *    "BANKING ORGANISATION" within the meaning of the New York Banking Law;

     *    member of the Federal Reserve System;

     * "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code; and

     * "CLEARING AGENCY" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. Transfers between participants on the DTC system will occur under DTC rules.

     Purchases of issuer notes under the DTC system must be made by or through DTC participants, which will receive a credit for the issuer notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their

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holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered global issuer notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in issuer notes unless use of the book-entry system for the issuer notes described in this section is discontinued.

     To facilitate subsequent transfers, all global issuer notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these global issuer notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the issuer notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the issuer notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

     Redemption notices for the offered global issuer notes will be sent to DTC. If less than all of those global issuer notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those global issuer notes to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the offered global issuer notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

     The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the issuer trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

     Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars. Transfer between participants on the Clearstream, Luxembourg system and participants of the Euroclear system will occur under their respective rules and operating procedures.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgium co-operative corporation (the "EUROCLEAR CO-OPERATIVE"). All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear co-operative. The board of the Euroclear co-operative establishes policy for the Euroclear system.

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     Euroclear participants include banks - including central banks - securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     The information in this section concerning DTC and DTC's book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

     As the holders of book-entry interests, beneficial owners will not have the right under the issuer trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the issuer trust deed.

     No beneficial owner of an interest in a global issuer note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the issuer trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the global issuer notes.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

INITIAL SETTLEMENT

     The offered global issuer notes will be delivered at initial settlement to Citibank, N.A., London Branch as custodian for DTC, and the Reg S global issuer notes will be delivered to Citibank, N.A., as common depositary for Clearstream, Luxembourg and Euroclear. Customary settlement procedures will be followed for participants of each system at initial settlement. Issuer notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

SECONDARY TRADING

     Secondary market sales of book-entry interests in issuer notes between DTC participants will occur in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

DEFINITIVE ISSUER NOTES

     Beneficial owners of issuer notes will only be entitled to receive definitive issuer notes under the following limited circumstances:

     * as a result of a change in UK law, the issuer or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the issuer notes that would not be required if the issuer notes were in definitive form;

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     *    in the case of the offered global issuer notes, DTC notifies the issuer that it is unwilling or unable to hold the offered global issuer notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the US Securities Exchange Act of 1934, as amended and, in each case, the issuer cannot appoint a successor within 90 days; or

     * in the case of the Reg S global issuer notes, Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to the issuer note trustee is available.

     In no event will definitive issuer notes in bearer form be issued. Any definitive issuer notes will be issued in registered form in denominations of USD1,000 or USD10,000, in the case of definitive issuer notes representing the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes, or integral multiples thereof in each case. Any definitive issuer notes will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose name any definitive issuer notes is registered as the absolute owner thereof. The issuer paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the issuer notes and other provisions customary for a registered debt security.

     Any person receiving definitive issuer notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any definitive issuer notes.


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                TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES

     The following is a summary of the material terms and conditions of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes (the "OFFERED ISSUER NOTES"), numbered 1 to 16. This summary does not need to be read with the actual terms and conditions of the issuer notes in order to learn all the material terms and conditions of the offered issuer notes. The complete terms and conditions of the issuer notes are set out in the issuer trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, and in the event of a conflict, the terms and conditions of the offered issuer notes set out in the issuer trust deed will prevail.

     The issuer notes are the subject of the following documents:

     * an issuer trust deed dated the closing date between the issuer and the note trustee;

     * an issuer paying agent and agent bank agreement dated the closing date between the issuer, the principal paying agent and the agent bank, the US paying agent, any other payment agents, the registrar, the transfer agent and the note trustee;

     * an issuer deed of charge dated the closing date between the issuer, the note trustee, the security trustee, the issuer swap providers and certain other parties; and

     * the issuer swap agreements dated on or about the closing date between the issuer, the relevant issuer swap provider and the security trustee.

     When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

     Initially the parties will be as follows:

     *    Permanent Financing (No. 5) PLC as issuer;

     *    Citibank, N.A. as principal paying agent and agent bank;

     *    The Bank of New York as note trustee;

     * The Bank of New York as security trustee for the issuer secured creditors under the issuer deed of charge;

     * The Bank of New York as security trustee for the Funding 1 secured creditors under the Funding 1 deed of charge;

     *    Citibank, N.A., as registrar and transfer agent;

     *    JPMorgan Chase Bank as the Funding 1 liquidity provider;

          *  , as issuer swap provider in respect of the series 1 issuer notes;

          *   as issuer swap provider in respect of the series 2 issuer notes;

          *   as issuer swap provider in respect of the series 3 issuer notes;

          *   as issuer swap provider in respect of the series 4 issuer notes;

          * as issuer euro currency swap provider in respect of the series 5 class A1 issuer notes;

          * as issuer interest rate swap provider in respect of the series 5 class A1 issuer notes; and

     *    Halifax plc as Funding 1 swap provider.

     The noteholders are bound by and deemed to have notice of all of the provisions of the issuer trust deed, the issuer deed of charge, the issuer intercompany loan agreement, the Funding 1 deed of charge, the issuer cash management agreement, the issuer paying agent and agent bank agreement, the issuer swap agreements and the Funding 1 swap agreement which are applicable to them. Noteholders can view copies of those documents at the specified office of any of the paying agents after the closing date.

     There is no English law which prohibits US residents from holding issuer notes due solely to their residence outside the UK.

     There are no UK governmental laws or regulations other than in relation to withholding tax, as described in "UNITED KINGDOM TAXATION - WITHHOLDING TAX", that restrict payments made to non-UK resident noteholders.

1.   FORM, DENOMINATION AND TITLE

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     The offered issuer notes are being offered and sold to the public in the
United States and to institutional investors outside the United States.

     The offered issuer notes are initially in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in global issuer notes are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

     A global note will be exchanged for issuer notes in definitive registered form only under limited circumstances. The denominations of any offered issuer notes in definitive form will be USD1,000 or USD10,000 each or integral multiples thereof. If issuer notes in definitive form are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global issuer notes and in registered form only. Title to the global issuer notes or to any definitive issuer notes will pass on registration in the register maintained by the registrar. The registered holder of any global issuer note is the absolute owner of that note. Definitive issuer notes may be transferred in whole upon surrender of the note to the registrar and completion of the relevant form of transfer. The issuer notes are not issuable in bearer form.

2.   STATUS, SECURITY AND PRIORITY

     The class A issuer notes, the class B issuer notes, the class M issuer notes and the class C issuer notes are direct, secured and unconditional obligations of the issuer and are all secured by the same security. Payments on each class of issuer notes will be made equally among all issuer notes of that class.

     Without prejudice to the repayment provisions described in number 5 (and except if a non-asset trigger event occurs or if, prior to enforcement of the issuer security, amounts are due and payable in respect of more than one series of the class A issuer notes), the class A issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class A issuer notes will rank ahead of payments of principal and interest due and payable on the class B issuer notes, the class M issuer notes and the class C issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding 1 deed of charge and the other issuer transaction documents.

     Without prejudice to the repayment provisions described in number 5, the class B issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class B issuer notes will rank ahead of payments of principal and interest due and payable on the class M issuer notes and the class C issuer notes and will be subordinated to those payments due and payable on the class A issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding 1 deed of charge and the other issuer transaction documents.

     Without prejudice to the repayment provisions described in number 5, the class M issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class M issuer notes will rank ahead of payments of principal and interest due and payable on the class C issuer notes and will be subordinated to payments due and payable on the class A issuer notes and the class B issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding 1 deed of charge and the other issuer transaction documents.

     Without prejudice to the repayment provisions described in number 5, the class C issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class C issuer notes will be subordinated to payments due and payable on the class A issuer notes, the class B issuer notes and the class M issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding 1 deed of charge and the other issuer transaction documents.

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     In the event of the issuer security being enforced, the class A issuer notes will rank in priority to the class B issuer notes, the class A issuer notes and the class B issuer notes will rank in priority to the class M issuer notes and the class A issuer notes, the class B issuer notes and the class M issuer notes will rank in priority to the class C issuer notes.

     The note trustee and the security trustee are required to have regard to the interests of all classes of noteholders equally. However, if there are any class A issuer notes outstanding and there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders, the class M noteholders and/or the class C noteholders, then the note trustee and the security trustee will have regard to the interests of the class A noteholders only. If there are no class A issuer notes outstanding and there are any class B issuer notes outstanding and there is or may be a conflict between the interests of the class B noteholders and the interests of the class M noteholders and/or the class C noteholders, then the note trustee and the security trustee will have regard to the interests of the class B noteholders only. If there are no class A issuer notes or class B issuer notes outstanding and there are any class M issuer notes outstanding and there is or may be a conflict between the interests of the class M noteholders and the interests of the class C noteholders, then the note trustee and the security trustee will have regard to the interests of the class M noteholders only. Except in limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders, the class M noteholders and the class C noteholders. However, as described in number 11, there are provisions limiting the power of the class M noteholders, the class B noteholders and the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Except in the limited circumstances described in number 11 there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class M noteholders and the class C noteholders. However, as described in number 11, there are provisions limiting the power of the class M noteholders and the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders. Likewise, except in the limited circumstances described in number 11 there is no limitation on the power of class M noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders. However, as described in number 11, there are provisions limiting the power of the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class M noteholders.

     The security trustee and the note trustee are entitled to assume (without further investigation or inquiry) that any exercise by it or them of any power, discretion or duty under the issuer transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the current ratings of the issuer notes will not be adversely affected by that exercise.

     The security for the payment of amounts due under the issuer notes is created by the issuer deed of charge. The security is created in favour of the security trustee who will hold it on behalf of the note trustee for and on behalf of the noteholders and on behalf of other secured creditors of the issuer. The security consists of the following:

     (1) an assignment by way of first fixed security of all of the issuer's right, benefit and interest under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding 1 deed of charge, the second supplemental Funding 1 deed of charge, the issuer swap agreements, the issuer swap guarantees, the issuer paying agent and agent bank agreement, the issuer subscription agreement, the issuer underwriting agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

     (2) a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit present and future in the issuer transaction account and any amounts deposited in them from time to time;

     (3) a first ranking fixed charge (which may take effect as a floating charge) over all of the issuer's right, title, interest and benefit in all authorised investments made by or on behalf of the issuer, including all monies and income payable under them; and

     (4) a first floating charge over all of the issuer's property, assets and undertakings not already secured under (1), (2) or (3) above (including all of the issuer's property, assets and undertaking situated in Scotland or governed by Scots law).

     The security is described in detail in the issuer deed of charge, which is described under the heading "SECURITY FOR THE ISSUER'S OBLIGATIONS" in this prospectus. The issuer deed of charge also sets out how money is to be distributed between the secured parties if the security is enforced. The security becomes enforceable at any time following the service of a note acceleration notice on the issuer, as described in number 9. If a note acceleration notice is served on the issuer, the redemption of the issuer notes will be accelerated, as described in number 10.

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3.   COVENANTS

     If any issuer note is outstanding, the issuer will not, unless it is provided in or permitted by the terms of the issuer transaction documents or with the prior written consent of the security trustee:

     * create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest upon the whole or any part of its present or future assets or undertakings;

     * sell, assign, transfer, lease or otherwise dispose of or grant any option or right to acquire any of its assets or undertakings or any interest or benefit in its assets or undertakings;

     * permit any person, other than itself and the security trustee (as to itself and on behalf of the issuer secured creditors), to have any equitable or beneficial interest in any of its assets or undertakings;

     * have an interest in any bank account other than the bank accounts of the issuer maintained pursuant to the issuer transaction documents;

     * carry on any business other than as described in this prospectus or as contemplated in the issuer transaction documents relating to the issue of the issuer notes and the related activities described in this prospectus;

     * incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness;

     * consolidate or merge with any other person or transfer substantially all of its properties or assets to any other person;

     * waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

     *    have any employees, premises or subsidiaries;

     * pay any dividend or make any other distributions to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the issuer deed of charge;

     *    purchase or otherwise acquire any issuer notes; or

     * engage in any activities in the US (directly or through agents), or derive any income from US sources as determined under US income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business in the US as determined under US income tax principles.

4.   INTEREST

     Each offered issuer note bears interest on its principal amount outstanding from, and including, the closing date. Interest will stop accruing on all or any part of the principal amount outstanding of an offered issuer note from the date it is due for redemption unless payment of principal is improperly withheld or refused. If this happens it will continue to bear interest on the unpaid amount in accordance with this condition, both before and after any judgment is given, until whichever is the earlier of the following:

     * the day on which all sums due in respect of that offered issuer note is paid; and

     * the day which is seven days after the principal paying agent or the US paying agent has notified the relevant class of noteholders, either in accordance with number 14 or individually, that the payment will be made, provided that subsequently payment is in fact made.

     Interest on the series 1 class A issuer notes will be paid monthly in arrear on each applicable interest payment date. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in [June 2005], interest on the series 1 class A issuer notes will be payable quarterly in arrear on the relevant interest payment dates falling in March, June, September and December in each year, as applicable.

     Interest on the offered issuer notes (other than the series 1 class A issuer notes) will be paid quarterly in arrear on each interest payment date.

     Interest in respect of the offered issuer notes for any interest period will be calculated on the basis of actual days elapsed in a 360-day year.

     Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period, except that for the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, an interest

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period  is the  period  from (and  including)  the 10th day of the then next to occur of March, June, September and December (or if such a day is not a business day, the next succeeding business day) to (but excluding) the 10th day of the then next to occur of March, June, September and December (or if such a day is not a business day, the next succeeding business day). The first interest payment date for the series 1 class A issuer notes will be 10th April, 2004 for the interest period from and including the closing date to but excluding 10th April, 2004. The first interest payment date for the offered issuer notes (other than the series 1 class A issuer notes) will be 10th June, 2004 for the interest period from and including the closing date to but excluding 10th June, 2004.

     The order of payments of interest to be made on the classes of issuer notes will be prioritised so that interest payments due and payable on the class C issuer notes will be subordinated to interest payments due and payable on the class M issuer notes, the class B issuer notes and the class A issuer notes; interest payments due and payable on the class M issuer notes will be subordinated to interest payments due and payable on the class B issuer notes and the class A issuer notes; and interest payments due and payable on the class B issuer notes will be subordinated to interest payments due and payable on the class A issuer notes, in each case in accordance with the issuer priority of payments.

     Any shortfall in payments of interest on the class B issuer notes, the class M issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of issuer notes will be increased to take account of any deferred interest, and interest shall be paid on that deferred interest. If on that interest payment date there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final maturity date of the issuer notes, at which point if there is insufficient money available to pay interest on the class B issuer notes, the class M issuer notes and/or the class C issuer notes, then noteholders may not receive all interest amounts payable on those classes of issuer notes.

     Payments of interest due on an interest payment date in respect of the class A issuer notes will not be deferred. In the event of the delivery of a class A issuer note acceleration notice (as described in number 9), the amount of interest that was due but not paid on any payment date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

     The rate of interest for each interest period for the:

     * series 1 class A issuer notes will be the sum of one-month USD-LIBOR minus a margin of * per cent. per annum;

     * series 1 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

     * series 1 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

     * series 2 class A issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

     * series 2 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

     * series 2 class M issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

     * series 2 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

     * series 3 class A issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

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     *    series 3 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum;

     * series 3 class M issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum; and

     * series 3 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of * per cent. per annum up to and including the interest payment date in [June 2011] and thereafter the sum of three-month USD-LIBOR plus a margin of * per cent. per annum.

     The agent bank will, as soon as practicable after 11.00 a.m. (London time) on each interest determination date, calculate the amount of interest payable on each class of offered issuer notes for that interest period. The amount of interest payable on each issuer note will be calculated by first applying the rate of interest for that interest period to the principal amount outstanding of the relevant class of issuer notes as at the interest determination date and multiplying the product by the relevant day-count fraction, in each case rounding to the nearest cent, half a cent being rounded upwards, and then apportioning the resulting total between the noteholders of that class of issuer notes, in no order of priority between them but in proportion to their respective holdings. For these purposes, in the case of the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, the principal amount outstanding will include any amount of interest which would otherwise be payable on a monthly interest payment date, which will not then fall due but will instead be deferred until the next monthly interest payment date and will itself accrue interest at the rate of interest applicable to subsequent interest periods in respect of the series 1 class A issuer notes until the next quarterly interest payment date.

     The rates and amounts determined by the agent bank will be notified in writing to the issuer, the issuer cash manager, the note trustee and the paying agents. The agent bank will also notify those rates and amounts to each stock exchange, competent listing authority and/or quotation system on which the issuer notes are then listed quoted and/or traded and to the relevant class of noteholders in accordance with number 14 as soon as possible.

     If the agent bank for any reason fails to make a required determination or calculation as described, the note trustee will make the determination or calculation as it shall deem fair and reasonable or as described in this number
4. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

     The issuer, the issuer cash manager, the note trustee, the reference banks, the agent bank and the noteholders will (in the absence of wilful default, bad faith or manifest error) be bound by the determinations properly made.

     The agent bank will ensure that there will be four reference banks with offices in London and an agent bank while there are issuer notes outstanding.

5.   REDEMPTION, PURCHASE AND CANCELLATION

(A)  FINAL REDEMPTION

     If the offered issuer notes have not previously been redeemed in full as described in this number 5, the issuer will redeem the issuer notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of each class of issuer notes.

(B)  MANDATORY REDEMPTION

     Subject as provided in the next paragraph, each class of issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding 1 on the corresponding interest payment date in respect of, and pursuant to, the relevant issuer term advance of the issuer intercompany loan as set forth in the following table, in each case converted into dollars at the relevant issuer dollar currency exchange rate:

OFFERED ISSUER NOTES                                         ISSUER TERM ADVANCE
----------------------------------------------------------   -------------------
series 1 class A..........................................     series 1 term AAA
series 1 class B..........................................      series 1 term AA
series 1 class C..........................................     series 1 term BBB
series 2 class A..........................................     series 2 term AAA
series 2 class B..........................................      series 2 term AA
series 2 class M..........................................       series 2 term A

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series 2 class C..........................................     series 2 term BBB
series 3 class A..........................................     series 3 term AAA
series 3 class B..........................................      series 3 term AA
series 3 class M..........................................       series 3 term A
series 3 class C..........................................     series 3 term BBB

     If on an interest payment date, prior to enforcement of the issuer security or the occurrence of an asset trigger event, amounts are outstanding under more than one series of the class A issuer notes, then the issuer will apply issuer principal receipts to repay, as the case may be, (1) the series 1 class A issuer notes prior to making payments of principal on the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes; (2) the series 2 class A issuer notes prior to making payments of principal on the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes; (3) the series 3 class A issuer notes prior to making payments of principal on the series 4 class A issuer notes and the series 5 class A issuer notes and (4) the series 4 class A issuer notes prior to making payments of principal on the series 5 class A issuer notes.

(C)  NOTE PRINCIPAL PAYMENTS, PRINCIPAL AMOUNT OUTSTANDING AND POOL FACTOR

     Two business days prior to each interest payment date (the "NOTE DETERMINATION DATE"), the issuer or the agent bank (based on information provided to the agent bank by the issuer or the issuer cash manager) will determine the following:

     * the note principal payment of each offered issuer note, being the amount of any principal payment payable on each offered issuer note on the next interest payment date;

     * the principal amount outstanding of each offered issuer note as at the note determination date, which is the principal amount outstanding of that offered issuer note as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

     * the pool factor, being the fraction obtained by dividing the principal amount outstanding of each offered issuer note as at such note determination date by the principal amount outstanding of that note as at the closing date.

     The issuer will notify the agent bank, paying agents, note trustee, registrar and each stock exchange competent listing authority and/or quotation system on or by which the issuer notes are then listed quoted and/or traded of each determination of a note principal payment, the principal amount outstanding and pool factor and shall publish those determinations in accordance with number 14 as soon as possible after the relevant interest payment date.

     If the issuer or agent bank fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding of a note on the note determination date and pool factor as described in this subsection (C), and each of these determinations or calculations will be deemed to have been made by the issuer. If this happens, the issuer, the agent bank and the noteholders will (in the absence of wilful default, bad faith or manifest error) be bound by the determinations made.

(D)  OPTIONAL REDEMPTION IN FULL

     Provided that an issuer note acceleration notice has not been served and subject to the provisos below, the issuer may by giving not less than 30 and not more than 60 days' prior written notice to the note trustee, the issuer swap providers and the noteholders redeem all (but not some only) of the issuer notes at the principal amount outstanding thereof, together with any accrued (and unpaid) interest thereon, on the following dates:

     * any interest payment date falling on or after the interest payment date in [June 2011];

     * any interest payment date on which the aggregate principal amount of the issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the issuer notes as at the closing date.

     The issuer may only redeem the offered issuer notes as described in this subsection (D) if (a) the issuer has provided to the note trustee a certificate to the effect that the issuer will have funds available to it to redeem the issuer notes and amounts required to be paid in priority to or pari passu with the issuer notes on such interest payment date and (b) the note trustee is satisfied in accordance with the transaction documents that there are sufficient funds to allow the issuer to redeem the issuer notes.

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(E)  OPTIONAL REDEMPTION FOR TAX AND OTHER REASONS

     Provided that an issuer note acceleration notice has not been served and if the issuer satisfies the note trustee that on the next interest payment date either:

     * the issuer would by virtue of a change in the law or regulations of the United Kingdom or any other jurisdiction (or the application or interpretation thereof) be required to withhold or deduct from amounts due on the issuer notes any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than where the relevant holder or beneficial owner has some connection with the relevant jurisdiction other than the holding of the issuer notes); or

     * Funding 1 would be required to withhold or deduct from amounts due on the issuer intercompany loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, and

     * such obligation of the issuer or Funding 1, as the case may be, cannot be avoided by the issuer or Funding 1, as the case may be, taking reasonable measures available to it,

then the issuer will use reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that the issuer will not be required to do so if that would require registration of any new security under US securities laws or materially increase the disclosure requirements under US law or the costs of issuance.

     If the issuer is unable to arrange a substitution as described in this subsection, then the issuer may, by giving not less than 30 and not more than 60 days' prior notice to the note trustee, the issuer swap providers and the noteholders, redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date, provided that, prior to giving any such notice, the issuer shall deliver to the note trustee (1) a certificate signed by two directors of the issuer stating that the circumstances referred to in the bullet points immediately above prevail and setting out details of such circumstances, and (2) an opinion in form and substance satisfactory to the note trustee of independent legal advisers of recognised standing to the effect that the issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. The note trustee shall be entitled to accept (without investigation or inquiry) such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in the bullet points immediately above, in which event they shall be conclusive and binding on the noteholders. The issuer may only redeem the issuer notes as described above if the note trustee is satisfied in accordance with the issuer transaction documents that the issuer will have funds available to it to make the required payment of principal and interest due in respect of the issuer notes on the relevant interest payment date, including any amounts required to be paid in priority to or in the same priority as the issuer notes outstanding in accordance with the issuer pre-enforcement revenue priority of payments and the issuer pre-enforcement principal priority of payments.

     If at any time, it would be unlawful for the issuer to make, fund or allow to remain outstanding a term advance made by it under the issuer intercompany loan agreement and the relevant certificate states that the issuer requires Funding 1 to prepay the term advance, then the issuer may redeem all (but not some only) of the issuer notes at the principal amount outstanding thereof, together with any accrued (and unpaid) interest thereon, on giving not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law) prior written notice thereof to the note trustee, the issuer swap providers and the issuer noteholders in accordance with number 14, provided that, prior to giving any such notice, the issuer shall have provided to the note trustee a certificate signed by two directors of the issuer to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the issuer notes as aforesaid and any amounts required under the issuer pre-enforcement revenue priority of payments (or, as the case may be, the issuer post-enforcement revenue priority of payments) currently set out in the issuer cash management agreement to be paid in priority to or pari passu with the issuer notes outstanding in accordance with the terms and conditions thereof.

[(F) REDEMPTION OR PURCHASE FOLLOWING A REGULATORY EVENT

(i)   If:

      (a) the New Basel Capital Accord (as described in the consultative document titled "The New Basel Capital Accord" published in January 2001 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practices or by any other regulation,

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      (b)  an issuer note acceleration notice has not been served on the relevant interest payment date for the exercise of the purchase option or redemption option, as the case may be,

      (c) the issuer has given not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law) prior written notice to the note trustee, the issuer swap providers and the issuer noteholders, in accordance with number 14, of the exercise of the purchase option or redemption option, as the case may be,

      (d) each rating agency has confirmed to the issuer in writing that its then current ratings of none of the issuer notes or notes of any issuer would be adversely affected by the exercise of the purchase option or redemption option, as the case may be, and

      (e) prior to giving any such notice, the issuer shall have provided to the note trustee a certificate signed by two directors of the issuer to the effect that the issuer will have sufficient funds to purchase or redeem, as the case may be, the called notes in accordance with this number 5(F)) and to pay any amounts under the issuer pre-enforcement revenue priority of payments required to be paid in priority to or pari passu with payments on the issuer notes on the relevant interest payment date, then:

      (y) the issuer has the right (the PURCHASE OPTION) to require holders of all but not some only of one or more classes of the issuer notes (collectively, the CALLED NOTES) to transfer the called notes to the issuer on any interest payment date falling on or after the interest payment date in [June 2008] for a price equal to the specified amount, together with any accrued interest on the called notes, or

      (z) the issuer may redeem (THE REDEMPTION OPTION) the called notes on any interest payment date falling on or after the interest payment date in [June 2008] at the specified amount, together with any accrued interest on the called notes.

(ii) The called notes transferred to the issuer pursuant to the purchase option shall, subject as provided in (iii) below, remain outstanding until the date on which they would otherwise be redeemed or cancelled in accordance with the terms and conditions of the issuer notes.

(iii) The note trustee shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the issuer transaction documents to which it is a party and of the terms and conditions of the issuer notes, which may be necessary or desirable to permit and give effect to the exercise of the purchase option and the transfer of the called notes to the issuer, including any waiver of convenants of the issuer and any suspension or termination of the rights of the holders of the called notes from (and including) the interest payment date specified for the exercise of the purchase option, for as long as the called notes have not been transferred to the issuer, other than the right to receive the price payable for such transfer.

(iv) Each holder of called notes shall be deemed to have authorised and instructed Euroclear, or, as the case may be, Clearstream, Luxembourg to effect the transfer of its called notes on the relevant interest payment date to the issuer, in accordance with the rules for the time being of Euroclear, or, as the case may be, Clearstream, Luxembourg.

(v)   SPECIFIED AMOUNT means:

      (a)  in respect of any called notes other than the *, or in respect of the
           * if a purchase or redemption is effected pursuant to the purchase option or redemption option on or after the interest payment date in [June 2011], the principal amount outstanding of the called notes; and

      (b) in respect the * if a purchase or redemption is effected pursuant to the purchase option or redemption option prior to the interest payment date in [June 2011], the product of the principal amount outstanding of the * and the greater of:

           (1)  100 per cent. and

           (2) that price (as reported in writing to the issuer and the note trustee by a financial advisor approved in writing by the note trustee) expressed as a percentage (and rounded, if necessary, to the third decimal place, with 0.0005 rounded upwards) at which the gross redemption yield on the * on the relevant date (assuming the * mature on the interest payment date in [June 2011]) is equal to the gross redemption yield at 3.00 p.m. (Berlin time) on the relevant date of the relevant security on the basis of the arithmetic mean

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                (rounded if necessary as described above) of the offered prices for the relevant security quoted by the reference market makers (on a dealing basis for settlement on the next following dealing day in Berlin) at or about 3.00 p.m. (Berlin time) on the relevant date.

     In this clause (b):

     GROSS REDEMPTION YIELD means a yield calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries, Volume 105, Part 1, 1978, page 18.

     REFERENCE MARKET MAKERS means three brokers and/or Berlin Bundesanleihen market makers selected by the agent bank and approved in writing by the note trustee or such other three persons operating in the Bundesanleihen market as are selected by the Agent Bank and so approved by the note trustee.

     RELEVANT DATE MEANS the date which is the second business day in the Bundesanleihen market prior to the date of purchase or redemption of the called notes pursuant to the purchase option or redemption option.

     RELEVANT SECURITY means such German government security (Bundesanleihen) as the agent bank shall determine to be a benchmark German government security the maturity of which is closest to the interest payment date in [June 2011].]

6.   PAYMENTS

     Payments of principal and interest in respect of the global issuer notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "RECORD DATE". Payments shall be made by wire transfer of immediately available funds, if such registered holder shall have provided wiring instructions no less than five business days prior to the record date, or otherwise by cheque mailed to the address of such registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global issuer note certificates to the registrar. None of the persons appearing on the records of DTC, Euroclear or Clearstream, Luxembourg as a holder of issuer notes will have any direct claim against the issuer in respect of payments due on the issuer notes while the issuer notes are represented by global issuer notes.

     If a noteholder holds definitive offered issuer notes, payments of principal and interest on an offered issuer note (except in the case of a final payment that pays off the entire principal on the offered issuer note) will be made by US dollar cheque and mailed to the noteholder at the address shown in the register on the record date. In the case of final redemption, payment will be made only when the offered issuer note is surrendered to the registrar. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

     All payments on the offered issuer notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

     If payment of principal on an offered note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with this number 6.

     The issuer can, at any time, vary or terminate the appointment of any paying agent, the registrar or the transfer agent and can appoint successor or additional paying agents. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuer will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14 and will notify the rating agencies of any change.

     If the due date for payment of any amount on the offered issuer notes is not a business day in the place monies are due to be received in accordance with this number 6, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

     If a paying agent makes a partial payment on an offered issuer note, the registrar will annotate the register of noteholders, indicating the amount and date of that payment.

     If payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the rate of interest applicable from time to time to such note until you have been notified, in accordance with number 14, that both the unpaid interest and the interest on that interest are available for payment.

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7.   PRESCRIPTION

     Claims against the issuer for payment in respect of the offered issuer notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which such funds have been received and notice to that effect has been given to the noteholder in accordance with number 14.

8.   TAXATION

     Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the relevant paying agent will make payments of interest and principal after such withholding or deduction for tax has been made and the issuer or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for this withholding or deduction.

9.   EVENTS OF DEFAULT

(A)  CLASS A NOTEHOLDERS

     The note trustee may in its absolute discretion give notice (a "CLASS A ISSUER NOTE ACCELERATION NOTICE") of a class A issuer note event of default (as defined in the following paragraph), and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

     * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class A issuer notes; or

     * directed to by an extraordinary resolution (as defined in the issuer trust deed) of the class A noteholders.

     If any of the following events occurs and is continuing it is called a "CLASS A ISSUER NOTE EVENT OF DEFAULT":

     * the issuer fails to pay for a period of three business days any amount of interest or principal on the class A issuer notes when that payment is due and payable in accordance with these conditions; or

     * the issuer fails to perform or observe any of its other obligations under the class A issuer notes, the issuer trust deed, the issuer deed of charge or any other issuer transaction document, and (except where the note trustee certifies that, in its sole opinion, such failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuer requiring the same to be remedied; and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders; or

     * except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuer stops or threatens to stop carrying on all or a substantial part of its business or is or is deemed unable to pay its debts within the meaning of Section 123 (1) (a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or the value of its assets falls to less than the amount of its liabilities (taking into account contingent and prospective liabilities) or otherwise becomes insolvent; or

     * an order is made or an effective resolution is passed for the winding-up of the issuer except for the purposes of or pursuant to an amalgamation or restructuring or merger previously approved by the note trustee in writing or by an extraordinary resolution of the class A noteholders; or

     * proceedings are otherwise initiated against the issuer under any applicable liquidation, insolvency, reorganisation or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of a petition for an administration order) those proceedings are not being disputed in good faith with a reasonable prospect of success or an administration order is granted or the appointment of an administrator takes effect or an administrative receiver or other receiver, liquidator or similar official is appointed in relation to the issuer or the whole or any substantial part of the business or assets of the issuer, or an encumbrancer takes possession of that business or those assets or a distress, execution, diligence or other process is levied or enforced upon or sued out against that business or those assets and is not discharged within 30 days, or

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          the issuer initiates or consents to the foregoing proceedings or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness; or

     * an intercompany loan acceleration notice is served on Funding 1 while any of the class A issuer notes is outstanding.

(B)  CLASS B NOTEHOLDERS

     The terms described in this number 9(B) will have no effect so long as any of the class A issuer notes are outstanding. Subject to that occurrence, the note trustee may in its absolute discretion give notice (a "CLASS B ISSUER NOTE ACCELERATION NOTICE") of a class B issuer note event of default (as defined in the following paragraph), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

     * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class B issuer notes; or

     *    directed to by an extraordinary resolution of the class B noteholders.

     If any of the following events occurs and is continuing it is called a "CLASS B ISSUER NOTE EVENT OF DEFAULT":

     * the issuer fails to pay for a period of three business days any amount of interest or principal on the class B issuer notes when that payment is due and payable in accordance with these conditions; or

     * the occurrence of any of the other events in number 9(A) described above but provided that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class B issuer notes and the class B noteholders.

(C)  CLASS M NOTEHOLDERS

     The terms described in this number 9(C) will have no effect so long as any of the class A issuer notes or the class B issuer notes are outstanding. Subject to that occurrence, the note trustee may in its absolute discretion give notice (a "CLASS M ISSUER NOTE ACCELERATION NOTICE") of a class M issuer note event of default (as defined in the following paragraph), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

     * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class M issuer notes; or

     *    directed to by an extraordinary resolution of the class M noteholders.

     If any of the following events occurs and is continuing it is called a "CLASS M ISSUER NOTE EVENT OF DEFAULT":

     * the issuer fails to pay for a period of three business days any amount of interest or principal on the class M issuer notes when that payment is due and payable in accordance with these conditions; or

     * the occurrence of any of the other events in number 9(A) described above but provided that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class M issuer notes and the class M noteholders.

(D)  CLASS C NOTEHOLDERS

     The terms described in this number 9(D) will have no effect so long as any of the class A issuer notes, the class B issuer notes or the class M issuer notes are outstanding. Subject to that occurrence, the note trustee may in its absolute discretion give notice (a "CLASS C ISSUER NOTE ACCELERATION NOTICE") of a class C issuer note event of default (as defined in the following paragraph), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

     * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class C issuer notes; or

     *    directed to by an extraordinary resolution of the class C noteholders.

     If any of the following events occurs and is continuing it is called a "CLASS C ISSUER NOTE EVENT OF DEFAULT":

     * the issuer fails to pay for a period of three business days any amount of interest or principal on the class C issuer notes when that payment is due and payable in accordance with these conditions; or

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     *    the occurrence of any of the other events in number 9(A) described above but provided that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class C issuer notes and the class C noteholders.

     A class A issuer note acceleration notice, a class B issuer note acceleration notice, a class M issuer note acceleration notice and a class C issuer note acceleration notice are alone or together referred to in this prospectus as an "ISSUER NOTE ACCELERATION NOTICE". An issuer note acceleration notice is a written notice to the issuer and the security trustee declaring the issuer notes to be immediately due and payable. When it is given, all issuer notes will become immediately due and payable at their principal amount outstanding together with accrued interest without further action or formality.

10.  ENFORCEMENT OF ISSUER NOTES

     At any time the note trustee and the security trustee may take steps against the issuer to enforce the provisions of the issuer trust deed and the issuer notes or the issuer deed of charge or any of the other issuer transaction documents. At any time after the security under the issuer deed of charge has become enforceable, the security trustee may, in its absolute discretion and without notice, institute those proceedings as it thinks fit to enforce the issuer security. Neither the note trustee nor the security trustee shall be bound to take these steps unless it is indemnified and/or secured to its satisfaction and:

     * it is so requested in writing by holders of at least one quarter of the aggregate principal amount outstanding of the class A issuer notes, the class B issuer notes, the class M issuer notes or the class C issuer notes (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders); or

     * in the case of the security trustee, it has been so directed by the note trustee acting on the instructions of an extraordinary resolution (as described in number 11) of the class A noteholders, class B noteholders, class M noteholders or class C noteholders (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders); or

     * in the case of the security trustee, it is so requested in writing by any other issuer secured creditor (subject to those restrictions in the issuer deed of charge to protect the noteholders).

     Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

     No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the issuer notes or the issuer trust deed unless (1) the note trustee or the security trustee, as the case may be, has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the issuer trust deed, the right of any noteholder to receive payment of principal of and interest on its issuer notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder, class M noteholder or class C noteholder will be entitled to take proceedings for the winding-up or administration of the issuer unless:

     *    there are no outstanding issuer notes of a class with higher priority;
          or

     * if issuer notes of a class with higher priority are outstanding, there is consent of holders of at least one quarter of the aggregate principal amount outstanding of the class or classes of issuer notes with higher priority.

     In the event that the issuer security is enforced and the proceeds of that enforcement (after such proceeds have been distributed) are insufficient, after payment of all other claims ranking in priority, to pay in full any amount due on the class B issuer notes, the class M issuer notes and the class C issuer notes under the issuer deed of charge, the note trustee is required, at the request of Permanent PECOH Limited, to transfer, for a nominal payment only all of the class B issuer notes, all of the class M issuer notes and/or all of the class C issuer notes to Permanent PECOH Limited, pursuant to the option granted by the note trustee to Permanent PECOH Limited. The option is granted to acquire all of the class B issuer notes, all of the class M issuer notes and/or all of the class C issuer notes, plus accrued interest on them. This is called the post-enforcement call option. Each class B noteholder, class M noteholder and class C noteholder acknowledges that the note trustee has the authority and the power to bind it in accordance with the terms and conditions set out in the post-enforcement call option and, by subscribing for or acquiring the issuer notes, it agrees to be bound in this way.

11.  MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

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(A)  MEETINGS OF NOTEHOLDERS

     The issuer trust deed contains provisions for convening meetings of each series and/or class of noteholders to consider any matter affecting their interests, including the modification of any provision of the terms and conditions of the issuer notes or any of the issuer transaction documents.

     In respect of the class A issuer notes, the issuer trust deed provides that:

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of one series only of the class A issuer notes shall be deemed to have been duly passed if passed at a single meeting of the holders of the class A issuer notes of that series;

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class A issuer notes; and

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class A issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class A issuer notes.

     In the case of a single meeting of the holders of two or more series of the class A issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class A issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency exchange rate or the relevant issuer euro currency exchange rate, as the case may be.

     In respect of the class B issuer notes, the issuer trust deed provides that:

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of one series only of the class B issuer notes shall be deemed to have been duly passed if passed at a single meeting of the holders of the class B issuer notes of that series;

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class B issuer notes; and

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class B issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class B issuer notes.

     In the case of a single meeting of the holders of two or more series of the class B issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class B issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency exchange rate or the relevant issuer euro currency exchange rate, as the case may be.

     In respect of the class M issuer notes, the issuer trust deed provides that:

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of one series only of the class M issuer notes shall be deemed to have been duly passed if passed at a single meeting of the holders of the class M issuer notes of that series;

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class M issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class M issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class M issuer notes; and

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class M issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class M issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the

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          holders of those two or more series of the class M issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class M issuer notes.

     In the case of a single meeting of the holders of two or more series of the class M issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class M issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency exchange rate or the relevant issuer euro currency exchange rate, as the case may be.

     In respect of the class C issuer notes, the issuer trust deed provides that:

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of one series only of the class C issuer notes shall be deemed to have been duly passed if passed at a single meeting of the holders of the class C issuer notes of that series;

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class C issuer notes; and

     * a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class C issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class C issuer notes.

     In the case of a single meeting of the holders of two or more series of the class C issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class C issuer note denominated in US dollars or euro shall be converted into sterling at the relevant issuer dollar currency exchange rate or the relevant issuer euro currency exchange rate, as the case may be.

     Similar requirements apply in relation to requests in writing from class A noteholders, class B noteholders, class M noteholders and class C noteholders upon which the note trustee or security trustee is bound to act.

     Subject as provided in the following paragraph, the quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the relevant series, class or classes of issuer notes or, at any adjourned meeting, one or more noteholders or persons representing noteholders of the relevant series, class or classes of issuer notes, whatever the total principal amount outstanding of issuer notes so represented.

     Subject to section 316(b) of the US Trust Indenture Act of 1939, as amended, certain terms including the alteration of the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the total principal amount outstanding of the classes of issuer notes of each series for the time being outstanding or, at any adjourned meeting, at least one quarter of the total principal amount outstanding of those classes of issuer notes. These modifications are called "BASIC TERMS MODIFICATIONS".

     No extraordinary resolution of the class B noteholders, except as mentioned below, shall take effect while any class A issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, or the note trustee (or, as the case may be, the security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders.

     No extraordinary resolution of the class M noteholders, except as mentioned below, shall take effect while any class A issuer notes or class B issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and/or the class B noteholders (as the case may be), or the note trustee (or, as the case may be, the security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders (as the case may be).

     No extraordinary resolution of the class C noteholders, except as mentioned below, shall take effect while any class A issuer notes, class B issuer notes or class M issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, the class B noteholders and/or the class M noteholders (as the case may be), or the note trustee (or, as the case may be, the security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders, the class B noteholders and/or the class M noteholders (as the case may be).

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     An extraordinary resolution of the class A noteholders to sanction a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (including basic terms modifications) (except as provided below) will not be effective unless it is also sanctioned by extraordinary resolutions of the class B noteholders, the class M noteholders and the class C noteholders or the note trustee (in its absolute discretion) considers that it will not be materially prejudicial to the class B noteholders, the class M noteholders and the class C noteholders. If there are no class A issuer notes outstanding, an extraordinary resolution of the class B noteholders to sanction a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (including basic terms modifications) (except as provided below) will not be effective unless it is also sanctioned by an extraordinary resolution of the class M noteholders and the class C noteholders or the note trustee (in its absolute discretion) considers that it will not be materially prejudicial to the interests of the class M noteholders and the class C noteholders. If there are no class A issuer notes or class B issuer notes outstanding, an extraordinary resolution of the class M noteholders to sanction a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (including basic terms modifications) (except as provided below) will not be effective unless it is also sanctioned by an extraordinary resolution of the class C noteholders or the note trustee (in its absolute discretion) considers that it will not be materially prejudicial to the interests of the class C noteholders.

(B)  MODIFICATIONS AND WAIVER

     The note trustee may agree to, or authorise, without the consent of the noteholders, (1) any modification (including basic terms modifications) of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of the issuer notes or any of the issuer transaction documents which is not, in the sole opinion of the note trustee, materially prejudicial to the interests of the noteholders (and, for the avoidance of doubt, the note trustee shall be entitled to assume without further investigation or inquiry, that such modification, waiver or authorisation will not be materially prejudicial to the interests of the noteholders (or any series and/or class thereof) if each of the rating agencies has confirmed in writing that the then current ratings of the applicable series and/or class or classes of notes would not be adversely affected by such modification, waiver or authorisation) or (2) any modification of any of the terms and conditions of the issuer notes or any of the issuer transaction documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error or an error established as such to the satisfaction of the note trustee.

     In the circumstances set out in the issuer deed of charge, the security trustee will consent to relevant modifications that are requested by Funding 1 or the cash manager to be made to the issuer transaction documents. In those circumstances, the consent of the note trustee or the noteholders to those modifications will not be obtained.

     The note trustee may also, without the consent of the noteholders, determine that any issuer note event of default shall not be treated as such. Any of these modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

     Where the note trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of any series or class, it shall have regard to the interests of those noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the consequences of that exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, the note trustee shall not be entitled to require, and no noteholder shall be entitled to claim, from the issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12.  INDEMNIFICATION OF THE NOTE TRUSTEE AND THE SECURITY TRUSTEE

     The note trustee and the security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions relieving them from taking enforcement proceedings or, in the case of the security trustee, enforcing the issuer security unless indemnified and/or secured to their satisfaction.

     The note trustee, the security trustee and their related companies are entitled to enter into business transactions with the issuer, Halifax plc or related companies of either of them and to act as note trustee and security trustee, respectively, for the holders of any new notes and/or any other person who is a party to any

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transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

     Neither the note trustee nor the security trustee will be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee and/or the security trustee.

13.  REPLACEMENT OF ISSUER NOTES

     If any definitive issuer note is lost, stolen, mutilated, defaced or destroyed, the noteholder can replace it at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the reasonable requests of the issuer, the registrar and the paying agents as to evidence and indemnity. The noteholder must surrender any defaced or mutilated issuer notes before replacements will be issued.

     If a global issuer note is lost, stolen, mutilated, defaced or destroyed, it will upon satisfactory evidence become void and the issuer will deliver a replacement global issuer note duly executed and authenticated to the registered holder upon surrender of any defaced or mutilated global issuer note. Replacement of a global issuer note will only be made upon payment of the expenses for a replacement and compliance with the reasonable requests of the issuer, the registrar and the paying agents as to evidence and indemnity.

14.  NOTICE TO NOTEHOLDERS

     Notices to noteholders will be sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing. In addition, notices shall be published in the Financial Times and, so long as any of the series 1 issuer notes, the series 2 issuer notes, or the series 3 issuer notes are outstanding, The New York Times or, if either newspaper ceases to be published or, if timely publication therein is not practicable, in another English language newspaper or newspapers approved by the note trustee with general circulation in the United Kingdom and the United States. However, a notice will also be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters screen or other similar service approved by the note trustee and notified to noteholders. The notice will be deemed given on the date of first publication or when it first appears on the screen.

     While the issuer notes are represented by global issuer notes, notices to noteholders will be valid if published as described in the previous paragraph or (at the option of the issuer) if delivered to DTC, in the case of the series 1 issuer notes, series 2 issuer notes, and series 3 issuer notes, or Euroclear and/or Clearstream, Luxembourg, in the case of the series 4 issuer notes and series 5 issuer notes;

     Any notice delivered to DTC, in the case of the series 1 issuer notes, series 2 issuer notes and series 3 issuer notes, or Euroclear and/or Clearstream, Luxembourg, in the case of the series 4 issuer notes and/or series 5 issuer notes, will be deemed to be given on the day of such delivery.

     The note trustee may approve some other method of giving notice to noteholders if that method conforms to market practice and the rules of the UK Listing Authority and if notice of that other method is given to noteholders.

15.  RATING AGENCIES

     If:

     (i) a confirmation of rating or other response by a rating agency is a condition to any action or step under any transaction document; and

     (ii) a written request for such confirmation or response is delivered to each rating agency by the issuer (copied to the note trustee and/or the security trustee, as applicable) and either one or more rating agency (each a "NON-RESPONSIVE RATING AGENCY") indicates that it does not consider such confirmation or response necessary in the circumstances or within 30 days of such delivery such request elicits no confirmation or response and/or such request elicits no statement by such rating agency that such confirmation or response could not be given; and

     (iii) at least one rating agency gives such a confirmation or response based on the same facts, then such condition shall be deemed to be modified with respect to the facts set out in the request referred to in (ii) so that there shall be no requirement for the confirmation or response from the non-responsive rating agency.

     The note trustee and/or the security trustee, as applicable, shall be entitled to treat as conclusive a certificate by any director, officer or employee of the issuer, Funding 1, the seller, any investment bank or financial adviser acting in relation to the issuer notes as to any matter referred to in
(ii) in the absence of manifest error or the note trustee and/or the security trustee, as applicable, having facts contradicting such certificates specifically drawn to his attention and the note trustee and/or the security trustee, as applicable, shall not be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused as a result.

16.  GOVERNING LAW

     The issuer transaction documents, other than the issuer underwriting agreement (which will be governed by the laws of the State of New York) and the Scottish declarations of trust (which will be governed by Scots law), and the issuer notes will be governed by English law.

     The courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes. The issuer and the other parties to the issuer transaction documents (other than the issuer underwriting agreement) irrevocably submit to the non-exclusive jurisdiction of the courts of England.

     The issuer underwriting agreement will be governed by the laws of the State of New York and the issuer and the other parties to the issuer underwriting agreement irrevocably agree that any state or federal court in the State of New York will have jurisdiction to hear any dispute arising out of the issuer underwriting agreement.

                           RATINGS OF THE ISSUER NOTES

     The issuer notes are expected, on issue, to be assigned the following ratings by Moody's, Standard & Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgement, circumstances (including, without limitation, a reduction in the credit rating of the Funding 1 swap provider and/or any issuer swap provider (or, where relevant, the credit support provider of the Funding 1 swap provider or any of the issuer swap providers), the mortgages trustee GIC provider and/or the Funding 1 GIC provider) in the future so warrant.

                                                               STANDARD &
CLASS OF ISSUER NOTES                               MOODY'S        POOR'S          FITCH
---------------------------------------------   -----------   -----------   ------------
Series 1 class A.............................           P-1          A-1+            F1+
Series 2 class A.............................           Aaa           AAA            AAA
Series 3 class A.............................           Aaa           AAA            AAA
Series 4 class A.............................           Aaa           AAA            AAA
Series 5 class A1............................           Aaa           AAA            AAA
Series 5 class A2............................           Aaa           AAA            AAA
Series 1 class B.............................           Aa3            AA             AA
Series 2 class B.............................           Aa3            AA             AA
Series 3 class B.............................           Aa3            AA             AA
Series 4 class B.............................           Aa3            AA             AA
Series 5 class B.............................           Aa3            AA             AA
Series 2 class M.............................            A2             A              A
Series 3 class M.............................            A2             A              A
Series 5 class M.............................            A2             A              A
Series 1 class C.............................          Baa2           BBB            BBB
Series 2 class C.............................          Baa2           BBB            BBB
Series 3 class C.............................          Baa2           BBB            BBB
Series 4 class C.............................          Baa2           BBB            BBB
Series 5 class C.............................          Baa2           BBB            BBB

     The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of ultimate payment of principal on the final maturity date of each class of issuer notes.

     Assignment of the expected ratings to the issuer notes of each class will be a condition to issue of the issuer notes.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The average lives of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes can be made based on certain assumptions. For example, based on the assumptions that:

     (1) none of the previous issuers security nor the issuer security nor the Funding 1 security has been enforced;

     (2) the seller is not in breach of the terms of the mortgage sale agreement;

     (3) the seller sells no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant repayment rate indicated in the table below (subject to assumption (4) below);

     (4) the seller sells to the mortgages trustee sufficient new loans and their related security (i) in the period up to but excluding the interest payment date in June 2006, such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than GBP21,500,000,000 and (ii) in the period from and including the interest payment date in June 2006 to but excluding the interest payment date in June 2008, such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than GBP15,750,000,000 or in each case such higher amount as may be required to be maintained as a result of new issuers providing new term advances to Funding 1 which Funding 1 uses as consideration for the sale of new loans to the trust property;

     (5)  neither an asset trigger event nor a non-asset trigger event occurs;

     (6) no event occurs that would cause payments on scheduled amortisation term advances or the pass-through term advances to be deferred (unless such advances are deferred in accordance with Rule 1 (B) or (C));

     (7) the issuer exercises its option to redeem the issuer notes on the interest payment date falling in [June 2011], Permanent Financing (No.
          4) PLC refinances its outstanding notes on the interest payment date falling in March 2011, Permanent Financing (No. 3) PLC refinances its outstanding notes on the interest payment date falling in December 2010, Permanent Financing (No. 2) PLC refinances its outstanding notes on the interest payment date falling in December 2008 and Permanent Financing (No. 1 PLC) refinances its outstanding notes on the interest payment date falling in June 2007 and such that the Funding 1 share and the outstanding trust property is not reduced;

     (8) the annualised CPR as at the closing date is assumed to be the same as the various assumed rates in the table below;

     (9) there is no balance in the cash accumulation ledger at the closing date; and

     (10) the closing date of the transaction is [*, 2004],

     the approximate average life of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes, at various assumed rates of repayment of the loans, would be as follows:

------------------------------------------------------------------------------------------------------------------------------
                  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE  POSSIBLE
                   AVERAGE   AVERAGE   AVERAGE   AVERAGE   AVERAGE   AVERAGE   AVERAGE   AVERAGE   AVERAGE   AVERAGE   AVERAGE
                   LIFE OF   LIFE OF   LIFE OF   LIFE OF   LIFE OF   LIFE OF   LIFE OF   LIFE OF   LIFE OF   LIFE OF   LIFE OF
                       THE       THE       THE       THE       THE       THE       THE       THE       THE       THE       THE
                  SERIES 1  SERIES 1  SERIES 1  SERIES 2  SERIES 2  SERIES 2  SERIES 2  SERIES 3  SERIES 3  SERIES 3  SERIES 3
                   CLASS A   CLASS B   CLASS M   CLASS A   CLASS B   CLASS M   CLASS C   CLASS A   CLASS B   CLASS M   CLASS C
CONSTANT            ISSUER    ISSUER    ISSUER    ISSUER    ISSUER    ISSUER    ISSUER    ISSUER    ISSUER    ISSUER    ISSUER
REPAYMENT RATE(%     NOTES     NOTES     NOTES     NOTES     NOTES     NOTES     NOTES     NOTES     NOTES     NOTES     NOTES
PER ANNUM)         (YEARS)   (YEARS)   (YEARS)   (YEARS)   (YEARS)   (YEARS)   (YEARS)   (YEARS)   (YEARS)   (YEARS)   (YEARS)
------------------------------------------------------------------------------------------------------------------------------
5%..............         *         *         *         *         *         *         *         *         *
10%.............         *         *         *         *         *         *         *         *         *
15%.............         *         *         *         *         *         *         *         *         *
20%.............         *         *         *         *         *         *         *         *         *
25%.............         *         *         *         *         *         *         *         *         *
30%.............         *         *         *         *         *         *         *         *         *
35%.............         *         *         *         *         *         *         *         *         *
------------------------------------------------------------------------------------------------------------------------------

     Assumptions (1), (2), (3), (4), (5), (6), (7) and (10) relate to circumstances which are not predictable. No assurance can be given that the issuer will be in a position to redeem the issuer notes on the interest payment date falling in [June 2011]. If the issuer does not so exercise its option to redeem, then the average lives of the then outstanding issuer notes would be extended.

     The average lives of the issuer notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.

ENGLISH LOANS

GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each English loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower. Borrowers may create a subsequent mortgage or other secured interest over the relevant property without the consent of the seller, though such other mortgage or interest will rank below the seller's mortgage in priority.

NATURE OF PROPERTY AS SECURITY

     There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.

REGISTERED TITLE

     Title to registered land is registered at H.M. Land Registry. Each parcel of land is given a unique title number. Prior to 13th October, 2003 title to the land was established by a land or (in the case of land which is subject to a mortgage or charge) charge certificate containing official copies of the entries on the register relating to that land, however, pursuant to the Land Registration Act 2002 which came into force on 13th October, 2003 the provision of land certificates and charge certificates has now been abolished. Title to land is now established by reference to entries on the registers held by H.M. Land Registry.

     There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register and those classified as unregistered interests which override first registration and unregistered interests which override registered dispositions.

     Title information documents provided by H.M. Land Registry will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Act 2002 provides that some interests in the land will bind the land even though they are not capable of registration at H.M. Land Registry such as unregistered interests which override first registration and unregistered interests which override registered dispositions. The title information documents will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.

UNREGISTERED TITLE

     All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

     Where land is registered, a mortgagee must register its mortgage at H.M. Land Registry in order to secure priority over any subsequent mortgagee. Prior to registration, the mortgage will take effect only as an equitable mortgage or charge. Priority of mortgages over registered land is governed by the date of registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of another interest which is received by H.M. Land Registry during this priority period.

     In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.

THE SELLER AS MORTGAGEE

     The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to H.M. Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

     If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     * The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     *    The mortgagee may lease the property to third parties.

     * The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

     * The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.

SCOTTISH LOANS

GENERAL

     A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 ACT"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard security). The second party is the grantee of the standard security, who is the lender and is called the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Borrowers may create a subsequent standard security over the relevant property without the consent of the seller. Upon intimation to the seller (in its capacity as trustee for the mortgages trustee pursuant to the relevant Scottish declaration of trust) of any subsequent standard security the prior ranking of the seller's standard security shall be restricted to security for advances made prior to such intimation and advances made subsequent to such intimation which the seller or the mortgages trustee is obliged to advance, and interest and expenses in respect thereof.

     The 1970 Act automatically imports a statutory set of "STANDARD CONDITIONS" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to redemption and enforcement, and in particular the notice and other procedures that require to be carried out prior to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

     While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

     This system of registration was established by the Land Registration (Scotland) Act 1979 and now applies to the whole of Scotland. Any sale of land (including a long leasehold interest in land) the title to which has not been registered in the Land Register or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) trigger its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.

     The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location and extent of the land. While this plan is not in all circumstances conclusive as to the extent of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless the statutory indemnity in respect of such amendments has been expressly excluded in the land certificate itself.

SASINE REGISTER

     Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register is recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

     A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by their date of registration rather than their date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

     The sale of the Scottish mortgages by the seller to the mortgages trustee will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land Register or Sasine Register. The consequences of this are explained in "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

     If a borrower defaults under a Scottish loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

     * The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     * The heritable creditor may grant a lease of the property of up to 7 years (or longer with the courts' permission) to third parties.

     * The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

     * The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. However, this remedy is rarely used.

     In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

BORROWER'S RIGHT OF REDEMPTION

     Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years, subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

                            UNITED KINGDOM TAXATION

     The following section summarises the material UK tax consequences of the purchase, ownership and disposition of the issuer notes based on current law and practice in the UK. Allen & Overy LLP, UK tax advisers to the issuer ("UK TAX COUNSEL"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that the representations made by each of Funding 1 and the issuer, respectively, to UK tax counsel that the profit in Funding 1's profit and loss account will not exceed 0.01 per cent. of the Funding 1 available revenue receipts and that the profit in the issuer's profit and loss account will not exceed 0.01 per cent. of the interest on the issuer term advances under the issuer intercompany loan are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arm's length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of the issuer notes. It relates to the position of persons who are the absolute beneficial owners of issuer notes and may not apply to certain classes of persons such as dealers and persons connected with the issuer. Noteholders who may be subject to tax in a jurisdiction other than the UK or who may be unsure as to their tax position should seek their own professional advice.

TAXATION OF US RESIDENTS

     As discussed in more detail under "- WITHHOLDING TAX" below, UK tax counsel is of the opinion that no UK withholding tax will be required in relation to interest payments on the issuer notes provided that the issuer notes are listed on a "recognised stock exchange", which includes the London Stock Exchange. If the issuer notes cease to be listed on a "recognised stock exchange", an amount must be withheld on account of UK income tax at the lower rate (currently 20 per cent.), subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

     Residents of the US are generally not subject to tax in the UK on payments on the issuer notes under the terms of the double taxation treaty between the US and the UK (the "TREATY"), subject to completion of administrative formalities, except where the issuer notes are effectively connected with a permanent establishment or a fixed base of the noteholder situated in the UK or where the amounts paid on the issuer notes exceed the return on comparable debt instruments, in which event the UK may tax the excess in accordance with UK domestic law.

     Subject to the opinions set out in the preceding paragraphs, UK tax counsel is of the opinion that, as discussed in more detail under "- DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON INTEREST" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax in respect of any payments on the issuer notes unless they are held by or for a trade, profession or vocation carried on by him through a branch or agency (or, in the case of a noteholder which is a company, through a permanent establishment) in the UK.

     It is the opinion of UK tax counsel that US resident noteholders will not be liable to UK tax in respect of a disposal of the issuer notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which the issuer notes are attributable.

     It is the opinion of UK tax counsel that, as discussed in more detail below under "- UK TAXATION OF FUNDING 1 AND THE ISSUER", Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

     It is the opinion of UK tax counsel that, as discussed in more detail below under "- UK TAXATION OF THE MORTGAGES TRUSTEE", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 1 or the seller under the mortgages trust.

     Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to the issuer notes, the parties to the transaction, or any aspects of the transaction.

WITHHOLDING TAX

     There will be no UK withholding tax in relation to interest payments on the issuer notes provided that, so far as concerns deduction by the issuer or its paying agents, the issuer notes are listed on a "recognised stock exchange", as defined in Section 841 of the Income and Corporation Taxes Act 1988 ("ICTA"). (The

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London Stock Exchange is currently a recognised stock exchange for this purpose.) If the issuer notes cease to be listed on a "recognised stock exchange", an amount must be withheld on account of UK income tax at the lower rate (currently 20 per cent.) from interest paid on them, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to persons (including companies within the charge to UK corporation tax) and in the circumstances specified in Section 349A to 349D of the Income and Corporation Taxes Act 1988.

     Noteholders who are individuals may wish to note that the Inland Revenue has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the UK who either pays interest to, or receives interest for the benefit of, an individual. Information so obtained may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of other jurisdictions.

DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON
INTEREST

     Interest on the issuer notes has a UK source. Accordingly, payments of interest on the issuer notes will in principle be within the charge to UK tax even if paid without withholding or deduction. However, it is the opinion of UK tax counsel that (other than where the provisions of the Treaty apply to allow certain interest paid to residents of the US to be taxed in the UK) such payments will not be chargeable to UK tax in the hands of a noteholder who is not resident for tax purposes in the UK unless such noteholder carries on a trade, profession or vocation through a branch or agency (or, in the case of a noteholder which is a company, which carries on a trade through a permanent establishment) in the UK in connection with which the payments are received or to which the issuer notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as some brokers and investment managers) tax may be levied on the UK branch or agency or permanent establishment.

TAXATION OF RETURNS: COMPANIES WITHIN THE CHARGE TO UK CORPORATION TAX

     In general, noteholders who are within the charge to UK corporation tax (other than authorised unit trusts) will normally be subject to tax on all profits and gains, including interest and profit and gains attributable to currency fluctuations, arising on or in connection with the issuer notes under the loan relationship rules. Any such profits and gains will generally fall to be calculated in accordance with the statutory accounting treatment of the issuer notes in the hands of the relevant noteholder, and will generally be charged to tax as income in respect of each accounting period to which they are allocated, in accordance with that accounting treatment. Relief may be available in respect of losses or for related expenses on a similar basis.

TAXATION OF RETURNS: OTHER NOTEHOLDERS

     Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the issuer notes is received or to which the issuer notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of the issuer notes. As the series 1 issuer notes, series 2 issuer notes and series 3 issuer notes are denominated in US dollars, and the series 4 issuer notes and series 5 class A1 issuer notes are denominated in euro, they will not constitute "qualifying corporate bonds" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any of these issuer notes by such noteholders as described above may give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

     It is expected that the series 5 class A2 issuer notes, the series 5 class B issuer notes, the series 5 class M issuer notes and the series 5 class C issuer notes will be regarded by the Inland Revenue as constituting "qualifying corporate bonds" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any of these issuer notes by such noteholders as described above is not expected to give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

     A disposal of issuer notes by such noteholders as described above may also give rise to a charge to tax on income in respect of an amount representing interest accrued on the issuer notes since the preceding payment date. For issuer notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as the Inland Revenue considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. All of the issuer notes will constitute variable rate issuer notes for this purpose.

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STAMP DUTY AND STAMP DUTY RESERVE TAX

     No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the offered global issuer notes or on the issue or transfer of a note in definitive form.

UK TAXATION OF FUNDING 1 AND THE ISSUER

     It is the opinion of UK tax counsel that Funding 1 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding 1, the profit in the profit and loss account will not exceed
0.01 per cent. of the Funding 1 available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01 per cent. of the interest on the issuer term advances under the issuer intercompany loan. We refer you to "RISK FACTORS - TAX PAYABLE BY FUNDING 1 OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES".

UK TAXATION OF THE MORTGAGES TRUSTEE

     It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 1 or the seller under the mortgages trust.

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                              EU SAVINGS DIRECTIVE

     The EU has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from a date not earlier than 1st January, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise. It is expected that a number of third countries and territories including the United Kingdom will adopt similar measures with effect from the same date.

     Jersey is not a member of the European Union and therefore is not required to implement the EU Savings Tax Directive. However, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, Jersey, in line with steps proposed by other relevant third countries proposes to introduce a withholding tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU Member State by a paying agent situated in Jersey (the terms "beneficial owner" and "paying agent" for this purpose are as defined in the EU Savings Tax Directive). The withholding tax system would apply for a transitional period prior to the implementation of a system of automatic communication to EU Member States of information regarding such payments. During this transitional period, such an individual beneficial owner resident in an EU Member State will be entitled to request a paying agent not to withhold tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU Member State in which the beneficial owner is resident.

     The States of Jersey have not yet adopted measures to implement these proposals but are expected to adopt such measures on the same timetable as EU Member States and other relevant third countries.

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                      UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following section summarises the material US federal income tax consequences of the purchase, ownership and disposition of the series 1 issuer notes, series 2 issuer notes and series 3 issuer notes (the "US NOTES"). In general, the summary assumes that a holder acquires the US notes at original issuance and holds the US notes as capital assets. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including, without limitation, the following: (i) financial institutions; (ii) insurance companies; (iii) dealers or traders in stocks, securities, notional principal contracts or currencies; (iv) tax-exempt entities; (v) regulated investment companies; (vi) persons that will hold the US notes as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for US federal income tax purposes; (vii) persons that own (or are deemed to own) 10 per cent. or more of the voting shares of the issuer; (viii) persons who hold US notes through partnerships or other pass-through entities; and (ix) persons that have a "functional currency" other than the US dollar. In addition, this summary does not address alternative minimum tax consequences, nor does it describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

     This summary is based on the US Internal Revenue Code of 1986, as amended (the "CODE"), US Treasury regulations and judicial and administrative interpretations thereof, in each case as in effect or available on the effective date of the registration statement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the tax consequences described below.

     Allen & Overy LLP, US tax advisers to the issuer ("US TAX COUNSEL"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "- TAX STATUS OF THE ISSUER, FUNDING 1, MORTGAGES TRUSTEE AND MORTGAGES TRUST", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding 1 and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "- CHARACTERISATION OF THE US NOTES", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the US notes, and while not free from doubt, the US notes will be treated as debt for US federal income tax purposes. Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the US notes or the parties to the transaction.

     An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section and there can be no assurance that the IRS or courts will agree with the conclusions expressed herein. ACCORDINGLY, INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE US FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE US NOTES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-US OR OTHER TAX LAWS, AND OTHER US TAX ISSUES AFFECTING THE TRANSACTION.

     As used in this section, the term "UNITED STATES HOLDER" means a beneficial owner of US notes that is for US federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) or partnership, created or organised in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) any estate the income of which is subject to US federal income tax regardless of the source of its income; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust. If a partnership holds US notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding US notes should consult their own tax advisers. A "NON-UNITED STATES HOLDER" is a beneficial owner of US notes that is not a United States holder.

TAX STATUS OF THE ISSUER, FUNDING 1, MORTGAGES TRUSTEE AND MORTGAGES TRUST

     Under the transaction documents, each of the issuer, Funding 1 and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuer, Funding 1 or the mortgages trustee acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. See "UNITED STATES FEDERAL INCOME TAXATION - GENERAL" for further information regarding this opinion. No elections will be made to treat the

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issuer, Funding 1 or the mortgages trustee or any of their assets as a REMIC or a FASIT (two types of securitisation vehicles having a special tax status under the Code).

CHARACTERISATION OF THE US NOTES

     Although there is no authority regarding the treatment of instruments that are substantially similar to the US notes and while it is not free from doubt, it is the opinion of US tax counsel that the US notes will be treated as debt for US federal income tax purposes. See "UNITED STATES FEDERAL INCOME TAXATION - GENERAL" for further information regarding this opinion. The issuer intends to treat the US notes as indebtedness of the issuer for all purposes, including US tax purposes. The discussion in the next section assumes this result.

     The US notes will not be qualifying real property loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c) or 860G(a)(3) of the Code, respectively.

TAXATION OF UNITED STATES HOLDERS OF THE US NOTES

QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT.

     The issuer intends to treat interest on the US notes (other than interest on the series 1 class A issuer notes) as "QUALIFIED STATED INTEREST" under US Treasury regulations relating to original issue discount (hereafter the "OID REGULATIONS"). As a consequence, discount on the US notes (other than discount on the series 1 class A issuer notes) arising from an issuance at less than par will only be required to be accrued under the OID regulations if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting as ordinary interest income. De minimis OID is included in income on a pro rata basis as principal payments are made on the US notes.

     It is possible that interest on the US notes that are class B issuer notes, class M issuer notes or class C issuer notes could be treated as original issue discount ("OID") because such interest is subject to deferral in certain limited circumstances. A United States holder of a US note (other than a series 1 class A issuer note) issued with OID must include OID in income over the term of such US note under a constant yield method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provide that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortise premium. Here, prepayment of the mortgage loans is not expected to alter the scheduled principal payments on the US notes that are class B issuer notes, class M issuer notes or class C issuer notes and accordingly, the issuer intends to assume that such US notes will have their principal repaid according to the schedule for purposes of accruing any OID. No representation is made that the mortgage loans will pay on the basis of such prepayment assumption or in accordance with any other prepayment scenario.

     In general, United States holders who report income for US federal income tax purposes under the accrual method are required to accrue OID on short-term obligations, such as the series 1 class A issuer notes, on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). A United States holder who is an individual or other cash method holder is not required to accrue such OID unless such holder elects to do so. If such an election is not made, any gain recognised by such holder on the sale, exchange or maturity of the series 1 class A issuer notes will be ordinary income to the extent of the holder's ratable share of OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of the sale, exchange or maturity.

     As an alternative to the above treatments, United States holders may elect to include in gross income all interest with respect to the US notes, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortisable bond premium or acquisition premium, using the constant yield method described above.

     Interest income on the US notes will be treated as foreign source income for US federal income tax purposes, which may be relevant in calculating a United States holder's foreign tax credit limitation for US federal income tax purposes. The limitation on foreign taxes eligible for the US foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, the interest on the US notes should generally constitute "passive income" or, in the case of certain United States holders, "financial services income".

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SALES AND RETIREMENT

     In general, a United States holder of a US note will have a basis in such US note equal to the cost of the US note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale or exchange of the US note, a United States holder will generally recognise gain or loss equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the holder's tax basis in the US note. Such gain or loss will be long-term capital gain or loss if the United States holder has held the US note for more than one year at the time of disposition. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE TREATMENT OF CAPITAL GAINS (WHICH MAY BE TAXED AT LOWER RATES THAN ORDINARY INCOME FOR TAXPAYERS WHO ARE INDIVIDUALS, TRUSTS OR ESTATES THAT HOLD THE US NOTES FOR MORE THAN ONE YEAR) AND CAPITAL LOSSES (THE DEDUCTIBILITY OF WHICH IS SUBJECT TO LIMITATIONS).

TAXATION OF NON-UNITED STATES HOLDERS OF THE US NOTES

     Subject to the backup withholding rules discussed below, a Non-United States holder generally should not be subject to US federal income or withholding tax on any payments on a US note and gain from the sale, redemption or other disposition of a US note unless: (i) that payment and/or gain is effectively connected with the conduct by that Non-United States holder of a trade or business in the United States; (ii) in the case of any gain realised on the sale or exchange of a US note by an individual Non-United States holder, that holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement and certain other conditions are met; or (iii) the Non-United States holder is subject to tax pursuant to provisions of the Code applicable to certain expatriates. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE US FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF OWNING US NOTES.

ALTERNATIVE CHARACTERIZATION OF THE US NOTES

     The proper characterization of the arrangement involving the issuer and the holders of the US notes is not clear because there is no authority on transactions comparable to that contemplated herein. The issuer intends to treat the US notes as debt for all US federal income tax purposes. Prospective investors should consult their own tax advisers with respect to the potential impact of an alternative characterization of the US notes for US tax purposes.

     One possible alternative characterization is that the IRS could assert that the class C issuer notes or any other class of notes should be treated as equity in the issuer for US federal income tax purposes. If the class C issuer notes or any other class of notes were treated as equity, United States holders of such notes would be treated as owning equity in a passive foreign investment company ("PFIC") which, depending on the level of ownership of such United States holders and certain other factors, might also constitute an interest in a controlled foreign corporation for such United States holder. This would have certain timing and character consequences for United States holders and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse US tax consequences.

     If a United States holder were treated as owning an equity interest in a PFIC, unless a United States holder makes a "QEF ELECTION" or "MARK TO MARKET ELECTION", a United States holder will be subject to a special tax regime (i) in respect of gains realized on the sale or other disposition of the relevant notes, and (ii) in respect of distributions on the relevant notes held for more than one taxable year to the extent those distributions constitute "EXCESS DISTRIBUTIONS". Although not free from doubt, the PFIC rules should not apply to gain realized in respect of any notes disposed of during the same taxable year in which such notes are acquired. An excess distribution generally includes dividends or other distributions received from a PFIC in any taxable year to the extent the amount of such distributions exceeds 125 per cent. of the average distributions for the three preceding years (or, if shorter, the investor's holding period). Because the US notes pay interest at a floating rate, it is possible that a US holder will receive "EXCESS DISTRIBUTIONS" as a result of fluctuations in the rate of USD-LIBOR over the term of US notes. In general, under the PFIC rules, a United States holder will be required to allocate such excess distributions and any gain realized on a sale of its notes to each day during the United States holder's holding period for the notes, and will be taxable at the highest rate of taxation applicable to the notes for the year to which the excess distribution or gain is allocable (without regard to the United States holder's other items of income and loss for such taxable year) (the "DEFERRED TAX"). The deferred tax (other than the tax on amounts allocable to the year of disposition or receipt of the distribution) will then be increased by an interest charge computed by reference to the rate generally applicable to underpayments of tax (which interest charge generally will be a non-deductible interest expense for individual taxpayers).

BACKUP WITHHOLDING AND INFORMATION REPORTING

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

     Backup withholding and information reporting requirements may apply to certain payments on the US notes and proceeds of the sale or redemption of the US notes to United States holders. The issuer, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if the United States holder fails to furnish the United States holder's taxpayer identification number (usually on IRS Form W-9), to certify that such United States holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain United States holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements. Non-United States holders may be required to comply with applicable certification procedures (usually on IRS Form W-8BEN) to establish that they are not United States holders in order to avoid the application of such information reporting requirements and backup withholding.

     Payments of principal or interest made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a US note generally will not be subject to backup withholding. However, if such custodian, nominee or other agent is (i) a United States person (as defined in section 7701(a)(30) of the Code), (ii) a controlled foreign corporation (as defined in section 957(a) of the Code), (iii) a foreign person 50 per cent. or more of whose gross income is effectively connected with a US trade or business for a specified three-year period, or (iv) a foreign partnership if (A) at any time during its tax year, one or more of its partners are United States persons (as defined in applicable Treasury regulations) who in the aggregate hold more than 50 per cent. of the income or capital interest in the partnership or (B) at any time during its taxable year, it is engaged in a US trade or business (each of (i) through (iv), a "US Connected Holder"), such custodian, nominee or other agent may be subject to certain information reporting requirements with respect to such payment unless it has in its records documentary evidence that the beneficial owner is not a United States holder and certain conditions are met or the beneficial owner otherwise establishes an exemption. Principal and interest paid by the US office of a custodian, nominee or agent will be subject to both backup withholding and information reporting unless the beneficial owner certifies its non-US status under penalties of perjury or otherwise establishes an exemption. Payments of proceeds on the sale of a US note made to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a US Connected Holder, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States holder and certain conditions are met or the beneficial owner otherwise establishes an exemption. Payments of proceeds on the sale of a US note made to or through the US office of a broker will be subject to backup withholding and information reporting unless the beneficial owner certifies, under penalties of perjury, that it is not a US holder or otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the United States holder's US federal income tax liability, provided that the required information is furnished to the IRS. HOLDERS OF US NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

     THE US FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN OWNER'S PARTICULAR SITUATION. HOLDERS OF US NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE US NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

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              MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS

TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST

     It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20 per cent. in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.


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                              ERISA CONSIDERATIONS

     The offered issuer notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "EMPLOYEE BENEFIT PLANS" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA PLANS") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the offered issuer notes.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The seller, the issuer, the servicer, the mortgages trustee, Funding 1 or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the offered issuer notes is acquired or held by a Plan with respect to which the issuer, the servicer, the mortgages trustee, Funding 1 or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such issuer notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving any such issuer notes.

     Each purchaser and subsequent transferee of any offered issuer note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not a Plan or an entity whose underlying assets include the assets of any Plan or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

     In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title 1 of ERISA, and section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "EQUITY INTEREST" of an entity that is neither a "PUBLICLY-OFFERED SECURITY" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an "EQUITY INTEREST" if it has "SUBSTANTIAL EQUITY FEATURES". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the offered issuer notes, such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Any insurance company proposing to purchase any of the offered issuer notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (5th January, 2000) (codified at 29 C.F.R. pt. 2550) that became generally applicable on 5th July, 2001.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the offered issuer notes should determine whether, under the documents and instruments governing the Plan, an investment in such issuer notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in such issuer notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

     The sale of any offered issuer notes to a Plan is in no respect a representation by the seller, the issuer, the servicer, the mortgages trustee, Funding 1 or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

     The issuer is a UK public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuer in respect of the issuer notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:

     * the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

     *    the judgment is contrary to the public policy of England or Wales;

     * the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     * the judgment is of a public nature (for example, a penal or revenue judgment);

     * there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

     * enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

     * enforcement proceedings are not instituted within six years after the date of the judgment.

     A judgment by a court may be given in some cases only in sterling. The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

     All of the directors and executive officers of the issuer reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the issuer notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

     None of the issuer notes will constitute "MORTGAGE RELATED SECURITIES" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representation is made as to the proper characterisation of the issuer notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the issuer notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the issuer notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the issuer notes constitute legal investments or are subject to investment, capital or other restrictions.

                                     EXPERTS


     The financial statements of Permanent Funding (No. 1) Limited as of and for the year ended 31st December, 2003 have been included in this prospectus, in reliance upon the report of [*], independent accountants, upon the authority of said firm as experts in accounting and auditing.

     The balance sheet of Permanent Financing (No. 5) PLC as of 23rd [*, 2004] has been included in this prospectus, in reliance upon the report of [*], independent accountants, upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     An opinion with respect to English law regarding the issuer notes, including matters relating to the validity of the issuance of the issuer notes, will be provided to the issuer and the underwriters by Allen & Overy LLP. An opinion with respect to United States law regarding the issuer notes, including matters of United States federal income tax law with respect to the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes will be provided to the issuer and the underwriters by Allen & Overy LLP. Opinions with respect to United States law will be provided to the underwriters by Sidley Austin Brown & Wood.

                                  UNDERWRITING

UNITED STATES

     The issuer has agreed to sell, and *, * and * (the "CLASS A LEAD UNDERWRITERS") and the other underwriters for the series 1 class A issuer notes, the series 2 class A issuer notes and the series 3 class A issuer notes listed in the following table (the "CLASS A UNDERWRITERS") have agreed to purchase, the principal amount of those issuer notes listed in such table (also called the "CLASS A OFFERED ISSUER NOTES"). The issuer has agreed to sell, and * and * (the "CLASS B/M/C UNDERWRITERS" and, together with the class A underwriters, the "UNDERWRITERS") have agreed to purchase, the principal amount of those issuer notes listed in the following tables (also called the "CLASS B/M/C OFFERED ISSUER NOTES" and, together with the class A offered issuer notes, the "OFFERED ISSUER NOTES"). The terms of these purchases are governed by an underwriting agreement among the issuer and the underwriters.

                                    PRINCIPAL        PRINCIPAL        PRINCIPAL
                                    AMOUNT OF        AMOUNT OF        AMOUNT OF
                                 THE SERIES 1     THE SERIES 2     THE SERIES 3
                                      CLASS A          CLASS A          CLASS A
                                       ISSUER           ISSUER           ISSUER
UNDERWRITERS                            NOTES            NOTES            NOTES
----------------------------   --------------   --------------   --------------
*...........................             USD*             USD*             USD*
*                                        USD*             USD*             USD*
*                                        USD*             USD*             USD*
*...........................             USD*             USD*             USD*
                               --------------   --------------   --------------
Total.......................             USD*             USD*             USD*
                               ==============   ==============   ==============

                                    PRINCIPAL        PRINCIPAL        PRINCIPAL
                                       AMOUNT        AMOUNT OF        AMOUNT OF
                               OF THESERIES 1     THE SERIES 2     THE SERIES 3
                                      CLASS B          CLASS B          CLASS B
                                       ISSUER           ISSUER           ISSUER
UNDERWRITERS                            NOTES            NOTES            NOTES
----------------------------   --------------   --------------   --------------
*...........................             USD*             USD*             USD*
*...........................             USD*             USD*             USD*
                               --------------   --------------   --------------
Total.......................             USD*             USD*             USD*
                               ==============   ==============   ==============

                                    PRINCIPAL        PRINCIPAL        PRINCIPAL
                                    AMOUNT OF        AMOUNT OF        AMOUNT OF
                                 THE SERIES 1     THE SERIES 2     THE SERIES 3
                                      CLASS M          CLASS M          CLASS M
                                       ISSUER           ISSUER           ISSUER
UNDERWRITERS                            NOTES            NOTES            NOTES
----------------------------   --------------   --------------   --------------
*...........................             USD*             USD*             USD*
*...........................             USD*             USD*             USD*
                               --------------   --------------   --------------
Total.......................             USD*             USD*             USD*
                               ==============   ==============   ==============

                                    PRINCIPAL        PRINCIPAL        PRINCIPAL
                                    AMOUNT OF        AMOUNT OF        AMOUNT OF
                                 THE SERIES 1     THE SERIES 2     THE SERIES 3
                                      CLASS C          CLASS C          CLASS C
                                       ISSUER           ISSUER           ISSUER
UNDERWRITERS                            NOTES            NOTES            NOTES
----------------------------   --------------   --------------   --------------
*...........................             USD*             USD*             USD*
*...........................             USD*             USD*             USD*
                               --------------   --------------   --------------
Total.......................             USD*             USD*             USD*
                               ==============   ==============   ==============

     The class A underwriters or affiliates of certain of the class A underwriters have also agreed to pay and subscribe for the series 4 class A issuer notes and the series 5 class A issuer notes and the class B/M/C underwriters or affiliates of certain of the class B/M/C underwriters have also agreed to pay and subscribe for the series 4 class B issuer notes, the series 4 class C issuer notes, the series 5 class B issuer notes, the series 5 class M issuer notes and the series 5 class C issuer notes, none of which are being offered pursuant to this prospectus, on the closing date.

     * and * will offer and sell the offered issuer notes in the United States only through their selling agents which are registered broker-dealers in the United States.

     The issuer has agreed to pay to the underwriters of each class of offered issuer notes a selling commission and a management and underwriting fee in the percentages indicated in the table below. The underwriters for each class of offered issuer notes have advised the issuer that such underwriters propose initially to offer the relevant class of offered issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at such price less a concession of up to the percentage indicated in the table below for each offered issuer note. The underwriters for each class offered issuer notes may allow, and those dealers may re-allow, concessions of up to the percentage indicated in the table below of the principal balance of the relevant class of offered issuer notes to some brokers and dealers.

                                                 MANAGEMENT AND
                   SELLING COMMISSION AS %    UNDERWRITING FEE AS %      CONCESSION BY       CONCESSION ALLOWED
                      OF THE AGGREGATE          OF THE AGGREGATE        UNDERWRITER FOR         AS A % OF THE
                   PRINCIPAL AMOUNT OF THE   PRINCIPAL AMOUNT OF THE   EACH NOTE OF THAT    PRINCIPAL BALANCE OF
     CLASS             CLASS OF NOTES            CLASS OF NOTES              CLASS          CLASS OF ISSUER NOTES
series 1 class A              *%                        *%                     *%                    *%
series 1 class B              *%                        *%                     *%                    *%
series 1 class C              *%                        *%                     *%                    *%
series 2 class A              *%                        *%                     *%                    *%
series 2 class B              *%                        *%                     *%                    *%
series 2 class M              *%                        *%                     *%                    *%
series 2 class C              *%                        *%                     *%                    *%
series 3 class A              *%                        *%                     *%                    *%
series 3 class B              *%                        *%                     *%                    *%
series 3 class M              *%                        *%                     *%                    *%
series 3 class C              *%                        *%                     *%                    *%

     In the event that an underwriter fails to purchase the issuer notes allocated to it in accordance with the terms of the issuer underwriting agreement, the issuer underwriting agreement provides that in certain circumstances the issuer underwriting agreement may be terminated.

     The management and underwriting fees and selling commissions that the issuer has agreed to pay to the underwriters will be paid to the underwriters on behalf of the issuer by Funding 1 from the proceeds of the fifth start-up loan.

     After the initial offering, the underwriters may change the public offering price and any other selling terms.

     Additional offering expenses are estimated to be USD*, which will be paid partly by the seller and partly paid by the underwriters on behalf of the issuer.

     The issuer and Halifax have agreed to indemnify the underwriters against certain liabilities, including liabilities under the US Securities Act of 1933, as amended.

     The underwriters or their affiliates may engage in over-allotment transactions, also known as short sales, short covering transactions, stabilising transactions and penalty bids for the offered issuer notes under Regulation M under the US Securities Exchange Act of 1934, as amended.

     * Short sales involve the sale by the underwriters of more offered issuer notes than they are required to purchase in the offering. This type of short sale is commonly referred to as a "naked" short sale due to the fact that the underwriters do not have an option to purchase these additional offered issuer notes in the offering. The underwriters must close out any naked short position by entering into short covering transactions as described below. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered issuer notes in the open market after pricing that could adversely affect investors who purchase in the offering.

     * Short covering transactions involve purchases of the offered issuer notes in the open market after the distribution has been completed in order to cover naked short positions.

     * Stabilising transactions permit bids to purchase the offered issuer notes so long as the stabilising bids do not exceed a specified maximum.

     * Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered issuer notes originally sold by that syndicate member are purchased in a short covering transaction.

     Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the offered issuer notes or preventing or retarding a decline in the market price of the offered issuer notes. As a result, these transactions may cause the prices of the offered issuer notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

     The offered issuer notes will be registered under the US Securities Act of 1933, as amended.

     The offered issuer notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus in that format.

UNITED KINGDOM

     Each class A underwriter (with respect to the class A offered issuer notes only) and each class B/M/C underwriter (with respect to the class B/M/C offered issuer notes only) will represent and agree that:

     * in relation to any offered issuer notes which have a maturity of one year or more and which are to be admitted to the official list maintained by the UK Listing Authority, it has not offered or sold, and will not offer or sell, offered issuer notes to persons in the United Kingdom prior to admission of such offered issuer notes to listing in accordance with Part VI of the FSMA except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or the FSMA;

     * it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any offered issuer notes in circumstances in which section 21 (1) of the FSMA does not apply to the issuer; and

     * it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered issuer notes in, from or otherwise involving the United Kingdom.

THE NETHERLANDS

     Each relevant underwriter acknowledges that the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes may not be placed, offered or distributed to investors in The Netherlands at any time.

HONG KONG

     Each underwriter has represented and agreed that:

     (a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any issuer notes other than (i) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong; and

     (b) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue any advertisement, invitation or document relating to the issuer notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to issuer notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) and any rules made thereunder.

JAPAN

     The issuer notes have not been and will not be registered under the Securities and Exchange Law. Each underwriter has agreed that it has not offered or sold and will not offer or sell any issuer notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

SINGAPORE

     This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the SECURITIES AND FUTURES ACT). Accordingly, the issuer notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of such issuer notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a sophisticated investor (as defined in section 275 of the Securities and Futures Act) and in accordance with the conditions specified in section 275 of the Securities and Futures Act or (3) otherwise than pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

SPAIN

     The proposed offer of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes has not been registered with the Spanish Comision Nacional del Mercado de Valores. Accordingly, such issuer notes cannot be offered, sold, distributed or proposed in Spain nor any document or offer material be distributed in Spain or targeted to Spanish resident investors (including any legal entity set up, incorporated, domiciled or resident in the Kingdom of Spain), save in compliance and in accordance with the provisions of the Spanish Security Markets Act of 28 July 1998 (Ley 24/1998 de 28 de julio, del Mercado de Valores), as amended, and the Royal Decree 291/1992 dated 27 March 1992 (Real Decreto 291/1992 de 27 de marzo sobre Emisiones y Ofertas Publicas de Valores) as amended and restated or as further amended, supplemented or restated from time to time.

GENERAL

     The offered issuer notes are a new issue of securities, and there is currently no established trading market for the offered issuer notes. The class A underwriters have advised us that they intend to make a market in the class A offered issuer notes and the class B/M/C underwriters have advised us that they intend to make a market in the class B/M/C offered issuer notes, but they are not obligated to do so. The underwriters may discontinue any market making in the offered issuer notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the offered issuer notes.

     Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates.

                             REPORTS TO NOTEHOLDERS

     The issuer cash manager will prepare quarterly and annual reports that will contain information about the issuer notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Unless and until definitive issuer notes are issued, the reports will be sent to the holders of the global issuer notes. No reports will be sent to investors by the issuer cash manager.

     Beneficial owners of the issuer notes will be entitled to receive from the servicer on a monthly basis a report containing information about the loans in the mortgages trust and certain other data if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.

                    WHERE INVESTORS CAN FIND MORE INFORMATION

     The issuer has filed a registration statement for the offered issuer notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The cash manager and/or the servicer will file with the SEC all required periodic and special SEC reports and other information about the offered issuer notes.

     Investors may read and copy any reports, statements or other information filed with the SEC at the SEC's public reference room in Washington, D.C. Investors may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings are also available to the public on the SEC's Internet site at http: //www.sec.gov.

                                  MARKET-MAKING

     This prospectus may be used by (i) the class A underwriters and their affiliates for offers and sales related to market-making transactions in the class A offered issuer notes and (ii) the class B/M/C underwriters and their affiliates for offers and sales related to market-making transactions in the class B/M/C offered issuer notes. Such underwriters and their affiliates may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. None of the underwriters or their affiliates has any obligation to make a market in such offered notes, and any market-making may be discontinued at any time without notice. *, * and * are among the underwriters participating in the initial distribution of the offered notes.

                                  AFFILIATIONS

     *, which is acting as the series * issuer swap provider and the series * issuer swap provider, is an affiliate of *, one of the underwriters/managers for the issuer notes of each series.

                         LISTING AND GENERAL INFORMATION

     Application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended (the "UK LISTING AUTHORITY") for the offered issuer notes to be admitted to the official list (the "OFFICIAL LIST") maintained by the UK Listing Authority and to the London Stock Exchange for those offered issuer notes to be admitted to trading on the London Stock Exchange's market for listed securities. Admission to the Official List together with admission to the London Stock Exchange's market for listed securities constitute official listing on the London Stock Exchange. It is expected that listing of the issuer notes on the Official List of the UK Listing Authority and the admission to trading of those issuer notes on the London Stock Exchange will be granted on or about [* June, 2004] subject only to the issue of the global issuer notes. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules. Transactions will normally be effected for settlement, in the case of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes, in dollars, in the case of the series 4 issuer notes and the series 5 class A1 issuer notes, in euro, and in the case of the series 5 class A2 issuer notes, the series 5 class B issuer notes, the series 5 class M issuer notes and the series 5 class C issuer notes, in sterling, and for delivery on the third working day after the date of the transaction.

     The issuer and directors of the issuer accept responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer and directors of the issuer (who have taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuer and directors of the issuer accept responsibility accordingly.

     None of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved since its incorporation in any legal or arbitration proceedings which may have, or have had since its incorporation, a significant effect upon the financial position of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee (as the case may be) nor, so far as the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee (respectively) is aware, are any such litigation or arbitration proceedings pending or threatened.

     No statutory or non-statutory accounts within the meaning of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the issuer notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the principal paying agent in London. The issuer does not publish interim accounts.

     The latest statutory accounts of Funding 1 have been prepared and were drawn up to 31st December, 2003. So long as the issuer notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of Funding 1 from time to time shall be available at the specified office of the principal paying agent in London. Funding 1 does not normally publish interim accounts.

     Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business other than the issuer underwriting agreement and the issuer subscription agreement.

     Since [* April, 2004] (being the date of incorporation of the issuer), 31st December, 2003 (being the date of the most recent non-statutory audited accounts of Funding 1), 9th August, 2001 (being the date of incorporation of Holdings and the post-enforcement call option holder) and 13th May, 2002 (being the date of incorporation of the mortgages trustee), there has been (1) no material adverse change in the financial position or prospects of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee and
(2) no significant change in the financial or trading position of the issuer, Funding 1, Holdings, the post-enforcement call option holder or the mortgages trustee.

     The issue of the issuer notes will be authorised pursuant to a resolution of the board of directors of the issuer passed on or about [*, 2004].

     The offered issuer notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear under the following CUSIP numbers, ISINs and common codes:

Class of issuer notes                     CUSIP            ISIN      Common Code
-------------------------------   -------------   -------------   --------------
Series 1 class A...............               *               *                *
Series 1 class B...............               *               *                *
Series 1 class C...............               *               *                *
Series 2 class A...............               *               *                *

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Series 2 class B...............               *               *                *
Series 2 class M...............               *               *                *
Series 2 class C...............               *               *                *
Series 3 class A...............               *               *                *
Series 3 class B...............               *               *                *
Series 3 class M...............               *               *                *
Series 3 class C...............               *               *                *

     Copies of the following documents may be inspected at the offices of Allen & Overy LLP at One New Change, London EC4M 9QQ during usual business hours, on any weekday (Saturdays and public holidays excepted) for 14 days from the date of this prospectus:

     (A) the Memorandum and Articles of Association of each of the issuer, Funding 1, Holdings, the mortgages trustee and the post-enforcement call option holder;

     (B) the balance sheet of the issuer as at [*, 2004] and the independent auditors' report thereon;

     (C) the balance sheet of Funding 1 as at 31st December, 2003, the related profit and loss account and cash flow statement for the period to 31st December, 2003 and the independent auditors' report thereon;

     (D) prior to the closing date, drafts (subject to minor amendment) or copies, and after the closing date, copies of the following documents (the "issuer transaction documents"):

          *    the issuer underwriting agreement;

          *    the issuer subscription agreement;

          *    the issuer intercompany loan agreement;

          *    the mortgages trust deed (as amended and restated);

          *    the mortgage sale agreement (as amended and restated);

          *    the issuer deed of charge;

          *    the fourth deed of accession to the Funding 1 deed of charge;

          *    the Funding 1 deed of charge (as amended);

          *    the second supplemental Funding 1 deed of charge;

          *    the Scottish declaration of trust;

          * the Funding 1 liquidity facility agreement (as amended and restated);

          *    the issuer dollar currency swap agreements and confirmations;

          *    the issuer euro currency swap agreements and confirmations;

          *    the issuer interest rate swap agreement and confirmation;

          *    the issuer swap guarantees;

          *    the Funding 1 swap agreement (as amended and restated);

          *    the issuer trust deed;

          *    the issuer paying agent and agent bank agreement;

          *    the servicing agreement (as amended and restated);

          *    the cash management agreement;

          *    the issuer cash management agreement;

          *    the Funding 1 guaranteed investment contract;

          *    the mortgages trustee guaranteed investment contract;

          *    the issuer post-enforcement call option agreement;

          *    the bank account agreement;

          *    the issuer bank account agreement;

          * the master definitions and construction schedule (including the amended and restated master definitions and construction schedule and the issuer master definitions and construction schedule);

          *    the fifth start-up loan agreement;

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          *    the mortgages trustee corporate services agreement;

          *    the Funding 1 corporate services agreement; and

          *    the issuer corporate services agreement;

     (E)  auditor's consent letter;

     (F)  the opinion of Allen & Overy LLP as to validity;

     (G)  the opinion of Allen & Overy LLP as to UK tax matters;

     (H)  the opinion of Allen & Overy LLP as to US tax matters; and

     (I)  the opinion of Shepherd + Wedderburn as to Scots law matters.


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                                    GLOSSARY

     Principal terms used in this prospectus are defined as follows:

"USD", "USUSD", "US DOLLARS" and "DOLLARS" the lawful currency for the time being of the United States of America

",", "EURO" and "EURO"
the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time

"GBP", "POUNDS" and "STERLING"
the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland

"A PRINCIPAL DEFICIENCY SUB-LEDGER"
one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term A advances

"AA PRINCIPAL DEFICIENCY SUB-LEDGER"
one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AA advances

"AAA PRINCIPAL DEFICIENCY SUB-LEDGER"
one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AAA advances

"ACCOUNT BANK"
Bank of Scotland situated at 116 Wellington Street, Leeds LS1 4LT

"ACCRUED INTEREST"
in respect of a given date, the interest which has accrued from the last regular payment date up to that date, but which is not currently payable

"ADDITIONAL FUNDING 1 SECURITY"
security created under and/or pursuant to the second supplemental Funding 1 deed of charge

"ADJUSTED GENERAL RESERVE FUND LEVEL"
the sum of:

     (a)  the amount standing to the credit of the general reserve fund; and

     (b) the amount (if any) then to be credited in accordance with item (B) of the relevant Funding 1 pre-enforcement principal priority of payments

"AGENT BANK"
Citibank, N.A. at 5 Carmelite Street, London EC4Y 0PA

"[SERIES 3] ISSUER SWAP GUARANTOR"
*

"[SERIES 3] ISSUER SWAP GUARANTEE"
the guarantee of the obligations of the series 3 issuer swap provider under the relevant issuer swaps by the [Series 3] issuer swap guarantor

"ALTERNATIVE INSURANCE REQUIREMENTS"
requirements which vary the insurance provisions of the mortgage conditions

"ANTICIPATED CASH ACCUMULATION PERIOD"
the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant accumulation amount, as described further in "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS"

"ARREARS OF INTEREST"
in respect of a given date, interest, and expenses which are due and payable and remain unpaid on that date

"ASSET TRIGGER EVENT"
the occurrence of an amount being debited to the AAA principal deficiency sub-ledger

"AUTHORISED INVESTMENTS"
means:

     (a)  sterling gilt-edged securities; and

     (b) sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) provided that in all cases such investments have a maturity date of 90 days or less and mature on or before the next following interest payment date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the

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          demand or time deposits are made (being an authorised person under the
          FSMA) are rated at least equal to either A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch or their equivalents by three other internationally recognised rating agencies

"BANK ACCOUNT AGREEMENT"
the agreement entered into on 14th June, 2002 between the account bank, the mortgages trustee and Funding 1 (as amended, supplemented and/or novated from time to time), which governs the operation of the mortgages trustee GIC account, the Funding 1 GIC account and the Funding 1 transaction account

"BANK OF SCOTLAND"
The Governor and Company of the Bank of Scotland established by an Act of the Parliament of Scotland in 1695

"BASIC TERMS MODIFICATION"
the modification of terms, including altering the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms

"BBB PRINCIPAL DEFICIENCY SUB-LEDGER"
one of four sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term BBB advances

"BENEFICIARIES"
both Funding 1 and the seller together as beneficiaries of the mortgages trust

"BOOKING FEE"
a fee payable by the borrower in respect of applications for certain types of loans

"BORROWER"
in relation to a loan, the individual or individuals specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it

"BULLET ACCUMULATION LIABILITY"
means on any Funding 1 interest payment date prior to any payment under item (D) of the priority of payments described in "CASHFLOWS - REPAYMENTS OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE", the aggregate of each relevant accumulation amount at that time of each bullet term advance which is within a cash accumulation period

"BULLET ACCUMULATION SHORTFALL"
means at any time that the cash accumulation ledger amount is less than the bullet accumulation liability

"BULLET TERM ADVANCE"
any term advance which is scheduled to be repaid in full on one Funding 1 interest payment date. Issuer bullet term advances will be deemed to be pass-through term advances if:

     (a)  a trigger event occurs;
     (b)  the issuer security is enforced; or
     (c)  the Funding 1 security is enforced

"BUSINESS DAY"
a day that is a London business day, a New York business day and a TARGET business day

"CALCULATION DATE"
the first day of each month or, if not a London business day, the next succeeding London business day or any other day on which Funding 1 acquires a further interest in the trust property

"CALCULATION PERIOD"
the period from (and including) one calculation date, to (but excluding) the next calculation date and in respect of the first calculation date, the period from (and including) the closing date to (but excluding) the first calculation date

"CALENDAR YEAR"
a year from the beginning of 1st January to the end of 31st December

"CAPITALISED"
means, in respect of a fee or other amount, added to the principal balance of a loan

"CAPITALISED INTEREST"
if a borrower takes a payment holiday (as permitted under the terms of the loan), then the outstanding principal balance of the loan will increase by the amount of interest that would have been paid on the relevant loan if

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

not for such payment holiday

"CASH ACCUMULATION ADVANCE"
a bullet term advance or scheduled amortisation instalment which is within a cash accumulation period

"CASH ACCUMULATION LEDGER"
a ledger maintained by the cash manager to record the amount accumulated by Funding 1 from time to time to pay the relevant accumulation amounts

"CASH ACCUMULATION LEDGER AMOUNT"
means at any time the amount standing to the credit of the cash accumulation ledger at that time immediately prior to any drawing to be applied on that interest payment date and prior to any payment under item (H) of the priority of payments described in "CASHFLOWS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE"

"CASH ACCUMULATION LIABILITY"
means on any Funding 1 interest payment date prior to any payment under item (D) of the priority of payments described in "CASHFLOWS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE", the sum of:

     (a)  the bullet accumulation liability at that time; and

     (b) the aggregate of each relevant accumulation amount at that time of each scheduled amortisation instalment which is within a cash accumulation period

"CASH ACCUMULATION PERIOD"
the period of time estimated to be the number of months prior to the relevant Funding 1 interest payment date of a relevant accumulation amount necessary for Funding 1 to accumulate sufficient principal receipts so that the relevant class of notes will be redeemed in full, as described further in "THE MORTGAGES TRUST
- CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS"

"CASH ACCUMULATION SHORTFALL"
means at any time that the cash accumulation ledger amount is less than the cash accumulation liability

"CASH MANAGEMENT AGREEMENT"
the cash management agreement entered into on 14th June, 2002 between the cash manager, the mortgages trustee, Funding 1 and the security trustee, (as amended, supplemented and/or novated from time to time), as described further in "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING 1"

"CASH MANAGER"
Halifax acting, pursuant to the cash management agreement, as agent for the mortgages trustee, Funding 1 and the security trustee, inter alia, to manage all cash transactions and maintain certain ledgers on behalf of the mortgages trustee, Funding 1 and the security trustee

"CASHBACK"
the agreement by the seller to pay an amount to the relevant borrower on the completion of the relevant loan

"CLASS A ISSUER NOTES"
the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A issuer notes and the series 5 class A issuer notes

"CLASS A LEAD UNDERWRITERS"
*, * and *

"CLASS A OFFERED ISSUER NOTES"
the series 1 class A notes, the series 2 class A notes and the series 3 class A notes

"CLASS A PREVIOUS NOTES"
the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes, the series 4 class A previous notes and the series 5 class A previous notes

"CLASS A UNDERWRITERS"
*, *, * and *.

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

"CLASS B ISSUER NOTES"
the series 1 class B issuer notes, the series 2 class B issuer notes, the series 3 class B issuer notes, the series 4 class B issuer notes and the series 5 class B issuer notes

"CLASS B/M/C OFFERED ISSUER NOTES"
the series 1 class B notes, the series 1 class C notes, the series 2 class B notes, the series 2 class M notes, the series 2 class C notes, the series 3 class B notes, the series 3 class M notes and the series 3 class C notes

"CLASS B/M/C UNDERWRITERS"
* and *

"CLASS B PREVIOUS NOTES"
the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes, the series 4 class B previous notes and the series 5 class B previous notes

"CLASS C ISSUER NOTES"
the series 1 class C issuer notes, the series 2 class C issuer notes, the series 3 class C issuer notes, the series 4 class C issuer notes and the series 5 class C issuer notes

"CLASS C PREVIOUS NOTES"
the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes, the series 4 class C previous notes and the series 5 class C previous notes

"CLASS M ISSUER NOTES"
the series 2 class M issuer notes, the series 3 class M issuer notes and the series 5 class M issuer notes

"CLEARING AGENCY"
an agency registered under the provisions of section 17A of the United States Securities Exchange Act of 1934

"CLEARING CORPORATION"
a corporation within the meaning of the New York Uniform Commercial Code

"CLEARSTREAM, LUXEMBOURG"
Clearstream Banking, societe anonyme

"CLOSING DATE"
on or about [* June, 2004]

"CML"
Council of Mortgage Lenders

"COLLECTION ACCOUNT"
the collection account in the name of the servicer which is from time to time used for the purpose of collecting, directly or indirectly, monies due in respect of the loans and/or the related security forming part of the trust property

"CODE"
United States Internal Revenue Code of 1986, as amended

"COMMON DEPOSITARY"
Citibank, N.A. at 5 Carmelite Street, London EC4Y 0PA

"CORE TERMS"
the main subject matter of the contract

"CORPORATE SERVICES PROVIDER"
     (a) in respect of Funding 1, Holdings, the post-enforcement call option holder and the issuer, means Structured Finance Management Limited or such other person or persons for the time being acting as corporate services provider to (i) Funding 1, Holdings and the post-enforcement call option holder under the Funding 1 corporate services agreement and (ii) the issuer under the issuer corporate services agreement; and

     (b) in respect of the mortgages trustee, means SFM Offshore Limited or such other person or persons for the time being acting as corporate services provider to the mortgages trustee under the mortgages trustee corporate services agreement

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

"CPR"
on any calculation date means the annualised principal repayment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

     1 - ((1 - R) ^ 12)

where "R" equals the result (expressed as a percentage) of the total principal receipts received during the period of one month (or, if shorter, from and including the closing date) ending on that calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period

"CRYSTALLISE"
when a floating charge becomes a fixed charge

"CURRENT ISSUES"
the previous notes issued by the previous issuers and the issuer notes issued by the issuer which remain outstanding

"CURRENT NOTES"
the previous notes and the issuer notes

"CURRENT SWAP AGREEMENTS"
the issuer swap agreements and the previous swap agreements

"CURRENT SWAP EXCLUDED TERMINATION AMOUNT" in relation to a current swap agreement an amount equal to:

     (a) the amount of any termination payment due and payable to the relevant current swap provider as a result of a current swap provider default or following a current swap provider downgrade termination event;

     less

     (b) the amount, if any, received by the issuer or a previous issuer from a replacement swap provider upon entry by the issuer or a previous issuer (as the case may be) into an agreement with such replacement swap provider to replace such current swap agreement which has terminated as a result of such current swap provider default or following the occurrence of such current swap provider downgrade termination event

"CURRENT SWAP PROVIDER DEFAULT"
the occurrence of an event of default (as defined in the relevant current swap agreement) where the relevant current swap provider is the defaulting party (as defined in the relevant swap agreement)

"CURRENT SWAP PROVIDER DOWNGRADE TERMINATION EVENT" means the occurrence of an additional termination event following the failure by the second issuer swap provider and/or the third issuer swap provider and/or the issuer swap provider to comply with the requirements of the ratings downgrade provisions set out in the relevant swap agreement

"CURRENT SWAP PROVIDERS"
the issuer swap providers and the previous swap providers

"DTC"
The Depository Trust Company

"DILIGENCE"
the process (under Scots law) by which a creditor attaches the property of a debtor to implement or secure a court decree or judgment

"DISTRIBUTION DATE"
means the date which is two London business days after each calculation date, being the date that the mortgages trustee will distribute principal and revenue receipts to Funding 1 and the seller

"DUE AND PAYABLE"
has the meaning set out in "Cashflows - Distribution of Funding 1 available principal receipts - Due and payable dates of issuer term advances"

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

"EARLY REPAYMENT FEE"
any fee which a borrower is required to pay in the event that he or she is in default or his or her loan becomes repayable for any other mandatory reason or he or she repays all or any part of the relevant loan before a specified date

"ELIGIBLE GENERAL RESERVE FUND PRINCIPAL REPAYMENTS"
     (a)  prior to the occurrence of a trigger event:

          (i) repayments of principal which are then due and payable in respect of original bullet term advances; and

          (ii) repayments of principal in respect of original scheduled amortisation term advances on their respective final maturity dates only; and

     (b) on or after the occurrence of a non-asset trigger event or an asset trigger event, repayments of principal in respect of original bullet term advances and original scheduled amortisation term advances on their respective final maturity dates only, in each case prior to the service of an intercompany loan acceleration notice on Funding 1

"ELIGIBLE LIQUIDITY FACILITY PRINCIPAL REPAYMENTS"
     (a)  prior to the occurrence of a trigger event:

          (i) repayments of principal which are then due and payable in respect of original bullet term advances; and

          (ii) repayments of principal in respect of original scheduled amortisation term advances on their respective final maturity dates only; and

     (b) on or after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, repayments of principal in respect of original bullet term advances and original scheduled term amortisation term advances on their respective

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          final maturity dates only,

in each case prior to the service of an intercompany loan acceleration notice on Funding 1 and taking into account any allocation of principal to meet any deficiency in Funding 1's available revenue receipts.

Following the occurrence of an asset trigger event, the liquidity facility will not be available to repay principal in respect of original bullet term advances or original scheduled amortisation term advances

"ELIGIBLE LIQUIDITY FUND PRINCIPAL REPAYMENTS" which are:

     (i)  prior to the occurrence of a trigger event:

          (a) repayments of principal which are then due and payable in respect of previous original bullet term advances and issuer original bullet term advances; and

          (b) repayments of principal in respect of previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only; and

     (ii) on or after the occurrence of a non-asset trigger event or an asset trigger event, repayments of principal in respect of previous original bullet term advances, issuer original bullet term advances, previous original scheduled amortisation term advances and issuer original scheduled amortisation term advances on their respective final maturity dates only;

in each case prior to the service of an intercompany loan acceleration notice on Funding 1 and taking into account any allocation of principal to meet any deficiency in Funding 1's available revenue receipts

"ENGLISH LOAN"
a loan secured by an English mortgage

"ENGLISH MORTGAGE"
a mortgage secured over a property in England and Wales

"ENGLISH MORTGAGE CONDITIONS"
the mortgage conditions applicable to English loans

"EQUIVALENT NET ISSUE PROCEEDS"
in relation to notes issued by a relevant issuer, means the net proceeds in sterling of such notes (in each case where the relevant class of notes is denominated in US dollars or euro after making appropriate currency exchanges under the relevant swaps)

"ERISA"
the US Employee Retirement Income Security Act of 1974. See further "ERISA CONSIDERATIONS"

"EURIBOR"
EURIBOR will be determined by the agent bank on the following basis:

     (1) on the applicable interest determination date applicable to the series 4 issuer notes and the series 5 class A1 notes, the agent bank will calculate the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for euro deposits for the relevant period (or, in the case of the first interest period, a linear interpolation of such rates for *-month and *-month euro deposits).

          This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 248. If the Telerate Screen No. 248 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

               In each of these cases, the determination will be made as at

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          or about 11.00 a.m., Brussels time, on that date. This is called the screen rate for the series 4 issuer notes and the series 5 class A1 issuer notes;

     (2) if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

          * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to prime banks for euro deposits of the equivalent amount, and for the relevant period, in the Eurozone inter-bank market as at or about 11.00 a.m. (Brussels time); and

          * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

     (3) if, on any such interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

     (4) if, on any such interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"EUROCLEAR"
Euroclear Bank S.A./N.V., as operator of the Euroclear System

"EXCESS SWAP COLLATERAL"
means an amount equal to the value of the collateral (or the applicable part of any collateral) provided by an issuer swap provider to the issuer in respect of that issuer swap provider's obligations to transfer collateral to the issuer under the relevant issuer swap agreement which is in excess of that issuer swap provider's liability under the relevant issuer swap agreement as at the date of termination of the relevant issuer swap agreement or which it is otherwise entitled to have returned to it under the terms of the relevant issuer swap agreement

"FIFTH START-UP LOAN"
the loan made by the fifth start-up loan provider to Funding 1 under the fifth start-up loan agreement

"FIFTH START-UP LOAN AGREEMENT"
the agreement entered into on [*, 2002] between the fifth start-up loan provider and Funding 1 under which the fifth start-up loan was made by the fifth start-up loan provider to Funding 1

"FIFTH START-UP LOAN PROVIDER"
Halifax plc, in its capacity as provider of the fifth start-up loan under the fifth start-up loan agreement

"FINAL MATURITY DATE"
in respect of the each class of issuer notes is the interest payment date falling in the month indicated for sch class in "SUMMARY OF PROSPECTUS - SUMMARY OF THE ISSUER NOTES";

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"FINAL REPAYMENT DATE"
in respect of the issuer intercompany loan means the interest payment date falling in June 2042

"FIRST DEED OF ACCESSION"
means the deed of accession entered into by, amongst others, Funding 1 and Permanent Financing (No. 2) PLC on 6th March, 2003

"FIRST ISSUER"
Permanent Financing (No. 1) PLC

"FIRST ISSUER CLOSING DATE"
14th June, 2002

"FIRST ISSUER SWAP PROVIDER"
means JPMorgan Chase Bank, Banque AIG, Credit Suisse First Boston International or such other swap provider appointed from time to time in respect of the previous notes issued by the first issuer

"FIRST START-UP LOAN"
the loan made by the first start-up loan provider to Funding 1 under the first start-up loan agreement

"FIRST START-UP LOAN AGREEMENT"
the agreement entered into on 14th June, 2002 between the first start-up loan provider and Funding 1 under which the first start-up loan was made by the first start-up loan provider to Funding 1

"FIRST START-UP LOAN PROVIDER"
Halifax plc, in its capacity as provider of the first start-up loan under the first start-up loan agreement

"FITCH"
Fitch Ratings Ltd. and any successor to its ratings business

"FIXED SECURITY"
a form of security which means that the chargor is not allowed to deal with the assets subject to the charge without the consent of the chargee

"FLEXIBLE LOAN"
a type of loan product that typically incorporates features that give the borrower options to, among other things, make further drawings on the loan account and/or to overpay or underpay interest and principal in a given month

"FLOATING CHARGE"
a form of charge which is not attached to specific assets but which "floats" over a class of them and which allows the chargor to deal with those assets in the every day course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security

"FOURTH DEED OF ACCESSION"
means the fourth deed of accession to the Funding 1 deed of charge entered into by, amongst others, Funding 1 and the issuer dated on or about the closing date

"FOURTH ISSUER"
Permanent Financing (No. 4) PLC

"FOURTH ISSUER CLOSING DATE"
12th March, 2004

"FOURTH ISSUER SWAP PROVIDER"
means Westdeutsche Landesbank Girozentrale, Citibank N.A, Banque AIG, Swiss Re Financial Products Corporation or such other swap provider appointed from time to time in respect of the previous notes issued by the first issuer

"FOURTH START-UP LOAN"
the loan made by the start-up loan provider to Funding 1 under the fourth start-up loan agreement

"FOURTH START-UP LOAN AGREEMENT"
the agreement to be entered into on the 12th, March 2004 between the fourth start-up loan provider and Funding 1 under which the fourth start-up loan will be made by the fourth start-up loan provider to Funding 1

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"FOURTH START-UP LOAN PROVIDER"
Halifax plc, in its capacity as provider of the fourth start-up loan under the fourth start-up loan agreement

"FSA"
the Financial Services Authority

"FSMA"
the Financial Services and Markets Act 2000

"FUNDING 1"
Permanent Funding (No. 1) Limited

"FUNDING 2"
Permanent Funding (No. 2) PLC

"FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS" has the meaning set out under "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS"

"FUNDING 1 AVAILABLE REVENUE RECEIPTS"
has the meaning set out under "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE RECEIPTS"

"FUNDING 1 CORPORATE SERVICES AGREEMENT" an agreement entered into on 14th June, 2002 between Holdings, Funding 1, the post-enforcement call option holder, Halifax, the corporate services provider, the share trustee and the security trustee (as amended, supplemented and/or novated from time to time) which governs the provision of corporate services by the corporate services provider to Funding 1, Holdings and the post-enforcement call option holder

"FUNDING 1 DEED OF CHARGE"
the deed of charge entered into on 14th June, 2002 between Funding 1, the first issuer, the corporate services provider, the account bank, the Funding 1 GIC provider, the security trustee, the seller, the start-up loan provider, the Funding 1 liquidity facility provider, the cash manager and the Funding 1 swap provider as amended and/or restated from time to time and acceded to by the issuer and the fourth start-up loan provider on the closing date and includes (except where the context otherwise requires) the second supplemental Funding 1 deed of charge

"FUNDING 1 GIC ACCOUNT"
the account of Funding 1 held at Bank of Scotland at 116 Wellington Street, Leeds LS1 4LT. Amounts deposited to the credit of the Funding 1 GIC account will receive a rate of interest determined in accordance with the Funding 1 guaranteed investment contract

"FUNDING 1 GIC PROVIDER"
Bank of Scotland

"FUNDING 1 GUARANTEED INVESTMENT CONTRACT" the guaranteed investment contract entered into on 14th June, 2002 between Funding 1 and the Funding 1 GIC provider under which the Funding 1 GIC provider agrees to pay Funding 1 a guaranteed rate of interest on the balance of the Funding 1 GIC account, as described further in "CREDIT STRUCTURE - MORTGAGES TRUSTEE GIC ACCOUNT/ FUNDING 1 GIC ACCOUNT"

"FUNDING 1 INTEREST PAYMENT DATE"
in relation to the issuer term advances, the 10th day of March, June September and December in each year

"FUNDING 1 LIQUIDITY FACILITY"
the liquidity facility provided for Funding 1 pursuant to the Funding 1 liquidity facility agreement

"FUNDING 1 LIQUIDITY FACILITY AGREEMENT" the liquidity facility agreement entered into on 14th June, 2002 as amended and restated 6th March, 2003 and as further amended and restated on or about the closing date and made between Funding 1 and the Funding 1 liquidity facility provider in relation to the provision of a liquidity facility in a total amount of GBP150,000,000 to Funding 1 (as the same may be further amended, restated, varied or supplemented from time to time), as described further in "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY"

"FUNDING 1 LIQUIDITY FACILITY DRAWING"
a drawing (other than a liquidity facility stand-by drawing) under the Funding 1 liquidity facility

"FUNDING 1 LIQUIDITY FACILITY PROVIDER"
JPMorgan Chase Bank

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"FUNDING 1 LIQUIDITY FACILITY STAND-BY ACCOUNT"
the designated bank account of Funding 1 into which the undrawn amounts of the Funding 1 liquidity facility will be deposited if the Funding 1 liquidity facility provider does not extend the Funding 1 liquidity facility commitment period or if the rating of the Funding 1 liquidity facility provider falls below the requisite ratings as described in "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY"

"FUNDING 1 LIQUIDITY SHORTFALL"
where there are insufficient amounts to make the payments specified in "CREDIT STRUCTURE - FUNDING 1 LIQUIDITY FACILITY - GENERAL DESCRIPTION", after taking into account the amount available for drawing from the reserve funds

"FUNDING 1 LIQUIDITY SUBORDINATED AMOUNTS" the sum of (i) any additional amounts due to any withholding taxes and increased costs on the provision of the Funding 1 liquidity facility and (ii) any additional costs incurred by the Funding 1 liquidity facility provider to comply with the requirements of the Bank of England, the Financial Services Authority and/or the European Central Bank and/or changes to the capital adequacy rules applicable to the Funding 1 liquidity facility provider and Funding 1

"FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS" the order in which, following the enforcement of the Funding 1 security, the security trustee will apply the amounts received following enforcement of the Funding 1 security, as set out in "SECURITY FOR FUNDING 1'S OBLIGATIONS" and "CASHFLOWS - DISTRIBUTION OF FUNDING 1 PRINCIPAL RECEIPTS AND FUNDING 1 REVENUE RECEIPTS FOLLOWING THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1"

"FUNDING 1 PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS" the order in which, prior to enforcement of the Funding 1 security, the cash manager will apply the Funding 1 available principal receipts on each Funding 1 interest payment date, as set out in "SECURITY FOR FUNDING 1'S OBLIGATIONS" and "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE PRINCIPAL RECEIPTS"

"FUNDING 1 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS" the order in which, prior to enforcement of the Funding 1 security, the cash manager will apply the Funding 1 available revenue receipts on each Funding 1 interest payment date, as set out in "SECURITY FOR FUNDING 1'S OBLIGATIONS" and "CASHFLOWS - DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1"

"FUNDING 1 PRINCIPAL LEDGER"
a ledger maintained by the cash manager to record the amount of principal receipts received by Funding 1 from the mortgages trustee on each distribution date

"FUNDING 1 PRINCIPAL RECEIPTS"
the principal receipts paid by the mortgages trustee to Funding 1 on each distribution date

"FUNDING 1 REVENUE LEDGER"
a ledger maintained by the cash manager to record all amounts received by Funding 1 from the mortgages trustee on each distribution date other than principal receipts, together with interest received by Funding 1 on its authorised investments or pursuant to the bank account agreement

"FUNDING 1 SECURED CREDITORS"
the security trustee, the Funding 1 swap provider, the Funding 1 liquidity facility provider, the cash manager, the account bank, the seller, the corporate services provider, each start-up loan provider, the Funding 1 GIC Provider, the previous issuers, the issuer and any other entity that accedes to the terms of the Funding 1 deed of charge from time to time

"FUNDING 1 SECURITY"
the initial Funding 1 security, except where the context requires otherwise, and the additional Funding 1 security

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"FUNDING 1 SHARE"
the Funding 1 share of the trust property from time to time, as calculated on each calculation date

"FUNDING 1 SHARE PERCENTAGE"
the Funding 1 share percentage of the trust property from time to time as calculated on each calculation date

"FUNDING 1 SHARE/SELLER SHARE LEDGER"
the ledger of such name maintained by the cash manager pursuant to the cash management agreement to record the Funding 1 share, the Funding 1 share percentage, the seller share and seller share percentage of the trust property

"FUNDING 1 STAND-BY DRAWING"
the amount which is equal to the undrawn commitment under the Funding 1 liquidity facility agreement

"FUNDING 1 SWAP"
the swap documented under the Funding 1 swap agreement which enables Funding 1 to hedge against the possible variance between the mortgages trustee variable base rate payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker rate loans and a LIBOR based rate for three-month sterling deposits, as described further in "THE SWAP AGREEMENTS - THE FUNDING 1 SWAP"

"FUNDING 1 SWAP AGREEMENT"
the ISDA master agreement and schedule thereto entered into on 14th June, 2002 between Funding 1, the Funding 1 swap provider and the security trustee and any confirmation documented thereunder from time to time between Funding 1, the Funding 1 swap provider and the security trustee (as each of the same may be amended, restated, novated or supplemented from time to time)

"FUNDING 1 SWAP EXCLUDED TERMINATION AMOUNT" in relation to the Funding 1 swap agreement an amount equal to:

     (a) the amount of any termination payment due and payable to the Funding 1 swap provider as a result of a Funding 1 swap provider default or following a Funding 1 swap provider downgrade termination event;

     less

     (b) the amount, if any, received by Funding 1 from a replacement swap provider upon entry by Funding 1 into an agreement with such replacement swap provider to replace the Funding 1 swap agreement which has terminated as a result of such Funding 1 swap provider default or following the occurrence of such Funding 1 swap provider downgrade termination event

"FUNDING 1 SWAP PROVIDER"
Halifax, pursuant to the Funding 1 swap agreement

"FUNDING 1 SWAP PROVIDER DEFAULT"
the occurrence of an event of default (as defined in the Funding 1 swap agreement) where the Funding 1 swap provider is the defaulting party (as defined in the Funding 1 swap agreement)

"FUNDING 1 SWAP PROVIDER DOWNGRADE TERMINATION EVENT" means the occurrence of an additional termination event following the failure by the Funding 1 swap provider to comply with the requirements of the ratings downgrade provisions set out in the Funding 1 swap agreement

"FUNDING 1 TRANSACTION ACCOUNT"
the account in the name of Funding 1 maintained with the account bank pursuant to the bank account agreement or such additional or replacement account as may for the time being be in place

"FURTHER ADVANCE"
an advance made following a request from an existing borrower for a further amount to be lent to him or her under his or her mortgage, where Halifax has a discretion as to whether to accept that request

"GENERAL RESERVE FUND"
at any time the amount standing to the credit of the general reserve ledger at that time, which may be used in certain circumstances by Funding 1 to meet any deficit in revenue or to repay amounts of

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principal, as described further in "CREDIT STRUCTURE - GENERAL RESERVE FUND"

"GENERAL RESERVE FUND REQUIRED AMOUNT"
an amount equal to GBP*

"GENERAL RESERVE FUND THRESHOLD"
the lesser of:

     (a)  the general reserve fund required amount, and

     (b) the highest amount which the adjusted general reserve fund level has been since the first Funding 1 interest payment date upon which interest is due and payable in respect to term advances made upon the closing date relating to the then most recent issue of notes

"GENERAL RESERVE LEDGER"
a ledger maintained by the cash manager to record the amount credited to the general reserve fund from the proceeds of a portion of the first start-up loan, and subsequent withdrawals and deposits in respect of the general reserve fund

"GLOBAL ISSUER NOTES"
the issuer notes in global form

"HALIFAX"
Halifax plc (see "HALIFAX PLC")

"HIGH LOAN-TO-VALUE FEE"
a fee incurred by a borrower as a result of taking out a loan with an LTV ratio in excess of a certain percentage specified in the offer

"HIGHER VARIABLE RATE LOANS"
loans subject to an interest rate at a margin above HVR 1, HVR 2 or the mortgages trustee variable base rate, as applicable

"HOLDINGS"
Permanent Holdings Limited

"HVR 1"
the variable mortgage rate set by the seller which applies to certain loans beneficially owned by the seller on the seller's residential mortgage book

"HVR 2"
the second variable base rate that was made available to borrowers between 1st March, 2001 and 1st February, 2002

"ICTA"
the UK Income and Corporation Taxes Act 1988

"IN ARREARS"
in respect of a mortgage account, occurs when one or more monthly payments in respect of a mortgage account have become due and unpaid by a borrower

"INDUSTRY CPR"
a constant prepayment rate which is calculated by dividing the amount of mortgages repaid in a quarter by the quarterly balance of mortgages outstanding for building societies in the UK

"INITIAL CLOSING DATE"
[*, 2002]

"INITIAL FUNDING 1 SECURITY"
security created by Funding 1 pursuant to the Funding 1 deed of charge

"INITIAL LOANS"
the loans sold by the seller to the mortgages trustee on 14th June, 2002 pursuant to the terms of the mortgage sale agreement

"INSOLVENCY EVENT"
in respect of the seller, the servicer, the cash manager or the issuer cash manager (each, for the purposes of this definition, a "RELEVANT ENTITY") means:

     (a) an order is made or an effective resolution passed for the winding up of the relevant entity;

     (b) the relevant entity ceases or threatens to cease to carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended) or becomes unable to pay its debts

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          as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent; or

     (c) proceedings (including, but not limited to, presentation of an application for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) are initiated against the relevant entity under any applicable liquidation, administration, reorganisation (other than a reorganisation where the relevant entity is solvent) or other similar laws, save where such proceedings are being contested in good faith; or an administrative or other receiver, administrator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity or the appointment of an administrator takes effect; or a distress, execution or diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within 15 London business days; or if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness

"INTERCOMPANY LOAN ACCELERATION NOTICE"
a previous intercompany loan acceleration notice, an issuer intercompany loan acceleration notice and/or (as the context may require) an acceleration notice served by the security trustee on Funding 1 following an intercompany loan event of default under any new intercompany loan agreement

"INTERCOMPANY LOAN AGREEMENTS"
the previous intercompany loan agreements, the issuer intercompany loan agreement and all new intercompany loan agreements

"INTERCOMPANY LOAN LEDGER"
a ledger maintained by the cash manager to record payments of interest and repayments of principal made on each of the current term advances and any new term advances under any intercompany loans

"INTERCOMPANY LOAN TERMS AND CONDITIONS" the standard terms and conditions incorporated into each intercompany loan agreement, signed for the purposes of identification on the first issuer closing date by Funding 1, the security trustee and the agent bank

"INTERCOMPANY LOANS"
the previous intercompany loans, the issuer intercompany loan and all new intercompany loans, each an "INTERCOMPANY LOAN"

"INTEREST DETERMINATION DATE"
     (a) in respect of the series 1 issuer notes, the series 2 issuer notes, and the series 3 issuer notes, means the date which is two London business days before the first day of the interest period for which the rate will apply;

     (b) in respect of the series 4 issuer notes means the date which is two TARGET business days before the first day of the interest period for which the rate will apply;

     (c) in respect of the series 5 class A2 issuer notes, the series 5 class B issuer notes, the series 5 class M issuer notes and the series 5 class C ssuer notes, means the first day of the interest period for which the rate will apply;

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     (d)  in respect of the series 5 class A1 issuer notes, commencing on the earlier of (i) the interest payment date falling in [June 2011], (ii) the occurrence of a trigger event or (iii) the enforcement of the issuer security, means the date which is two TARGET business days before the first day of the interest period for which the rate will apply;

     (e) in respect of the issuer term advances, means, in respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply

"INTEREST PAYMENT DATE"
     (a) in relation to the series 1 class A issuer notes, the 10th day of each consecutive month in each year up to and including the earliest of (i) the interest payment date in [June 2005], (ii) the occurrence of a trigger event or (iii) enforcement of the issuer security, and thereafter the 10th day of March, June, September and December in each year;

     (b) in respect of the series 5 class A1 issuer notes, the 10th day of March in each year up to and including the earliest of (i) the interest payment date falling in [June 2011], (ii) the occurrence of a trigger event or (iii) enforcement of the issuer security, and thereafter the 10th day of March, June, September and December in each year; and

     (c) in all other cases, the 10th day of March, June, September and December in each year,

or, in each of the preceding cases, if such day is not a business day, the next succeeding business day

"INTEREST PERIOD"
means:

     (a) in relation to the series 1 class A issuer notes, the period from (and including) an interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following (or first) interest payment date, except that prior to the applicable interest payment date falling in [June 2005], if a trigger event occurs or the issuer security is enforced, then the interest period for the series 1 class A issuer notes (in respect of the first such interest period) will be the period from (and including) the last interest payment date to have occurred to (but excluding) the 10th day of the then next to occur of March, June, September and December and thereafter will be the period from (and including) such interest payment date to (but excluding) the next following 10th day of March, June, September and December in each year; and

     (b) in all other cases, the period from (and including) the applicable interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following applicable interest payment date

"INVESTMENT PLAN"
in respect of an interest-only loan, a repayment mechanism selected by the borrower to ensure that there are sufficient funds to redeem the full principal of a mortgage loan at maturity

"ISA"
an individual savings account within the Individual Savings Account Regulations 1998 (as amended) and which shelters investments in the account from income tax and capital gains tax

"ISSUER ACCOUNT BANK"
Bank of Scotland situated at 116 Wellington Street, Leeds LS1 4LT

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"ISSUER BANK ACCOUNT AGREEMENT"
the agreement to be entered into on the closing date between the issuer account bank, the issuer, the issuer cash manager and the security trustee (as the same may be amended, restated, varied or supplemented from time to time) which governs the operation of the issuer transaction account

"ISSUER BULLET TERM ADVANCES"
the issuer series 1 term AAA advance

"ISSUER CASH MANAGEMENT AGREEMENT"
the issuer cash management agreement to be entered into on the closing date between the issuer cash manager, the issuer and the security trustee (as the same may be amended, restated, novated or supplemented from time to time), as described further in "CASH MANAGEMENT FOR THE ISSUER"

"ISSUER CASH MANAGER"
Halifax acting, pursuant to the issuer cash management agreement, as agent for the issuer and the security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuer

"ISSUER CORPORATE SERVICES AGREEMENT"
an agreement to be entered into on the closing date between Holdings, the issuer, Halifax, the corporate services provider, the share trustee and the security trustee, which governs the provision of corporate services by the corporate services provider to the issuer (as amended, restated, supplemented and/or novated from time to time)

"ISSUER CURRENCY SWAP PROVIDERS"
means the issuer euro currency swap providers and the issuer dollar currency swap providers

"ISSUER CURRENCY SWAPS"
means the issuer euro currency swaps and the issuer dollar currency swaps

"ISSUER DEED OF CHARGE"
the deed of charge to be entered into on the closing date between, amongst others, the issuer and the security trustee, under which the issuer charges the issuer security in favour of the security trustee for the benefit of the issuer secured creditors, as described further in "SECURITY FOR THE ISSUER'S OBLIGATIONS"

"ISSUER DOLLAR CURRENCY EXCHANGE RATE"
the rate at which US dollars are converted to sterling or, as the case may be, sterling is converted to US dollars under the relevant issuer dollar currency swap or, if there is no relevant issuer dollar currency swap agreement in effect at such time, the "SPOT" rate at which US dollars are converted into sterling or, as the case may be, sterling is converted into US dollars on the foreign exchange markets

"ISSUER DOLLAR CURRENCY SWAP AGREEMENTS" collectively, the ISDA master agreements, schedules and confirmations relating to the issuer dollar currency swaps to be entered into on or before the closing date between the issuer, the relevant issuer dollar currency swap provider and the security trustee (as amended, restated, supplemented, replaced and/or novated from time to time)

"ISSUER DOLLAR CURRENCY SWAP PROVIDERS"
the series 1 issuer swap provider, the series 2 issuer swap provider and the series 3 issuer swap provider, or any one of them, as the case may be

"ISSUER DOLLAR CURRENCY SWAPS"
the sterling-US dollar currency swaps which enable the issuer to receive and pay amounts under the issuer intercompany loan in sterling and to receive and pay amounts under the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes in US dollars, as described further in "THE SWAP AGREEMENTS - THE ISSUER DOLLAR CURRENCY SWAPS AND THE ISSUER EURO CURRENCY SWAPS"

"ISSUER EURO CURRENCY EXCHANGE RATE"
the rate at which euro is converted to sterling or, as the case may be, sterling is converted to euro under the issuer euro currency swap or, if there is no issuer euro currency swap agreement in effect at such time, the "SPOT" rate at which euro are converted into sterling or, as

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the case may be, sterling is converted into euro on the foreign exchange markets

"ISSUER EURO CURRENCY SWAP AGREEMENTS"
collectively, the ISDA master agreements, schedules and confirmations relating to the issuer euro currency swaps to be entered into on or before the closing date between the issuer, the relevant issuer euro currency swap provider and the security trustee (as amended, restated, supplemented, replaced and/or novated from time to time)

"ISSUER EURO CURRENCY SWAP PROVIDERS"
the series 4 issuer swap provider (in respect of the series 4 issuer notes) and the series 5 class A1 issuer euro currency swap provider (in respect of the series 5 class A1 issuer notes), or any one of them, as the case may be

"ISSUER EURO CURRENCY SWAPS"
the sterling-euro currency swaps which enable the issuer to receive and pay amounts under the issuer intercompany loan in sterling and to receive and pay amounts under the series 4 issuer notes and the series 5 class A1 issuer notes in euro, as described further in "THE SWAP AGREEMENTS - THE ISSUER DOLLAR CURRENCY SWAPS AND THE ISSUER EURO CURRENCY SWAPS"

"ISSUER INTERCOMPANY LOAN"
the loan of the issuer term advances made by the issuer to Funding 1 on the closing date under the issuer intercompany loan agreement

"ISSUER INTERCOMPANY LOAN ACCELERATION NOTICE" an acceleration notice served by the security trustee in relation to the enforcement of the Funding 1 security following an issuer intercompany loan event of default under the issuer intercompany loan

"ISSUER INTERCOMPANY LOAN AGREEMENT"
the issuer intercompany loan agreement to be entered into on the closing date between Funding 1, the issuer and the security trustee

"ISSUER INTERCOMPANY LOAN EVENT OF DEFAULT" an event of default under the issuer intercompany loan agreement

"ISSUER INTEREST RATE SWAP"
the fixed-floating interest rate swap which enables the issuer to receive amounts calculated by reference to a rate based on EURIBOR for three-month euro deposits and pay a fixed amount of interest on the series 5 class A1 notes

"ISSUER INTEREST RATE SWAP AGREEMENT"
collectively, the ISDA master agreement, schedule and confirmation relating to the issuer interest rate swap to be entered into on or before the closing date between the issuer, the issuer interest rate swap provider and the security trustee (as amended, restated, supplemented, replaced and/or novated from time to time)

"ISSUER INTEREST RATE SWAP PROVIDER"
the series 5 class A1 issuer interest rate swap provider

"ISSUER NOTE ACCELERATION NOTICE"
an acceleration notice served by the note trustee in relation to the enforcement of the issuer security following an issuer note event of default under the issuer notes

"ISSUER NOTE EVENT OF DEFAULT"
an event of default under the provisions of condition 9 of the issuer notes where the issuer is the defaulting party

"ISSUER NOTES"
includes all of the class A issuer notes, the class B issuer notes, the class M issuer notes and the class C issuer notes

"ISSUER PAYING AGENT AND AGENT BANK AGREEMENT" the agreement to be entered into on the closing date which sets out the appointment of the paying agents, the registrar, the transfer agent and the agent bank for the issuer notes (as amended, restated, supplemented and/or novated from time to time)

"ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT" the agreement to be entered into on the closing date under which the note trustee agrees on behalf of the holders of the class B issuer notes, the class M issuer notes and the class C issuer notes, that following enforcement of the issuer security, the post-enforcement call option holder may call for the class B issuer notes, the class M issuer

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notes and the class C issuer notes (as amended, restated, supplemented and/or novated from time to time)

"ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS" the order in which, following enforcement of the issuer security, the security trustee will apply the amounts received following enforcement of the issuer security, as set out in "SECURITY FOR THE ISSUER'S OBLIGATIONS" and "CASHFLOWS - DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER AND THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1"

"ISSUER PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS" the order in which, prior to enforcement of the issuer security, the issuer cash manager will apply the issuer principal receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER"

"ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS" the order in which, prior to enforcement of the issuer security, the issuer cash manager will apply the issuer revenue receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO THE SERVICE OF A NOTE ACCELERATION NOTICE ON THE ISSUER"

"ISSUER PRINCIPAL RECEIPTS"
an amount equal to the sum of all principal amounts repaid by Funding 1 to the issuer under the issuer intercompany loan

"ISSUER REVENUE RECEIPTS"
an amount equal to the sum of:

     (a) interest paid by Funding 1 on the relevant Funding 1 interest payment date in respect of the issuer term advances under the issuer intercompany loan;

     (b) fees to be paid by Funding 1 on the relevant date under the terms of the issuer intercompany loan agreement;

     (c) interest payable on issuer bank accounts and authorised investments which will be received on or before the relevant date;

     (d) other net income of the issuer including amounts received or to be received under the issuer swap agreements on or before the relevant interest payment date (including any amounts received by the issuer in consideration of it entering into a replacement issuer swap agreement but excluding (i) the return or transfer of any excess swap collateral as set out under any of the issuer swap agreements and (ii) in respect of each issuer swap provider, prior to the designation of an early termination date under the relevant issuer swap agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than excess swap collateral) provided by such issuer swap provider to the issuer pursuant to the relevant issuer swap agreement (and any interest or distributions in respect thereof)); and

     (e) any additional amount the issuer receives from any taxing authority on account of amounts paid to that taxing authority for and on account of tax by an issuer swap provider under an issuer swap agreement

"ISSUER SECURED CREDITOR"
the security trustee, the issuer noteholders, the issuer swap providers, the note trustee, the issuer account bank, the paying agents, the registrar, the transfer agent, the agent bank, the corporate services provider under the issuer corporate services agreement and the issuer cash manager

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"ISSUER SECURITY"
security created by the issuer pursuant to the issuer deed of charge in favour of the issuer secured creditors

"ISSUER SERIES 4 TERM AAA ADVANCE"
the advance made by the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of the issue of the series 4 class A notes

"ISSUER SERIES 5A1 TERM AAA ADVANCE"
the advance made by the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of the issue of the series 5 class A1 notes

"ISSUER SERIES 5A2 TERM AAA ADVANCE"
the advance made by the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of the issue of the series 5 class A2 notes

"ISSUER SERIES 5 TERM AAA ADVANCES"
the issuer series 5A1 term AAA advance and the issuer series 5A2 term AAA advance

"ISSUER SUBSCRIPTION AGREEMENT"
the agreement to be entered into on or about the date of this prospectus between the managers and the issuer relating to the sale of the series 4 issuer notes and the series 5 issuer notes

"ISSUER SWAP AGREEMENTS"
the issuer dollar currency swap agreements, the issuer euro currency swap agreements and the issuer interest rate swap

"ISSUER SWAP EXCLUDED TERMINATION AMOUNT" in relation to an issuer swap agreement an amount equal to:

     (a) the amount of any termination payment due and payable to the relevant issuer swap provider as a result of an issuer swap provider default or following an issuer swap provider downgrade termination event;

          less

     (b) the amount, if any, received by the issuer from a replacement swap provider upon entry by the issuer into an agreement with such replacement swap provider to replace such issuer swap agreement which has been terminated as a result of such issuer swap provider default or following the occurrence of such issuer swap provider downgrade termination event

"ISSUER SWAP GUARANTEES"
means the [Series 3] issuer swap guarantee and the [Series 5] issuer swap guarantee

"ISSUER SWAP PROVIDER DEFAULT"
as the context may require, the occurrence of an event of default (as defined in the relevant issuer swap agreement) where the relevant issuer swap provider is the defaulting party (as defined in the relevant issuer swap agreement)

"ISSUER SWAP PROVIDER DOWNGRADE TERMINATION EVENT" means the occurrence of an additional termination event following the failure by an issuer swap provider to comply with the requirements of the ratings downgrade provisions set out in the relevant issuer swap agreement

"ISSUER SWAP PROVIDERS"
the issuer dollar currency swap providers, the issuer euro currency swap providers and the issuer interest rate swap provider or any of them as the context requires

"ISSUER SWAPS"
the issuer dollar currency swaps, the issuer euro currency swaps and the issuer interest rate swap

"ISSUER TERM A ADVANCES"
those advances designated by 'A' made by the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of issue of the class M issuer notes

"ISSUER TERM AA ADVANCES"
those advances designated by 'AA' made by the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of issue of the class B issuer notes

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"ISSUER TERM AAA ADVANCES"
those advances designated by 'AAA' made by the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of issue of the class A issuer notes

"ISSUER TERM ADVANCES"
the divisions into which the advance to Funding 1 under the issuer intercompany loan will be split, being the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advance, the issuer series 5 term AAA advances, the issuer series 1 term AA advance, the issuer series 2 term AA advance, the issuer series 3 term AA advance, the issuer series 4 term AA advance, the issuer series 5 term AA advance, , the issuer series 2 term A advance, the issuer series 3 term A advance, , the issuer series 5 term A advance, the issuer series 1 term BBB advance, the issuer series 2 term BBB advance, the issuer series 3 term BBB advance, the issuer series 4 term BBB advance and the issuer series 5 term BBB advance

"ISSUER TERM BBB ADVANCES"
those advances designated by 'BBB' made by the issuer to Funding 1 under the issuer intercompany loan agreement from the proceeds of issue of the class C issuer notes

"ISSUER TRANSACTION DOCUMENTS"
the documents listed in paragraph (D) in "LISTING AND GENERAL INFORMATION"

"ISSUER TRUST DEED"
the principal agreement to be entered into on the closing date governing the issuer notes, as further described in "DESCRIPTION OF THE ISSUER TRUST DEED"

"ISSUER UNDERWRITING AGREEMENT"
the agreement to be entered into on or about the date of this prospectus between the underwriters and the issuer relating to the sale of the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes

"LENDING CRITERIA"
the criteria applicable to the granting of an offer of a mortgage to a borrower, as may be amended from time to time and as further described in "THE LOANS - CHARACTERISTICS OF THE LOANS - LENDING CRITERIA"

"LIBOR" or "STERLING LIBOR"
the London Interbank Offered Rate for sterling deposits, as determined by the agent bank on the following basis:

     (1) on the applicable interest determination date, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks in the London inter-bank market for sterling deposits for the relevant period (or, in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for *-month and *-month sterling deposits (rounded upwards, if necessary, to five decimal places)).

          This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

          In each of these cases, the determination will be made as at or about
          11.00 a.m., London time, on that date. This is called the screen rate for LIBOR or sterling LIBOR;

     (2) if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

          *    request the principal London office of each of the

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               reference banks to provide the agent bank with its offered quotation to leading banks for sterling deposits of the equivalent amount, and for the relevant period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

          * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

     (3) if, on any such interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

     (4) if, on any such interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable.

See also the definitions of EURIBOR and USD-LIBOR

"LIQUIDITY RESERVE FUND"
a liquidity reserve fund established on the occurrence of certain ratings downgrades of the seller to meet interest and principal (in limited circumstances) on the issuer notes

"LIQUIDITY RESERVE FUND RATING EVENT"
means the seller's long-term, unsecured, unsubordinated and unguaranteed debt obligations are rated below A- by S&P, A3 by Moody's or A- by Fitch (unless the relevant rating agency confirms that its then current ratings of the issuer notes will not be adversely affected as a consequence of such rating of the seller)

"LIQUIDITY RESERVE FUND REQUIRED AMOUNT" on any Funding 1 interest payment date, an amount equal to 3 per cent. of the aggregate outstanding balance of the issuer notes on that date

"LOAN"
each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"LONDON BUSINESS DAY"
a day (other than a Saturday or Sunday) on which banks are generally open for business in London

"LOSS AMOUNT"
means the amount of any costs, expenses, losses or other claims suffered or incurred by, as applicable, the mortgages trustee and/or Funding 1 in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding 1 was not entitled or could not enforce as a result of any determination by any court or other competent authority or any ombudsman in respect of any loan and its related security that:

     * any term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

     * the interest payable under loan is to be set by reference to the Halifax variable base rate (and not that of the seller's successors or assigns or those deriving title from them); or

     *    the variable margin above the Bank of England repo rate

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

          under any tracker rate loan must be set by the seller; or

     * the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate

"LOSSES"
the realised losses experienced on the loans in the portfolio

"LOSSES LEDGER"
the ledger of such name created and maintained by the cash manager pursuant to the cash management agreement to record the losses on the portfolio

"LTV RATIO" or "LOAN-TO-VALUE RATIO"
the ratio of the outstanding balance of a loan to the value of the mortgaged property securing that loan

"LTV TEST"
a test which assigns a credit enhancement value to each loan in the portfolio based on its current loan-to-value ratio and the amount of mortgage indemnity cover on that loan. The weighted average credit enhancement value for the portfolio is then determined

"MANAGERS"
*, *, *, ABN AMRO Bank N.V. and Deutsche Bank AG, London Branch

"MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE" together, the amended and restated master definitions and construction schedule and the issuer master definitions and construction schedule, which are schedules of definitions used in the issuer transaction documents

"MIG POLICIES"
mortgage indemnity guarantee policies

"MINIMUM RATE LOANS"
loans subject to a minimum rate of interest

"MINIMUM SELLER SHARE"
an amount included in the current seller share which is calculated in accordance with the mortgages trust deed and which, as at the closing date, will be approximately GBP*

"MOODY'S"
Moody's Investors Service Limited and any successor to its ratings business

"MORTGAGE"
the legal charge or standard security securing a loan

"MORTGAGE ACCOUNT"
all loans secured on the same property will be incorporated in the same mortgage account

"MORTGAGE CONDITIONS"
the terms and conditions applicable to the loans as contained in the seller's "MORTGAGE CONDITIONS" booklets for England and Wales and Scotland applicable from time to time

"MORTGAGE RELATED SECURITIES"
as defined in the US Secondary Mortgage Markets Enhancement Act 1984, as amended

"MORTGAGE SALE AGREEMENT"
the mortgage sale agreement entered into on 14th June, 2002 and made between the seller, the mortgages trustee, Funding 1 and the security trustee in relation to the sale of the initial portfolio and new loans to the mortgages trustee from time to time, as amended and/or restated from time to time and as further described in "SALE OF THE LOANS AND THEIR RELATED SECURITY"

"MORTGAGE TERMS"
all the terms and conditions applicable to a loan, including without limitation the applicable mortgage conditions and offer conditions

"MORTGAGES TRUST"
the bare trust of the trust property held by the mortgages trustee as to both capital and income on trust absolutely for Funding 1 (as to the Funding 1 share) and the seller (as to the seller share), so that each has an undivided beneficial interest in the trust property

"MORTGAGES TRUST AVAILABLE PRINCIPAL RECEIPTS" the amount that will be standing to the credit of the principal ledger on the relevant calculation date as described further in "THE MORTGAGES TRUST"

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"MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS"
an amount equal to the sum of:

     (a)  revenue receipts on the loans (but excluding principal receipts); and

     (b) interest payable to the mortgages trustee on the mortgages trustee GIC account; less

     (c)  third party amounts

as described further in "THE MORTGAGES TRUST"

"MORTGAGES TRUST DEED"
the mortgages trust deed made by the mortgages trustee, Funding 1 and the seller on 13th June, 2002, as amended and/or restated from time to time and as further described in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE"
Permanent Mortgages Trustee Limited

"MORTGAGES TRUSTEE ACCOUNT"
the mortgages trustee GIC account

"MORTGAGES TRUSTEE CORPORATE SERVICES AGREEMENT" the agreement entered into on 14th June, 2002 between the corporate services provider, the mortgages trustee and the security trustee, which governs the provision of corporate services by the corporate services provider to the mortgages trustee

"MORTGAGES TRUSTEE GIC ACCOUNT"
the account in the name of the mortgages trustee maintained with the account bank pursuant to the terms of the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place

"MORTGAGES TRUSTEE GIC PROVIDER"
Bank of Scotland at 116 Wellington Street, Leeds LS1 4LT

"MORTGAGES TRUSTEE GUARANTEED INVESTMENT CONTRACT" the guaranteed investment contract entered into on 14th June, 2002 between the mortgages trustee and the mortgages trustee GIC provider under which the mortgages trustee GIC provider agrees to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account (as the same may be amended, restated, varied or supplemented from time to time), as described further in "CREDIT STRUCTURE - MORTGAGES TRUSTEE GIC ACCOUNT / FUNDING 1 GIC ACCOUNT"

"MORTGAGES TRUSTEE VARIABLE BASE RATE"
the variable base rates which apply to the variable rate loans in the portfolio as set, other than in limited circumstances, by the servicer, as described further in "THE SERVICING AGREEMENT"

"NEW FUNDING 1 SWAP" and "NEW FUNDING 1 SWAP PROVIDER" a new Funding 1 swap to be entered into by Funding 1, a new Funding 1 swap provider and the security trustee when and if required

"NEW FUNDING 1 SWAP AGREEMENT"
a new Funding 1 swap agreement, documenting the new Funding 1 swap, between Funding 1, a new Funding 1 swap provider and the security trustee

"NEW INTERCOMPANY LOAN" and "NEW INTERCOMPANY LOAN AGREEMENT" a loan of a new issuer term advance made by a new issuer to Funding 1 under a new intercompany loan agreement entered into by Funding 1 with a new issuer

"NEW ISSUE"
the issue of new notes to investors by a new issuer to fund a new intercompany loan

"NEW ISSUER"
a new wholly-owned subsidiary of Holdings that is not established as at the closing date and which, if established, will make a new intercompany loan to Funding 1

"NEW LOANS"
loans, other than the current loans, which the seller may sell, from time to time after the closing date, to the mortgages trustee pursuant to the terms of the mortgage sale agreement

"NEW NOTES"
an issue of notes by a new issuer

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"NEW RELATED SECURITY"
the security for the new loans which the seller may sell to the mortgages trustee pursuant to the mortgage sale agreement

"NEW START-UP LOAN" and "NEW START-UP LOAN PROVIDER" a new start-up loan to be made available to Funding 1 by a new start-up loan provider when Funding 1 enters into a new intercompany loan agreement

"NEW START-UP LOAN AGREEMENT"
a new start-up loan agreement to be entered into by a new start-up loan provider, Funding 1 and the security trustee

"NEW TERM A ADVANCES"
term advances to be advanced to Funding 1 by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a term advance rating of A

"NEW TERM AA ADVANCES"
term advances to be advanced to Funding 1 by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a term advance rating of AA

"NEW TERM AAA ADVANCES"
term advances to be advanced to Funding 1 by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a term advance rating of AAA

"NEW TERM ADVANCES"
term advances to be advanced to Funding 1 by new issuers under a new intercompany loan agreement

"NEW TERM BBB ADVANCES"
term advances to be advanced to Funding 1 by new issuers under new intercompany loan agreements from the proceeds of issues of new notes with a term advance rating of BBB

"NEW YORK BUSINESS DAY"
means a day (other than a Saturday or a Sunday) on which banks are generally open in the city of New York

"NON-ASSET TRIGGER EVENT"
this will occur on a calculation date if:

     (a) an insolvency event occurs in relation to the seller on or about that calculation date;

     (b) the role of the seller as servicer under the servicing agreement is terminated and a new servicer is not appointed within 60 days;

     (c) as at the calculation date immediately preceding that calculation date the seller share is equal to or less than the minimum seller share;

     (d) on any calculation date, the aggregate outstanding principal balance of loans comprising the trust property at that date (i) during the period from and including the closing date to but excluding the interest payment date in June 2006 is less than GBP21,500,000,000 or
          (ii) during the period from and including the interest payment date in June 2006 to but excluding the interest payment date in June 2008 is less than GBP15,750,000,000

"NORMAL CALCULATION DATE"
the first day (or, if not a London business day, the next succeeding London business day) of each month

"NOTE ACCELERATION NOTICE"
an issuer note acceleration notice and/or (as the context may require) an acceleration notice served on a new issuer following an event of default by the new issuer under the new issuer notes

"NOTE PRINCIPAL PAYMENT"
the amount of each principal payment payable on each note

"NOTE TRUSTEE"
The Bank of New York, One Canada Square, London E14 5AL

"NOTEHOLDERS"
the holders of issuer notes, or any of them as the context requires

"OFFER CONDITIONS"
the terms and conditions applicable to a specific loan as set out in the relevant offer letter to the borrower

"OFFERED ISSUER NOTES"
the class A offered issuer notes and the class B/M/C offered issuer notes

"ORIGINAL BULLET TERM ADVANCE"
a term advance which at any time has been a bullet term advance

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(even if such term advance has subsequently become a pass-through advance)

"ORIGINAL PASS-THROUGH TERM ADVANCE"
a term advance which at the time it was advanced was a pass-through term advance

"ORIGINAL SCHEDULED AMORTISATION INSTALMENT" that part of a term advance which at any time has been a scheduled amortisation instalment (even if that part of that term advance has subsequently become a pass-through term advance)

"ORIGINAL SCHEDULED AMORTISATION TERM ADVANCE" a term advance which at any time has been a scheduled amortisation term advance (even if such term advance has subsequently become a pass-through term advance)

"OUTSTANDING AMOUNT"
following enforcement of a loan, the amount outstanding on the payment of that loan after deducting money received under the applicable mortgage indemnity guarantee policy

"OVERPAYMENT"
a payment made by a borrower in an amount greater than the monthly payment then due on the loan

"PASS-THROUGH REPAYMENT RESTRICTIONS"
means at any time on a Funding 1 interest payment date no amount may be applied in repayment of any pass-through term advance unless:

     (1) the sum of the cash accumulation ledger amount and the amount of Funding 1 available principal receipts after the application of items
          (A), (B) and (C) and before item (D) of the priority of payments described in "CASHFLOWS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE",

is greater than or equal to,

     (2) the sum of the cash accumulation liability and the aggregate amount of all original pass-through term advances which are due and payable as at that time

"PASS-THROUGH TERM ADVANCE"
means a term advance which has no scheduled repayment date other than the final repayment date. On the closing date, the pass-through term advances are (i) the issuer series 5 term AAA advances, the issuer term AA advances, the issuer term A advances and the issuer term BBB advances; (ii) the previous series 5 term AAA advance, the previous term AA advances, the issuer term A advances and the previous term BBB advances made Permanent Financing (No. 4) PLC; (iii) the previous series 5 term AAA advance, the previous term AA advances and the previous term BBB advances made by Permanent Financing (No. 3) PLC; (vi) the previous series 5 term AAA advance, the previous term AA advances and the previous term BBB advances made by Permanent Financing (No. 2) PLC; and (v) the previous series 4A2 term AAA advance, the previous term AA advances and the previous term BBB advances made by Permanent Financing (No.1) PLC. If a trigger event occurs or the Funding 1 security or issuer security is enforced, then the bullet term advances (other than the issuer series 1 term AAA advance and the previous series 1 term AAA advances) and the scheduled amortisation term advances will be deemed to be pass-through term advances

"PAYING AGENTS"
the principal paying agent and the US paying agent

"PAYMENT HOLIDAY"
a period during which a borrower may suspend payments under a mortgage loan without penalty

"PERMITTED REDEMPTION DATES"
in respect of any class of issuer notes, the interest payment date on which those notes may be redeemed by the issuer pursuant to the

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terms and conditions of the issuer notes (as further described in "TERMS AND
CONDITIONS OF THE OFFERED ISSUER NOTES")

"PORTFOLIO"
at any time the loans and their related security sold to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries

"POST-ENFORCEMENT CALL OPTION"
means the call option granted to Permanent PECOH Limited in respect of the class B issuer notes, the class M issuer notes and the class C issuer notes under the issuer post-enforcement call option agreement

"POST-ENFORCEMENT CALL OPTION HOLDER"
Permanent PECOH Limited

"PREVIOUS CLOSING DATES"
in respect of Permanent Financing (No. 1) PLC 14th June, 2002, in respect of Permanent Financing (No. 2) PLC 6th March, 2003 in respect of Permanent Financing (No. 3) PLC 25th November, 2003 and in respect of Permanent Financing (No. 4) PLC 12th March, 2004

"PREVIOUS INTERCOMPANY LOAN AGREEMENT"
the previous intercompany loan agreement entered into on each previous closing date between Funding 1, the relevant previous issuer and security trustee

"PREVIOUS INTERCOMPANY LOAN ACCELERATION NOTICE" an acceleration notice served by the security trustee on Funding 1 following an intercompany loan event of default under the previous intercompany loan agreement

"PREVIOUS INTERCOMPANY LOAN EVENT OF DEFAULT" an event of default under a previous intercompany loan

"PREVIOUS INTERCOMPANY LOANS"
the loan of the previous term advances made by the previous issuers to Funding 1 each under the previous intercompany loan agreements

"PREVIOUS ISSUER ACCOUNT BANK"
Bank of Scotland situated at 110 Wellington Street, Leeds LS1 4LT

"PREVIOUS ISSUERS"
Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4) PLC.

"PREVIOUS ISSUES"
the issue of the previous notes by each previous issuer

"PREVIOUS NOTEHOLDERS"
the holders of previous notes, or any of them as the context requires

"PREVIOUS NOTES"
includes all of the class A previous notes, the class B previous notes, and the class C previous notes

"PREVIOUS SERIES 1 TERM AAA ADVANCE"
the series 1 term AAA advance made by each of the previous issuers to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS SERIES 2 TERM AAA ADVANCE"
the series 2 term AAA advance made by each of the previous issuers to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS SERIES 3 TERM AAA ADVANCE"
the series 3 term AAA advance made by each of the previous issuers to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS SERIES 4A1 TERM AAA ADVANCE"
the series 4A1 term advance made by each of Permanent Financing (No. 1) PLC and Permanent Financing (No. 3) PLC to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS SERIES 4A2 TERM AAA ADVANCE"
the series 4A2 term advance made by each of Permanent Financing (No. 1) PLC and Permanent Financing (No. 3) PLC to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS SERIES 4 TERM AAA ADVANCE"
the series 4 term AAA advance made by each of Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4) to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS SERIES 5A1 TERM AAA ADVANCE"
the series 5A1 term advance made by each of Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC to Funding 1 under

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AAA ADVANCE"
the applicable previous intercompany loan agreement

"PREVIOUS SERIES 5A2 TERM AAA ADVANCE"
the series 5A2 term advance made by each of Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS SERIES 5 TERM AAA ADVANCE"
the series 5 term advance made by each of Permanent Financing (No. 2) PLC and Permanent Financing (No. 3) PLC to Funding 1 under the applicable previous intercompany loan agreement

"PREVIOUS START-UP LOAN AGREEMENTS"
the first start-up loan agreement and the second start-up loan agreement

"PREVIOUS SWAP AGREEMENTS"
the swap agreements entered into between each of the previous issuers and the previous swap providers in relation to the previous swaps

"PREVIOUS SWAP PROVIDERS"
Credit Suisse First Boston International, JPMorgan Chase Bank, Banque AIG, CDC IXIS Capital Markets, Westdeutsche Landesbank Girozentrale AG, Citibank N.A, Swiss Re Financial Products Corporation or any of them as the context requires

"PREVIOUS SWAPS"
the dollar currency swaps and euro currency swap entered into by Permanent Financing (No. 1) PLC under the previous swap agreements, the dollar currency swaps and euro currency swap entered into by Permanent Financing (No. 2) PLC under the previous swap agreements, the dollar currency swaps and euro currency swap entered into by Permanent Financing (No. 3) PLC under the previous swap agreements and the dollar currency swaps and euro currency swap entered into by Permanent Financing (No. 4) PLC under the previous swap agreements

"PREVIOUS TERM AA ADVANCES"
the advance made by the previous issuers to Funding 1 under previous intercompany loan agreements from the proceeds of issue of the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes, the series 4 class B previous notes and the series 5 class B previous notes

"PREVIOUS TERM AAA ADVANCES"
the advance made by the previous issuers to Funding 1 under the previous intercompany loan agreements from the proceeds of issue of the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes, the series 4 class A previous notes and the series 5 class A previous notes

"PREVIOUS TERM ADVANCES"
the term advances made under the previous intercompany loans, funded from the proceeds of the previous notes, as described in "DESCRIPTION OF THE PREVIOUS ISSUER, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOAN"

"PREVIOUS TERM BBB ADVANCES"
the advance made by the previous issuers to Funding 1 under the previous intercompany loan agreements from the proceeds of issue of its series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes, the series 4 class C previous notes and the series 5 class C previous notes

"PRINCIPAL DEFICIENCY LEDGER"
the ledger of such name maintained by the cash manager, comprising on the closing date four sub-ledgers, the AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger and the BBB principal deficiency sub-ledger and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding 1 available revenue receipts) in respect of payments due under an intercompany loan

"PRINCIPAL LEDGER"
the ledger of such name maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding 1 and the seller

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on each distribution date. Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

"PRINCIPAL PAYING AGENT"
Citibank, N.A. at 5 Carmelite Street, London EC4Y 0PA

"PRINCIPAL RECEIPTS"
all principal amounts received from borrowers in respect of the loans or otherwise paid or recovered in respect of the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal and prepayments on the loans made by borrowers (but excluding principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees)

"PRODUCT SWITCH"
a variation to the financial terms and conditions of a loan other than:

     (a) any variation agreed with a borrower to control or manage arrears on the loan;

     (b) any variation to the interest rate as a result of borrowers switching from HVR 1 to HVR 2;

     (c) any variation in the maturity date of the loan unless, while the issuer intercompany loan is outstanding, it is extended beyond June 2040;

     (d)  any variation imposed by statute;

     (e) any variation of the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the trust property in any interest period; or

     (f) any variation in the frequency with which the interest payable in respect of the loan is charged

"PURPOSE-BUILT"
in respect of a residential dwelling, built or made for such a residential purpose (as opposed to converted)

"QUARTERLY CPR"
on any date means the average of the three most recent CPRs

"RATING"
rating assigned by the rating agencies to the current notes or new notes

"RATING AGENCIES"
each of Moody's, Standard & Poor's and Fitch

"REASONABLE, PRUDENT MORTGAGE LENDER"
a reasonably prudent prime residential mortgage lender lending to borrowers in England, Wales and Scotland who generally satisfy the lending criteria of traditional sources of residential mortgage capital

"RECEIVER"
a receiver appointed by the relevant security trustee pursuant to the issuer deed of charge and/or the Funding 1 deed of charge

"REFERENCE BANKS"
at the closing date, the London office of each of the following banks: ABN AMRO Bank N.V., Barclays Bank PLC, Citibank, N.A. and The Royal Bank of Scotland plc

"REGISTRAR"
Citibank, N.A. at 5 Carmelite Street, London, EC4Y 0PA

"REINSTATEMENT"
in relation to a property that has been damaged, repairing or rebuilding that property to the condition that it was in prior to the occurrence of the damage

"RELATED SECURITY"
in relation to a loan, the security for the repayment of that loan including the relevant mortgage and all other matters applicable thereto acquired as part of the portfolio sold to the mortgages trustee

"RELEVANT ACCUMULATION AMOUNT"
the amount of funds to be accumulated over a cash accumulation period in order to repay a bullet term advance or a scheduled amortisation instalment on its scheduled repayment date (as further described in "THE MORTGAGES TRUST - CASH MANAGEMENT OF TRUST PROPERTY - PRINCIPAL RECEIPTS") whether or not actually repaid on that

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scheduled repayment date

"RELEVANT ISSUERS"
the previous issuers, the issuer and any new issuers, as applicable

"RELEVANT SHARE CALCULATION DATE"
means the calculation date at the start of the most recent completed calculation period

"RESERVE FUNDS"
the general reserve fund and the liquidity reserve fund

"REVENUE LEDGER"
the ledger(s) of such name created and maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee GIC account to Funding 1 and the seller on each distribution date. The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account

"REVENUE RECEIPTS"
amounts received by the mortgages trustee in the mortgages trustee GIC account in respect of the loans other than principal receipts and third party amounts

"SALE DATE"
means the date on which any new loans are sold to the mortgages trustee in accordance with clause 4 of the mortgage sale agreement

"SCHEDULED AMORTISATION INSTALMENT"
that part of a scheduled amortisation term advance which is payable on each of the scheduled repayment dates of that term advance:

     (a) in respect of the issuer series 2 term AAA advance, four equal scheduled amortisation instalments of GBP* which are payable on the scheduled repayment dates falling in [December 2006, March 2007, June 2007 and September 2007];

     (b) in respect of the issuer series 3 term AAA advance, two equal scheduled amortisation instalments of GBP* which are payable on the scheduled repayment dates falling in [March 2009] and [June 2009];

     (c) in respect of the issuer series 4 term AAA advance, two equal scheduled amortisation instalments of GBP* which are payable on the scheduled repayment dates falling in [December 2009] and [March 2010];

     (d) in respect of the issuer series 3 term AAA advance made by Permanent Financing (No. 4) PLC, two equal scheduled amortisation instalments of GBP455,520,000 which are payable on the scheduled repayment dates falling in December 2008 and March 2009;

     (e) in respect of the issuer series 4 term AAA advance made by Permanent Financing (No. 4) PLC, two equal scheduled amortisation instalments of GBP499,875,500 which are payable on the scheduled repayment dates falling in September 2009 and December 2009;

     (f) in respect of the previous series 3 term AAA advance made by Permanent Financing (No. 3) PLC, two equal scheduled amortisation instalments of GBP449,125,000 which are payable on the scheduled repayment dates falling in June 2008 and September 2008;

     (g) in respect of the previous series 4A1 term AAA advance made by Permanent Financing (No. 3) PLC, two equal scheduled amortisation instalments of GBP241,375,000 which are payable on the scheduled repayment dates falling in March 2009 and June 2009;

     (h) in respect of the previous series 4A2 term AAA advance made by Permanent Financing (No. 3) PLC, two equal

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          scheduled amortisation instalments of GBP375,000,000 which are payable on the scheduled repayment dates falling in March 2009 and June 2009; and

     (i) in respect of the previous series 3 term AAA advance made by Permanent Financing (No. 2) PLC, two equal scheduled amortisation instalments of GBP427,187,500 which are payable on the scheduled repayment dates falling in March 2006 and June 2006

"SCHEDULED AMORTISATION REPAYMENT RESTRICTIONS" means at any time on a Funding 1 interest payment date:

     (1) where there is not a bullet accumulation shortfall at that time, the total amount withdrawn from the cash accumulation ledger on that Funding 1 interest payment date for repayment of the relevant scheduled amortisation instalments shall not exceed the cash accumulation ledger amount less the bullet accumulation liability at that time; and

     (2)  where there is a bullet accumulation shortfall at that time:

          (a) no amount may be withdrawn from the cash accumulation ledger on that Funding 1 interest payment date to be applied in repayment of the relevant scheduled amortisation instalments; and

          (b) no amount may be applied in repayment of the relevant scheduled amortisation instalments unless:

               (i) the sum of the cash accumulation ledger amount and the amount of Funding 1 available principal receipts after the application of items (A), (B) and (C) and before (D) of the priority of payments described in "CASHFLOWS - REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE"

is greater than or equal to

               (ii) the sum of the bullet accumulation liability and the
                    aggregate amount of scheduled amortisation instalments which are due and payable as at that time

"SCHEDULED AMORTISATION TERM ADVANCE"
means (i) the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advance, (ii) the previous series 3 term AAA advance and the issuer series 4 term AAA advances made by Permanent Financing (No. 4) PLC, (iii) the previous series 3 term AAA advance and the previous series 4 term AAA advances made by Permanent Financing (No. 3) PLC,
(iv) the previous series 1 term AAA advance made by Permanent Financing (No. 2) PLC and (v) any term advance which is referred to as such in relevant prospectus relating to any new issuer. Scheduled amortisation term advances will be deemed to be pass-through term advances if:

     (a)  a trigger event occurs;

     (b)  the Funding 1 security is enforced; or

     (c)  the issuer security is enforced

"SCHEDULED REDEMPTION DATES"
     (a)  in respect of the series 1 class A issuer notes, the interest

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

          payment date in [June 2005];

     (b) in respect of the series 2 class A issuer notes, the interest payment date in [December 2006, March 2007, June 2007 and September 2007];

     (c) in respect of the series 3 class A issuer notes, the interest payment dates in [March 2009] and [June 2009]; and

     (d) in respect of the series 4 class A issuer notes, the interest payment dates in [December 2009] and [March 2010]

"SCHEDULED REPAYMENT DATES"
     (a) in respect of the issuer series 1 term AAA advance, the interest payment date in [June 2005];

     (b) in respect of the issuer series 2 term AAA advance, the interest payment dates falling in [December 2006, March 2007, June 2007 and September 2007];

     (c) in respect of the issuer series 3 term AAA advance, the interest payment dates in [March 2009 and June 2009];

     (d) in respect of the issuer series 4 term AAA advance, the interest payment dates in [December 2009 and March 2010];

     (e) in respect of each issuer term advance made by a previous issuer, the interest payment date falling in the month indicated for such previous issuer term advance in "DESCRIPTION OF THE PREVIOUS ISSUER, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOAN";

     (f) in respect of any new term advance which is intended to be a scheduled amortisation term advance, the scheduled repayment dates for those scheduled amortisation term advances; and

     (g) in respect of any new term advance which is intended to be a bullet term advance, the scheduled repayment date of that bullet term advance

"SCOTTISH DECLARATIONS OF TRUST"
the declarations of trust to be granted by the seller in favour of the mortgages trustee pursuant to the mortgage sale agreement transferring the beneficial interest in Scottish loans to the mortgages trustee

"SCOTTISH LOAN"
a loan secured by a Scottish mortgage

"SCOTTISH MORTGAGE"
a mortgage secured over a property in Scotland

"SCOTTISH MORTGAGE CONDITIONS"
the mortgage conditions applicable to Scottish loans

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

"SEC"
The United States Securities and Exchange Commission

"SECOND DEED OF ACCESSION"
means the deed of accession entered into by, amongst others, Funding 1 and Permanent Financing (No. 3) PLC on 25th November, 2003

"SECOND ISSUER"
Permanent Financing (No. 2) PLC

"SECOND ISSUER CLOSING DATE"
6th March, 2003

"SECOND ISSUER SWAP PROVIDER"
means CDC IXIS Capital Markets, JPMorgan Chase Bank, Banque AIG, or such other swap provider appointed from time to time in respect of the previous notes issued by the second issuer

"SECOND START-UP LOAN"
the loan made by the second start-up loan provider to Funding 1 under the second start-up loan agreement

"SECOND START-UP LOAN AGREEMENT"
the agreement entered into on 6th March, 2003 between the second start up loan provider and Funding 1 under which the second start-up loan was made by the second start-up loan provider to Funding 1

"SECOND START UP LOAN PROVIDER"
Halifax, in its capacity as provider of the second start-up loan under the second start-up loan agreement

"SECOND SUPPLEMENTAL FUNDING 1 DEED OF CHARGE" the deed to be entered into on or about the closing date between, among others, Funding 1 and the security trustee

"SECURITY TRUSTEE"
The Bank of New York

"SELLER"
Halifax

"SELLER'S POLICY"
the originating, underwriting, administration, arrears and enforcement policy applied by the seller from time to time to loans and their related security owned solely by the seller

"SELLER SHARE"
the seller share of the trust property from time to time as calculated on each calculation date

"SELLER SHARE PERCENTAGE"
the seller share percentage of the trust property from time to time as calculated on each calculation date

"SEMI-DETACHED"
a house joined to another house on one side only

"SENIOR EXPENSES"
Amounts ranking in priority to interest due on the term advances

"SERIES 1 CLASS A ISSUER NOTES"
the USD[750,000,000] series 1 class A floating rate issuer notes due [June 2005]

"SERIES 2 CLASS A ISSUER NOTES"
the USD[1,000,000,000] series 2 class A floating rate issuer notes due [September 2027]

"SERIES 3 CLASS A ISSUER NOTES"
the USD[750,000,000] series 3 class A floating rate issuer notes due [September 2034]

"SERIES 4 CLASS A ISSUER NOTES"
the EUR[1,000,000,000] series 4 class A floating rate issuer notes due [March 2042]

"SERIES 5 CLASS A ISSUER NOTES"
Means the series 5 class A1 issuer notes and the series 5 class A2 issuer notes

"SERIES 5 CLASS A1 ISSUER NOTES"
the EUR[750,000,000] series 5 class A1 fixed-floating rate issuer notes due June 2042

"SERIES 5 CLASS A2 ISSUER NOTES"
the GBP[750,000,000] series 5 class A2 floating rate issuer notes due June 2042

"SERIES 1 CLASS B ISSUER NOTES"
the USD[32,250,000] series 1 class B floating rate issuer notes due June 2042

"SERIES 2 CLASS B ISSUER NOTES"
the USD[44,000,000] series 2 class B floating rate issuer notes due June 2042

"SERIES 3 CLASS B ISSUER NOTES"
the USD[32,500,000] series 3 class B floating rate issuer notes due June 2042

"SERIES 4 CLASS B ISSUER NOTES"
the EUR[43,500,000] series 4 class B floating rate issuer notes due June 2042

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

"SERIES 5 CLASS B ISSUER NOTES"
the GBP[47,000,000] series 5 class B floating rate issuer notes due June 2042

"SERIES 1 CLASS C ISSUER NOTES"
the USD[27,000,000] series 1 class C floating rate issuer notes due June 2042

"SERIES 2 CLASS C ISSUER NOTES"
the USD[36,000,000] series 2 class C floating rate issuer notes due June 2042

"SERIES 3 CLASS C ISSUER NOTES"
the USD[27,000,000] series 3 class C floating rate issuer notes due June 2042

"SERIES 4 CLASS C ISSUER NOTES"
the EUR[36,000,000] series 2 class C floating rate issuer notes due June 2042

"SERIES 5 CLASS C ISSUER NOTES"
the GBP[39,000,000] series 5 class C floating rate issuer notes due June 2042

"SERIES 2 CLASS M ISSUER NOTES"
the USD[0] series 2 class M floating rate issuer notes due June 2042

"SERIES 3 CLASS M ISSUER NOTES"
the USD[0] series 3 class M floating rate issuer notes due June 2042

"SERIES 5 CLASS M ISSUER NOTES"
the [0] series 5 class M floating rate issuer notes due June 2042

"SERIES 1 CLASS A PREVIOUS NOTES"
the series 1 class A previous notes issued by the previous issuers

"SERIES 2 CLASS A PREVIOUS NOTES"
the series 2 class A previous notes issued by the previous issuers

"SERIES 3 CLASS A PREVIOUS NOTES"
the series 3 class A previous notes issued by the previous issuers

"SERIES 4 CLASS A PREVIOUS NOTES"
the series 4 class A previous notes issued by the previous issuers

"SERIES 4 CLASS A1 PREVIOUS NOTES"
the series 4 class A1 previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 3) PLC

"SERIES 4 CLASS A2 PREVIOUS NOTES"
the series 4 class A2 previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 3) PLC

"SERIES 5 CLASS A PREVIOUS NOTES"
the series 5 class A previous notes issued by Permanent Financing (No. 2) PLC and Permanent Financing (No. 3) PLC

"SERIES 5 CLASS A1 PREVIOUS NOTES"
the series 5 class A1 previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC

"SERIES 5 CLASS A2 PREVIOUS NOTES"
the series 5 class A2 previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC

"SERIES 1 CLASS B PREVIOUS NOTES"
the series 1 class B previous notes issued by the previous issuers

"SERIES 2 CLASS B PREVIOUS NOTES"
the series 2 class B previous notes issued by the previous issuers

"SERIES 3 CLASS B PREVIOUS NOTES"
the series 3 class B previous notes issued by the previous issuers

"SERIES 4 CLASS B PREVIOUS NOTES"
the series 4 class B previous notes issued by the previous issuers

"SERIES 5 CLASS B PREVIOUS NOTES"
the series 5 class B previous notes issued by Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4) PLC

"SERIES 1 CLASS M PREVIOUS NOTES"
the series 5 class M previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC

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

"SERIES 2 CLASS M PREVIOUS NOTES"
the series 5 class M previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC

"SERIES 3 CLASS M PREVIOUS NOTES"
the series 5 class M previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC

"SERIES 4 CLASS M PREVIOUS NOTES"
the series 5 class M previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC

"SERIES 5 CLASS M PREVIOUS NOTES"
the series 5 class M previous notes issued by Permanent Financing (No. 1) PLC and Permanent Financing (No. 4) PLC

"SERIES 1 CLASS C PREVIOUS NOTES"
the series 1 class C previous notes issued by the previous issuers

"SERIES 2 CLASS C PREVIOUS NOTES"
the series 2 class C previous notes issued by the previous issuers

"SERIES 3 CLASS C PREVIOUS NOTES"
the series 3 class C previous notes issued by the previous issuers

"SERIES 4 CLASS C PREVIOUS NOTES"
the series 4 class C previous notes issued by the previous issuers

"SERIES 5 CLASS C PREVIOUS NOTES"
the series 5 class C previous notes issued by Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC and Permanent Financing (No. 4) PLC

"SERIES 1 CLASS A ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 1 class A issuer notes

"SERIES 2 CLASS A ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 2 class A issuer notes

"SERIES 3 CLASS A ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 3 class A issuer notes

"SERIES 4 CLASS A ISSUER SWAP"
the issuer euro currency swap entered into in relation to the series 4 class A issuer notes

"SERIES 5 CLASS A1 ISSUER EURO CURRENCY SWAP" the issuer euro currency and interest rate swap entered into in relation to the series 5 class A1 issuer notes

"SERIES 5 CLASS A1 ISSUER INTEREST RATE SWAP" the issuer interest rate swap entered into in relation to the series 5 class A1 issuer notes

"SERIES 5 CLASS A1 ISSUER SWAPS"
the series 5 class A1 issuer euro currency swap and the series 5 class A1 issuer interest rate swap

"SERIES 5 CLASS A1 ISSUER SWAP PROVIDERS" the series 5 class A1 issuer euro currency swap provider and the series 5 class A1 issuer interest rate swap provider

"SERIES 1 CLASS B ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 1 class B issuer notes

"SERIES 2 CLASS B ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 2 class B issuer notes

"SERIES 3 CLASS B ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 3 class B issuer notes

"SERIES 4 CLASS B ISSUER SWAP"
the issuer euro currency swap entered into in relation to the series 4 class B issuer notes

"SERIES 1 CLASS C ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 1 class C issuer notes

"SERIES 2 CLASS C ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 2 class C issuer notes

"SERIES 3 CLASS C ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 3 class C issuer notes

"SERIES 4 CLASS C ISSUER SWAP"
the issuer euro currency swap entered into in relation to the series 4 class C issuer notes

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

"SERIES 2 CLASS M ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 2 class M issuer notes

"SERIES 3 CLASS M ISSUER SWAP"
the issuer dollar currency swap entered into in relation to the series 3 class M issuer notes

"SERIES 1 ISSUER SWAP PROVIDER"
*, or such other swap provider appointed from time to time in relation to the series 1 issuer notes

"SERIES 2 ISSUER SWAP PROVIDER"
*, or such other swap provider appointed from time to time in relation to the series 2 issuer notes

"SERIES 3 ISSUER SWAP PROVIDER"
*, or such other swap provider appointed from time to time in relation to the series 3 issuer notes

"SERIES 4 ISSUER SWAP PROVIDER"
*, or such other swap provider appointed from time to time in relation to the series 4 issuer notes

"SERIES 5 CLASS A1 ISSUER EURO CURRENCY SWAP PROVIDER"
*, or such other swap provider appointed from time to time in relation to the series 5 class A1 issuer notes

SERIES 5 CLASS A1 ISSUER INTEREST RATE SWAP PROVIDER"
* or any other persons or companies acting as the interest rate swap provider under the interest rate swap agreement

"SERIES 1 ISSUER NOTES"
the series 1 class A issuer notes, the series 1 class B issuer notes and the series 1 class C issuer notes

"SERIES 2 ISSUER NOTES"
the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class M issuer notes and the series 2 class C issuer notes

"SERIES 3 ISSUER NOTES"
the series 3 class A issuer notes, the series 3 class B issuer notes, the series 3 class M issuer notes and the series 3 class C issuer notes

"SERIES 4 ISSUER NOTES"
the series 4 class A issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes

"SERIES 5 ISSUER NOTES"
the series 5 class A issuer notes, the series 5 class B issuer notes, the series 5 class M issuer notes and the series 5 class C issuer notes

"SERVICER"
Halifax or such other person as may from time to time be appointed as servicer of the portfolio pursuant to the servicing agreement

"SERVICING AGREEMENT"
the agreement entered into on 14th June, 2002 (as amended, restated, varied and supplemented from time to time) between the servicer, the mortgages trustee, the security trustee and Funding'1 under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "THE SERVICING AGREEMENT"

"SHORTFALL"
the deficiency of Funding 1 available income receipts on a Funding 1 interest payment date over the amounts due by Funding 1 under the Funding 1 pre-enforcement revenue priority of payments

"SPECIFIED MINIMUM RATE"
the rate specified in the offer conditions

"STANDARD & POOR'S"
Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor to its ratings business

"ST ANDREW'S INSURANCE"
means St Andrew's Insurance, a non-life insurance company incorporated on 15th September, 2003, whose office is at St Andrew's House, Portsmouth Road, Esher, Surrey

"START-UP LOAN AGREEMENTS"
the first start-up loan agreement, the second start-up loan agreement, the third start-up loan agreement, the fourth start-up loan agreement, the fifth start-up loan agreement and all new start-up loan agreements

"START UP LOAN PROVIDER"
Halifax plc, in its capacity as provider of the first start-up loan and the second start-up loan

"START-UP LOANS"
the first start-up loan, the second start-up loan, the third start-up loan, the fourth start-up loan, the fifth start-up loan and any new start-up loan

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"STEP-UP DATE"
means (i) in relation to the term advances, the Funding 1 interest payment date on which the interest rate on the relevant term advances under any intercompany loan increases by a pre-determined amount and (ii) in relation to the notes, the Funding 1 interest payment date on which the interest rate on the relevant notes increases by a pre-determined amount

"SWAP EARLY TERMINATION EVENT"
a circumstance in which a swap agreement can be terminated prior to its scheduled termination date

"SWAP AGREEMENTS"
the Funding 1 swap agreement and the issuer swap agreements and a "SWAP AGREEMENT" means any one of them

"SWAP PROVIDERS"
the Funding 1 swap provider, the issuer currency swap providers and the issuer interest rate swap provider and a "SWAP PROVIDER" means any one of them

"[SERIES 5] ISSUER SWAP GUARANTOR"
*

"[SERIES 5] ISSUER SWAP GUARANTEE"
the guarantee of the obligations of the series 5 class A1 issuer euro currency swap provider under the series 5 class A1 issuer euro currency swap by the [Series 5] issuer swap guarantor

"TARGET BUSINESS DAY"
a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System is open

"TERM ADVANCE RATING"
the designated rating assigned to a term advance which corresponds to the rating of the class of notes when first issued to provide funds for that term advance so that, for example, any term AAA advance has a term advance rating of "AAA" to reflect the ratings of AAA/Aaa/AAA then assigned to the corresponding class of notes

"TERM A ADVANCES"
the issuer term A advances and any new term A advance made by a new issuer to Funding 1 that has a term advance rating of "A" or its equivalent

"TERM AA ADVANCES"
the previous term AA advances, the issuer term AA advances and any new term AA advance made by a new issuer to Funding 1 that has a term advance rating of "AA" or its equivalent

"TERM AAA ADVANCES"
the previous term AAA advances, the issuer term AAA advances and any new term AAA advance made by a new issuer to Funding 1 that has a term advance rating of "AAA" or its equivalent

"TERM ADVANCES"
the term AAA advances, the term AA advances, the term A advances and the term BBB advances outstanding from time to time

"TERM BBB ADVANCES"
the previous term BBB advances, the issuer term BBB advances and any new term BBB advance made by a new issuer to Funding 1 that has a term advance rating of "BBB" or its equivalent

"TERRACED"
a house in a row of houses built in one block in a uniform style

"THIRD DEED OF ACCESSION"
means the third deed of accession to the Funding 1 deed of charge entered into by, amongst others, Funding 1 and Permanent Financing (No. 4) PLC on 12th March, 2004

"THIRD ISSUER"
Permanent Financing (No. 3) PLC

"THIRD ISSUER CLOSING DATE"
25th November, 2003

"THIRD ISSUER SWAP PROVIDER"
means Credit Suisse First Boston International, JPMorgan Chase Bank, Banque AIG or HBOS Treasury Services plc, or such other swap provider appointed from time to time in respect of the previous notes issued by the third issuer

"THIRD PARTY AMOUNTS"

includes:

     (a) amounts under a direct debit which are repaid to the bank making the payment if such bank is unable to recoup that amount itself from its customer's account;

     (b) payments by borrowers of any fees and other charges which are due to the seller; or

     (c) recoveries in respect of amounts deducted from loans as described in paragraphs (1) to (4) in "THE MORTGAGES TRUST - FUNDING 1 SHARE OF TRUST PROPERTY", which shall belong to and be paid to Funding 1 and/or the seller as described therein

"THIRD START-UP LOAN"
the loan made by the third start-up loan provider to Funding 1 under the third start-up loan agreement

"THIRD START-UP LOAN AGREEMENT"
the agreement entered into on 25th November, 2003 between the third start-up loan provider and Funding 1 under which the third start-up loan was made by the third start-up loan provider to Funding 1

"THIRD START-UP LOAN PROVIDER"
Halifax, in its capacity as provider of the third start-up loan under the third start-up loan agreement

"TRACKER RATE"
the rate of interest applicable to a tracker rate loan (before applying any cap or minimum rate)

"TRACKER RATE LOAN"
a loan where interest is linked to a variable interest rate other than the variable base rates. The rate on tracker rate loans is currently set at a margin by reference to rates set by the Bank of England

"TRANSACTION DOCUMENTS"
the issuer transaction documents and other documents relating to the issuer notes, the previous intercompany loan agreement the previous start-up loan agreements, the previous swap agreements, other documents relating to the issue of previous notes by the previous issuers and any new intercompany loan agreements, new start-up loan agreements, new swap agreements, new Funding 1 swap agreements and other documents relating to issues of new notes by new issuers

"TRANSFER AGENT"
Citibank, N.A. at 5 Carmelite Street, London EC4Y 0PA

"TRIGGER EVENT"
an asset trigger event and/or a non-asset trigger event

"TRUST PROPERTY"

includes:

     (a) the sum of GBP100 settled by SFM Corporate Services Limited on trust on the date of the mortgage trust deed;

     (b) the portfolio of loans and their related security sold to the mortgages trustee by the seller at their relevant sale dates;

     (c) any new loans and their related security sold to the mortgages trustee by the seller after the closing date;

     (d) any increase in the outstanding principal balance of a loan due to a borrower taking payment holidays or making underpayments under a loan or a borrower making a drawing under any flexible loan;

     (e)  any interest and principal paid by borrowers on their loans;

     (f) any other amounts received under the loans and related security (excluding third party amounts);

     (g) rights under the insurance policies that are assigned to the mortgages trustee or which the mortgages trustee has the benefit of; and

     (h) amounts on deposit and interest earned on such amounts in the mortgages trustee GIC account;

less

     (i) any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "THE MORTGAGES TRUST - FUNDING 1 SHARE OF TRUST PROPERTY"; and

     (j) distributions of principal made from time to time to the beneficiaries of the mortgages trust

"UNDERPAYMENT"
a payment made by a borrower in an amount less than the monthly payment then due on the loan being a sum not exceeding the aggregate of any previous overpayments

"UK LISTING AUTHORITY"
the Financial Services Authority in its capacity as competent authority under part VI of the FSMA

"UNDERWRITERS"
the class A underwriters and the class B/M/C underwriters

"UNITED STATES HOLDER"
a beneficial owner of US notes who is for US federal income tax purposes

     (a)  a citizen or resident of the United States;

     (b) a corporation (or other entity treated as a corporation) or partnership created or organised in or under the laws of the United States or any state thereof (including the District of Columbia);

     (c) any estate, the income of which is subject to US federal income tax regardless of the source of its income; or

     (d) any trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust; and (ii) one or more US persons have the authority to control all substantial decisions of the trust

"US PAYING AGENT"
Citibank, N.A. at 14th Floor, Zone 3, 111 Wall Street, New York, New York 10043

"USD-LIBOR"
the London Interbank Offered Rate for dollar deposits, as determined by the agent bank on the following basis:

     (1) on the applicable interest determination date applicable to the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for US dollar deposits for the relevant period. The USD-LIBOR for the first interest period shall be (in the case of the series 1 class A issuer notes) the linear interpolation of the arithmetic mean of such offered quotations for two-week and one-month US dollar deposits and (in all other cases) the linear interpolation of the arithmetic mean of such offered quotations for *-month and *-month US dollar deposits (rounded upwards, if necessary, to five decimal places).

     This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

     In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 1 issuer notes, the series 2 issuer notes and the series 3 issuer notes;

     (2) if, on any such interest determination date, the screen rate is unavailable, the agent bank will:

          * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for US dollar deposits of the equivalent amount and for the relevant period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

          * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

     (3) if, on any such interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

     (4) if, on any such interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"VALUATION"
a methodology for determining the value of a property which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER")

"VALUATION FEE"
a fee incurred by borrowers as a result of the seller or servicer obtaining a valuation of the property

"VARIABLE BASE RATES"
HVR 1, HVR 2 or the mortgages trustee variable base rate, as applicable

"VARIABLE MORTGAGE RATE"
the rate of interest which determines the amount of interest payable each month on a variable rate loan

"VARIABLE RATE LOAN"
a loan where the interest rate payable by the borrower varies in accordance with a specified variable mortgage rate

"VAT"
value added tax

"WAFF"
weighted average repossession frequency

"WALS"
weighted average loss severity

"WE" and "US"
the issuer

"WITHHOLDING TAX"
a tax levied under UK law, as further described in "UNITED KINGDOM TAXATION - WITHHOLDING TAX"

                                    ANNEXE A

     The following is an extract from the most recent reports on Form 6-K for Permanent Financing (No. 1) PLC, Permanent Financing (No. 2) PLC, Permanent Financing (No. 3) PLC, Permanent Financing (No. 4) PLC, Permanent Funding (No.
1) Limited and Permanent Mortgages Trustee Limited, as filed with the SEC on [*, 2004]. The extract describes certain aspects of the mortgage loans in the mortgages trust during the period from * to *.

     The monthly reports filed with the SEC on behalf of each of the above entities may be accessed by investors (see - "WHERE INVESTORS CAN FIND MORE INFORMATION").

QUARTER * TO *
MONTHLY REPORT - *
DATE OF REPORT *
-------------------------------------------------------------  -----------------
MORTGAGES
Number of Mortgages in Pool..................................
Current Principal Balance....................................
Opening Trust Assets.........................................
Total........................................................
Notes Outstanding............................................
Funding Share................................................
Cash Accumulation Balance....................................
Funding Share Percentage.....................................
Seller Share.................................................
Seller Share Percentage......................................
Minimum Seller Share (Amount)................................
Minimum Seller Share (% of Total)............................

ARREARS ANALYSIS OF NON REPOSSESSED MORTGAGES

                                                                            % BY
                                NUMBER    PRINCIPAL       ARREARS      PRINCIPAL
--------------------------    --------  -----------  ------------  -------------
Less than 1 month.........
1 - 2 months..............
2 - 3 months..............
3 - 6 months..............
6 - 12 months.............
12 months +...............
                              --------  -----------  ------------  -------------
Total.....................
                              ========  ===========  ============  =============

                                                                       AMOUNT IN
PROPERTIES IN POSSESSION                  NUMBER         BALANCE         ARREARS
---------------------------------  -------------  --------------  --------------
Total............................
                                   =============  ==============  ==============

PROPERTIES IN POSSESSION (THIS MONTH)
------------------------------------------------------------------  ------------
Number Brought Forward............................................
Repossessed.......................................................
Sold..............................................................
Number Carried Forward............................................
Average Time from Possession to Sale in days......................
Average Arrears at Sale...........................................
MIG Claims submitted..............................................
MIG Claims Outstanding............................................
Average Time from Claim to Payment in days........................

NOTE: THE ARREARS ANALYSIS AND REPOSSESSION INFORMATION IS AS AT THE END OF THE REPORT MONTH

SUBSTITUTION                                            NUMBER         PRINCIPAL
---------------------------------------------------  ---------  ----------------
Substituted this period (this month)...............
Substituted this period (since 14/06/2002)*........

----------
* On 6th March 2003, Permanent 2 closed. The Permanent Trust was topped-up by 186,140 accounts (to value: GBP19,030,551,059.95). These are not included above.

CPR ANALYSIS                                          MONTHLY         ANNUALISED
-----------------------------------------------  ------------    ---------------
(includes redemptions and repurchases)
Current 1 Month CPR Rate.......................
Previous 3 Month CPR Rate......................
Previous 12 Month CPR Rate.....................

----------
NOTE: THE ANNUALISED CPRS ARE EXPRESSED AS A PERCENTAGE OF THE OUTSTANDING BALANCE AT THE BEGINNING OF THE REPORT MONTH.

Weighted Average Seasoning in Months (by value)..........................
Average Loan Size........................................................
Weighted Average Current HPI LTV (by value)..............................
Weighted Average Current LTV (by value)..................................

YIELD NET OF FUNDING SWAP OVER 3 MONTH STERLING LIBOR
Current Month............................................................

EXCESS SPREAD
Current Month............................................................
December 2003............................................................
November 2003............................................................

PRODUCT BREAKDOWN
Fixed Rate %.............................................................
Tracker Rate %...........................................................
Other Variable Rate %....................................................

LTV LEVELS BREAKDOWN*                  NUMBER               VALUE     % OF TOTAL
---------------------------------  ----------  ------------------  -------------
0-30%............................
30-35%...........................
35-40%...........................
40-45%...........................
45-50%...........................
50-55%...........................
55-60%...........................
60-65%...........................
65-70%...........................
70-75%...........................
75-80%...........................
80-85%...........................
85-90%...........................
90-95%...........................
95-100%..........................
100% +...........................
                                   ----------  ------------------  -------------
Totals...........................
                                   ==========  ==================  =============

----------
*    USING LATEST VALUATION

HPI LTV LEVELS BREAKDOWN**             NUMBER               VALUE     % OF TOTAL
---------------------------------  ----------  ------------------  -------------
0-30%............................
30-35%...........................
35-40%...........................
40-45%...........................
45-50%...........................
50-55%...........................
55-60%...........................
60-65%...........................
65-70%...........................
70-75%...........................
75-80%...........................
80-85%...........................
85-90%...........................
90-95%...........................
95-100%..........................
100% +...........................
                                   ----------  ------------------  -------------
Totals...........................
                                   ==========  ==================  =============

----------
**   USING LATEST VALUATION ADJUSTED FOR CHANGES IN THE HPI INDEX

Current HVR1 Rate........................................................
Effective Date of Change.................................................
Current HVR2 Rate........................................................
Effective Date of Change.................................................

                                                          RATING
                                                    MOODY'S/S&P/                         REFERENCE
NOTES                                    DEAL             FITCH)           OUTSTANDING        RATE      MARGIN
-----------------   -------------------------   ----------------   -------------------   ---------   ---------
Series 1 Class A    Permanent Financing No. 1   P-1 / A-1+ / F1+                USD --         N/A         N/A
Series 1 Class A    Permanent Financing No. 2   P-1 / A-1+ / F1+   USD1,000,000,000.00     1.11000%     -0.040%
Series 1 Class A    Permanent Financing No. 3   P-1 / A-1+ / F1+   USD1,100,000,000.00     1.11000%     -0.040%
Series 1 Class B    Permanent Financing No. 1      Aa3 / AA / AA                USD --         N/A         N/A
Series 1 Class B    Permanent Financing No. 2      Aa3 / AA / AA      GBP34,000,000.00     1.17125%      0.230%
Series 1 Class B    Permanent Financing No. 3      Aa3 / AA / AA      USD38,000,000.00     1.17966%      0.180%
Series 1 Class C    Permanent Financing No. 1   Baa2 / BBB / BBB                USD --         N/A         N/A
Series 1 Class C    Permanent Financing No. 2   Baa2 / BBB / BBB      USD34,000,000.00     1.17125%      1.250%
Series 1 Class C    Permanent Financing No. 3   Baa2 / BBB / BBB      USD38,000,000.00     1.17966%      0.950%
Series 2 Class A    Permanent Financing No. 1    Aaa / AAA / AAA     USD750,000,000.00                   4.200%
Series 2 Class A    Permanent Financing No. 2    Aaa / AAA / AAA   USD1,750,000,000.00     1.17125%      0.150%
Series 2 Class A    Permanent Financing No. 3    Aaa / AAA / AAA   USD1,700,000,000.00     1.17966%      0.110%
Series 2 Class B    Permanent Financing No. 1      Aa3 / AA / AA       USD26,00,000.00     1.17125%      0.280%
Series 2 Class B    Permanent Financing No. 2      Aa3 / AA / AA      USD61,000,000.00     1.17125%      0.330%
Series 2 Class B    Permanent Financing No. 3      Aa3 / AA / AA      USD59,000,000.00     1.17966%      0.250%
Series 2 Class C    Permanent Financing No. 1   Baa2 / BBB / BBB      USD26,000,000.00     1.17125%      1.180%
Series 2 Class C    Permanent Financing No. 2   Baa2 / BBB / BBB      USD61,000,000.00     1.17125%      1.450%
Series 2 Class C    Permanent Financing No. 3   Baa2 / BBB / BBB      USD59,000,000.00     1.17966%      1.050%
Series 3 Class A    Permanent Financing No. 1    Aaa / AAA / AAA   USD1,100,000,000.00     1.17125%      0.125%
Series 3 Class A    Permanent Financing No. 2    Aaa / AAA / AAA      1,250,000,000.00     2.15200%      0.230%
Series 3 Class A    Permanent Financing No. 3    Aaa / AAA / AAA   USD1,500,000,000.00     1.17966%      0.180%
Series 3 Class B    Permanent Financing No. 1      Aa3 / AA / AA      USD38,500,000.00     1.17125%      0.300%
Series 3 Class B    Permanent Financing No. 2      Aa3 / AA / AA         43,500,000.00     2.15200%      0.430%
Series 3 Class B    Permanent Financing No. 3      Aa3 / AA / AA      USD52,000,000.00     1.17966%      0.350%
Series 3 Class C    Permanent Financing No. 1   Baa2 / BBB / BBB      USD38,500,000.00     1.17125%      1.200%
Series 3 Class C    Permanent Financing No. 2   Baa2 / BBB / BBB         43,500,000.00     2.15200%      1.450%
Series 3 Class C    Permanent Financing No. 3   Baa2 / BBB / BBB      USD52,000,000.00     1.17966%      1.150%
Series 4 Class A1   Permanent Financing No. 1    Aaa / AAA / AAA        750,000,000.00                   5.100%
Series 4 Class A1   Permanent Financing No. 3    Aaa / AAA / AAA        700,000,000.00     2.15569%      0.190%
Series 4 Class A    Permanent Financing No. 2    Aaa / AAA / AAA   USD1,750,000,000.00     1.17125%      0.220%
Series 4 Class A2   Permanent Financing No. 1    Aaa / AAA / AAA   GBP1,000,000,000.00     4.01250%      0.180%
Series 4 Class A2   Permanent Financing No. 3    Aaa / AAA / AAA     GBP750,000,000.00     4.01634%      0.190%
Series 4 Class B    Permanent Financing No. 1      Aa3 / AA / AA      GBP52,000,000.00     4.01250%      0.300%
Series 4 Class B    Permanent Financing No. 2      Aa3 / AA / AA         56,500,000.00     2.15200%      0.450%
Series 4 Class B    Permanent Financing No. 3      Aa3 / AA / AA         62,000,000.00     2.15569%      0.390%
Series 4 Class C    Permanent Financing No. 1   Baa2 / BBB / BBB      GBP52,000,000.00     4.01250%      1.200%
Series 4 Class C    Permanent Financing No. 2   Baa2 / BBB / BBB         56,500,000.00     2.15200%      1.450%
Series 4 Class C    Permanent Financing No. 3   Baa2 / BBB / BBB         62,000,000.00     2.15569%      1.180%
Series 5 Class A    Permanent Financing No. 2    Aaa / AAA / AAA     GBP750,000,000.00     4.01250%      0.250%
Series 5 Class A    Permanent Financing No. 3    Aaa / AAA / AAA     GBP400,000,000.00                   5.521%
Series 5 Class B    Permanent Financing No. 2      Aa3 / AA / AA      GBP26,000,000.00     4.01250%      0.450%
Series 5 Class B    Permanent Financing No. 3      Aa3 / AA / AA         20,000,000.00     2.15569%      0.450%
Series 5 Class C    Permanent Financing No. 2   Baa2 / BBB / BBB      GBP26,000,000.00     4.01250%      1.450%
Series 5 Class C    Permanent Financing No. 3   Baa2 / BBB / BBB         20,000,000.00     2.15569%      1.230%

Funding Level Reserve Fund Requirement...................................
Balance brought forward..................................................
Drawings this period.....................................................
Top-up this period*......................................................
Current Balance..........................................................
Liquidity Facility Original Amount.......................................
Balance brought forward..................................................
Drawings this period.....................................................
Liquidity Repaid this period.............................................
Closing balance for period...............................................

----------
*    TOP-UPS, ONLY OCCUR AT THE END OF EACH QUARTER.

TRIGGER EVENTS:

Non-asset trigger events:

     *    The Seller suffers an Insolvency Event.

     * The role of the Seller as Servicer is terminated and a new servicer is not appointed within 60 days.

     * The current Seller's Share is equal to or less than the Minimum Seller Share.

     * The outstanding principal balance of the trust property is less than GBP15.75 bn to December 2007.

Asset trigger events:

     *    If there has been a debit to the AAA Principal Deficiency Sub-Ledger.

     NO TRIGGER EVENTS HAVE OCCURRED

FUNDING SELLER SHARE LEDGER
MONTH                POOL BALANCE  FUNDING SHARE  SELLER SHARE  FUNDING  SELLER
-------------------  ------------  -------------  ------------  -------  ------


PRINCIPAL LEDGER
                        PRINCIPAL
MONTH                    RECEIVED  FURTHER ADVANCES   SUB TOTAL
-------------------  ------------  ----------------  ----------

                     ------------  ----------------  ----------

                     ============  ================  ==========


PRINCIPAL DISTRIBUTION
MONTH                                       FUNDING      SELLER
---------------------------------  ----------------  ----------


                                   ----------------  ----------

                                   ================  ==========

REVENUE LEDGER
                                                     AUTHORISED
                          REVENUE                    INVESTMENT
MONTH                    RECEIVED      GIC INTEREST      INCOME      SUB TOTAL
-------------------  ------------  ----------------  ----------  -------------


                     ------------  ----------------  ----------  -------------

                     ============  ================  ==========  =============

PAID TO

MONTH                       MORTGAGES TRUSTEE  ADMINISTRATOR  AVAILABLE REVENUE
--------------------------  -----------------  -------------  -----------------


                            -----------------  -------------  -----------------

                            =================  =============  =================

REVENUE DISTRIBUTION
MONTH                                                FUNDING             SELLER
---------------------------------------------  -------------  -----------------


                            -----------------  -------------  -----------------

                            =================  =============  =================

LOSSES LEDGER
MONTH                                                                    LOSSES
--------------------------------------------------------------      -----------
Balance b/fwd.................................................


Closing Balance...............................................

LOSSES DISTRIBUTION
MONTH                                      FUNDING    SELLER     RECONCILIATION
------------------------------------  ------------  --------  -----------------


                                      ------------  --------  -----------------

                                      ============  ========  =================

CPR ANALYSIS
                                  AVERAGE 1 MONTH CPR  AVERAGE 1 MONTH CPR OVER
MONTH                1 MONTH CPR   OVER LAST 3 MONTHS            LAST 12 MONTHS
-----------------   ------------  -------------------  ------------------------


                    ------------  -------------------  ------------------------

                    ============  ===================  ========================

REGIONAL ANALYSIS

HALIFAX MAPPED REGION                   NUMBER      VALUE    % OF TOTAL
-----------------------------------  ---------  ---------  ------------
London & South East................
Midlands & East Anglia.............
North..............................
North West.........................
South Wales & West.................
Unknown............................
                                     ---------  ---------  ------------
Totals.............................
                                     =========  =========  ============

                               INDEX OF APPENDICES


     The following appendices contain the text of the auditors' reports on each of the issuer and Funding 1, received by the directors of the issuer and Funding 1 respectively from the auditors to the issuer and Funding 1, being, in each case, [*]. The information contained in the appendices constitutes an integral part of the prospectus. The balance sheet attached in appendix B does not comprise the statutory accounts of the issuer. No financial statements have been prepared or delivered to the Registrar of Companies in England and Wales on behalf of the issuer since its incorporation. The latest statutory accounts of Funding 1 have been prepared and were drawn up to 31st December, 2003. The accounting reference date for each of the issuer and Funding 1 will be the last day of December and the next statutory accounts for each of the issuer and Funding 1 will be drawn up to 31st December, 2004 and annually on the last day of December thereafter.


     During the period from incorporation on [* April, 2004] until the date of this prospectus, the issuer had not traded, and did not have any receipts or payments apart from the subscriptions of share capital referred to in the section titled "The issuer". Consequently, during this period, the issuer has neither made a profit nor loss and no profit and loss account nor cashflow statement has been prepared.

INDEX OF APPENDICES
---------------------
Appendix A...........  Independent Auditors' Report for Permanent Financing
                       (No. 5) PLC
Appendix B...........  Financial Statements of Permanent Financing (No. 5) PLC
                       and Notes Thereto

Appendix C...........  Independent auditors' report for Permanent Funding
                       (No. 1) Limited
Appendix D...........  Financial Statements of Permanent Funding (No. 1) Limited
                       and Notes Thereto

                                   APPENDIX A

PERMANENT FINANCING (NO. 5) PLC
(A WHOLLY-OWNED SUBSIDIARY OF PERMANENT HOLDINGS LIMITED)
INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF:
PERMANENT FINANCING (NO. 5) PLC

     We have audited the accompanying balance sheet of Permanent Financing (No.
5) PLC ("THE COMPANY") as of *, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statement provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of *, 2004 in conformity with generally accepted accounting principles in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information related to the nature and effect of such differences is presented in Note 5 to the financial statement.


[*]
Chartered Accountants
Date: *, 2004
                                                                             [*]
                                                                             [*]
                                                                             [*]
                                                                             [*]

                                   APPENDIX B

PERMANENT FINANCING (NO. 5) PLC
(A WHOLLY-OWNED SUBSIDIARY OF PERMANENT HOLDINGS LIMITED)
Balance Sheet as at *

                                                             NOTE            GBP
--------------------------------------------------  -------------  -------------
ASSETS
Cash..............................................                     12,501.50
                                                                   -------------
                                                                       12,501.50
                                                                   =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities.......................................                          0.00
Share capital (Authorised: 50,000 shares, GBP1.00
 par value: Issued and outstanding:
50,000 shares comprising 2 fully paid and 49,998
 partly paid to 25 pence each.....................              3      12,501.50
                                                                   -------------
Total liabilities and shareholders' equity........                     12,501.50
                                                                   =============

     See "NOTES TO THE FINANCIAL STATEMENT" (APPENDIX C)

                                   APPENDIX C

PERMANENT FINANCING (NO. 5) PLC
(A WHOLLY-OWNED SUBSIDIARY OF PERMANENT HOLDINGS LIMITED)

NOTES TO THE FINANCIAL STATEMENT

1.   ACCOUNTING POLICIES

     The non-statutory financial statement has been prepared under the historical cost convention and in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP").

     The financial statement of the Company has been prepared in pounds sterling
     (GBP), the currency of the United Kingdom, which is the Company's operating currency.

2.   NATURE OF OPERATIONS

     The Company was incorporated in England and Wales on [28th April, 2004]. The principal purpose of the Company is to issue asset backed floating and fixed rate notes and to enter into all financial arrangements in that connection. The Company has not had any trading activity since the date of incorporation. No audited statutory financial statements have been prepared and no dividends have been declared or paid since the date of incorporation.

3.   SHARE CAPITAL

     The Company was incorporated with authorised share capital of GBP50,000 comprising 50,000 ordinary shares of GBP1 each.

     On incorporation, 1 subscriber share was subscribed for by each of Permanent Holdings Limited and SFM Corporate Services Limited. On *, 2004, the subscriber shares were fully paid up, and 49,998 ordinary shares were partly paid to 25 pence by Permanent Holdings Limited.

4.   ULTIMATE HOLDING COMPANY

     The ultimate holding company of the Company is SFM Corporate Services Limited, a company registered in England and Wales. SFM Corporate Services Limited holds all of the beneficial interest in the issued shares of Permanent Holdings Limited, a company registered in England and Wales (which, in turn, holds all of the beneficial interest in the issued shares of the Company) on a discretionary trust for charitable purposes.

5.   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

     The accompanying financial statement was prepared in accordance with generally accepted accounting principles in the United Kingdom. In so far as the accounting principles adopted by the Company in the preparation of the accompanying financial statement are concerned, there are no material differences from generally accepted accounting principles in the United States of America.

                                   APPENDIX D

PERMANENT FUNDING (NO.1) LIMITED
INDEPENDENT AUDITORS' REPORT TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF PERMANENT FUNDING (NO.1) LIMITED

     We have audited the accompanying balance sheets of Permanent Funding (No.1) Limited (the "COMPANY") as of 31 December 2003 and 31 December 2002, and the related profit and loss accounts, and cash flow statements for the year ended 31 December 2003 and for the period 14 June 2002 to 31 December 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 31 December 2003 and 31 December 2002, and the results of its operations and its cash flows for the year ended 31 December 2003 and for the period 14 June 2002 to 31 December 2002, in conformity with generally accepted accounting principles in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America ("US GAAP"). Information related to the nature and effect of such differences is presented in Note 19 to the financial statements. As described in Note 19(i), the Company has restated certain US GAAP cash flow information for the period ended 31 December 2002.


[*]
Chartered Accountants
Date: *, 2004
                                                                             [*]
                                                                             [*]
                                                                             [*]
                                                                             [*]

                                   APPENDIX E

                        PERMANENT FUNDING (NO.1) LIMITED

                         FINANCIAL STATEMENTS AND NOTES
                                *, 2002 AND 2003

                                     ISSUER
                         PERMANENT FINANCING (NO. 5) PLC

                                 Blackwell House
                                 Guildhall Yard
                                 London EC2V 5AE

                                    SERVICER
                                   HALIFAX PLC
                                  Trinity Road
                                     Halifax
                                 West Yorkshire
                                     HX1 2RG

 AGENT BANK, PRINCIPAL PAYING AGENT,
     REGISTRAR AND TRANSFER AGENT                     US PAYING AGENT
            CITIBANK, N.A.                            CITIBANK, N.A.
          5 Carmelite Street                        14th Floor, Zone 3
            London EC4Y 0PA                           111 Wall Street
                                                 New York, New York 10043

                                  NOTE TRUSTEE
                              The Bank of New York
                                One Canada Square
                                 London E14 5AL

                                SECURITY TRUSTEE
                              The Bank of New York
                                One Canada Square
                                 London E14 5AL

           LEGAL ADVISERS TO                 LEGAL ADVISERS TO THE ISSUER AND
           THE UNDERWRITERS                            THE SERVICER

     as to English law and US law              as to English law and US law
      SIDLEY AUSTIN BROWN & Wood                     ALLEN & OVERY LLP
Woolgate Exchange 25 Basinghall Street                One New Change
            London EC2V 5HA                           London EC4M 9QQ

            as to Scots law                           as to Scots law
            TODS MURRAY WS                         SHEPHERD + WEDDERBURN
            66 Queen Street                            Saltire Court
           Edinburgh EH2 4NE                         20 Castle Terrace
                                                     Edinburgh EH1 2ET

         LEGAL ADVISERS TO THE              LEGAL ADVISERS TO THE NOTE TRUSTEE
           MORTGAGES TRUSTEE                     AND THE SECURITY TRUSTEE

           as to Jersey law                    as to English law and US law
        MOURANT DU FEU & Jeune                        CLIFFORD CHANCE
          22 Grenville Street                      10 Upper Bank Street
      St. Helier, Jersey JE4 8PX                      London E14 5JJ

                               AUTHORISED ADVISER

                                        *

     THROUGH AND INCLUDING *, 2004 ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                         PERMANENT FINANCING (NO. 5) PLC


  USD[750,000,000] SERIES 1 CLASS A FLOATING RATE ISSUER NOTES DUE [JUNE 2005]

    USD[32,250,000] SERIES 1 CLASS B FLOATING RATE ISSUER NOTES DUE JUNE 2042

      USD[27,000,000] SERIES 1 CLASS C FLOATING RATE ISSUER NOTES DUE JUNE 2042USD[1,000,000,000] SERIES 2 CLASS A FLOATING RATE ISSUER NOTES DUE
                                [SEPTEMBER 2027]

    USD[44,000,000] SERIES 2 CLASS B FLOATING RATE ISSUER NOTES DUE JUNE 2042

        USD[0] SERIES 2 CLASS M FLOATING RATE ISSUER NOTES DUE JUNE 2042

    USD[36,000,000] SERIES 2 CLASS C FLOATING RATE ISSUER NOTES DUE JUNE 2042

        USD[750,000,000] SERIES 3 CLASS A FLOATING RATE ISSUER NOTES DUE
                                [SEPTEMBER 2034]

    USD[32,500,000] SERIES 3 CLASS B FLOATING RATE ISSUER NOTES DUE JUNE 2042

        USD[0] SERIES 3 CLASS M FLOATING RATE ISSUER NOTES DUE JUNE 2042

    USD[27,000,000] SERIES 3 CLASS C FLOATING RATE ISSUER NOTES DUE JUNE 2042

                       -----------------------------------

                             PRELIMINARY PROSPECTUS

                       -----------------------------------

                                    ARRANGER
                           HBOS Treasury Services PLC

     JOINT LEAD UNDERWRITERS FOR THE SERIES 1, SERIES 2 AND SERIES 3 CLASS A
                                  ISSUER NOTES

*                                       *                                      *

    JOINT LEAD UNDERWRITERS FOR THE SERIES 1, SERIES 2 AND SERIES 3 CLASS B,
                        CLASS M AND CLASS C ISSUER NOTES

*                                                                              *

   CO-UNDERWRITER FOR THE SERIES 1, SERIES 2 AND SERIES 3 CLASS A ISSUER NOTES

                                        *

PRELIMINARY PROSPECTUS DATED [* JUNE], 2004

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Following are the estimated expenses* (expressed in US dollars based on an exchange rate of US$1.00=GB[sterling]), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being registered under this registration statement:

Securities and Exchange Commission registration fee............    $[341,963.30]
Fees and expenses of qualification under state securities laws               $**
(including legal fees).........................................
Printing and engraving expenses................................              $**
Legal fees and expenses........................................              $**
Accounting fees and expenses...................................              $**
Trustee's fees and expenses....................................              $**
Rating agency fees.............................................              $**
Miscellaneous..................................................              $**
Total..........................................................              $**
                                                                    ============

----------

*    All amounts except the SEC registration fee are estimates.
**   To be provided by amendment.

ITEM 32.SALES TO SPECIAL PARTIES

    Not applicable.

ITEM 33.RECENT SALES OF UNREGISTERED SECURITIES

    Not applicable.

ITEM 34.INDEMNIFICATION OF DIRECTORS AND OFFICERS

PERMANENT FINANCING (NO. 5) PLC  (THE "ISSUER")

     Subject to the provisions of the Companies Act 1985, the laws which govern the organization of the issuer provide for every director or other officer or auditor of the issuer to be indemnified out of the assets of the issuer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

PERMANENT FUNDING (NO. 1) LIMITED ("FUNDING 1")

     Subject to the provisions of the Companies Act 1985, the laws which govern the organization of Funding 1 provide for every director or other officer or auditor of Funding 1 to be indemnified out of the assets of Funding 1 against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding 1.

PERMANENT MORTGAGES TRUSTEE LIMITED (THE "MORTGAGES TRUSTEE")

     Subject to the provisions of the Companies (Jersey) Law 1991, the laws which govern the organization of the mortgages trustee provide for every director or other officer or auditor of the mortgages trustee to be indemnified out of the assets of the mortgages trustee against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the mortgages trustee.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

    Not applicable.


ITEM 36.FINANCIAL STATEMENTS AND EXHIBITS
(A)  FINANCIAL STATEMENTS:

     Financial statements for each of Permanent Financing (No. 5) PLC and Permanent Funding (No. 1) Limited are filed as part of this registration statement. There are no additional schedules to the financial statements.


(B) EXHIBITS:


EXHIBIT NO.  DESCRIPTION OF EXHIBIT                                  SEQUENTIAL
                                                                    PAGE NUMBER
----------   ---------------------------------------------------  -------------
1.1          Form of Underwriting Agreement(4)
3.1.1        Memorandum and Articles of Association of Permanent
             Financing (No. 5) PLC(4)
3.1.2        Memorandum and Articles of Association of Permanent
             Funding (No. 1) Limited(1)
3.1.3        Memorandum and Articles of Association of Permanent
             Mortgages Trustee Limited(1)
4.1          Form of Amended and Restated Intercompany Loan
             Terms and Conditions(2) and Form of Loan
             Confirmation(4)
4.2          Form of Amended and Restated Mortgages Trust
             Deed(4)
4.3          Form of Amended and Restated Mortgage Sale
             Agreement(4)
4.4          Form of Deed of Charge of Permanent Financing (No.
             5) PLC(4)
4.5          Fourth Deed of Accession to the Amended and
             Restated Deed of Charge of Permanent Funding (No.
             1) Limited(4)
4.6          Form of Issuer Trust Deed(4)
4.7          Form of Issuer Paying Agent and Agent Bank
             Agreement(4)
4.8          Form of Amended and Restated Cash Management
             Agreement(3)
4.9          Form of Issuer Cash Management Agreement(4)
4.10         Form of Amended and Restated Servicing Agreement(4)
4.11         Form of Post-Enforcement Call Option Agreement(4)
4.12         Form of Issuer Bank Account Agreement(4)
5.1          Opinion of Allen & Overy as to validity(4)
8.1          Opinion of Allen & Overy as to US tax matters(4)
8.2          Opinion of Allen & Overy as to UK tax matters(4)
8.3          Opinion of Mourant du Feu & Jeune as to Jersey tax
             Matters(4)
10.1         Form of Amended and Restated Funding 1 Liquidity
             Facility Agreement(3)
10.2.1       Form of series 1 Class A Dollar Currency Swap
             Agreement(4)
10.2.2       Form of series 1 Class B Dollar Currency Swap
             Agreement(4)
10.2.3       Form of series 1 Class C Dollar Currency Swap
             Agreement(4)
10.2.4       Form of series 2 Class A Dollar Currency Swap
             Agreement(4)
10.2.5       Form of series 2 Class B Dollar Currency Swap
             Agreement(4)
10.2.6       Form of series 2 Class M Dollar Currency Swap
             Agreement(4)
10.2.7       Form of series 2 Class C Dollar Currency Swap
             Agreement(4)
10.2.8       Form of series 3 Class A Dollar Currency Swap
             Agreement(4)
10.2.9       Form of series 3 Class B Dollar Currency Swap
             Agreement(4)
10.2.10      Form of series 3 Class M Dollar Currency Swap
             Agreement(4)
10.2.11      Form of series 3 Class C Dollar Currency Swap
             Agreement(4)
10.3         Form of Amended and Restated Funding 1 Swap
             Agreement(4)
10.4         Form of Fifth Start-up Loan Agreement(4)
10.5.1       Form of Amended and Restated Master Definitions and
             Construction Schedule(4)
----------


10.5.2       Form of Issuer Master Definitions and Construction
             Schedule(4)
10.6.1       Form of Issuer Corporate Services Agreement(4)
10.6.2       Form of Mortgages Trustee Corporate Services
             Agreement(1)
10.6.3       Form of Funding 1 Corporate Services Agreement(1)
23.1         Consent of Allen & Overy (included in Exhibits 5.1,
             8.1 and 8.2)(4)
23.2         Consent of Mourant du Feu & Jeune (included in
             Exhibit 8.3) (4)
23.3         Consent of auditors(4)

24.1         Power of Attorney (5)

25.1         Statement of Eligibility of Trustee (Form T-1)(4)

(1) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 1) PLC (File No. 333-88874) which became effective on June 11, 2002.

(2) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 3) PLC (File No. 333-109144) which became effective on November 12, 2003.

(3) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 4) PLC (File No. 333-111850) which became effective on March 1, 2004.

(4)  To be filed by amendment.

(5)  Previously filed.

ITEM 37.UNDERTAKINGS

     A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defence of any action, suit or proceeding) is asserted against any of the registrants by such director, officer or controlling person in connection with the securities being registered, the relevant registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B.   Each of the undersigned registrants hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on June 1, 2004.


PERMANENT FINANCING (NO. 5) PLC


By:/s/ David Balai
__________________________

Name:   SFM Directors Limited by
        its authorized person
        Jonathan Keighley for and
        on its behalf*

Title:  Director


PERMANENT FUNDING (NO. 1) LIMITED

By:/s/ David Balai
__________________________

Name:   SFM Directors Limited by
        its authorized person
        Jonathan Keighley for
        and on its behalf*

Title:  Director


PERMANENT MORTGAGES TRUSTEE LIMITED

By:/s/ David Balai
__________________________

Name:   David Balai

Title:  Director

*By:    David Balai
        Attorney-in-fact

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated below.

PERMANENT FINANCING (NO. 5) PLC

SIGNATURE                                              TITLE             DATE
----------------------------------------------------   ----------------  ------

By:/s/ David Balai
__________________________

Name:   SFM Directors Limited by its authorized        Director         06/01/04
        person James G S Macdonald for and on
        its behalf*

By:/s/ David Balai
__________________________

Name:  SFM Directors No. 2 Limited by its              Director         06/01/04
       authorized person Jonathan Keighley for
       and on its behalf*

By:/s/ David Balai
__________________________

Name:  David Balai                                     Director         06/01/04

PERMANENT FUNDING (NO. 1) LIMITED

SIGNATURE                                              TITLE             DATE
----------------------------------------------------   ----------------  ------

By:/s/ David Balai
__________________________

Name:  SFM Directors Limited by its authorized         Director         06/01/04
       person James G S Macdonald for and on
       its behalf*

By:/s/ David Balai
__________________________

Name:  SFM Directors No. 2 Limited by its              Director         06/01/04
       authorized person Jonathan Keighley
       for and on its behalf*

By:/s/ David Balai
__________________________

Name:  David Balai                                     Director         06/01/04


*By:   David Balai
       Attorney-in-fact

PERMANENT MORTGAGES TRUSTEE LIMITED

SIGNATURE                                              TITLE             DATE
----------------------------------------------------   ----------------  ------


By:/s/ David Balai
__________________________

Name:  Michael George Best*                            Director         06/01/04

By:/s/ David Balai
__________________________

Name:  Peter John Richardson*                          Director         06/01/04

By:/s/ David Balai
__________________________

Name:  David Balai                                     Director         06/01/04


*By:   David Balai
       Attorney-in-fact

                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                        PERMANENT FINANCING (NO. 5) PLC

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Financing (No.
5) PLC, has signed this registration statement or amendment thereto in New York, New York on June 1, 2004.


By:/s/ Jill Kranz
__________________________

Name: Jill Kranz
      -------------------------
Office: CT Corporation System
      -------------------------








                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                       PERMANENT FUNDING (NO. 1) LIMITED

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Funding (No.
1) Limited, has signed this registration statement or amendment thereto in New York, New York on June 1, 2004.


By:/s/ Jill Kranz
__________________________

Name: Jill Kranz
      -------------------------
Office: CT Corporation System
      -------------------------







                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                      PERMANENT MORTGAGES TRUSTEE LIMITED

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Mortgages Trustee Limited, has signed this registration statement or amendment thereto in New York, New York on June 1, 2004.


By:/s/ Jill Kranz
__________________________

Name: Jill Kranz
      -------------------------
Office: CT Corporation System
      -------------------------